Confidential Treatment Requested as to certain information contained in this Exhibit and filed separately with the Securities and Exchange Commission.

Exhibit 10.2

FIFTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

BANK OF AMERICA, N.A.

AS ADMINISTRATIVE AGENT AND

COLLATERAL AGENT

LENDERS

NAMED HEREIN

WELLS FARGO FOOTHILL, LLC.

AS SYNDICATION AGENT

NATIONAL CITY BUSINESS CREDIT, INC.

AS DOCUMENTATION AGENT

CASUAL MALE RETAIL GROUP, INC.

THE BORROWERS’ REPRESENTATIVE

FOR:

CASUAL MALE RETAIL GROUP, INC.

DESIGNS APPAREL, INC.

December 28, 2006

ARTICLE 1 - DEFINITIONS:	2

ARTICLE 2 - COMMITMENTS AND CREDIT EXTENSIONS:	33

2.1. Establishment of Credit facilities	33
2.2. Advances in Excess of Borrowing Base (OverLoans)	34
2.3. Initial Reserves. Changes to Reserves	34
2.4. Risks of Value of Collateral	34
2.5. Commitment to Make Revolving Credit Loans and Support Letters of Credit	34
2.6. Commitment to Make Last Out Revolving Loans	35
2.7. Loan Requests	35
2.8. Making of Loans	35
2.9. SwingLine Loans	37
2.10. The Loan Account	38
2.11. The Revolving Credit Notes	39
2.12. The Last Out Revolving Notes	39
2.13. Payment of The Loan Account	39
2.14. Interest on Loans	41
2.15. Arrangement Fee	42
2.16. Fee	42
2.17. Administrative Agent’s Fee	42
2.18. Unused Line Fee	42
2.19. Agents’ and Lenders’ Discretion	43
2.20. Procedures For Issuance of L/C’s	44
2.21. Fees For L/C’s	45
2.22. Concerning L/Cs	47
2.23. Changed Circumstances	48
2.24. Designation of Borrowers’ Representative as Borrowers’ Agent	49
2.25. Lenders’ Commitments	49
2.26. References to Original Agreement	50

ARTICLE 3 - CONDITIONS PRECEDENT:	51

3.1. Due Diligence	51
3.2. Opinion	51
3.3. Additional Documents	51
3.4. Officers’ Certificates	51
3.5. Representations and Warranties	51
3.6. All Fees and Expenses Paid	51
3.7. Collateral, Etc	52
3.8. No Default	52
3.9. Financial Statements; Legal Due Diligence; No Adverse Change	52
3.10. No Litigation	52
3.11. Benefit of Conditions Precedent	52

ARTICLE 4 - GENERAL REPRESENTATIONS, COVENANTS AND WARRANTIES:	53

4.1. Payment and Performance of Liabilities	53

(ii)

4.2. Due Organization. Authorization. No Conflicts	53
4.3. Trade Names	54
4.4. Infrastructure	54
4.5. Locations	55
4.6. Stores	56
4.7. Title to Assets	56
4.8. Indebtedness	57
4.9. Insurance	57
4.10. Licenses	58
4.11. Leases	58
4.12. Requirements of Law	58
4.13. Labor Relations	59
4.14. Maintain Properties	60
4.15. Taxes	61
4.16. No Margin Stock	61
4.17. ERISA	61
4.18. Hazardous Materials	62
4.19. Litigation	62
4.20. Dividends. Investments. Entity Action	63
4.21. Permitted Acquisitions	63
4.22. Loans	64
4.23. Restrictions on Sale of Collateral; License Agreements	64
4.24. Protection of Assets	65
4.25. Line of Business	65
4.26. Affiliate Transactions	66
4.27. Further Assurances	66
4.28. Adequacy of Disclosure	67
4.29. No Restrictions on Liabilities	67
4.30. Other Covenants	67
4.31. Inventory Purchasing	67

ARTICLE 5 - FINANCIAL REPORTING AND PERFORMANCE COVENANTS:	67

5.1. Maintain Records	67
5.2. Access to Records	68
5.3. Prompt Notice to Administrative Agent	69
5.4. Borrowing Base Certificate	70
5.5. Monthly Reports	70
5.6. Quarterly Reports	71
5.7. Annual Reports	71
5.8. Officers’ Certificates	72
5.9. Inventories, Appraisals, and Audits	73
5.10. Additional Financial Information	73

ARTICLE 6 - Use of Collateral:	74

6.1. Use of Inventory Collateral	74
6.2. Inventory Quality	74
6.3. Adjustments and Allowances	75

(iii)

ARTICLE 7 - Cash Management. Payment of Liabilities:	75

7.1. Depository Accounts	75
7.2. Credit Card Receipts	76
7.3. The Concentration, Blocked, and Operating Accounts	76
7.4. Proceeds and Collections	76
7.5. Payment of Liabilities	77
7.6. The Operating Account	78

ARTICLE 8 - GRANT OF SECURITY INTEREST:	78

8.1. Grant of Security Interest	78
8.2. Extent and Duration of Security Interest; Notice	80

ARTICLE 9 - Collateral Agent As Attorney-In-Fact:	80

9.1. Appointment as Attorney-In-Fact	80
9.2. No Obligation to Act	81

ARTICLE 10 - Events of Default:	81

10.1. Failure to Pay the Credit Facilities	82
10.2. Failure To Make Other Payments	82
10.3. Failure to Perform Covenant or Liability (No Grace Period)	82
10.4. Financial Reporting Requirements	82
10.5. Failure to Perform Covenant or Liability (Grace Period)	82
10.6. Misrepresentation	83
10.7. Acceleration of Other Debt; Breach of Lease	83
10.8. Default Under Other Agreements	83
10.9. Uninsured Casualty Loss	83
10.10. Attachment; Judgment; Restraint of Business	83
10.11. Indictment - Forfeiture	83
10.12. Challenge to Loan Documents	84
10.13. Change in Control	84
10.14. Business Failure	84
10.15. Bankruptcy	84
10.16. Termination of Business	85
10.17. Payment of Other Indebtedness	85
10.18. Default by Guarantor; Termination of Guaranty	85
10.19. Material Adverse Change	85

ARTICLE 11 - RIGHTS AND REMEDIES UPON DEFAULT:	85

11.1. Acceleration	85
11.2. Rights of Enforcement	85
11.3. Sale of Collateral	86
11.4. Occupation of Business Location	87
11.5. Grant of Nonexclusive License	87
11.6. Assembly of Collateral	87
11.7. Rights and Remedies	87

(iv)

ARTICLE 12 - Loan Fundings and Distributions:	88

12.1. Funding Procedures	88
12.2. SwingLine Loans	88
12.3. Administrative Agent’s Covering of Fundings:	89
12.4. Ordinary Course Distributions: Credit Facilities	91

ARTICLE 13 - Acceleration and Liquidation:	92

13.1. Acceleration Notices	92
13.2. Acceleration	93
13.3. Initiation of Liquidation	93
13.4. Actions At and Following Initiation of Liquidation	93
13.5. Collateral Agent’s Conduct of Liquidation	93
13.6. Distribution of Liquidation Proceeds	94
13.7. Relative Priorities To Proceeds of Liquidation	94

ARTICLE 14 - THE AGENTS:	95

14.1. Appointment of The Agents	95
14.2. Responsibilities of Agents	96
14.3. Concerning Distributions By the Agents	97
14.4. Dispute Resolution	98
14.5. Distributions of Notices and of Documents	98
14.6. Confidential Information	98
14.7. Reliance by Agents	99
14.8. Non-Reliance on Agents and Other Lenders	99
14.9. Indemnification	100
14.10. Resignation of Agent	100

ARTICLE 15 - Action By Agents - Consents - Amendments - Waivers:	101

15.1. Administration of Credit Facilities	101
15.2. Actions Requiring or On Direction of Majority Lenders	102
15.3. Actions Requiring or On Direction of SuperMajority Revolving Credit Lenders	102
15.4. actions requiring or on direction of supermajority lenders	102
15.5. Action Requiring Certain Consent	103
15.6. Actions Requiring or Directed By Unanimous Consent	103
15.7. Actions Requiring SwingLine Lender Consent	105
15.8. Actions Requiring Agents’ Consent	105
15.9. Miscellaneous Actions	105
15.10. Actions Requiring Borrowers’ Representative’s Consent	105
15.11. NonConsenting Lender	106

ARTICLE 16 - Assignments By Lenders:	107

16.1. Assignments and Assumptions	107
16.2. Assignment Procedures	108
16.3. Effect of Assignment	108

(v)

ARTICLE 17 - Notices:	109

17.1. Notice Addresses	109
17.2. Notice Given	110
17.3. Wire Instructions	110

ARTICLE 18 - Term:	111

18.1. Termination of Credit Facilities	111
18.2. Actions On Termination	111

ARTICLE 19 - General:	111

19.1. Protection of Collateral	111
19.2. Publicity	112
19.3. Successors and Assigns	112
19.4. Severability	112
19.5. Amendments. Course of Dealing	112
19.6. Power of Attorney	112
19.7. Application of Proceeds	113
19.8. Increased Costs	113
19.9. Costs and Expenses Of Agents and Lenders	114
19.10. Copies and Facsimiles	114
19.11. Massachusetts Law	114
19.12. Indemnification	114
19.13. Rules of Construction	115
19.14. Intent	116
19.15. Participations	117
19.16. Right of Set-Off	117
19.17. Pledges To Federal Reserve Banks	117
19.18. Maximum Interest Rate	117
19.19. Waivers	118

(vi)

EXHIBITS

1.0(a)	:	Casual Male Companies
1.0(b)	:	Guarantors
1.1	:	Permitted Encumbrances
2.9	:	SwingLine Note
2.11	:	Revolving Credit Note
2.12	:	Last Out Revolving Note
2.25	:	Lenders’ Commitments
3.9(b)	:	Existing Defaults under Material Contracts
4.2	:	Loan Parties’ Information
4.3	:	Trade Names
4.4(b)	:	Exceptions to Property Rights
4.5	:	Locations, Leases, and Landlords
4.7(b)	:	Consigned Inventory
4.7(c)(ii)	:	Equipment Usage Agreement
4.9	:	Insurance Policies
4.11	:	Capital Leases
4.13(a)	:	Labor Relations
4.19	:	Litigation
4.28(b)	:	Contingent Obligations
5.4	:	Borrowing Base Certificate
7.1	:	DDA’s
7.2	:	Credit Card Arrangements
16.1	:	Assignment / Assumption

(vii)

FIFTH AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

Bank of America, N.A.

Administrative and Collateral Agent

December 28, 2006

THIS FIFTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (the “Agreement”) is made amongst

Bank of America, N.A. (in such capacity, the “Administrative Agent”), a national banking association with an office at 40 Broad Street, Boston, Massachusetts 02109, as Administrative Agent for the benefit of (i) the Collateral Agent, (ii) the “Lenders” who are, at present, those financial institutions identified on the signature pages of this Agreement and any Person who becomes a “Lender” in accordance with the provisions of this Agreement, and (iii) other Secured Parties.

and

Bank of America, N.A. (in such capacity, the “Collateral Agent”), a national banking association with an office at 40 Broad Street, Boston, Massachusetts 02109, as Collateral Agent for the benefit of (i) the Administrative Agent, (ii) the Lenders, and (iii) other Secured Parties.

and

The Revolving Credit Lenders;

and

The Last Out Revolving Lenders

and

Casual Male Retail Group, Inc. ( in such capacity, the “Borrowers’ Representative”), a Delaware corporation with its principal executive offices at 555 Turnpike Street, Canton, Massachusetts 02021, as agent for Casual Male Retail Group, Inc., and Designs Apparel, Inc. (individually, a “Borrower” and collectively, the “Borrowers”).

WHEREAS, on October 29, 2004, the Borrowers, Fleet Retail Group, Inc. as Administrative Agent and Collateral Agent, Revolving Credit Lenders, and Bank of America, N.A. as Tranche B Lender entered into a Fourth Amended and Restated Loan and Security Agreement (as amended and in effect, the “Original Agreement”), pursuant to which, among other things, the Revolving Credit Lenders agreed to make Revolving Loans to the Borrowers and Bank of America, N.A. agreed to make a Tranche B Loan to the Borrowers;

WHEREAS, the Tranche B Loan to Bank of America, N.A. has been paid in full;

WHEREAS, the Borrowers have requested that the Agent and Revolving Credit Lenders amend the Original Agreement in certain respects in order to, among other thing, add a new Last Out Revolving Loan, and otherwise amend the Original Agreement;

WHEREAS, the Agent and Revolving Credit Lenders are willing to amend the Original Agreement on the terms set forth herein; and

WHEREAS, the parties hereto desire to amend and restate the Original Agreement in its entirety.

NOW THEREFORE, the Agent, Lenders, and Borrowers hereby agree that the Original Agreement shall be amended and restated in its entirety as follows:

WITNESSETH:

ARTICLE 1 - DEFINITIONS:

As used herein, the following terms have the following meanings or are defined in the section of this Agreement so indicated:

“Acceleration”: The making of demand or declaration that any indebtedness, not otherwise due and payable, is due and payable. Derivations of the word “Acceleration” (such as “Accelerate”) are used with like meaning in this Agreement.

“Acceleration Notice”: Written notice as follows:

(a) From the Administrative Agent to the Collateral Agent and the Lenders, as provided in Section 13.1(a).

(b) From the SuperMajority Lenders to the Administrative Agent, as provided in Section 13.1(b).

“Account Debtor”: Has the meaning given that term in the UCC.

“Accounts” and “Accounts Receivable” include, without limitation, “accounts” as defined in the UCC, and also all: accounts, accounts receivable, receivables, and rights to payment (whether or not earned by performance) for: property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of; services rendered or to be rendered; a policy of insurance issued or to be issued; a secondary obligation incurred or to be incurred; energy provided or to be provided; for the use or hire of a vessel; arising out of the use of a credit or charge card or information contained on or used with that card; winnings in a lottery or other game of chance; and also all Inventory which gave rise thereto, and all rights associated with such Inventory, including the right of stoppage in transit; all reclaimed, returned, rejected or repossessed Inventory (if any) the sale of which gave rise to any Account.

“ACH”: Automated clearing house.

“Acquisition”: The purchase or other acquisition, by a Loan Party (no matter how structured in one transaction or in a series of transactions), of: (a) equity interests in any other Person which would constitute or which results in a Change in Control of such other Person (as if such Person were Casual Male, as used in the definition of “Change of Control”), or (b) such of the assets of any Person as would permit a Loan Party to operate one or more retail locations of such Person or to conduct other business operations with such assets (provided, however, none of the following shall constitute an “Acquisition”: purchases of inventory in the ordinary course of a Loan Party’s business; purchases, leases or other acquisitions of Equipment in the ordinary course of a Loan Party’s business; and Capital Expenditures permitted hereunder).

“Administrative Agent”: Defined in the Preamble.

“Administrative Agent’s Cover”: Defined in Section 12.3(c)(i).

“Administrative Agent’s Fee”: Defined in Section 2.17.

“Affiliate”: The following:

(a) With respect to any two Persons, a relationship in which (i) one holds, directly or indirectly, not less than twenty five percent (25%) of the capital stock, beneficial interests, partnership interests, or other equity interests of the other; or (ii) one has, directly or indirectly, the right, under ordinary circumstances, to vote for the election of a majority of the directors (or other body or Person who has those powers customarily vested in a board of directors of a corporation); or (iii) not less than twenty five percent (25%) of their respective ownership is directly or indirectly held by the same third Person.

(b) Any Person which: is a parent, brother-sister or Subsidiary of a Loan Party; could have such enterprise’s tax returns or financial statements consolidated with that Loan Party’s; could be a member of the same controlled group of corporations (within the meaning of Section 1563(a)(1), (2) and (3) of the Internal Revenue Code of 1986, as amended from time to time) of which any Loan Party is a member; or controls or is controlled by any Loan Party.

“Agent”: When not preceded by “Administrative” or “Collateral”, the term “Agent” refers collectively and individually to the Administrative Agent and the Collateral Agent.

“Agents’ Rights and Remedies”: Defined in Section 11.7.

“Aggregate Availability” means the aggregate of Availability and Last Out Availability.

“Aggregate Excess Availability” means the aggregate of Excess Availability and Last Out Availability.

“Applicable Inventory Advance Rate”: means 90%.

“Applicable Law”: As to any Person: (i) All statutes, rules, regulations, orders, or other requirements having the force of law and (ii) all court orders and injunctions, arbitrator’s decisions, and/or similar rulings, in each instance ((i) and (ii)) of or by any federal, state, municipal, and other governmental authority, or court, tribunal, panel, or other body which has or claims jurisdiction over such Person, or any property of such Person, or of any other Person for whose conduct such Person would be responsible.

“Applicable Margin”: The following percentages for Base Margin Loans and Libor Loans based upon the following criteria:

LEVEL	AVERAGE EXCESS AVAILABILITY		REVOLVING CREDIT LOANS		LAST OUT REVOLVING LOANS
	Less Than	Equal to Or Greater Than	LIBOR MARGIN	BASE MARGIN	LIBOR MARGIN	BASE MARGIN
I		$50,000,000	1.00%	0%	2.75%	0.00%
II	$50,000,000	$25,000,000	1.25%	0%	2.75%	0.00%
III	$25,000,000		1.50%	0%	2.75%	0.00%

The Applicable Margin shall be set on the Closing Date based upon the Average Excess Availability for the three (3) months immediately preceding the Closing Date. Thereafter, the Applicable Margin shall be adjusted quarterly on the first day of each calendar quarter based upon the Average Excess Availability during the prior quarter. Upon the occurrence of an Event of Default and for so long as such Event of Default continues in existence, the Applicable Margin may, at the option of the Administrative Agent, be immediately increased to the percentages set forth in Level III (even if the Average Excess Availability requirements for another Level have been met) and interest shall be determined in the manner set forth in Section 2.14(f).

“Appraised Inventory Liquidation Value”: The product of (a) the Cost of Eligible Inventory (net of Inventory Reserves) of the Casual Male Companies and RBT, multiplied by (b) that percentage, determined from the then most recent appraisal of the Loan Parties’ Inventory undertaken at the request of the Administrative Agent, to reflect the appraiser’s estimate of the net recovery on the Loan Parties’ Inventory in the event of an in-store liquidation of that Inventory.

“Arrangement Fee”: shall have the meaning set forth in the Fee Letter.

“Assignee Lender”: Defined in Section 16.1.

“Assigning Lender”: Defined in Section 16.1.

“Assignment and Acceptance”: Defined in Section 16.2.

“Availability”: The lesser of (a) or (b) where:

(a) is the result of

(i) The Revolving Credit Commitments

Minus

(ii) The aggregate outstanding Revolving Credit Loans and SwingLine Loans

Minus

(iii) The aggregate undrawn Stated Amount of all then outstanding L/Cs (less the amount of any cash collateral held by any Agent or Lender in respect of such L/Cs).

Minus

(iv) The aggregate of the Availability Reserves.

(b) is the result of

(i) The Borrowing Base

Minus

(ii) The aggregate outstanding Revolving Credit Loans and SwingLine Loans

Minus

(iii) The aggregate undrawn Stated Amount of all then outstanding L/Cs (less the amount of any cash collateral held by any Agent or Lender in respect of such L/Cs).

Minus

(iv) The aggregate of the Availability Reserves.

“Availability Block” means ten percent (10%) of the lesser of (a) the Last Out Borrowing Base; or (b) the Total Commitments.

“Availability Reserves”: Such reserves as the Administrative Agent from time to time determines in the Administrative Agent’s reasonable discretion as being appropriate to reflect the impediments to the Collateral Agent’s ability to realize upon the Collateral. Without limiting the generality of the foregoing, Availability Reserves may include (but are not limited to) reserves based on the following:

(i)	Rent (but only if a landlord’s waiver, acceptable to the Administrative Agent, has not been received by the Administrative Agent).

(ii)	Customer Credit Liabilities.

(iii)	Taxes and other governmental charges, including, ad valorem, personal property, and other taxes which might have priority over the Collateral Interests of the Collateral Agent in the Collateral.

(iv)	L/C Landing Costs.

(v)	the Availability Block.

“Average Excess Availability”: means the average daily Aggregate Excess Availability for the immediately preceding quarter.

“Bank of America”: means Bank of America, N.A., a national banking association and its Subsidiaries, Affiliates, branches, and their respective successors with offices at 40 Broad Street, Boston, Massachusetts 02109.

“Bankruptcy Code”: Title 11, U.S.C., as amended from time to time.

“BAS”: Is defined in Section 2.15.

“Base”: means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate.” The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Margin”: As determined from the definition of Applicable Margin.

“Base Margin Loan”: Each Loan while bearing interest at the Base Margin Rate.

“Base Margin Rate”: The aggregate of Base plus the then Base Margin.

“Blocked Account”: Any deposit account, including, without limitation, any DDA, over which one or more of the Agents exercise control pursuant to a Blocked Account Agreement.

“Blocked Account Agreement”: An agreement, in form satisfactory to the Administrative Agent, which recognizes the Collateral Agent’s Collateral Interest in the contents of the deposit account which is the subject of such agreement and provides that such contents shall be transferred only to the Concentration Account or as otherwise instructed by the Collateral Agent.

“Borrower” and “Borrowers”: Defined in the Preamble.

“Borrowers’ Representative”: Defined in the Preamble.

“Borrowing Base”: The aggregate of the following:

(a) The Applicable Inventory Advance Rate multiplied by the Appraised Inventory Liquidation Value.

Plus

(b) The face amount of Eligible Credit Card Receivables multiplied by the Credit Card Advance Rate.

“Borrowing Base Certificate”: Is defined in Section 5.4.

“Business Day”: Any day other than (a) a Saturday or Sunday; (b) any day on which banks in Boston, Massachusetts generally are not open to the general public for the purpose of conducting commercial banking business; or (c) a day on which the principal office of the Administrative Agent is not open to the general public to conduct business.

“Business Plan”: The Loan Parties’ business plan dated December 6, 2006, as updated from time to time by the Borrowers’ Representative pursuant to this Agreement.

“Canton Lease”: The lease and related documents entered into by and among Casual Male and Spirit SPE Canton, LLC dated as of February, 2006.

“Capital Expenditures”: The expenditure of funds or the incurrence of liabilities which may be capitalized in accordance with GAAP.

“Capital Lease”: Any lease which may be capitalized in accordance with GAAP.

“Casual Male”: Casual Male Retail Group, Inc.

“Casual Male Companies”: The Persons listed on EXHIBIT 1.0(a) annexed hereto.

“Change in Control”: The occurrence of any of the following:

(a) The acquisition, by any group of persons (within the meaning of the Securities Exchange Act of 1934, as amended) or by any Person, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission) of 35% or more of the issued and outstanding capital stock of Casual Male having the right, under ordinary circumstances, to vote for the election of directors of Casual Male.

(b) At any time, (a) occupation of a majority of the seats (other than vacant seats) on the board of directors of Casual Male by Persons who were neither (i) nominated by the board of directors of Casual Male nor (ii) appointed by directors so nominated.

(c) The persons who are directors of Casual Male as of the Closing Date cease, for any reason other than death, disability, or resignation in the ordinary course (and not in connection with a proxy contest or similar occurrence), to constitute a majority of the board of directors of Casual Male.

(d) The failure by Casual Male (i) to own directly 100% of the issued and outstanding capital stock of Designs Apparel, Inc. and RBT or (ii) to own, directly or indirectly, 100% of the issued and outstanding capital stock or membership interests of all other Loan Parties.

“Chattel Paper”: Has the meaning given that term in the UCC.

“Closing Date”: December 28, 2006.

“Collateral”: Defined in Section 8.1.

“Collateral Agent”: Defined in the Preamble.

“Collateral Interest”: Any interest in property to secure an obligation, including, without limitation, a security interest, mortgage, and deed of trust.

“Commitment Fee”: Defined in Section 2.16.

“Concentration Account”: Defined in Section 7.3.

“Consent”: Actual consent given by the Lender from whom such consent is sought; or the passage of seven (7) Business Days from receipt of written notice to a Lender from an Agent of a proposed course of action to be followed by an Agent without such Lender’s giving that Agent written notice of that Lender’s objection to such course of action, provided that all Agents may rely on such passage of time as consent by a Lender only if such written notice states that consent will be deemed effective if no objection is received within such time period.

“Consolidated”: When used to modify a financial term, test, statement, or report, refers to the application or preparation of such term, test, statement or report (as applicable) based upon the consolidation, in accordance with GAAP, of the financial condition or operating results of the Loan Parties.

“Convertible Notes”: The 5% Convertible Senior Subordinated Notes due January 1, 2024 issued pursuant to the Indenture in the aggregate principal amount of up to $94,749,000.

“Cost”: The lower of

(a) the calculated cost of purchases, as determined from invoices received by Design Apparel, Inc., its purchase journal or stock ledger, based upon its accounting practices, known to the Administrative Agent, which practices are in effect on the date on which this Agreement was executed; or

(b) the lowest ticketed or promoted price at which the subject inventory is offered to the public by any Loan Party, after all mark-downs (whether or not such price is then reflected on a Loan Party’s accounting system).

“Cost” does not include inventory capitalization costs or other non-purchase price charges used in a Loan Party’s calculation of cost of goods sold (other than freight, which may be capitalized consistent with GAAP and such Loan Party’s prior practices).

“Costs of Collection”: Includes, without limitation, all reasonable attorneys’ fees and reasonable out-of-pocket expenses incurred by any Agent’s attorneys, and all reasonable out-of-pocket costs incurred by any Agent in the administration of the Liabilities and/or the Loan Documents, including, without limitation, reasonable costs and expenses associated with travel on behalf of any Agent, where such costs and expenses are directly or indirectly related to or in respect of any Agent’s: administration and management of the Liabilities; negotiation, documentation, and amendment of any Loan Document; or efforts to preserve, protect, collect, or enforce the Collateral, the Liabilities, and/or the Agents’ Rights and Remedies and/or any of the rights and remedies of any Agent against or in respect of any guarantor or other person liable in respect of the Liabilities (whether or not suit is instituted in connection with such efforts). “Costs of Collection” also includes the reasonable fees and expenses of Lenders’ Special Counsel. The Costs of Collection are Liabilities, and at the Administrative Agent’s option may bear interest at the then effective Base Margin Rate.

“Credit Card Advance Rate”: 90%

“Credit Facilities”: Is defined in Section 2.1.

“Customer Credit Liability”: Gift certificates, gift cards, customer deposits, merchandise credits, layaway obligations, discounts, credits and similar items earned by customers in respect of frequent shopping programs, and similar liabilities of any Loan Party to its retail customers and prospective customers.

“DDA”: Any store level checking, demand daily depository account or other bank or like account maintained by any Loan Party for the purpose of depositing store receipts and paying de minimis store level expenses, as to which the applicable bank or depository has received notification of the Collateral Agent’s Collateral Interest in such account, including, on the date of this Agreement, the accounts listed on EXHIBIT 7.1 hereto, but excluding, however, any Exempt DDA.

“Default”: Any occurrence, circumstance, or state of facts with respect to a Loan Party which (a) is an Event of Default; or (b) would become an Event of Default if any requisite notice were given and/or any requisite period of time were to run and such occurrence, circumstance, or state of facts were not cured within any applicable grace period.

“Delinquent Lender”: Defined in Section 12.3(c).

“Deposit Account”: Has the meaning given that term in the UCC.

“Documents”: Has the meaning given that term in the UCC.

“Documents of Title”: Has the meaning given that term in the UCC.

“Dollar Commitments”: The Revolving Credit Dollar Commitment and/or Last Out Revolving Credit Dollar Commitment, as applicable.

“Eligible Assignee”: With respect to an assignee of a Lender, a bank, insurance company, or company engaged in the business of making commercial loans having a combined capital and surplus in excess of $300 Million or any Affiliate of any Lender, or any Person to whom a Lender assigns its rights and obligations under this Agreement as part of a programmed assignment and transfer of such Lender’s rights in and to a material portion of such Lender’s portfolio of asset based credit facilities.

“Eligible Credit Card Receivables”: Under five (5) Business Day Accounts due on a non-recourse basis from major credit card processors (which, if due on account of a private label credit card program, are deemed in the discretion of the Administrative Agent to be eligible).

“Eligible In-Transit Inventory”: “Eligible In-Transit Inventory” will be calculated at 75% of the Cost value of such of the Inventory of the Casual Male Companies and RBT (in each case, without duplication as to Eligible Inventory and Eligible In-Transit Inventory ), in each case in which title has passed to a Loan Party and which is then being shipped from a foreign location for receipt, within 45 days, at a warehouse of one of the Loan Parties, provided that

(a) Such Inventory is of such types, character, qualities and quantities (net of Inventory Reserves) as the Administrative Agent in its discretion from time to time determines to be eligible for borrowing;

(b) If applicable, the documents which relate to such shipment names the Collateral Agent as consignee of the subject Inventory and the Collateral Agent has control over the documents which evidence ownership of the subject Inventory (such as by the providing to the Collateral Agent of a Customs Brokers Agreement in form reasonably satisfactory to the Collateral Agent); and

(c) The Collateral Agent has a first priority perfected security interest in such Inventory.

“Eligible Inventory”: The following (without duplication):

(a) Such of the Loan Parties’ Inventory, at such locations, and of such types, character, qualities and quantities, as the Administrative Agent, in its sole discretion from time to time determines to be acceptable for borrowing, as to which Inventory, the Collateral Agent has a perfected security interest which is prior and superior to all security interests, claims, and encumbrances.

(b) Eligible L/C Inventory.

(c) Eligible In-Transit Inventory.

Without limiting the foregoing, “Eligible Inventory” shall not include (i) direct shipment inventory; (ii) inventory which cannot be sold including, without limitation, any non-merchandise inventory (such as labels, bags, and packaging materials, etc.); (iii) “dummy warehouse inventory”; (iv) damaged goods, return to vendor merchandise, packaways, consigned inventory, samples and other similar categories; (v) inventory which is the subject of a store closing, liquidation, going-out-of-business or similar sale, as to which in each case, any Loan Party has received an initial payment of the guaranteed price from the Person conducting the sale; and (vi) inventory in locations outside the United States or Canada (except for Eligible L/C Inventory) and in locations in the

United States or Canada not under any Loan Party’s control (unless waivers acceptable to the Agents are obtained), provided, however, in no event shall Inventory in locations outside of the United States be Eligible Inventory unless the Agent has a first priority perfected security interest in such Inventory, has established applicable advance rates and Reserves in connection therewith, and has otherwise determined in its discretion that such Inventory is eligible to be included in the Borrowing Base.

“Eligible L/C Inventory”: “Eligible L/C Inventory” will be calculated at 75% of the Cost value of such of the Inventory of the Casual Male Companies and RBT (in each case, without duplication as to Eligible Inventory and Eligible In-Transit Inventory ), in each case the purchase of which is supported by a documentary L/C then having an initial expiry of forty-five (45) or less days, provided that

(a) Such Inventory is of such types, character, qualities and quantities (net of Inventory Reserves) as the Administrative Agent in its discretion from time to time determines to be eligible for borrowing; and

(b) The documentary L/C supporting such purchase names the Collateral Agent as consignee of the subject Inventory and the Collateral Agent has control over the documents which evidence ownership of the subject Inventory (such as by the providing to the Collateral Agent of a Customs Brokers Agreement in form reasonably satisfactory to the Collateral Agent).

“Employee Benefit Plan”: As defined in ERISA.

“Encumbrance”: A Collateral Interest or agreement to create or grant a Collateral Interest; the interest of a lessor under a Capital Lease, conditional sale or other title retention agreement; sale of accounts receivable or chattel paper; or other arrangement pursuant to which any Person is entitled to any preference or priority with respect to the property or assets of another Person or the income or profits of such other Person; and each of the foregoing whether consensual or non-consensual and whether arising by way of agreement, operation of law, legal process or otherwise.

“End Date”: The date upon which all of the following conditions are met: (a) all Liabilities (other than continuing representations, warranties and indemnity obligations) have been paid in full; (b) all obligations of any Lender to make loans and advances and to provide other financial accommodations to the Borrowers hereunder shall have been irrevocably terminated; and (c) the arrangements regarding L/Cs described in Section 18.2(b) have been made.

“Environmental Laws”: All of the following:

(a) Applicable Law which regulates or relates to, or imposes any standard of conduct or liability on account of or in respect to environmental protection matters, including, without limitation, Hazardous Materials, as are now or hereafter in effect.

(b) The common law relating to damage to Persons or property from Hazardous Materials.

“Equipment”: Includes, without limitation, “equipment” as defined in the UCC, and also all furniture, store fixtures, motor vehicles, rolling stock, machinery, office equipment, plant equipment, tools, dies, molds, and other goods, property, and assets which are used and/or were purchased for use in the operation or furtherance of a Person’s business, and any and all accessions or additions thereto, and substitutions therefor.

“ERISA”: The Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate”: Any Person which is under common control with a Loan Party within the meaning of Section 4001 of ERISA or is part of a group which includes any Loan Party and which would be treated as a single employer under Section 414 of the Internal Revenue Code of 1986, as amended.

“Events of Default”: Defined in Article 10. An “Event of Default” shall be deemed to have occurred and to be continuing unless and until that Event of Default has been duly waived by the requisite Lenders or by the Administrative Agent, as applicable.

“Excess Availability”: The result of (a) Availability minus (b) all then past due obligations of the Loan Parties including accounts payable which are beyond customary trade terms and rent obligations which are beyond applicable grace periods.

“Excess Availability Ratio”: At any time, the ratio, expressed as a percentage, of (a) the Excess Availability at such time, to (b) the lesser of (i) the Revolving Credit Commitments at such time or (ii) the Borrowing Base at such time.

“Exempt DDA”: A depository account maintained by any Loan Party, the only contents of which may be transfers from the Operating Account and actually used solely (i) for petty cash purposes; or (ii) for payroll.

“Farm Products”: Has the meaning given that term in the UCC.

“Fee Letter”: The letter dated December 4, 2006 between Borrowers’ Representative and the Administrative Agent as such letter may from time to time be amended.

“Fiscal”: When followed by “month” or “quarter”, it refers to the relevant fiscal period based on the Loan Parties’ fiscal year and accounting conventions (e.g. reference to the Loan Parties’ “Fiscal June, 2007” is to the Loan Parties’ fiscal month of June in the calendar year 2006). When followed by reference to a specific year, it refers to the fiscal year which ends in a month of the year to which reference is being made (e.g. if the Loan Parties’ fiscal year ends in January 2007 reference to that year would be to the Loan Parties’ “Fiscal 2007”).

“5% Subordinated Note”: Collectively, (i) the Designs, Inc. 5% Subordinated Note due April 26, 2007 in the original principal amount of $1,000,000 made by Designs, Inc. to the Kellwood Company, and (ii) the Designs, Inc. 5% Subordinated Note due April 26, 2007 in the original principal amount of $10,000,000 made by Designs, Inc. to the Kellwood Company.

“Fixtures”: Has the meaning given that term in the UCC.

“GAAP”: Principles which are consistent with those promulgated or adopted by the Financial Accounting Standards Board and its predecessors (or successors) in effect and applicable to that accounting period in respect of which reference to GAAP is being made, provided, however, in the event of a Material Accounting Change, then unless otherwise specifically agreed to by the Administrative Agent, the Borrowers’ Representative shall include, with its monthly, quarterly, and annual financial statements a schedule, certified by the Borrowers’ Representative’s chief financial officer, on which the effect of such Material Accounting Change on that statement shall be described.

“General Intangibles”: Includes, without limitation, “general intangibles” as defined in the UCC; and also all: rights to payment for credit extended; deposits; amounts due to any Person; credit memoranda in favor of any Person; warranty claims; tax refunds and abatements; insurance refunds and premium rebates; all means and vehicles of investment or hedging, including, without limitation, options, warrants, and futures contracts; records; customer lists; telephone numbers; goodwill; causes of action; judgments; payments under any settlement or other agreement; literary rights; rights to performance; royalties; license and/or franchise fees; rights of admission; licenses; franchises; license agreements, including all rights of any Person to enforce same; permits, certificates of convenience and necessity, and similar rights granted by any governmental authority; patents, patent applications, patents pending, and other intellectual property; internet addresses and domain names; developmental ideas and concepts; proprietary processes; blueprints, drawings, designs, diagrams, plans, reports, and charts; catalogs; manuals; technical data; computer software programs (including the source and object codes therefor), computer records, computer software, rights of access to computer record service bureaus, service bureau computer contracts, and computer data; tapes, disks, semi-conductors chips and printouts; trade secrets rights, copyrights, mask work rights and interests, and derivative works and interests; user, technical reference, and other manuals and materials; trade names, trademarks, service marks, and all goodwill relating thereto; applications for registration of the foregoing; and all other general intangible property of any Person in the nature of intellectual property; proposals; cost estimates, and reproductions on paper, or otherwise, of any and all concepts or ideas, and any matter related to, or connected with, the design, development, manufacture, sale, marketing, leasing, or use of any or all property produced, sold, or leased, by any or credit extended or services performed, by any Person, whether intended for an individual customer or the general business of any Person, or used or useful in connection with research by any Person.

“Goods”: Has the meaning given that term in the UCC, and also includes all things movable when a Collateral Interest therein attaches and also all computer programs embedded in goods and any supporting information provided in connection with a transaction relating to the program if (i) the program is associated with the goods in such manner that it customarily is considered part of the goods or (ii) by becoming the owner of the goods, a Person acquires a right to use the program in connection with the goods.

“Guarantor” and “Guarantors”: Each Person named on EXHIBIT 1.0(b) annexed hereto individually, and the Persons named on EXHIBIT 1.0(b) annexed hereto, collectively.

“Guarantor Agreement”: Each instrument and document executed by a Guarantor of the Liabilities to evidence or secure the Guarantor’s guaranty thereof.

“Guarantor Default”: Default or breach or the occurrence of any event of default under any Guarantor Agreement.

“Hazardous Materials”: Any (a) substance which is defined or regulated as a hazardous material in or under any Environmental Law and (b) oil in any physical state.

“Hedge Agreement” means any and all transactions, agreements or documents now existing or hereafter entered into, which provides for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging the Borrowers’ exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices and not for speculative purposes.

“Hedge Exposure” means, on any Business Day, the amount, if any, estimated by the Lender or its Affiliate which is party to a Hedge Agreement with a Loan Party in good faith and in a commercially reasonable manner (for which calculations and computations will be provided to such Loan Party at its request) pursuant to methodology set forth in the applicable Hedge Agreement, which would be payable to such Lender or its Affiliate if the Hedge Agreement were terminated as of such Business Day as a result of an event of default (as defined in the Hedge Agreement) with respect to the Loan Party and a payment were due thereunder to the Lender or its Affiliate.

“Incremental Availability”: The additional amount available to be borrowed by the Borrowers based upon the difference between the Last Out Borrowing Base and the Borrowing Base, as reflected on the most recent Borrowing Base Certificate delivered by the Borrowers to the Administrative Agent pursuant to Section 5.4 hereof, but in no event an amount greater than the Last Out Commitments.

“Indebtedness”: All indebtedness and obligations of or assumed by any Person on account of or with respect to any of the following:

(a) In respect of money borrowed (including any indebtedness which is non-recourse to the credit of such Person but which is secured by an Encumbrance on any asset of such Person) whether or not evidenced by a promissory note, bond, debenture or other written obligation to pay money.

(b) In connection with any letter of credit or acceptance transaction (including, without limitation, the face amount of all letters of credit and acceptances issued for the account of such Person or reimbursement on account of which such Person would be obligated).

(c) In connection with the sale or discount of accounts receivable or chattel paper of such Person.

(d) On account of deposits or advances (but not including any liabilities with respect to Customer Credit Liabilities including gift cards, gift certificates, merchandise credits and/or frequent shopper or other consumer loyalty programs).

(e) As lessee under Capital Leases.

(f) In connection with any sale and leaseback transaction.

“Indebtedness” of any Person also includes:

(x) Indebtedness of others secured by an Encumbrance on any asset of such Person, whether or not such Indebtedness is assumed by such Person.

(y) Any guaranty, endorsement, suretyship or other undertaking pursuant to which that Person may be liable on account of any obligation of any third party other than on account of the endorsement of checks and other items in the ordinary course.

(z) The Indebtedness of a partnership or joint venture for which such Person is liable as a general partner or joint venturer.

“Indemnified Person”: Defined in Section 19.12.

“Indenture”: the Indenture dated as of November 18, 2003 with respect to the 5% Convertible Senior Subordinated Notes Due January 1, 2024.

“Instruments”: Has the meaning given that term in the UCC.

“Interest Payment Date”: With reference to:

Each Libor Loan: The last day of the Interest Period relating thereto (and on the last day of the third month for any such loan which has a six (6) month or twelve (12) month Interest Period); the Termination Date; and the End Date.

Each Base Margin Loan: The first day of each month; the Termination Date; and the End Date.

“Interest Period”: The following:

(a) With respect to each Libor Loan: Subject to Subsection (c), below, the period commencing on the date of the making or continuation of, or conversion to, the subject Libor Loan and ending one, two, three or six months, and if available to all Lenders, seven or fourteen days or twelve months thereafter, as the Borrowers’ Representative may elect by notice (pursuant to Section 2.7) to the Administrative Agent.

(b) With respect to each Base Margin Loan: Subject to Subsection (c), below, the period commencing on the date of the making or continuation of or conversion to such Base Margin Loan and ending on that date (i) as of which the subject Base Margin Loan is converted to a Libor Loan, as the Borrowers’ Representative may elect by notice (pursuant to Section 2.7) to the Administrative Agent, or (ii) on which the subject Base Margin Loan is paid by the Borrowers.

(c) The setting of Interest Periods is in all instances subject to the following:

(i) Any Interest Period for a Base Margin Loan which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day.

(ii) Any Interest Period for a Libor Loan which would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day, unless that succeeding Business Day is in the next calendar month, in which event such Interest Period shall end on the last Business Day of the month during which the Interest Period ends.

(iii) Subject to Subsection (iv), below, any Interest Period applicable to a Libor Loan, which Interest Period begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period ends, shall end on the last Business Day of the month during which that Interest Period ends.

(iv) Any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

(v) The number of Interest Periods in effect at any one time is subject to Section 2.14(d) hereof.

“Inventory”: Includes, without limitation, “inventory” as defined in the UCC and also all: (a) Goods which are leased by a Person as lessor; are held by a Person for sale or lease or to be furnished under a contract of service; are furnished by a Person under a contract of service; or consist of raw materials, work in process, or materials used or consumed in a business; (b) Goods of said description in transit; (c) Goods of said description which are returned, repossessed and rejected; (d) packaging, advertising, and shipping materials related to any of the foregoing; (e) all names, marks, and General Intangibles affixed or to be affixed or associated thereto; and (f) Documents and Documents of Title which represent any of the foregoing.

“Inventory Purchase Agreement”: The Inventory Purchase Agreement dated October 29, 2004 by and between Designs Apparel, Inc. and the other Loan Parties.

“Inventory Reserves”: Such Reserves as may be established from time to time by the Administrative Agent in the Administrative Agent’s reasonable discretion with respect to the determination of the saleability, at Retail, of the Eligible Inventory or which reflect such other factors affecting the market value of the Eligible Inventory. Without limiting the generality of the foregoing, Inventory Reserves may include (but are not limited to) reserves based on the following:

(i)	Obsolescence (based upon Inventory on hand beyond a given number of days).

(ii)	Seasonality.

(iii)	Shrinkage.

(iv)	Imbalance.

(v)	Change in Inventory character.

(vi)	Change in Inventory composition

(vii)	Change in Inventory mix.

(viii)	Point of sale markdowns and, to the extent not reflected in Retail, permanent markdowns

(ix)	Retail markons and markups inconsistent with prior period practice and performance; industry standards; current business plans; or advertising calendar and planned advertising events.

(x)	Consigned Inventory.

“Investment Property”: Has the meaning given that term in the UCC.

“Issuer”: Bank of America, N.A. or any of its successors.

“Last Out Advance Percentage”: At the relevant time of reference thereto, (a) from the Closing Date through but excluding the first anniversary of the Closing Date, 10%, and (b) on and after the first anniversary of the Closing Date, 5%.

“Last Out Borrowing Base”: The sum of the Borrowing Base at such time, plus (ii) the applicable Last Out Advance Percentage multiplied by the Appraised Inventory Liquidation Value.

“Last Out Commitments”: The aggregate of each Last Out Revolving Lender’s Last Out Revolving Credit Dollar Commitment which as of the Closing Date are in the aggregate sum of $10,000,000.00 and as subject to the change in accordance with the provisions of this agreement.

“Last Out Availability”: At any time of determination, the amount that Borrowers are entitled to borrow as Last Out Revolving Loans, being the result of (a) the lesser of (i) the Last Out Commitments and (ii) the Incremental Availability minus (b) the outstanding principal balance of all Last Out Revolving Loans then outstanding.

“Last Out Lenders Fees”: The Last Out Commitment Fee, Last Out Unused Line Fee and all other fees (such as a fee (if any) on account of the execution of an amendment of any Loan Document) payable by any Borrower in respect of the Last Out Revolving Loan other than any amount payable to an Agent as reimbursement for any cost or expense incurred by that Agent on account of the discharge of that Agent’s duties under the Loan Documents.

“Last Out Revolving Commitment Percentage”: The percentage set forth on EXHIBIT 2.25 hereto as such Last Out Revolving Lender’s percentage of the aggregate Last Out Revolving Commitments of all the Last Out Revolving Lenders.

“Last Out Revolving Credit Dollar Commitment” As to each Last Out Revolving Lender, the amount set forth on EXHIBIT 2.25, annexed hereto (as such amounts may change in accordance with the provisions of this Agreement).

“Last Out Revolving Lender” Each Lender with a Last Out Revolving Credit Dollar Commitment.

“Last Out Revolving Loans”: Loans made by Last Out Revolving Lenders under the Credit Facilities.

“Last Out Revolving Note”: Defined in Section 2.12.

“Last Out Unused Line Fee”: Is defined in Section 2.18.

“L/C”: Any letter of credit, the issuance of which is procured by the Administrative Agent for the account of any Borrower and any acceptance made on account of such letter of credit.

“L/C Landing Costs”: To the extent not included in the Stated Amount of an L/C, customs, duty, freight, and other out-of-pocket costs and expenses which will be expended to “land” the Inventory, the purchase of which is supported by such L/C.

“Lease”: Any lease or other agreement, no matter how styled or structured, pursuant to which a Loan Party is entitled to the use or occupancy of any space.

“Leasehold Interest”: Any interest of a Loan Party as lessee under any Lease.

“Lender”: Collectively and each individually, each Revolving Credit Lender and each Last Out Revolving Lender.

“Lenders’ Special Counsel”: A single counsel selected by Lenders holding more than 51% of the Total Commitments (other than any Loan Commitments held by Delinquent Lenders) following the occurrence of an Event of Default to represent their interests in connection with the enforcement, attempted enforcement, or preservation of any rights and remedies under this, or any other Loan Document.

“Letter-of-Credit Right”: Has the meaning given that term in the UCC and also refers to any right to payment or performance under any letter of credit, whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance.

“Liabilities”: (a) Any and all direct and indirect liabilities, debts, and obligations of each Borrower to any Agent, any Lender, or any Secured Party, each of every kind, nature, and description owing on account of this Agreement or any other Loan Document, whether now existing or hereafter arising under this Agreement or under any of the other Loan Documents, including, without limitation, the following:

(i)	Each obligation to repay any loan, advance, indebtedness, note, obligation, overdraft, or amount now or hereafter owing by any Borrower to any Agent or any Lender (including all future advances whether or not made pursuant to a commitment by any Agent or any Lender), whether or not any of such are liquidated, unliquidated, primary, secondary, secured, unsecured, direct, indirect, absolute, contingent, or of any other type, nature, or description, or by reason of any cause of action which any Agent or any Lender may hold against any Borrower.

(ii) All notes and other obligations of each Borrower now or hereafter assigned to or held by any Agent or any Lender, each of every kind, nature, and description

(iii) All debts, liabilities and obligations now or hereafter arising from or in connection any and all Hedge Agreements, including but not limited any Hedge Exposure.

(iv) All interest, fees, and charges and other amounts which may be charged by any Agent or any Lender to any Borrower and/or which may be due from any Borrower to any Agent or any Lender from time to time.

(v) All costs and expenses incurred or paid by any Agent in respect of any agreement between any Borrower and any Agent or instrument furnished by any Borrower to any Agent (including, without limitation, Costs of Collection, reasonable attorneys’ fees, and all court and litigation costs and expenses).

(vi) Any and all covenants of each Borrower to or with any Agent or any Lender and any and all obligations of each Borrower to act or to refrain from acting in accordance with any agreement between that Borrower and any Agent or any Lender or instrument furnished by that Borrower to any Agent or any Lender.

(vii) Each of the foregoing as if each reference to “any Agent or any Lender” were to each Affiliate of the Administrative Agent.

(b) Any and all direct or indirect liabilities, debts, and obligations of each Borrower to any Agent or any Affiliate of any Agent, each of every kind, nature, and description owing on account of any service or accommodation provided to, or for the account of any Borrower pursuant to this or any other Loan Document, including cash management services and the issuances of L/C’s.

“Libor Business Day”: Any day which is both a Business Day and a day on which the principal interbank market for Libor deposits in London in which Bank of America participates is open for dealings in United States Dollar deposits.

“Libor Loan”: Any Loan which bears interest at a Libor Rate.

“Libor Margin”: As determined from the definition of Applicable Margin.

“Libor Offer Rate”: That rate of interest (rounded upwards, if necessary, to the next 1/100 of 1%) determined by the Administrative Agent in good faith to be the highest prevailing rate per annum at which deposits on U.S. Dollars are offered to Bank of America by first-class banks in the London interbank market in which Bank of America participates at or about 10:00 AM (Boston Time) two (2) Libor Business Days before the first day of the Interest Period for the subject Libor Loan, for a deposit approximately in the amount of the subject loan for a period of time approximately equal to such Interest Period.

“Libor Rate”: That per annum rate which is the aggregate of the Libor Offer Rate plus the Libor Margin except that, in the event that the Administrative Agent determines in good faith that any Lender may be subject to the Reserve Percentage, the “Libor Rate” shall mean, with respect to any Libor Loans then outstanding (from the date on which that Reserve Percentage first became applicable to such loans), and with respect to all Libor Loans thereafter made so long as any Lender is subject to the Reserve Percentage, an interest rate per annum equal the sum of (a) plus (b), where:

(a) is the decimal equivalent of the following fraction:

Libor Offer Rate

1 minus Reserve Percentage

(b) is the applicable Libor Margin.

“Liquidation”: The exercise, by the Collateral Agent, of those rights accorded to the Collateral Agent under the Loan Documents as a creditor of the Loan Parties following and on account of the occurrence of an Event of Default looking towards the realization on the Collateral. Derivations of the word “Liquidation” (such as “Liquidate”) are used with like meaning in this Agreement.

“Loan”: A Revolving Credit Loan or Last Out Revolving Loan.

“Loan Account”: Is defined in Section 2.10.

“Loan Commitment”: With respect to each Revolving Credit Lender, that respective Revolving Credit Lender’s Revolving Credit Dollar Commitment. With respect to each Last Out Revolving Lender, that respective Last Out Revolving Lender’s Last Out Revolving Credit Dollar Commitment.

“Loan Documents”: This Agreement, each instrument and document executed as contemplated by the Original Agreement and by Article 4, below, and each other instrument or document from time to time executed and/or delivered in connection with the arrangements contemplated hereby or in connection with any transaction with the Administrative Agent or the Collateral Agent or any Affiliate of the Administrative Agent or the Collateral Agent, including, without limitation, any transaction which arises out of any cash management, depository, investment, letter of credit, interest rate protection, or equipment leasing services provided by the Administrative Agent or the Collateral Agent or any Affiliate of the Administrative Agent or the Collateral Agent, as each may be amended from time to time.

“Loan Party and Loan Parties”: Each Borrower and each Guarantor.

“Majority Lenders”: Lenders (other than Delinquent Lenders) holding 51% or more of the Total Commitments (other than any Loan Commitments held by Delinquent Lenders).

“Material Accounting Change”: Any change in GAAP applicable to accounting periods subsequent to the Loan Parties’ Fiscal year most recently completed prior to the execution of this Agreement, which change has a material effect on the Loan Parties’ Consolidated financial condition or operating results, as reflected on financial statements and reports prepared by or for the Loan Parties, when compared with such condition or results as if such change had not taken place or where preparation of the Loan Parties’ statements and reports in compliance with such change.

“Maturity Date”: October 29, 2008.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Nominee”: A business entity (such as a corporation or limited partnership) formed by the Collateral Agent to own or manage any Post Foreclosure Asset.

“NonConsenting Lender”: Defined in Section 15.11.

“Operating Account”: Defined in Section 7.3.

“Original Agreement:”: Defined in the Preamble.

“OverLoan”: A loan, advance, or providing of credit support (such as the issuance of any L/C) to the extent that, immediately after its having been made, Availability is less than zero.

“Participant”: Is defined in Section 19.15, hereof.

“Payment Intangible”: Has the meaning given that term in the UCC and also refers to any general intangible under which the Account Debtor’s primary obligation is a monetary obligation.

“Percentage Commitments”: The Revolving Credit Commitment Percentage and/or the Last Out Revolving Commitment Percentage as applicable.

“Permitted Acquisition”: An Acquisition complying with the following:

(A) Such Acquisition shall be of assets ancillary, incidental or necessary to the retail sale of apparel and related activities, or of 100% of the stock of a corporation whose assets consist substantially of such assets, or through the merger of such a corporation with a Loan Party (with a Loan Party as the surviving corporation), or with a Subsidiary of a Loan Party where, after giving effect to such merger, such corporation becomes a wholly-owned Subsidiary of a Loan Party;

(B) If such Acquisition includes the acquisition of assets by, or the merger of, a Loan Party, there shall have been no change in the identity of the president, chief financial officer or any executive vice president of such Loan Party as a consequence of such acquisition, or if there has been such a change, the Administrative Agent shall have consented in writing to such change in identity within thirty (30) days thereafter (which consent shall not be unreasonably withheld or delayed); and

(C) If a new Subsidiary is formed or acquired as a result of such Acquisition, such Subsidiary shall execute documentation, reasonably satisfactory in form and substance to the Administrative Agent, guarantying payment and performance of the Liabilities and granting a first lien, subject only to Permitted Encumbrances, in its assets in favor of the Collateral Agent, for the ratable benefit of the Lenders.

“Permitted Asset Disposition”: A sale or other disposition of the assets of any Loan Party in the ordinary course, so long as the following conditions are satisfied:

(a) The sale, liquidation or other disposition of Inventory at any locations from which a Loan Party determines to cease the conduct of its business, (i) shall be on terms satisfactory to the Administrative Agent and (ii) notwithstanding the Administrative Agent’s furnishing of any such consent, the Administrative Agent may, in the exercise of its reasonable discretion, impose Inventory Reserves as a result of the occurrence of any such sale, liquidation, or disposition;

(b) The aggregate of all such sales or other dispositions of assets during the term of this Agreement shall not exceed five percent (5%) of the value of all assets of Casual Male as of the Closing Date;

(c) Each such sale or other disposition shall be for fair consideration in an arm’s length transaction; and

(d) On the date on which any sale or other disposition of assets is consummated, no Default shall have occurred and be continuing or will occur as a result of such consummation.

“Permitted Encumbrances”: The following:

(a) Encumbrances described on EXHIBIT 1.1 hereto.

(b) Encumbrances on properties to secure taxes, assessments and other government charges or claims for labor, material or supplies in respect of obligations not then overdue; deposits or pledges made in connection with, or to secure payment of, workmen’s compensation, unemployment insurance, old age pensions or other social security obligations; Encumbrances on property hereafter acquired (either in connection with purchase money encumbrances, rental purchase agreements, including Capital Leases, or conditional sale or other title retention agreements), which are restricted to the property so acquired and do not secure Indebtedness exceeding the fair value (at the time of acquisition) thereof; Encumbrances of carriers, warehousemen, mechanics and materialmen, and other like Encumbrances in existence less than 90 days from the date of creation thereof in respect of obligations not overdue; and Encumbrances on properties consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord’s or lessor’s Encumbrances under leases to which any Loan Party is a party, and other minor Encumbrances or encumbrances none of which interferes materially with the use of the property affected in the ordinary conduct of the business of the Loan Parties, which defects do not individually or in the aggregate have a materially adverse effect on the business of any Loan Party individually or of the Loan Parties as a whole or which are being actively contested in good faith by appropriate proceedings as to which the Loan Parties have established reasonable reserves, it being understood, however, that the filing of a tax lien which includes any Inventory or Accounts does not constitute a “Permitted Encumbrance”, even if being so contested.

“Permitted Indebtedness”: The following Indebtedness:

(a)	Indebtedness on account of the Credit Facilities.

(b)	Indebtedness on account of the Subordinated Indebtedness, or Indebtedness on account of refinancing of the Subordinated Indebtedness, which Indebtedness is on similar terms as the existing Subordinated Indebtedness, is subordinate to the payment of the Liabilities upon terms acceptable to the Administrative Agent in its reasonable discretion, and is otherwise acceptable to the Administrative Agent in its reasonable discretion.

(c)	Indebtedness on account of the Convertible Notes, or Indebtedness on account of refinancing of the Convertible Notes, which Indebtedness is on similar terms as the Indenture, is subordinate to the payment of the Liabilities, and is otherwise acceptable to the Administrative Agent in its reasonable discretion.

(d)	Rochester Indebtedness

(e)	Capital Leases and purchase money Indebtedness secured by Permitted Encumbrances.

(f)	Indebtedness assumed in connection with Permitted Acquisitions pursuant to Section 4.21 (it being understood that the principal amount so assumed shall be deemed part of the purchase price of any such Permitted Acquisition) and any refinancing or replacement thereof on terms and conditions (including, without limitation, interest rate and providing that, in any event, the principal amount thereof shall not exceed that outstanding on the date of refinance or replacement) at least as favorable as those being refinanced or replaced.

(g)	Intercompany Indebtedness permitted under Section 4.22.

(h)	Indebtedness arising with respect to any Hedge Agreement.

(i)	Indebtedness arising from a guaranty by a Loan Party of the Indebtedness of a Borrower with respect to a Borrower’s ordinary course trade payables.

(j)	Indebtedness on account of the Canton Lease.

“Permitted Investments”: Any or all of the following:

(a) marketable direct full faith and credit obligations of, or marketable obligations guaranteed by, the United States of America; provided that such securities, as a group, may not, on the date of determination, have a remaining weighted average maturity of more than five years;

(b) marketable direct full faith and credit obligations of States of the United States or of political subdivisions or agencies; provided that such securities, as a group, may not, on the date of determination, have a remaining weighted average maturity of more than five years; and provided, further, that such obligations carry a rating of “A” or better by a Rating Service;

(c) certificates of deposit and bankers acceptances maturing within one year after the acquisition thereof issued by (i) Bank of America; or (ii) any commercial bank organized under the laws of the United States of America or of any political subdivision thereof the long term obligations of which are rated “A” or better by a Rating Service;

(d) Eurodollar certificates of deposit maturing within one year after the acquisition thereof issued by any commercial bank having combined capital, surplus and undivided profits of at least $1 billion;

(e) tax-exempt bonds or notes which have a remaining maturity at the time of purchase of no more than five years issued by any State of the United States or the District of Columbia, or any political subdivision thereof; provided, that such obligations carry a rating of “A” or better by a Rating Service;

(f) the Term Note made payable by LP Innovations Acquisition Corp. to LP Innovations, Inc. dated as of April 25, 2006 in the original principal amount of $2,200,000.00, which note is currently held by Canton PL liquidating Corp.; and

(g) commercial paper issued by any Person organized under the laws of any state of the United States of America and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, in each case with maturities of not more than 180 days from the date of acquisition thereof;

(h) fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clause (a) above (without regard to the limitation on maturity contained in such clause) and entered into with a financial institution satisfying the criteria described in clause (c) above or with any primary dealer and having a market value at the time that such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such counterparty entity with whom such repurchase agreement has been entered into;

(i) Investments, classified in accordance with GAAP as current assets of the Loan Parties, in any money market fund, mutual fund, or other investment companies that are registered under the Investment

Company Act of 1940, as amended, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and which invest substantially in one or more of the types of securities described in clauses (a), (b), (c) or (g) above.

“Permitted Protective OverAdvance” Is defined in Section 15.3(a).

“Permitted Repurchase”: The repurchase, repayment, redemption, or acquisition by the Borrowers of Casual Male’s capital stock or the Convertible Notes, provided, that (i) as of the date of such repurchase, repayment, redemption, or acquisition, and immediately after giving effect thereto, there exists no Default; (ii) as of the date of such repurchase, repayment, redemption, or acquisition and immediately after giving effect thereto, the Total Facility Usage Ratio does not exceed 80% as determined by the Agent based upon the most recent Borrowing Base Certificate delivered to the Agent pursuant to Section 5.4 of the Loan Agreement; and (iii) the Borrowers’ Representative has delivered to the Agent contemporaneously with the quarterly officers certificate delivered pursuant to Section 5.6 of the Loan Agreement pro forma financial projections on a monthly basis demonstrating immediately after giving effect to all repurchases, repayments, redemptions, or acquisitions, the Total Facility Usage Ratio would not exceed 80% as determined on a pro forma basis over the twelve (12) months next following the month during which the repurchase, repayment, redemption, or acquisition, occurs which projections are in form and substance satisfactory to the Agent and are based on reasonable projections of the financial performance of the Borrowers and are accompanied by a certificate of the Borrowers’ Representative’s Chief Executive Officer, President or Chief Financial Officer certifying that such projections are accurate and complete, provided, that at any time the actual repurchases, repayments, redemptions, or acquisitions, made during any Fiscal quarter exceed those projected to be made for such Fiscal quarter as set forth in the certificate described in clause (iii) hereof, Borrowers’ Representatives shall promptly deliver to the Agent updated monthly pro forma financial projections demonstrating compliance with the requirements set forth in clause (iii) hereof based on the actual repurchases, repayments, redemptions, or acquisitions made together with a certificate of the Borrowers’ Representative’s Chief Executive Officer, President or Chief Financial Officer certifying the updated projections as accurate and complete.

“Person”: Any natural person, and any corporation, limited liability company, trust, partnership, joint venture, or other enterprise or entity.

“Post Foreclosure Asset”: All or any part of the Collateral, ownership of which is acquired by the Collateral Agent or a Nominee on account of the “bidding in” at a disposition as part of a Liquidation or by reason of a “deed in lieu” type of transaction.

“Proceeds”: Includes, without limitation, “Proceeds” as defined in the UCC and each type of property described in Section 8.1 hereof.

“Pro-Rata”: A proportional distribution based upon a Lender’s percentage claim to the overall aggregate amount being distributed.

“Protective OverAdvances”: Revolving Credit Loans which are OverLoans, but as to which each of the following conditions is satisfied: (a) the Revolving Credit Commitments are not exceeded; (b) when aggregated with all other Protective OverAdvances, such Revolving Credit Loans do not aggregate more than 5% of the aggregate of the Borrowing Base; and (c) such Revolving Credit Loans are made or undertaken in the Agents’ discretion to protect and preserve the interests of the Lenders.

“RBT”: Collectively Casual Male RBT, LLC and Casual Male RBT (U.K.), LLC.

“Receipts”: All cash, cash equivalents, money, checks, credit card slips, receipts and other Proceeds from any sale of the Collateral.

“Register”: Is defined in Section 16.2(c).

“Requirements of Law”: As to any Person:

(a) Applicable Law.

(b) That Person’s organizational documents.

(c) That Person’s by-laws and/or other instruments which deal with corporate or similar governance, as applicable.

“Reserve Percentage”: The decimal equivalent of that rate applicable to any Lender under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement of Lender with respect to “Eurocurrency liabilities” as defined in such regulations. The Reserve Percentage applicable to a particular Libor Loan shall be based upon that in effect during the subject Interest Period, with changes in the Reserve Percentage which take effect during such Interest Period to take effect (and to consequently change any interest rate determined with reference to the Reserve Percentage) if and when such change is applicable to such loans.

“Reserves”: The following: Availability Reserves and Inventory Reserves.

“Retail”: As reflected in a Loan Party’s stock ledger, being the current ticket price aggregated by SKU, except that to the extent that Eligible Inventory is not reflected in the stock ledger, in which case “Retail” shall be determined as tracked on such non stock ledger inventory systems of a Loan Party which are deemed adequate for such purpose by the Administrative Agent in the exercise of the Administrative Agent’s discretion.

“Revolving Credit Commitments”: The aggregate of each Revolving Credit Lender’s Revolving Credit Dollar Commitment which as of the Closing Date is $100,000,000.00.

“Revolving Credit Dollar Commitment”: As to each Revolving Credit Lender, the amount set forth on EXHIBIT 2.25, annexed hereto (as such amounts may change in accordance with the provisions of this Agreement).

“Revolving Credit Fees”: The Revolving Credit Unused Line Fee, Commitment Fee, fees for L/C’s which are specifically for the account of the Revolving Credit Lenders and all other fees (such as a fee (if any) on account of the execution of an amendment of a Loan Document) payable by any Borrower in respect of the Revolving Credit Loans other than any amount payable to an Agent as reimbursement for any cost or expense incurred by that Agent on account of the discharge of that Agent’s duties under the Loan Documents.

“Revolving Credit Lenders”: Each Revolving Credit Lender to which reference is made in the Preamble and any other Person who becomes a “Revolving Credit Lender” in accordance with the provisions of this Agreement.

“Revolving Credit Loans”: Loans made by the Revolving Credit Lenders under the Credit Facilities.

“Revolving Credit Note”: Is defined in Section 2.11.

“Revolving Credit Obligations”: The aggregate of the Borrowers’ liabilities, obligations, and indebtedness of any character on account of or in respect of the Revolving Credit Loans under the Credit Facilities.

“Revolving Credit Percentage Commitment”: As to each Revolving Credit Lender, the amount set forth on EXHIBIT 2.25, annexed hereto (as such amounts may change in accordance with the provisions of this Agreement).

“Revolving Credit Unused Line Fee”: Is defined in Section 2.18

“Rochester Acquisition”: The acquisition by Casual Male and certain of its Affiliates of substantially all of the assets of Rochester Big and Tall in accordance with the terms of the Rochester Acquisition Agreement.

“Rochester Acquisition Agreement”: The Asset Purchase Agreement dated as of August 18,2004 among Rochester Big and Tall and certain of its Affiliates and Casual Male and certain of its Affiliates, as amended from time to time with the consent of the Agent.

“Rochester Big and Tall”: Rochester Big and Tall Clothing, Inc.

“Rochester Indebtedness”: Indebtedness under Section 2.5.3 of the Rochester Acquisition Agreement.

“SEC”: The Securities and Exchange Commission.

“Secured Parties”: Collectively and each individually, the Lenders, the Agent, and Issuer.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto

“Stated Amount”: The maximum amount for which an L/C may be honored.

“Store”: Each location at which a Loan Party regularly offers Inventory for sale to the public.

“Subordinated Indebtedness”: Includes (i) the Indebtedness evidenced by the 5% Subordinated Note; and (ii) the Indebtedness evidenced by the Convertible Notes.

“Subordination Agreements”: The several Subordinated Agreements between the holders of the 5% Subordinated Note, on the one hand, and Fleet Retail Group, Inc, and the Borrowers, on the other hand, each dated as of May 14, 2002.

“Subsidiary”: With respect to any Person, any corporation, partnership or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person.

“SuperMajority Lenders”: Lenders (other than Delinquent Lenders) holding 66 2/3% or more of the Total Commitments (other than Loan Commitments held by a Delinquent Lender).

“SuperMajority Revolving Credit Lenders”: Revolving Credit Lenders (other than Delinquent Lenders) holding 66-2/3% or more of the Revolving Credit Commitments (other than such Loan Commitments held by a Delinquent Lender).

“Supporting Obligation”: Has the meaning given that term in UCC and also refers to a Letter-of-Credit Right or secondary obligation which supports the payment or performance of an Account, Chattel Paper, a Document, a General Intangible, an Instrument, or Investment Property.

“SwingLine”: The facility pursuant to which the SwingLine Lender may advance Revolving Credit Loans aggregating up to the SwingLine Loan Ceiling.

“SwingLine Lender”: Bank of America, N.A.

“SwingLine Loan Ceiling”: $15,000,000.

“SwingLine Loans”: Defined in Section 2.9.

“Termination Date”: The earliest of (a) the Maturity Date; or (b) the Administrative Agent’s notice to the Borrowers’ Representative setting the Termination Date on account of the occurrence of any Event of Default; or (c) a date, irrevocable written notice of which is provided by the Borrowers’ Representative to the Administrative Agent, which is at least ninety (90) days after the date of such written notice.

“Total Commitments”: means the aggregate of the Last Out Commitments and the Revolving Credit Commitments.

“Total Facility Usage”: At any time, the sum of the Revolving Credit Loans outstanding, the SwingLine Loans outstanding, the aggregate undrawn Stated Amount of all then outstanding L/Cs and the Last Out Revolving Loans outstanding.

“Total Facility Usage Ratio”: The ratio, expressed as a percentage, of (a) at any time when any Last Out Revolving Loans are outstanding, (i) the Total Facility Usage at such time, to (ii) the lesser of (A) the Total Commitments at such time, or (B) the Last Out Borrowing Base at such time and (b) at all other times, (i) the Total Revolving Facility Usage at such time, to (ii) the lesser of (A) the Revolving Loan Commitments at such time or (B) the Borrowing Base at such time.

“Total Revolving Facility Usage”: At any time, the sum of the Revolving Credit Loans outstanding, the aggregate undrawn Stated Amount of all then outstanding L/Cs and the SwingLine Loans outstanding.

“Transfer”: Wire transfer pursuant to the wire transfer system maintained by the Board of Governors of the Federal Reserve Board, or as otherwise may be agreed to from time to time by the Administrative Agent making such Transfer and the subject Revolving Credit Lender. Wire instructions may be changed in the same manner that Notice Addresses may be changed (Section 17.1), except that no change of the wire instructions for Transfers to any Revolving Credit Lender shall be effective without the consent of the Administrative Agent.

“Type”: As to any Loan, its nature as a Base Rate Loan or a LIBOR Rate Loan.

“UCC”: The Uniform Commercial Code as in effect from time to time in Massachusetts.

“Unanimous Consent”: Consent of Lenders (other than Delinquent Lenders) holding 100% of the Total Commitments (other than Loan Commitments held by a Delinquent Lender).

“Unused Line Fee”: Is defined in Section 2.18.

ARTICLE 2 - COMMITMENTS AND CREDIT EXTENSIONS:

2.1. ESTABLISHMENT OF CREDIT FACILITIES.

(a) The Lenders hereby establish the revolving line of credit and the last out revolving credit facility (collectively, the “Credit Facilities”) in the Borrowers’ favor pursuant to which each Lender, subject to, and in accordance with, this Agreement, acting through the Administrative Agent, shall make loans and advances and otherwise provide financial accommodations to and for the account of the Borrowers as provided herein.

(b) Loans, advances, and financial accommodations under the Credit Facilities shall be subject to Availability and Last Out Availability, as applicable. The Borrowing Base, Last Out Borrowing Base, Availability and Last Out Availability shall be determined by the Administrative Agent by reference to Borrowing Base Certificates furnished as provided in Section 5.4, below, and shall be subject to the following:

(i) Such determination shall take into account such Reserves as the Administrative Agent may determine as being applicable thereto.

(ii) The Cost of Eligible Inventory will be calculated in a manner consistent with current tracking practices, based on stock ledger inventory at Cost.

(c) The commitment of each Lender to provide such loans, advances, and financial accommodations is subject to Section 2.25.

(d) The proceeds of borrowings under the Credit Facilities shall be used solely as follows:

(i) For the Borrowers’ working capital needs and general corporate purposes.

(ii) For advances by the Borrowers to Guarantors to finance the purchases by Guarantors of Inventory pursuant to the Inventory Purchase Agreement and to permit such Guarantors to pay ordinary course operating expenses (including, without limitation, rent, utilities and taxes).

(iii) For Capital Expenditures to the extent permitted by this Agreement.

(iv) For Permitted Repurchases in accordance with the terms and conditions of this Agreement.

2.2. ADVANCES IN EXCESS OF BORROWING BASE (OVERLOANS).

(a) No Revolving Credit Lender has any obligation to make any loan or advance, or otherwise to provide any credit to or for the benefit of the Borrowers where the result of such loan, advance, or credit is an OverLoan.

(b) The Revolving Credit Lenders’ obligations, among themselves, are subject to Section 12.3(a) (which relates to each Revolving Credit Lender’s making amounts available to the Administrative Agent) and to Section 15.3(a) (which relates to Protective OverAdvances).

(c) The Revolving Credit Lenders’ providing of an OverLoan on any one occasion does not affect the obligations of each Borrower hereunder (including each Borrower’s obligation to immediately repay any amount which otherwise constitutes an OverLoan) nor obligate the Revolving Credit Lenders to do so on any other occasion.

2.3. INITIAL RESERVES. CHANGES TO RESERVES.

(a) At the execution of this Agreement, the only Reserves are as reflected on the Borrowing Base Certificate, a specimen of which is annexed hereto as EXHIBIT 5.4.

(b) The Administrative Agent shall provide not less than seven (7) days prior notice to the Borrowers’ Representative of the establishment of any Reserve (other than those established at the execution of this Agreement) except that the following may be undertaken without such prior notice:

(i) a change to the amount of a then existing Reserve (as distinguished from a change by which such Reserve is measured or determined), which change reflects the Administrative Agent’s reasonable determination of changed circumstances (e.g. the amount of the Reserve for Customer Credit Liability will change based on the aggregate of Customer Credit Liability at any one time); and

(ii) the creation of, or a change to an existing, Reserve on account of circumstances which the Administrative Agent determines as having a material adverse change on the maintenance of loan to collateral values.

2.4. RISKS OF VALUE OF COLLATERAL. The Administrative Agent’s reference to a given asset in connection with the making of loans, credits, and advances and the providing of financial accommodations under the Credit Facilities and/or the monitoring of compliance with the provisions hereof shall not be deemed a determination by the Administrative Agent or any Lender relative to the actual value of the asset in question. All risks concerning the value of the Collateral are and remain upon the Borrowers. All Collateral secures the prompt, punctual, and faithful performance of the Liabilities whether or not relied upon by the Administrative Agent in connection with the making of loans, credits, and advances and the providing of financial accommodations under the Credit Facilities.

2.5. COMMITMENT TO MAKE REVOLVING CREDIT LOANS AND SUPPORT LETTERS OF CREDIT. Subject to the provisions of this Agreement, the Revolving Credit Lenders shall make a loan or advance under the Credit Facilities and the Administrative Agent shall cause L/C’s to be issued for the account of the Borrowers’ Representative, in each instance if duly and timely requested by the Borrowers’ Representative as provided herein provided that:

(a) No OverLoan is then outstanding and none will result therefrom.

(b) No Default has occurred and is continuing or will occur as a result of the borrowing of such loan or advance or the issuance of such L/C.

(c) Notwithstanding the foregoing, (a) the Borrowers shall not request, and the Revolving Credit Lenders shall not advance, any Revolving Credit Loans (other than (x) SwingLine Loans and (y) Revolving Credit Loans used to reimburse a draw on a Letter of Credit) at any time when (i) the Excess Availability Ratio is less than 50% and (ii) there exists any Last Out Availability and (b) at any time when any Last Out Revolving Loans are outstanding, the Borrowers shall not request, and the Revolving Credit Lenders shall not advance, any additional Revolving Credit Loans unless the Last Out Availability equals zero.

2.6. COMMITMENT TO MAKE LAST OUT REVOLVING LOANS.

Subject to the terms and conditions set forth in this Agreement, each of the Last Out Revolving Lenders agrees to lend to the Borrowers and the Borrowers may borrow, repay (subject to Section 2.13), and reborrow such Last Out Revolving Loans up to a maximum aggregate amount outstanding (after giving effect to all amounts requested) at any one time equal to such Last Out Revolving Lender’s Last Out Revolving Credit Dollar Commitment, provided that (in each case, after giving effect to all amounts requested) (a) the Last Out Availability shall not be less than zero, and (b) the Aggregate Availability shall not be less than zero.

(a) The Borrowers shall borrow Last Out Revolving Loans in an amount equal to the Last Out Availability at any time when (a) the Excess Availability Ratio is less than 50% and (b) there exists any Last Out Availability, prior to any additional borrowings of Revolving Credit Loans, SwingLine Loans or the issuance or amendment of an L/C. If at any time when Last Out Revolving Loans are outstanding and Last Out Availability is great than zero, the Borrowers shall borrow additional Last Out Revolving Loans in an amount required so that the Last Out Availability equals zero.

(b) The Last Out Revolving Loans shall be made pro rata in accordance with each Last Out Revolving Lender’s Last Out Revolving Commitment Percentage.

2.7. LOAN REQUESTS.

(a) Requests for loans and advances under this Agreement or for the continuance or conversion of an interest rate applicable to a Loan may be requested by the Borrowers’ Representative in such manner as may from time to time be reasonably acceptable to the Administrative Agent.

(b) Subject to the provisions of this Agreement, the Borrowers’ Representative may request a Loan and elect an interest rate and Interest Period to be applicable to that Loan by giving notice to the Administrative Agent by no later than the following:

(i) If such Loan is to be or is to be converted to a Base Margin Loan: By 1:00 PM on the Business Day prior to the Business Day on which the subject Revolving Credit Loan is to be made or is to be so converted. Base Margin Loans requested by the Borrowers’ Representative, other than those resulting from the conversion of a Libor Loan, shall not be less than $100,000.00.

(ii) If such Loan is to be, or is to be continued as, or converted to, a Libor Loan: By 1:00 PM three (3) Libor Business Days before the commencement of any new Interest Period or the end of the then applicable Interest Period. Libor Loans and conversions to Libor Loans shall each be not less than $1,000,000.00 and in increments of $100,000.00 in excess of such minimum.

(iii) Any Libor Loan which matures while a Default has occurred and is continuing shall be converted, at the option of the Administrative Agent, to a Base Margin Loan notwithstanding any notice from the Borrowers’ Representative that such Loan is to be continued as a Libor Loan.

(c) Any request for a Loan or for the continuance or conversion of an interest rate applicable to a Loan which is made after the applicable deadline therefore, as set forth above, shall be deemed to have been made at the opening of business on the then next Business Day or Libor Business Day, as applicable. Each request for a Loan or for the conversion of a Loan shall be made in such manner as may from time to time be acceptable to the Administrative Agent.

(d) The Borrowers’ Representative may request that the Administrative Agent cause the issuance by the Issuer of L/C’s for the account of a Borrower as provided in Section 2.20.

(e) The Administrative Agent may rely on any request for a loan or advance, or other financial accommodation under the Agreement which the Administrative Agent, in good faith, believes to have been made by a Person duly authorized to act on behalf of the Borrowers’ Representative and may decline to make any such requested loan or advance, or issuance, or to provide any such financial accommodation pending the Administrative Agent’s being furnished with such documentation concerning that Person’s authority to act as reasonably may be satisfactory to the Administrative Agent.

(f) A request by the Borrowers’ Representative for a loan or advance, or other financial accommodation under this Agreement shall be irrevocable and shall constitute certification by each Borrower that as of the date of such request, each of the following is true and correct:

(i) There has been no material adverse change in the Loan Parties’ financial condition (taken as a whole) from the most recent financial information furnished Administrative Agent or any Lender pursuant to this Agreement.

(ii) Each representation, not relating to a specific date, which is made herein or in any of the Loan Documents is then true and correct in all material respects as of and as if made on the date of such request (except (A) to the extent of changes resulting from transactions contemplated or permitted by this Agreement or the other Loan Documents and changes occurring in the ordinary course of business which singly or in the aggregate are not materially adverse and (B) to the extent that such representations and warranties expressly relate to a then earlier date).

(iii) Unless accompanied by the Certificate of the Borrowers’ Representative’s Chief Executive Officer, President, or Chief Financial Officer describing (in reasonable detail) the facts and circumstances thereof and the steps (if any) being taken to remedy such condition, no Default has occurred and is continuing.

(g) If, at any time or from time to time, a Default shall occur:

(i) The Administrative Agent may suspend the Borrowers right to request Loans, SwingLine Loans, or L/Cs immediately, in which event, neither the Administrative Agent nor any Lender shall be obligated during such suspension, to make any loan or advance, or to provide any financial accommodation hereunder or to seek the issuance of any L/C.

(ii) The Administrative Agent may suspend the right of the Borrowers’ Representative to request any Libor Loan or to convert any Base Margin Loan to a Libor Loan.

2.8. MAKING OF LOANS.

(a) A loan or advance under this Agreement shall be made by the transfer of the proceeds of such loan or advance to the Operating Account or as otherwise instructed by the Borrowers’ Representative.

(b) A loan or advance shall be deemed to have been made under this Agreement (and the Borrowers shall be indebted to the Administrative Agent and the Lenders for the amount thereof immediately) at the following:

(i) The Administrative Agent’s initiation of the transfer of the proceeds of such loan or advance in accordance with the Borrowers’ Representative’s instructions (if such loan or advance is of funds requested by the Borrowers’ Representative).

(ii) The charging of the amount of such loan to the Loan Account (in all other circumstances).

(c) There shall not be any recourse to or liability of any Agent or any Lender on account of:

(i) Any delay, beyond the reasonable control of the Agents and the Lenders, in the making of any loan or advance requested under this Agreement.

(ii) Any delay, beyond the reasonable control of the Agents and the Lenders, by any bank or other depository institution in treating the proceeds of any such loan or advance as collected funds.

(iii) Any delay in the receipt, and/or any loss, of funds which constitute a loan or advance under this Agreement, the wire transfer of which was properly initiated by the Administrative Agent in accordance with wire instructions provided to the Administrative Agent by the Borrowers’ Representative.

2.9. SWINGLINE LOANS.

(a) For ease of administration, Base Margin Loans may be made by the SwingLine Lender (in the aggregate, the “SwingLine Loans”) in accordance with the procedures set forth in this Agreement for the making of loans and advances under the Credit Facilities. The unpaid principal balance of the SwingLine Loans shall not at any one time be in excess of the SwingLine Loan Ceiling.

(b) The aggregate unpaid principal balance of SwingLine Loans shall bear interest at the rate applicable to Base Margin Loans and shall be repayable as a Revolving Credit Loan.

(c) The Borrowers’ obligation to repay SwingLine Loans shall be evidenced by a Note in the form of EXHIBIT 2.9, annexed hereto, executed by the Borrowers, and payable to the SwingLine Lender. Neither the original nor a copy of that Note shall be required, however, to establish or prove any Liability. The Borrowers shall execute a replacement of any SwingLine Note which has been lost, mutilated, or destroyed thereof and deliver such replacement to the SwingLine Lender.

(d) For all purposes of this Loan Agreement, the SwingLine Loans and the Borrowers’ obligations to the SwingLine Lender constitute Revolving Credit Loans and are secured as “Liabilities”.

(e) SwingLine Loans may be subject to periodic settlement with the Revolving Credit Lenders as provided in this Agreement.

2.10. THE LOAN ACCOUNT.

(a) An account (“Loan Account”) shall be opened on the books of the Administrative Agent in which a record shall be kept of all loans and advances made under the Credit Facilities.

(b) The Administrative Agent shall also keep a record (either in the Loan Account or elsewhere, as the Administrative Agent may from time to time elect) of all interest, fees, service charges, costs, expenses, and other debits owed to the Administrative Agent and each Lender on account of the Liabilities and of all credits against such amounts so owed.

(c) All credits against the Liabilities shall be conditional upon final payment to the Administrative Agent for the account of each Lender of the items giving rise to such credits. The amount of any item credited against the Liabilities which is charged back against the Administrative Agent or any Lender for any reason or is not so paid shall be a Liability and, if arising under the Credit Facilities, shall be added to the Loan Account, whether or not the item so charged back or not so paid is returned.

(d) Except as otherwise provided herein, all fees, service charges, costs, and expenses for which any Borrower is obligated hereunder are payable on demand. In the determination of Availability or Aggregate Availability, the Administrative Agent may deem fees, service charges, accrued interest, and other payments which will be due and payable between the date of such determination and the first day of the then next succeeding month as having been advanced under the Credit Facilities whether or not such amounts are then due and payable.

(e) The Administrative Agent, without the request of the Borrowers’ Representative, may advance under the Credit Facilities any interest, fee, service charge, or other payment to which any Agent or any Lender is entitled from any Borrower pursuant hereto and may charge the same to the Loan Account notwithstanding that an OverLoan may result thereby. Such action on the part of the Administrative Agent shall not constitute a waiver of the Administrative Agent’s rights and each Borrower’s obligations under Section 2.13(b). Any amount which is added to the principal balance of the Loan Account as provided in this Section 2.10(e) shall bear interest at the interest rate then and thereafter applicable to Base Margin Loans.

(f) In the absence of manifest error, a statement rendered by the Administrative Agent or any Lender to the Borrowers’ Representative concerning the Liabilities shall be considered correct and accepted by each Borrower and shall be conclusively binding upon each Borrower unless the Borrowers’ Representative provides the Administrative Agent with written objection thereto within thirty (30) days from the mailing of such statement, which written objection shall indicate, with particularity, the reason for such objection. In the absence of manifest error, the Loan Account and the Administrative Agent’s books and records concerning the loan arrangement contemplated herein and the Liabilities shall be prima facie evidence and proof of the items described therein.

2.11. THE REVOLVING CREDIT NOTES. The Borrowers’ obligation to repay Revolving Credit Loans with interest as provided herein, shall be evidenced by notes (each, a “Revolving Credit Note”) in the form of EXHIBIT 2.11, annexed hereto, executed by each Borrower, one payable to each Revolving Credit Lender. Neither the original nor a copy of any Revolving Credit Note shall be required, however, to establish or prove any Liability. Upon the Borrowers’ Representative’s being provided with an affidavit, from the Administrative Agent to the effect that any Revolving Credit Note has been lost, mutilated, or destroyed, the Borrowers shall execute a replacement thereof and deliver such replacement to the Administrative Agent.

2.12. THE LAST OUT REVOLVING NOTES. The Borrowers’ obligation to repay the Last Out Revolving Loans, with interest as provided herein, shall be evidenced by notes (each, a “Last Out Revolving Note”) in the form of EXHIBIT 2.12, annexed hereto, executed by each Borrower, one payable to each Last Out Revolving Lender. Neither the original nor a copy of any Last Out Revolving Note shall be required, however, to establish or prove any Liability. Upon the Borrowers’ Representative’s being provided with an affidavit, from the Administrative Agent to the effect that any Last Out Revolving Note has been lost, mutilated, or destroyed, the Borrowers shall execute a replacement thereof and deliver such replacement to the Administrative Agent.

2.13. PAYMENT OF THE LOAN ACCOUNT.

(a) The Borrowers may repay all or any portion of the principal balance of the Loan Account from time to time until the Termination Date. Unless the Borrowers’ Representative otherwise advises the Administrative Agent, such payments shall be applied first to Base Margin Loans and only then to Libor Loans.

(b) The Borrowers, without notice or demand from the Administrative Agent or any Lender, shall pay the Administrative Agent that amount, from time to time, which is necessary so that there is no OverLoan outstanding.

(c) The Borrowers shall repay the then entire unpaid balance of the Loan Account and all other Liabilities on the Termination Date.

(d) The Administrative Agent shall endeavor to cause the application of payments (if any), pursuant to Sections 2.13(a) and 2.13(b) against Libor Loans then outstanding in such manner as results in the least cost to the Borrowers, but shall not have any affirmative obligation to do so nor liability on account of the Administrative Agent’s failure to have done so. In no event shall action or inaction taken by the Administrative Agent excuse any Borrower from any indemnification obligation under Section 2.13(e).

(e) The Borrowers shall indemnify the Administrative Agent and each Lender and hold the Administrative Agent and each Lender harmless from and against any loss, cost or expense (including loss of anticipated profits and amounts payable by the Administrative Agent or such Lender on account of “breakage fees” (so-called)) which the Administrative Agent or such Lender may sustain or incur (including, without limitation, by virtue of acceleration after the occurrence of any Event of Default) as a consequence of the following:

(i) Default by any Borrower in payment of the principal amount of or any interest on any Libor Loan as and when due and payable, including any such loss or expense arising from interest or fees payable by such Lender in order to maintain its Libor Loans.

(ii) Default by any Borrower in making a borrowing or conversion after the Borrowers’ Representative has given (or is deemed to have given) a request for a Loan or a request to convert a Loan from one applicable interest rate to another.

(iii) The making of any payment on a Libor Loan or the making of any conversion of any such Loan to a Base Margin Loan on a day that is not the last day of the applicable Interest Period with respect thereto.

2.14. INTEREST ON LOANS.

(a) Each Loan shall bear interest at the Base Margin Rate unless timely notice is given (as provided in Section 2.7) that the subject Loan (or a portion thereof) is, or is to be converted to, a Libor Loan.

(b) Each Loan which consists of a Libor Loan shall bear interest at the applicable Libor Rate.

(c) Subject to, and in accordance with, the provisions of this Agreement, the Borrowers’ Representative may cause all or a part of the unpaid principal balance of the Loan Account to bear interest at the Base Margin Rate or the Libor Rate as specified from time to time by notice to the Administrative Agent. For ease of reference and administration, each part of the Loan Account which bears interest at the same interest and for the same Interest Period is referred to herein as if it were a separate “Loan”.

(d) The Borrowers’ Representative shall not select, renew, or convert any interest rate for a Loan such that, in addition to interest at the Base Margin Rate, there are more than seven (7) Libor Rates applicable to the Loans at any one time, provided, that no more than two (2) Libor Rate Loans having an Interest Period of less than one (1) month may be selected by the Borrowers’ Representative in any thirty day period.

(e) The Borrowers shall pay accrued and unpaid interest on each Loan in arrears as follows:

(i) On the applicable Interest Payment Date for that Loan.

(ii) On the Termination Date and on the End Date.

(iii) Following the occurrence of any Event of Default, with such frequency as may be determined by the Administrative Agent.

(f) Following the occurrence of any Event of Default (and whether or not the Administrative Agent exercises the Administrative Agent’s rights on account thereof), all Loans shall bear interest, at the option of the Administrative Agent or at the instruction of the SuperMajority Lenders, at a rate which is the aggregate of the rate applicable to Base Margin Loans plus three percent (3%) per annum.

2.15. ARRANGEMENT FEE.

In consideration of the Agent and Bank of America Securities LLC (“BAS”) having arranged the Credit Facilities for the Borrowers, there has been earned by BAS and the Borrowers shall pay the “Arrangement Fee” to BAS in the amount and payable as provided in the Fee Letter.

2.16. FEE. In consideration of the commitment to make loans and advances to the Borrowers under this Agreement, and to maintain sufficient funds available for such purpose, there has been earned by the Lenders and the Borrowers shall pay the “Commitment Fee” (so referred to herein) to the Administrative Agent on behalf of the Lenders in the amount and as payable as provided in the Fee Letter.

2.17. ADMINISTRATIVE AGENT’S FEE. In addition to any other fee or expense to be paid by the Borrowers on account of the Credit Facilities, the Borrowers shall pay the Administrative Agent the “Administrative Agent’s Fee” at the times and in the amounts as set forth in the Fee Letter.

2.18. UNUSED LINE FEE. In addition to any other fee to be paid by the Borrowers on account of the Credit Facilities, the Borrowers shall pay the Administrative Agent (i) the “Revolving Credit Unused Line Fee” (so referred to herein) of 0.25% per annum of the average difference, during the quarter just ended (or relevant period with respect to the payment being made on the Termination Date) between the Revolving Credit Commitments and the aggregate of the unpaid principal balance of the Revolving Credit Loans and the undrawn Stated Amount of L/C’s outstanding during the relevant period; and (ii) the “Last Out Unused Line Fee” (so referred to herein) of 0.375% per annum of the average difference, during the quarter just ended (or relevant period with respect to the payment being made on the Termination Date) between the Last Out Credit Commitments and the aggregate of the unpaid principal balance of the Last Out Revolving Loans outstanding during the relevant period (the Revolving Credit Unused Line Fee and the Last Out Unused Line Fee shall be collectively referred to herein as the “Unused Line Fee”). The Unused Line Fee shall be paid in arrears, on the first day of each quarter after the execution of this Agreement and on the Termination Date.

2.19. AGENTS’ AND LENDERS’ DISCRETION.

(a) Each reference in the Loan Documents to the exercise of discretion, reasonable discretion, or the like by any Agent or any Lender shall be to such Person’s reasonable exercise of its judgment, in good faith (which shall be rebuttably presumed), based upon such Person’s consideration of any such factors as that Agent or that Lender, taking into account information of which that Person then has actual knowledge, reasonably believes:

(i) Will or reasonably could be expected to affect, in more than a de minimis manner, the value of the Collateral, the enforceability of the Collateral Agent’s Collateral Interests therein, or the amount which the Collateral Agent would likely realize therefrom (taking into account delays which may possibly be encountered in the Collateral Agent’s realizing upon the Collateral and likely Costs of Collection).

(ii) Indicates that any report or financial information delivered to any Agent or any Lender by or on behalf of any Loan Party is incomplete, inaccurate, or misleading in any material manner or was not prepared in accordance with the requirements of this Agreement.

(iii) That a Default has occurred and is continuing.

(b) In the exercise of such judgment, each Agent or each Lender reasonably also may take into account any of the following factors:

(i) Those included in, or tested by, the definitions of “Eligible Accounts” and “Eligible Inventory”.

(ii) The current financial and business climate of the industry in which each Loan Party competes (having regard for that Loan Party’s position in that industry).

(iii) General macroeconomic conditions which have a material effect on the Loan Parties’ cost structure.

(iv) Material changes in or to the mix of the Borrowers’ Inventory.

(v) Seasonality with respect to the Borrowers’ Inventory and patterns of retail sales.

(vi) Such other factors as each Agent and each Lender reasonably determine as having a material bearing on credit risks associated with the providing of loans and financial accommodations to the Borrowers.

(c) The burden of establishing the failure of any Agent or any Lender to have acted in a reasonable manner in such Person’s exercise of such discretion shall be the Loan Parties’ and may be made only by clear and convincing evidence.

2.20. PROCEDURES FOR ISSUANCE OF L/C’S.

(a) The Borrowers’ Representative may request that the Administrative Agent cause the issuance by the Issuer of L/C’s for the account of a Borrower. Each such request shall be in such manner as may from time to time be reasonably acceptable to the Administrative Agent.

(b) The Administrative Agent will endeavor to cause the issuance of any L/C so requested by the Borrowers’ Representative, provided that, at the time that the request is made, the Credit Facilities have not been suspended as provided in Section 2.7(g) and if so issued:

(i) The aggregate Stated Amount of all L/C’s then outstanding, does not exceed $20,000,000.

(ii) The expiry of the L/C is not later than the earlier of thirty (30) days prior to the Maturity Date or the following:

(A) Standby’s: One (1) year from initial issuance.

(B) Documentaries: one hundred (100) days from issuance.

(iii) If the expiry of an L/C is later than the Maturity Date, it is 103% cash collateralized at its issuance.

(iv) An OverLoan will not result from the issuance of the subject L/C.

(c) Each Borrower shall execute such documentation to apply for and support the issuance of an L/C as may be required by the Issuer.

(d) There shall not be any recourse to, nor liability of, any Agent or any Lender on account of

(i) Any delay or refusal by an Issuer to issue an L/C;

(ii) Any action or inaction of an Issuer on account of or in respect to, any L/C except where there is a specific finding in a judicial proceeding (in which the Administrative Agent has had an opportunity to be heard), from which finding no further appeal is available, that the subject action or omission to act had been in actual bad faith or grossly negligent or constituted willful misconduct.

(e) The Borrowers shall reimburse the Issuer for the amount of any honoring of a drawing under an L/C on the same day on which such honoring takes place. The Administrative Agent, without the request of any Borrower, may make the Revolving Credit Loans (and charge to the Loan Account) the amount of any honoring of any L/C and other amount for which any Borrower, the Issuer, or the Revolving Credit Lenders become obligated on account of, or in respect to, any L/C. Such advance shall be made whether or not any Default has occurred and is continuing or such advance would result in an OverLoan. Such action shall not constitute a waiver of the Administrative Agent’s rights under Section 2.13(b) hereof.

2.21. FEES FOR L/C’S.

(a) The Borrowers shall pay to the Administrative Agent the following per annum fees on account of L/C’s, the issuance of which had been procured by the Administrative Agent monthly in arrears, and on the Termination Date and on the End Date based on the weighted average Stated Amount of L/C’s outstanding during the period in respect of which such fee is being paid except that, following the occurrence and during the continuance of any Event of Default (and whether or not the Administrative Agent exercises the Administrative Agent’s rights on account thereof), such fees, at the option of the Administrative Agent or the direction of the SuperMajority Revolving Credit Lenders, shall be the respective aggregate of those set forth below plus three percent (3%) per annum.

(i) Documentaries: The Libor Margin then in effect minus 50 basis points.

(ii) Standbys: The Libor Margin then in effect.

(b) In addition to the fee to be paid as provided in Subsection 2.21(a) above, the Borrowers shall pay to the Administrative Agent (or to the Issuer, if so requested by Administrative Agent), on demand, all customary issuance, processing, negotiation, amendment, and administrative fees and other amounts charged by the Issuer on account of, or in respect to, any L/C.

(c) If any change in Applicable Law shall either:

(i) impose, modify or deem applicable any reserve, special deposit or similar requirements against letters of credit heretofore or hereafter issued by any Issuer or with respect to which any Revolving Credit Lender or any Issuer has an obligation to lend to fund drawings under any L/C; or

(ii) impose on any Issuer any other condition or requirements relating to any such letters of credit;

and the result of any event referred to in Section 2.21(c)(i) or 2.21(c)(ii), above, shall be to increase the cost to any Revolving Credit Lender or to any Issuer of issuing or maintaining any L/C (which increase in cost shall be the result of such Issuer’s reasonable allocation among that Revolving Credit Lender’s or Issuer’s letter of credit customers of the aggregate of such cost increases resulting from such events), then, upon demand by the Administrative Agent and delivery by the Administrative Agent to the Borrowers’ Representative of a certificate of an officer of the subject Revolving Credit Lender or the subject Issuer describing such change in law, executive order, regulation, directive, or interpretation thereof, its effect on such Revolving Credit Lender or such Issuer, and the basis for determining such increased costs and their allocation, the Borrowers shall immediately pay to the Administrative Agent, from time to time as specified by the Administrative Agent, such amounts as shall be sufficient to compensate the subject Revolving Credit Lender or the subject Issuer for such increased cost. In the absence of manifest error, any Revolving Credit Lender’s or any Issuer’s determination of costs incurred under Sections 2.21(c)(i) or 2.21(c)(ii), above, and the allocation, if any, of such costs among the Borrowers and other letter of credit customers of such Revolving Credit Lender or such Issuer, if done in good faith and made on an equitable basis and in accordance with such officer’s certificate, shall be conclusive and binding on the Borrowers.

2.22. CONCERNING L/CS.

(a) None of the Issuer, the Issuer’s correspondents, any Lender, any Agent, or any advising, negotiating, or paying bank with respect to any L/C shall be responsible in any way for:

(i) The performance by any beneficiary under any L/C of that beneficiary’s obligations to any Borrower.

(ii) The form, sufficiency, correctness, genuineness, authority of any person signing; falsification; or the legal effect of; any documents called for under any L/C if (with respect to the foregoing) such documents on their face appear to be in order.

(b) The Issuer may honor, as complying with the terms of any L/C and of any drawing thereunder, any drafts or other documents otherwise in order, but signed or issued by an administrator, executor, conservator, trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver, or other legal representative of the party authorized under such L/C to draw or issue such drafts or other documents.

(c) Unless otherwise agreed to, in the particular instance, each Borrower hereby authorizes any Issuer to:

(i) Select an advising bank, if any.

(ii) Select a paying bank, if any.

(iii) Select a negotiating bank, if any.

(d) All directions, correspondence, and funds transfers relating to any L/C are at the risk of the Borrowers. The Issuer shall have discharged the Issuer’s obligations under any L/C which, or the drawing under which, includes payment instructions, by the initiation of the method of payment called for in, and in accordance with, such instructions (or by any other commercially reasonable and comparable method). None of the Agent, the Lenders, or the Issuer shall have any responsibility for any inaccuracy, interruption, error, or delay in transmission or delivery by post, telegraph or cable, or for any inaccuracy of translation.

(e) Each Agent’s, each Lender’s and the Issuer’s rights, powers, privileges and immunities specified in or arising under this Agreement are in addition to any heretofore or at any time hereafter otherwise created or arising, whether by statute or rule of law or contract.

(f) Except to the extent otherwise expressly provided hereunder or agreed to in writing by the Issuer and the Borrowers’ Representative, documentary L/C’s will be governed by the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce, Publication No. 500, and standby L/C’s will be governed by International Standby Practices ISP98 (adopted by the International Chamber of Commerce on April 6, 1998) and any respective subsequent revisions thereof.

(g) The obligations of the Borrowers under this Agreement with respect to L/C’s are absolute, unconditional, and irrevocable and shall be performed strictly in accordance with the terms hereof under all circumstances, whatsoever including, without limitation, the following:

(i) Any lack of validity or enforceability or restriction, restraint, or stay in the enforcement of this Agreement, any L/C, or any other agreement or instrument relating thereto.

(ii) Any Borrower’s consent to any amendment or waiver of, or consent to the departure from, any L/C.

(iii) The existence of any claim, set-off, defense, or other right which any Borrower may have at any time against the beneficiary of any L/C.

(iv) Any good faith honoring of a drawing under any L/C, which drawing possibly could have been dishonored based upon a strict construction of the terms of the L/C.

(h) Each Issuer shall be deemed to have agreed as follows:

(i) That any action taken or omitted by that Issuer, that Issuer’s correspondents, or any advising, negotiating or paying bank with respect to any L/C and the related drafts and documents, shall be done in good faith and in compliance with foreign or domestic laws.

(ii) That the Borrowers shall not be required to indemnify the Issuer, the Issuer’s correspondents, or any advising, negotiating or paying bank with respect to any L/C for any claims, damages, losses, liabilities, costs or expenses to the extent, caused by (x) the willful misconduct or gross negligence of the Issuer, the Issuer’s correspondents, or any advising, negotiating or paying bank with respect to any L/C in determining whether a request presented under any Letter of Credit complied with the terms of such Letter of Credit or (y) the Issuer’s failure to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit.

2.23. CHANGED CIRCUMSTANCES.

(a) The Administrative Agent may advise the Borrowers’ Representative (in reasonable detail as to the facts and circumstances thereof) that the Administrative Agent has made the good faith determination (which determination, in the absence of manifest error, shall be final and conclusive) of any of the following:

(i) Adequate and fair means do not exist for ascertaining the rate for Libor Loans.

(ii) The continuation of or conversion of any Loan to a Libor Loan has been made impracticable or unlawful by the occurrence of a contingency that materially and adversely affects the applicable market or the compliance by the Administrative Agent or any Lender in good faith with any Applicable Law.

(iii) The indices on which the interest rates for Libor Loans are based shall no longer represent the effective cost to the Administrative Agent or any Revolving Credit Lender for U.S. dollar deposits in the interbank market for deposits in which it regularly participates.

(b) In the event that the Administrative Agent advises the Borrowers’ Representative of an occurrence described in Section 2.23(a), then, until the Administrative Agent notifies the Borrowers’ Representative that the circumstances giving rise to such notice no longer apply:

(i) The obligation of the Agent or each Lender to make loans of the type affected by such changed circumstances or to permit the Borrowers’ Representative to select the affected interest rate as otherwise applicable to any Loans shall be suspended.

(ii) Any notice which the Borrowers’ Representative had given the Administrative Agent with respect to any Libor Loan, the time for action with respect to which has not occurred prior to the Administrative Agent’s having given notice pursuant to Section 2.23(a), shall be deemed at the option of the Administrative Agent to not having been given.

2.24. DESIGNATION OF BORROWERS’ REPRESENTATIVE AS BORROWERS’ AGENT.

(a) Each Borrower hereby irrevocably designates and appoints the Borrowers’ Representative as that Borrower’s agent to obtain loans and advances under the Credit Facilities, the proceeds of which shall be available to each Borrower for those uses set forth in this Agreement. As the disclosed principal for its agent, each Borrower shall be obligated to the Agents and each Lender on account of loans and advances so made as if made directly by the Lenders to that Borrower, notwithstanding the manner by which such loans and advances are recorded on the books and records of the Borrowers’ Representative and of any Borrower. In addition, each Loan Party other than the Borrowers hereby irrevocably designates and appoints the Borrowers’ Representative as that Loan Party’s agent to represent such Loan Party in all respects under this Agreement and the other Loan Documents.

(b) Each Borrower recognizes that credit available to it under the Credit Facilities is in excess of and on better terms than it otherwise could obtain on and for its own account and that one of the reasons therefor is its joining in the credit facility contemplated herein with all other Borrowers. Consequently, each Borrower hereby assumes and agrees to discharge all Liabilities of each of the other Borrowers as if the Borrower which is so assuming and agreeing was each of the other Borrowers.

(c) The Borrowers’ Representative shall act as a conduit for each Borrower (including itself, as a “Borrower”) on whose behalf the Borrowers’ Representative has requested a Loan.

(d) The proceeds of each loan and advance provided under the Credit Facilities which is requested by the Borrowers’ Representative shall be deposited into the Operating Account or as otherwise indicated by the Borrowers’ Representative. The Borrowers’ Representative shall cause the transfer of the proceeds thereof to the (those) Borrower(s) on whose behalf such loan and advance was obtained. Neither the Agent nor any Lender shall have any obligation to see to the application of such proceeds.

2.25. LENDERS’ COMMITMENTS.

(a) Subject to Section 16.1 (which provides for assignments and assumptions of commitments), each Revolving Credit Lender’s “Revolving Credit Percentage Commitment”, and “Revolving Credit Dollar Commitment” (respectively so referred to herein) is set forth on EXHIBIT 2.25, annexed hereto.

(b) Subject to Section 16.1 (which provides for assignments and assumptions of commitments), each Last Out Revolving Lender’s “Last Out Revolving Commitment Percentage”, and “Last Out Revolving Credit Dollar Commitment” (respectively so referred to herein) is set forth on EXHIBIT 2.25, annexed hereto.

(c) The obligations of each Revolving Credit Lender are several and not joint. No Revolving Credit Lender shall have any obligation to make any loan or advance under the Credit Facilities in excess of either of the following:

(i) That Revolving Credit Lender’s Revolving Credit Percentage Commitment of the subject loan or advance or of Availability.

(ii) That Revolving Credit Lender’s Revolving Credit Dollar Commitment.

(d) The obligations of each Last Out Revolving Lender are several and not joint. No Last Out Revolving Lender shall have any obligation to make any loan or advance under the Credit Facilities in excess of either of the following:

(i) That Last Out Revolving Lender’s Last Out Revolving Commitment Percentage of the subject loan or advance or of Last Out Availability.

(ii) That Last Out Revolving Lender’s Last Out Revolving Credit Dollar Commitment.

(e) No Lender shall have any liability to the Borrowers on account of the failure of any other Lender to provide any loan or advance under the Credit Facilities nor any obligation to make up any shortfall which may be created by such failure.

(f) The Revolving Credit Dollar Commitments, Revolving Credit Commitment Percentages, Last Out Revolving Credit Dollar Commitment, Last Out Revolving Commitment Percentage, and identities of the Lenders (but not the Revolving Credit Commitments or Last Out Commitments) may be changed, from time to time by the reallocation or assignment of Dollar Commitments and Commitment Percentages amongst the Lenders or with other Persons who determine to become a Lender; provided, however unless an Event of Default has occurred (in which event, no consent of any Borrower is required) any assignment to a Person not then a Lender shall be subject to the prior consent of the Borrowers’ Representative (not to be unreasonably withheld), which consent will be deemed given unless the Borrowers’ Representative provides the Administrative Agent with written objection not more than five (5) Business Days after the Administrative Agent shall have given the

Borrowers’ Representative written notice of a proposed assignment, such notice to state that consent will be deemed given by the Borrowers’ Representative if written objection is not received by the Administrative Agent within such five (5) Business Days.

(g) Upon written notice given the Borrowers’ Representative from time to time by the Administrative Agent of any assignment or allocation referenced in Section 2.25(f):

(i) Each Borrower shall execute one or more replacement Notes to reflect such changed Dollar Commitments, Commitment Percentages, and identities and shall deliver such replacement Notes to the Administrative Agent (which promptly thereafter shall deliver to the Borrowers’ Representative the Notes so replaced) provided however, in the event that a Note is to be exchanged following its acceleration or the entry of an order for relief under the Bankruptcy Code with respect to any Borrower, the Administrative Agent, in lieu of causing the Borrowers to execute one or more new Notes, may issue the Administrative Agent’s Certificate confirming the resulting Dollar Commitments and Percentage Commitments.

(ii) Such change shall be effective from the effective date specified in such written notice and any Person added as a Lender shall have all rights, privileges, and obligations of a Lender hereunder thereafter as if such Person had been a signatory to this Agreement and any other Loan Document to which a Lender is a signatory and any Person removed as a Lender shall be relieved of any obligations or responsibilities of a Lender hereunder thereafter.

2.26. REFERENCES TO ORIGINAL AGREEMENT. The terms “Loan and Security Agreement,” “this Agreement,” “Loan Agreement,” and similar references as used in the documents, instruments and agreements executed and/or delivered in connection with the Original Agreement, shall mean the Original Agreement as amended and restated hereby in its entirety, and each of such documents, instruments and agreements is hereby so amended. Except as specifically agreed herein or in any of the Loan Documents executed concurrently herewith, each of the Loan Documents executed and delivered in connection with the Original Agreement is hereby ratified and confirmed and shall remain in full force and effect in accordance with its terms. Without limitation of the foregoing, the Loan Parties hereby confirm that the Collateral Interests granted under the Original Agreement and each other applicable Loan Document continue to secure all of the Liabilities.

ARTICLE 3 - CONDITIONS PRECEDENT:

As a condition to the effectiveness of this Agreement, the establishment of the Credit Facilities, the making of the first loan under the Credit Facilities, each of the documents respectively described in Sections 3.1 through and including 3.11, (each in form and substance satisfactory to the Administrative Agent) shall have been delivered to the Administrative Agent, and the conditions respectively described in Sections 3.5 through and including 3.11, shall have been satisfied:

3.1. DUE DILIGENCE.

(a) Certificates of good standing for each Loan Party, respectively issued by the Secretary of State for the state in which that Loan Party is organized.

(b) Certificates of due qualification, in good standing, issued by the Secretary of State for the Commonwealth of Massachusetts for those Loan Parties required to file to do business in the Commonwealth of Massachusetts.

(c) Certificates of each Loan Party’s clerk or secretary, as applicable, of the due adoption, continued effectiveness, and setting forth the texts of, each resolution adopted in connection with the establishment of the loan arrangement contemplated by the Loan Documents and attesting to the true signatures of each Person authorized as a signatory to any of the Loan Documents.

3.2. OPINION. One or more reasonable and customary opinions of counsel to the Loan Parties

3.3. ADDITIONAL DOCUMENTS. Such additional instruments and documents as the Administrative Agent or its counsel reasonably may require or request.

3.4. OFFICERS’ CERTIFICATES. Certificates executed by (a) either the President or the Chief Executive Officer and (b) the Chief Financial Officer of the Borrowers’ Representative and stating that the representations and warranties made by the Loan Parties to the Agents and the Lenders in the Loan Documents are true and complete in all material respects as of the date of such Certificate, and that no event has occurred which is or which, solely with the giving of notice or passage of time (or both) would be an Event of Default.

3.5. Representations and Warranties. Each of the representations made by or on behalf of each Loan Party in this Agreement or in any of the other Loan Documents or in any other report, statement, document, or paper provided by or on behalf of each Loan Party shall be true and complete in all material respects as of the date as of which such representation or warranty was made.

3.6. ALL FEES AND EXPENSES PAID. All fees due at or immediately after the first funding under the Credit Facilities and all costs and expenses incurred by the Administrative Agent, and the Collateral Agent in connection with the establishment of the credit facilities contemplated hereby (including the reasonable fees and expenses of counsel to the Administrative Agent, and the Collateral Agent), shall have been paid in full.

3.7. COLLATERAL, ETC.

(a) Each document (including, without limitation, Uniform Commercial Code financing statements) required by law or requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Collateral Agent a first priority perfected security interest in the Collateral shall have been properly filed, registered or recorded in each jurisdiction where required and the Collateral Agent shall have a first priority perfected security interest in the Collateral, subject only to Permitted Encumbrances.

(b) All accounts payable of the Loan Parties shall be within invoice terms (subject only to good faith disputes).

(c) The Inventory Purchase Agreement shall have been executed and delivered by all the Loan Parties, shall be in full force and effect and shall be satisfactory to the Administrative Agent.

3.8. No Default.

(a) No Default shall have occurred and be continuing.

(b) Except as specifically set forth on EXHIBIT 3.8(b), no default shall have occurred and be continuing under any material contract or other agreement to which any Loan Party is a party.

3.9. Financial Statements; Legal Due Diligence; No Adverse Change.

(a) The Administrative Agent shall be satisfied that all financial statements and projections delivered to it fairly present the Consolidated business and financial condition of the Borrowers and their Consolidated Subsidiaries.

(b) No event shall have occurred or failed to occur, which occurrence or failure is or could have a materially adverse effect upon any Loan Party’s financial condition when compared with the financial condition of such Loan Party as reflected in its most recent interim management prepared financial statements, annual report(s), public filings and projections provided to the Administrative Agent or any Lender.

(c) The Administrative Agent shall be satisfied that no information or materials supplied by or on behalf of the Loan Parties contain material misstatements or omissions which could be materially misleading.

(d) The Administrative Agent shall be satisfied that no materially adverse change in any governmental regulations or policies affecting any Loan Party or Agent shall have occurred.

3.10. NO LITIGATION. The Administrative Agent and its counsel shall have received evidence satisfactory to each that there are no actions, suits or proceedings at law or in equity or by or before any governmental instrumentality or other agency or regulatory authority now pending or threatened against any Loan Party the result of which is reasonably likely to have a material adverse effect on such Loan Party or its businesses or assets.

3.11. BENEFIT OF CONDITIONS PRECEDENT. The conditions set forth in this Article 3 are for the sole benefit of each Agent and each Lender and may be waived by the Administrative Agent, in whole or in part, without prejudice to any Agent or any Lender.

No document shall be deemed delivered to the Administrative Agent, the Collateral Agent, or any Lender until received and accepted by the Administrative Agent at its offices in Boston, Massachusetts. Under no circumstances shall this Agreement take effect until executed and accepted by the Administrative Agent at said offices.

ARTICLE 4 - GENERAL REPRESENTATIONS, COVENANTS AND WARRANTIES:

To induce each Lender to establish the Credit Facilities contemplated herein and to induce the Lenders to provide loans and advances hereunder (each of which loans shall be deemed to have been made in reliance thereupon), respectively, as contemplated hereby, the Loan Parties, in addition to all other representations, warranties, and covenants made by any Loan Party in any other Loan Document, make those representations, warranties, and covenants included in this Agreement.

4.1. PAYMENT AND PERFORMANCE OF LIABILITIES. The Borrowers shall pay each payment Liability when due (or when demanded, if payable on demand) and shall promptly, punctually, and faithfully perform each other Liability.

4.2. DUE ORGANIZATION. AUTHORIZATION. NO CONFLICTS.

(a) Each Loan Party presently is and hereafter shall remain in good standing under the laws of the State in which it is organized, as set forth in the Preamble and is and shall hereafter remain duly qualified and in good standing in every other State in which, by reason of the nature or location of such Loan Party’s assets or operation of such Loan Party’s business, such qualification is necessary, except where the failure to so qualify could not reasonably be expected to have a material adverse effect on the business or assets of that Loan Party.

(b) Each Loan Party’s respective organizational identification number assigned to it by the State of its organization and its respective federal employer identification number is stated on EXHIBIT 4.2, annexed hereto.

(c) No Loan Party shall change its State of organization; any organizational identification number assigned to that Loan Party by that State; or that Loan Party’s federal taxpayer identification number on less than sixty (60) days prior written notice (in reasonable detail) to the Administrative Agent.

(d) Each Affiliate of the Loan Parties is listed on EXHIBIT 4.2. The Borrowers’ Representative shall provide the Administrative Agent with prior written notice of any entity’s becoming or ceasing to be an Affiliate.

(e) Each Loan Party has all requisite power and authority to execute and deliver all Loan Documents to which that Loan Party is a party and has and will hereafter retain all requisite power to perform all Liabilities.

(f) The execution and delivery by each Loan Party of each Loan Document to which it is a party; each Loan Party’s consummation of the transactions contemplated by such Loan Documents (including, without limitation, the creation of Collateral Interests by that Loan Party to secure the Liabilities); each Loan Party’s performance under those of the Loan Documents to which it is a party; the borrowings hereunder; and the use of the proceeds thereof:

(i) Have been duly authorized by all necessary action.

(ii) Do not, and will not, contravene in any material respect any provision of any Requirement of Law or obligation of that Loan Party, where such contravention would have a material adverse effect on that Loan Party.

(iii) Will not result in the creation or imposition of, or the obligation to create or impose, any Encumbrance upon any assets of that Loan Party pursuant to any Requirement of Law or obligation, except pursuant to or as permitted by the Loan Documents.

(g) The Loan Documents have been duly executed and delivered by each Loan Party and are the legal, valid and binding obligations of each Loan Party, enforceable against each Loan Party in accordance with their respective terms, except as such enforceability may be subject to limitations on the rights and remedies of secured creditors generally imposed under bankruptcy or insolvency law and that the availability of equitable relief is subject to the discretion of the court from which such relief is sought.

4.3. TRADE NAMES.

(a) EXHIBIT 4.3, annexed hereto, is a listing of:

(i) All names under which any Loan Party conducted its business during the five (5) years preceding the date of this Agreement.

(ii) All Persons with whom any Loan Party consolidated or merged, or from whom any Loan Party acquired in a single transaction or in a series of related transactions substantially all of such Person’s assets, in each case during the five (5) years preceding the date of this Agreement.

(b) The Borrowers’ Representative will provide the Administrative Agent with not less than twenty-one (21) days prior written notice (with reasonable particularity) of any change to any Loan Party’s name from that under which that Loan Party is conducting its business at the execution of this Agreement and will not effect such change unless each Loan Party is then in compliance with all provisions of this Agreement.

4.4. INFRASTRUCTURE.

(a) Each Loan Party has and will maintain a sufficient infrastructure to conduct its business as presently conducted and as contemplated to be conducted following its execution of this Agreement.

(b) To the Borrowers’ knowledge, except as set forth in EXHIBIT 4.4(b), each Loan Party owns and possesses, or has the right to use (and will hereafter own, possess, or have such right to use) all patents, industrial designs, trademarks, trade names, trade styles, brand names, service marks, logos, copyrights, trade secrets, know-how, confidential information, and other intellectual or proprietary property of any third Person necessary for that Loan Party’s conduct of that Loan Party’s business except where the failure to own, possess, or have such right or use will not have more than a de minimis adverse effect on any Loan Party.

(c) To the Borrowers’ knowledge, the conduct by each Loan Party of that Loan Party’s business does not presently infringe (nor will any Loan Party conduct its business in the future so as to infringe) the patents, industrial designs, trademarks, trade names, trade styles, brand names, service marks, logos, copyrights, trade secrets, know-how, confidential information, or other intellectual or proprietary property of any third Person except where such infringement will not have no more than a de minimis adverse effect on that Loan Party.

4.5. LOCATIONS.

(a) The Collateral, and the books, records, and papers of the Loan Parties pertaining thereto, are kept and maintained solely at the following locations:

(i) The Borrowers’ Representative’s chief executive offices which are at 555 Turnpike Street, Canton, Massachusetts 02021.

(ii) Those locations which are listed on EXHIBIT 4.5, annexed hereto, which EXHIBIT includes, with respect to each such location, the name and address of the landlord on the Lease which covers such location (or an indication that a Loan Party owns the subject location) and of all service bureaus with which any such records are maintained and the names and addresses of each Loan Party’s landlord(s).

(b) No Loan Party shall remove any of the Collateral from said chief executive office or those locations listed on EXHIBIT 4.5 except for the following purposes:

(i) To accomplish sales of Inventory in the ordinary course of business or sales permitted by Section 4.14(d).

(ii) To move Inventory from one such location to another such location.

(iii) To utilize such of the Collateral as is removed from such locations in the ordinary course of business (such as motor vehicles).

(c) Except where caused by a force majeure or as otherwise agreed by the Administrative Agent, and except with respect to the locations referred to in Section 4.14(d) as to which five (5) days notice shall be deemed sufficient, no Loan Party shall cease the conduct of business at any of its present or future Stores for more than fifteen (15) consecutive days without first furnishing the Administrative Agent with not less than thirty (30) days (or such lesser period as the Administrative Agent may agree) prior written notice thereof.

4.6. STORES.

(a) No Loan Party is or may commit to or become legally obligated to open additional Stores where such commitment, obligation, or opening is prohibited by, or would result in a breach of, this Agreement.

(b) Except for in-transit Inventory, no tangible personal property of any Loan Party (beyond a de minimis amount of such property) is in the care or custody of any third party or stored or entrusted with a bailee or other third party other than as otherwise consented to in writing by the Administrative Agent.

4.7. TITLE TO ASSETS.

(a) The Loan Parties are, and shall hereafter remain, the owners of the Collateral free and clear of all Encumbrances with the exceptions of the following:

(i) Encumbrances in favor of the Collateral Agent.

(ii) Permitted Encumbrances.

(b) Except as disclosed on EXHIBIT 4.7(b), annexed hereto, the Loan Parties do not have possession of any property on consignment to the Loan Parties and will not have possession of property on consignment hereafter.

(c) No Loan Party shall acquire or obtain the right to use any Equipment in which any third party has an interest, except for:

(i) Equipment which is merely incidental to the conduct of that Loan Party’s business; or

(ii) Equipment, the acquisition or right to use of which has been consented to by the Administrative Agent, which consent may be conditioned solely upon the Administrative Agent’s receipt of an agreement, substantially in the form of EXHIBIT 4.7(c)(ii), annexed hereto with the third party which has an interest in such Equipment; or

(iii) Equipment subject to Leases, Capital Leases or licenses otherwise permitted hereunder.

(d) No Affiliate (other than a Loan Party) which is owned, directly or indirectly, by a Loan Party has, and none will acquire, any assets other than assets of nominal value, unless (i) such acquisition of assets is not prohibited by another provision of this Agreement and (ii) the ownership interests of such Affiliate shall have been pledged to the Collateral Agent for the benefit of the Lenders as their interests may appear and the Collateral Agent has a first priority, perfected security interest in such ownership interests.

4.8. INDEBTEDNESS.

(a) The Loan Parties do not, and shall not hereafter, have any Indebtedness with the exception of Permitted Indebtedness and shall not make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness except Permitted Indebtedness; provided, however, that the Loan Parties will not make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of the Rochester Indebtedness or principal of or interest on any Subordinated Indebtedness except for the following:

(i) with respect to the 5% Subordinated Note, (x) regularly scheduled payments of interest and (y) commencing with May 14, 2003, regularly scheduled payments of principal (the aggregate of principal payments during any twelve month period not in any event to exceed $3,000,000), so long as in the case of any payment under clause (x) or (y), as of the date of such payment, and after giving effect thereto, there exists no Default; and

(ii) with respect to the Rochester Indebtedness the amount of the contingent purchase price, if any, as and when due pursuant to Section 2.5.3 of the Rochester Acquisition Agreement so long as on the date of any such payment, and after giving effect thereto,(x) there exist no Default; and (y) Excess Availability is greater than $12,500,000.00;

(iii) with respect to the Convertible Notes (a) regularly scheduled payments of interest so long as of the date of such payment, and after giving effect thereto, there exists no Default; (b) payment, prepayment and/or retirement of Indebtedness in connection with a Permitted Repurchase.

The terms and conditions (including without limitation, the payment terms thereunder (including, without limitation, the timing thereof)) of the Rochester Acquisition Agreement, the Convertible Notes, the Indenture, the 5% Subordinated Note, and Subordination Agreements may not be amended, modified or supplemented in any respect without the prior written consent of the Administrative Agent, and SuperMajority Lenders.

4.9. INSURANCE.

(a) EXHIBIT 4.9, annexed hereto, is a schedule of all insurance policies owned by the Loan Parties or under which any Loan Party is the named insured. Each of such policies is in full force and effect. Neither the issuer of any such policy nor any Loan Party is in default or violation of any such policy.

(b) The Loan Parties shall have and maintain at all times insurance covering such risks, in such amounts, containing such terms, in such form, for such periods, and written by such companies as may be satisfactory to the Administrative Agent.

(c) All insurance carried by the Loan Parties shall provide for a minimum of thirty (30) days’ prior written notice of cancellation to the Administrative Agent and all such insurance which covers the Collateral shall include an endorsement in favor of the Agents, which endorsement shall provide that the insurance, to the extent of the Agent’s respective interest therein, shall not be impaired or invalidated, in whole or in part, by reason of any act or neglect of any Loan Party or by the failure of any Loan Party to comply with any warranty or condition of the policy, and shall not include an endorsement in favor of any other Person except for endorsements naming one or more of the sellers under the Casual Male Acquisition Agreement as additional insureds to the extent required or contemplated by such Casual Male Acquisition Agreement.

(d) The coverage reflected on EXHIBIT 4.9 presently satisfies the foregoing requirements, it being recognized by each Loan Party, however, that such requirements may hereafter be modified as required by the Administrative Agent in its reasonable discretion to reflect changing circumstances.

(e) The Borrowers’ Representative shall furnish the Administrative Agent from time to time with certificates or other evidence satisfactory to the Administrative Agent regarding compliance by the Loan Parties with the foregoing requirements.

(f) In the event of the failure by the Loan Parties to maintain insurance as required herein, the Administrative Agent, at its option, may obtain such insurance, provided, however, the Administrative Agent’s obtaining of such insurance shall not constitute a cure or waiver of any Event of Default occasioned by the Loan Parties’ failure to have maintained such insurance.

4.10. LICENSES. Each license, distributorship, franchise, and similar agreement issued to, or to which any Loan Party is a party, is in full force and effect, except where the failure thereof to be in full force and effect could not reasonably be expected to have a material adverse effect on the Loan Parties. Neither the Borrowers nor, to the best knowledge of the Borrowers, any other party to any such license or agreement is in default or violation thereof. No Loan Party has received any notice or threat of cancellation of any such license or agreement.

4.11. LEASES. EXHIBIT 4.11, annexed hereto, is a schedule of all presently effective Capital Leases. Exhibit 4.5 includes a list of all other presently effective Leases. Each of such Leases and Capital Leases is in full force and effect. Neither the Borrower nor, to the best knowledge of the Borrowers, any other party to any such Lease or Capital Lease is in default or violation of any such Lease or Capital Lease and no Loan Party has received notice or a threat of cancellation of any such Lease or Capital Lease. Each Loan Party hereby authorizes the Administrative Agent at any time and from time to time, with the consent of the Borrowers’ Representative and at any time following the occurrence of an Event of Default, to contact any of the Loan Parties’ respective landlords in order to confirm the Loan Parties’ continued compliance with the terms and conditions of the Lease(s) between the subject Loan Party and that landlord and to discuss such issues, concerning the subject Loan Party’s occupancy under such Lease(s), as the Administrative Agent may determine.

4.12. REQUIREMENTS OF LAW. Each Loan Party is in compliance with, and shall hereafter comply with and use its assets in compliance with, all Requirements of Law except where the failure of such compliance will not have more than a de minimis adverse effect on the Loan Party’s business. No Loan Party has received any notice of any violation of any

Requirement of Law (other than of a violation which has no more than a de minimis adverse effect on the Loan Party’s business or assets), which violation has not been cured or otherwise remedied.

4.13. LABOR RELATIONS.

(a) Except as disclosed on EXHIBIT 4.13(a), annexed hereto, no Loan Party is presently a party to any collective bargaining or other labor contract.

(b) There is not presently pending and, to any Loan Party’s knowledge, there is not threatened any of the following:

(i) Any strike, slowdown, picketing, work stoppage, or material employee grievance process.

(ii) Any proceeding against or affecting any Loan Party relating to the alleged violation of any Applicable Law pertaining to labor relations or before National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable governmental body, organizational activity, or other labor or employment dispute against or affecting any Loan Party, which, if determined adversely to that Loan Party could have more than a de minimis adverse effect on that Loan Party.

(iii) Any lockout of any employees by any Loan Party (and no such action is contemplated by any Loan Party).

(iv) Any application for the certification of a collective bargaining agent.

(c) To the knowledge of the Borrowers’ Representative and each Loan Party, no material event has occurred or circumstance exists which could provide the basis for any work stoppage or other labor dispute.

(d) Each Loan Party:

(i) Has complied in all material respects with all Applicable Law relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing.

(ii) Is not liable for the payment of more than a de minimis amount of compensation, damages, taxes, fines, penalties, or other amounts, however designated, for that Loan Party’s failure to comply with any Applicable Law referenced in Section 4.13(d)(i).

4.14. MAINTAIN PROPERTIES. The Loan Parties shall:

(a) Keep the Collateral in good order and repair (ordinary reasonable wear and tear and insured casualty excepted).

(b) Not suffer or cause the waste or destruction of any material part of the Collateral.

(c) Not use any of the Collateral in violation of any policy of insurance thereon.

(d) Not sell, lease, or otherwise dispose of any of the Collateral, other than the following:

(i) The sale of Inventory in compliance with this Agreement.

(ii) The disposal of Equipment which is obsolete, worn out, or damaged beyond repair, which Equipment is replaced to the extent necessary to preserve or improve the operating efficiency of any Loan Party.

(iii) The turning over to the Administrative Agent of all Receipts as provided herein.

(iv) Permitted Asset Dispositions.

4.15. TAXES.

(a) The Loan Parties, in compliance with all Applicable Law, have properly filed the Loan Party’s tax returns due to be filed up to the date of this Agreement. All federal and state taxes and other amounts in the nature of taxes for which any Loan Party is liable or obligated are presently due and payable without penalty; or have been paid or settled.

(b) The Loan Parties shall: pay, as they become due and payable, all taxes and unemployment contributions and other charges of any kind or nature levied, assessed or claimed against any Loan Party or the Collateral by any Person whose claim could result in an Encumbrance upon any asset of any Loan Party or by any governmental authority; properly exercise any trust responsibilities imposed upon any Loan Party by reason of withholding from employees’ pay or by reason of any Loan Party’s receipt of sales tax or other funds for the account of any third party; timely make all contributions and other payments as may be required pursuant to any Employee Benefit Plan now or hereafter established by any Loan Party; and timely file all tax and other returns and other reports with each governmental authority to whom any Loan Party is obligated to so file except where failure to file could not reasonably be expected to have a material adverse effect provided however, nothing included in this Section 4.15(b) shall prevent the Loan Parties from contesting, in good faith and by appropriate proceedings, any tax liability claimed against any Loan Party, but only provided that and so long as no tax lien is filed with respect thereto.

(c) At its option, with prior notice to the Borrowers’ Representative, the Administrative Agent may pay any tax, charge levied, assessed, or claimed upon any Loan

Party or the Collateral by any Person, or entity or governmental authority, and make any payments on account of any Loan Party’s Employee Benefit Plan as the Administrative Agent , in the Administrative Agent’s discretion, may deem necessary or desirable, to protect the Agents’ Rights and Remedies.

4.16. NO MARGIN STOCK NOT INVESTMENT COMPANY.

(a) No Loan Party is engaged in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulations U, T, and X of the Board of Governors of the Federal Reserve System of the United States). No part of the proceeds of any borrowing hereunder will be used at any time to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

(b) No Loan Party or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

4.17. ERISA.

(a) Neither any Loan Party nor any ERISA Affiliate has ever:

(i) Violated or failed to be in full compliance with any Employee Benefit Plan maintained by any Loan Party.

(ii) Failed timely to file all reports and filings required by ERISA to be filed by any Loan Party.

(iii) Engaged in any nonexempt “prohibited transactions” or “reportable events” (respectively as described in ERISA).

(iv) Engaged in, or committed, any act such that a tax or penalty could be imposed upon any Loan Party on account thereof pursuant to ERISA.

(v) Accumulated any material cumulative funding deficiency within the meaning of ERISA.

(vi) Terminated any Employee Benefit Plan such that a lien could be asserted against any assets of any Loan Party on account thereof pursuant to ERISA.

(vii) Been a member of, contributed to, or had any obligation under any Employee Benefit Plan which is a multiemployer plan within the meaning of Section 4001(a) of ERISA.

(b) Neither any Loan Party nor any ERISA Affiliate shall ever engage in any action of the type described in Section 4.17(a).

4.18. HAZARDOUS MATERIALS.

(a) No Loan Party has ever: (i) been legally responsible for any release or threat of release of any Hazardous Material or (ii) received notification of the incurrence of any expense in connection with the assessment, containment, or removal of any Hazardous Material for which that Loan Party would be responsible.

(b) Each Loan Party shall: (i) dispose of any Hazardous Material only in compliance with all Environmental Laws and (ii) have possession of any Hazardous Material only in the ordinary course of that Loan Party’s business and in compliance with all Environmental Laws.

4.19. LITIGATION. Except as described in EXHIBIT 4.19, annexed hereto, there is not presently pending or to the knowledge of the Borrowers, threatened in writing, by or against any Loan Party, any suit, action, proceeding, or investigation which if determined adversely to such Loan Party, would have a material adverse effect upon the Loan Parties’ financial condition or the ability of the Loan Parties to conduct their business as such business is presently conducted or is contemplated to be conducted in the foreseeable future.

4.20. DIVIDENDS. INVESTMENTS. ENTITY ACTION. No Loan Party shall:

(a) Pay any cash dividend or make any other distribution in respect of any class of their respective capital stock or other ownership interests, other than payments to another Loan Party.

(b) Redeem, retire, purchase, or acquire any of Casual Male’s capital stock, other than pursuant to a Permitted Repurchase.

(c) Invest in or purchase any stock or securities or other ownership interests, or rights to purchase any such stock or securities or other ownership interests, of any corporation or other Person, except for

(i) Permitted Investments,

(ii) Permitted Acquisitions subject to the provisions of Section 4.21,

(iii) Investments in new wholly owned Subsidiaries formed in connection with any such Permitted Acquisition, subject to the provisions of Section 4.21(e).

(d) Merge or consolidate or be merged or consolidated with or into any other corporation or other entity; provided that nothing in this Agreement shall prevent any Loan Party from merging into any other Loan Party.

(e) Consolidate any of that Loan Party’s operations with those of any other corporation or other entity other than another Loan Party.

(f) Subordinate any debts or obligations owed to that Loan Party by any third party to any other debts owed by such third party to any other Person.

(g) Engage in any interest rate swaps, caps, or similar activities, or any hedging activities, other than in the ordinary course and conduct of that Loan Party’s business and then only with a Lender or any Affiliate of a Lender.

4.21. PERMITTED ACQUISITIONS. The Loan Parties may make Permitted Acquisitions without the consent of the Agent or the Lenders; provided that:

(a) Not less than fifteen (15) days prior written notice (with reasonable particularity as to the facts and circumstances in respect of which such notice is being given) of such Permitted Acquisition is given to the Administrative Agent.

(b) As of the date of such Permitted Acquisition immediately after giving effect thereto, the Total Facility Usage Ratio does not exceed 80% as determined by the Agent based upon the most recent Borrowing Base Certificate delivered to the Agent pursuant to Section 5.4 of the Loan Agreement;

(c) Together with the notice required by clause (a) of this Section, the Borrowers’ Representative has delivered to the Agent pro forma financial projections on a monthly basis demonstrating immediately after giving effect to the Permitted Acquisition, the Total Facility Usage Ratio would not exceed 80% as determined on a pro forma basis over the twelve (12) months next following the month during which the Permitted Acquisition is consummated, which projections are in form and substance satisfactory to the Agent and are based on reasonable projections of the financial performance of the Borrowers and are accompanied by a certificate of the Borrowers’ Representative’s Chief Executive Officer, President or Chief Financial Officer certifying that such projections are accurate and complete.

(d) No Event of Default then exists or would result from any such Permitted Acquisition.

(e) With respect, to and in the event of any Permitted Acquisition which consists of, or results in the creation of, a Subsidiary, the Administrative Agent shall be provided with such Subsidiary’s Guarantor Agreement (in form and substance satisfactory to the Administrative Agent), which Guarantor Agreement shall be secured by first perfected security interests and liens on substantially all of the assets of such Subsidiary, subject to the same limitations set forth in Section 8.1 hereof and subject to Permitted Encumbrances.

(f) The Agent and the Lenders shall have no obligation to include any Inventory acquired in such Permitted Acquisition (or Inventory of a similar type and nature acquired after the Permitted Acquisition) as Eligible Inventory.

4.22. LOANS. The Loan Parties shall not make any loans to, nor acquire the Indebtedness of, any Person, provided, however, the foregoing does not prohibit any of the following:

(a) Subject to such conditions respectively as apply thereto, the making of Permitted Investments.

(b) Advance payments made to a Loan Party’s suppliers in the ordinary course.

(c) Advances to a Loan Party’s officers, employees, and salespersons with respect to reasonable expenses to be incurred by such officers, employees, and salespersons for the benefit of a Loan Party, which expenses are properly substantiated by the person seeking such advance and properly reimbursable by a Loan Party.

(d) Loans to a Loan Party’s officers and employees not exceeding $400,000 in the aggregate at any one time outstanding, provided that each such loan is for a term of not more than 90 days from the date on which it is made and is paid within such 90-day period; provided that, all amounts due on account of loans permitted under this clause (d) shall constitute Collateral and shall be pledged to the Collateral Agent for the benefit of the Lenders; and

(e) Advances to contractors for the construction or renovation of stores, buildings or improvements for use in the business of a Loan Party.

(f) Loans by Casual Male or Designs Apparel, Inc. to Guarantors to finance the purchases by Guarantors of Inventory pursuant to the Amended and Restated Inventory Purchase Agreement and to permit such Guarantors to pay ordinary course operating expenses (including, without limitation, rent, utilities and taxes) so long as in each case such intercompany loans shall be evidenced by, and subject to, such documentation (including, without limitation, notes and pledge agreements) as the Collateral Agent may require.

4.23. RESTRICTIONS ON SALE OF COLLATERAL; LICENSE AGREEMENTS. To the Loan Parties’ knowledge, the Loan Parties are not, and shall not become, party to any agreement or understanding which limits, impairs, or otherwise restricts the ability of the Collateral Agent to freely sell and dispose of any of the Collateral (including, without limitation, any repurchase agreements, rights of first refusal or other agreements which limit or condition the time, manner, place or price for the sale or disposition of the Collateral) other than that certain License Agreement dated as of May 31, 2004 by and between George Foreman Productions, Inc. and Casual Male as in effect as in the date of this Agreement. The Loan Parties shall not effect or permit any material change or amendment to the terms of such License Agreements which would impose further restrictions to the Collateral Agent’s disposition of the Collateral or would shorten the term of such License Agreements.

4.24. PROTECTION OF ASSETS. The Administrative Agent, in the Administrative Agent’s discretion, from time to time, may discharge any tax or Encumbrance on any of the Collateral, or take any other action which the Administrative Agent may deem necessary or desirable to repair, insure, maintain, preserve, collect, or realize upon any of the Collateral. The Administrative Agent shall not have any obligation to undertake any of the foregoing and shall have no liability on account of any action so undertaken except where there is a specific finding in a judicial proceeding (in which the Administrative Agent has had an opportunity to be heard), from which finding no further appeal is available, that the Administrative Agent had acted in actual bad faith or in a grossly negligent manner. The Loan Parties shall pay to the Administrative Agent, on demand, or the Administrative Agent, in its discretion, may add to the Loan Account, all amounts paid or incurred by the Administrative Agent pursuant to this Section 4.24.

4.25. LINE OF BUSINESS.

(a) Except as provided in Sections 4.20, 4.23 and 4.25(c), no Loan Party shall engage in any business other than the business in which it is currently engaged or plans to be engaged, as reflected in the Business Plan, or a business reasonably related thereto (the conduct of which reasonably related business is reflected in the Business Plan), provided that the foregoing shall not prohibit the expansion or contraction of a Loan Party’s business so long as the Loan Parties are still engaged solely in the retail sale of apparel, footwear and related accessories and other activities, ancillary, incidental or necessary thereto, and such expansion or contraction is otherwise permitted under other Sections of this Agreement.

(b) The Loan Parties, with the prior written notice to the Administrative Agent in each instance, may license the use of up to 5% of the selling space of any Store (measured in terms of square feet) for the operation of certain departments of their Stores by third parties.

(c) The Loan Parties, with the prior written consent of the Administrative Agent (as to which, see Section 4.25(c)(i)), may (x) license the use of more than 5% of the selling space of any Store (measured in terms of square feet) for the operation of certain departments by third parties and (y) franchise to others the right to operate comparable Stores, it being understood that:

(i) The Administrative Agent’s determination to consent to the Loan Parties’ activities described in Section 4.25(c) may be conditioned on the Administrative Agent’s being satisfied that the secured position of the Collateral Agent, and the Agents’ Rights and Remedies, would not be adversely affected by such restructuring and that such restructuring does not place any material additional administrative burdens on the Agents.

(ii) The Administrative Agent may provide such consent pursuant to this Section 4.25(c) on its own authority and without obtaining the Consent of the Majority Lenders.

(iii) The Administrative Agent may condition its providing of such consent pursuant to this Section 4.25(c) on the Consent of the Majority Lenders.

4.26. AFFILIATE TRANSACTIONS. No Loan Party shall make any payment, nor give any value, to any Affiliate except for:

(a) Goods and services actually purchased by that Loan Party from, or sold by that Loan Party to, such Affiliate for a price and on terms which shall

(i) be competitive and fully deductible as an “ordinary and necessary business expense” and/or fully depreciable under the Internal Revenue Code of 1986 and the Treasury Regulations, each as amended; and

(ii) be no less favorable to that Loan Party than those which would have been charged and imposed in an arms length transaction.

4.27. FURTHER ASSURANCES.

(a) No Loan Party is the owner of, nor has it any interest in, any property or asset which, immediately upon the satisfaction of the conditions precedent to the effectiveness of the credit facility contemplated hereby (Article 4) and the proper filing of Uniform Commercial Code Financing Statements and delivery of any Collateral in which a security interest must be perfected by possession, will not be subject to a perfected Collateral Interest in favor of the Collateral Agent (subject only to Permitted Encumbrances) to secure the Liabilities.

(b) Except as otherwise permitted by this Agreement, no Loan Party will hereafter acquire any asset or any interest in property which is not, immediately upon such acquisition, subject to such a perfected Collateral Interest in favor of the Collateral Agent to secure the Liabilities (subject only to Permitted Encumbrances).

(c) Each Loan Party shall execute and deliver to the Administrative Agent such instruments, documents, and papers, and shall do all such things from time to time hereafter as the Administrative Agent reasonably may request, to carry into effect the provisions and intent of this Agreement; to protect and perfect the Collateral Agent’s Collateral Interests in the Collateral; and to comply with all applicable statutes and laws, and facilitate the collection of the Receivables Collateral. Each Loan Party shall execute all such instruments as may be required by the Administrative Agent with respect to the recordation and/or perfection of the Collateral Interests created or contemplated herein.

(d) Each Loan Party hereby designates the Collateral Agent as and for that Loan Party’s true and lawful attorney, with full power of substitution, to sign and file any financing statements in order to perfect or protect the Collateral Agent’s Collateral Interests in the Collateral.

(e) This Agreement constitutes an authenticated record which authorizes the Collateral Agent to file such financing statements as the Collateral Agent determines as appropriate to perfect or protect the Agent’s Collateral Interests created hereby.

(f) A carbon, photographic, or other reproduction of this Agreement or of any financing statement or other instrument executed pursuant to this Section 4.27 shall be sufficient for filing to perfect the security interests granted herein.

4.28. ADEQUACY OF DISCLOSURE.

(a) All financial statements furnished to each Agent and each Lender by each Loan Party have been prepared in accordance with GAAP consistently applied and present fairly the condition of the Loan Parties at the date(s) thereof and the results of operations and cash flows for the period(s) covered (provided however, that unaudited financial statements are subject to normal year end adjustments and to the absence of footnotes). There has been no change in the Consolidated financial condition, results of operations, or cash flows of the Loan

Parties since the date(s) of the most recent financial statements delivered to the Administrative Agent, as supplemented by the Business Plan, other than changes in the ordinary course of business, which changes have not been materially adverse, either singularly or in the aggregate.

(b) Except as set forth on EXHIBIT 4.28(b), annexed hereto, no Loan Party has any contingent obligations or obligation under any Lease or Capital Lease which is not noted in the Loan Parties’ Consolidated financial statements furnished to each Agent and each Lender prior to the execution of this Agreement other than obligations which are entered into in the ordinary course of business since the date of such financial statement.

(c) No document, instrument, agreement, or paper now or hereafter given to any Agent and any Lender by or on behalf of each Loan Party or any guarantor of the Liabilities in connection with the execution of this Agreement by each Agent and each Lender (except for any projections provided by or on behalf of any Loan Party) contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements therein not misleading.

4.29. NO RESTRICTIONS ON LIABILITIES. No Loan Party shall enter into or directly or indirectly become subject to any agreement which prohibits or restricts, in any manner, any Loan Party’s:

(a) Creation of, and granting of Collateral Interests in favor of the Collateral Agent.

(b) Incurrence of Liabilities.

4.30. OTHER COVENANTS. No Loan Party shall indirectly do or cause to be done any act which, if done directly by that Loan Party, would breach any covenant contained in this Agreement.

4.31. INVENTORY PURCHASING. Any Person which at any time becomes a Loan Party shall become party to, and shall at all times comply with the terms and conditions set forth in, the Inventory Purchase Agreement including, without limitation, the obligation of each Loan Party (other than Designs Apparel, Inc.) to purchase of all of its Inventory exclusively from Designs Apparel, Inc, provided, however, RBT may directly purchase de minimus amounts of Inventory for its own account. The Inventory Purchase Agreement may not be amended, modified or supplemented, except for the addition of Loan Parties, or terminated without the prior written consent of the Administrative Agent.

ARTICLE 5 - FINANCIAL REPORTING AND PERFORMANCE COVENANTS:

5.1. MAINTAIN RECORDS. The Loan Parties shall:

(a) At all times, keep proper books of account, in which full, true, and accurate entries shall be made of all of the Loan Parties’ financial transactions, all in accordance with GAAP applied consistently with prior periods to fairly reflect the Consolidated financial condition of the Loan Parties at the close of, and its results of operations for, the periods in question.

(b) Timely provide the Administrative Agent with those financial reports, statements, and schedules required by this Article 5 or otherwise, each of which reports, statements and schedules shall be prepared, to the extent applicable, in accordance with GAAP applied consistently with prior periods to fairly reflect the Consolidated financial condition of the Loan Parties at the close of, and the results of operations for, the period(s) covered therein.

(c) At all times, keep accurate current records of the Collateral including, without limitation, accurate current stock, cost, and sales records of its Inventory, accurately and sufficiently itemizing and describing the kinds, types, and quantities of Inventory and the cost and selling prices thereof.

(d) At all times, retain Ernst & Young, LLP or such other independent certified public accountants who are reasonably satisfactory to the Administrative Agent and instruct such accountants to fully cooperate with, and be available to, the Administrative Agent to discuss the Loan Parties’ financial performance, financial condition, operating results, controls, and such other matters, within the scope of the retention of such accountants, as may be raised by the Administrative Agent.

(e) Not change any Loan Party’s Fiscal year.

5.2. ACCESS TO RECORDS.

(a) Each Loan Party shall accord the Administrative Agent with reasonable access on reasonable notice during customary business hours from time to time as the Administrative Agent reasonably may require to all properties owned by or over which any Loan Party has control. The Administrative Agent shall have the right during customary business hours on reasonable notice, and each Loan Party will permit the Administrative Agent from time to time as Administrative Agent reasonably may request, to examine, inspect, copy, and make extracts from any and all of the Loan Parties’ books, records, electronically stored data, papers, and files. Each Loan Party shall make all of that Loan Party’s copying facilities available to the Administrative Agent.

(b) Each Loan Party hereby authorizes the Administrative Agent during customary business hours on reasonable notice to:

(i) Inspect, copy, duplicate, review, cause to be reduced to hard copy, run off, draw off, and otherwise use any and all computer or electronically stored information or data which relates to any Loan Party, or any service bureau, contractor, accountant, or other person, and directs any such service bureau, contractor, accountant, or other person fully to cooperate with the Administrative Agent with respect thereto.

(ii) Verify at any time the Collateral or any portion thereof, including verification with Account Debtors, and/or with each Loan Party’s computer billing companies, collection agencies, and accountants and to sign the name of each Loan Party on any notice to each Loan Party’s Account Debtors or verification of the Collateral.

(c) The Borrowers’ Representative, on reasonable request from time to time from the Administrative Agent, will make representatives of management available from time to time to discuss the Loan Parties’ operating results and other related matters with the Administrative Agent.

(d) The Administrative Agent from time to time may designate one or more representatives to exercise the Administrative Agent’s rights under this Section 5.2 as fully as if the Administrative Agent were doing so.

5.3. PROMPT NOTICE TO ADMINISTRATIVE AGENT.

(a) The Borrowers’ Representative shall provide the Administrative Agent with written notice promptly upon its becoming aware of the occurrence of any of the following events, which written notice shall be with reasonable particularity as to the facts and circumstances in respect of which such notice is being given:

(i) Any material adverse change in the business affairs of any Loan Party.

(ii) Any change in the executive officers of any Loan Party.

(iii) Any ceasing of the Loan Parties’ making of payments, in the ordinary course, to any of its creditors, on account of obligations aggregating in excess of $180,000.00 (including the ceasing of the making of such payments on account of a dispute with the subject creditor).

(iv) Any failure by a Loan Party to pay rent at any of the Loan Parties’ locations which rent in the aggregate exceeds $180,000.00, which failure continues for more than ten (10) days following the day on which such rent first came due.

(v) Any Default.

(vi) Any intention on the part of a Loan Party to discharge that Loan Party’s present independent accountants or any withdrawal or resignation by such independent accountants from their acting in such capacity (as to which, see Subsection 5.1(d)).

(vii) Any litigation which, if determined adversely to a Loan Party, would have a material adverse effect on the financial condition of that Loan Party.

(b) The Borrowers’ Representative shall:

(i) Add the Administrative Agent as an addressee on all mailing lists maintained by or for any Loan Party.

(ii) At the request of the Administrative Agent provide the Administrative Agent with a copy of the results of any physical or cycle count of a Loan Party’s Inventory.

(iii) Provide the Administrative Agent, when received by any Loan Party, with a copy of any management letter or similar communications from any accountant of that Loan Party.

(iv) Provide the Administrative Agent with copies of all filings by each Loan Party with the Securities and Exchange Commission, when so filed, and when received, copies of all correspondence from the SEC, other than routine non-substantive general communications from the SEC.

(v) Provide the Administrative Agent with written notice of any intended bulk sale, liquidation, or other disposition of assets of any Loan Party at least ten (10) Business Days prior to the consummation of such sale or disposition, or commencement of such liquidation and a detailed summary of the net proceeds expected to be received therefrom, provided that nothing in this Section is intended to be, or shall be deemed to be, a waiver of any restriction on such disposition of assets set forth elsewhere in this Agreement including without limitation Section 4.14 .

(vi) Provide the Administrative Agent, when so distributed, with copies of any materials distributed to the shareholders of Casual Male and each of the other Loan Parties (qua such shareholders).

5.4. BORROWING BASE CERTIFICATE. The Borrowers’ Representative shall provide the Administrative Agent on the third Business Day of each Fiscal Month as of the close of business the last day of the immediately preceding month, with a Borrowing Base Certificate (in the form of EXHIBIT 5.4 annexed hereto, as such form may be revised from time to time by the Administrative Agent, the “Borrowing Base Certificate”), provided, that at anytime that (i) the Total Facility Usage Ratio is greater than 80%; or (ii) a Default exists, at the election of the Agent such Borrowing Base Certificate shall be delivered weekly by 11:30 a.m. on Wednesday of each week as of the close of business for the immediately preceding week. Such Certificate may be sent to the Administrative Agent by facsimile transmission or by electronic mail, provided that the original thereof is forwarded to the Administrative Agent on the date of such transmission.

5.5. MONTHLY REPORTS. Monthly, within thirty (30) days following the end of each Fiscal month of the Loan Parties, the Borrowers’ Representative shall provide the Administrative Agent with the following:

(a) An original counterpart of a management prepared Consolidated and consolidating financial statement of the Loan Parties for the subject month and for the period from the beginning of the Loan Parties’ then current Fiscal year through the end of the subject month, with comparative information for the same period of the previous Fiscal year and to the Business Plan or updated forecast, which statement shall include, at a minimum, a balance sheet, income statement, and cash flows.

(b) The officer’s compliance certificate described in Section 5.8.

5.6. QUARTERLY REPORTS. Quarterly, within fifty (50) days following the end of each Fiscal quarter of the Loan Parties, the Borrowers’ Representative shall provide the Administrative Agent with the following:

(a) An original counterpart of a management prepared Consolidated and consolidating financial statement of the Loan Parties for the subject quarter and for the period from the beginning of the Loan Parties’ then current Fiscal year through the end of the subject quarter, with comparative information for the same period of the previous Fiscal year and to the Business Plan or updated forecast, which statement shall include, at a minimum, a balance sheet, income statement, and cash flows.

(b) An updated pro forma financial statement for the next twelve month period, reflecting any proposed repurchases, redemptions, or acquisitions of any Capital Stock or the Convertible Notes.

(c) The officer’s compliance certificate described in Section 5.8.

5.7. ANNUAL REPORTS.

(a) Annually within ninety-five (95) days following the end of the Loan Parties’ Fiscal year, the Borrowers’ Representative shall furnish the Administrative Agent with the following:

(i) An original signed counterpart of the Loan Parties’ annual Consolidated financial statement (with consolidating schedules), which statement shall have been prepared by, and bear the unqualified opinion of, the Loan Parties’ independent certified public accountants (i.e. said statement shall be “certified” by such accountants). Such annual statement shall include, at a minimum (with comparative information for the then prior Fiscal year, a balance sheet, income statement, statement of changes in shareholders’ equity, and cash flows.

(ii) The following Consolidated and consolidating financial statements for the Loan Parties for the prior Fiscal year (each prepared by the Loan Parties’ independent accountants): Balance sheet, income statement, statement of changes in stockholders’ equity and cash flow.

(b) No later than the earlier of fifteen (15) days prior to the end of each Fiscal year of the Loan Parties or the date on which such accountants commence their work on the preparation of the Loan Parties’ annual financial statement, the Borrowers’ Representative shall give written notice to such accountants (with a copy of such notice, when sent, to the Administrative Agent), that:

(i) Such annual financial statement will be delivered by the Borrowers’ Representative to the Administrative Agent (for subsequent distribution to each Lender).

(ii) Among other things, it is the intention of each Loan Party, in its engagement of such accountants, to satisfy the financial reporting requirements set forth in this Article 5.

(iii) The Borrowers’ Representative has been advised that the Administrative Agent and each Lender)

will rely thereon with respect to the administration of, and transactions under, the credit facility contemplated by this Agreement.

(c) Each annual financial statement shall be accompanied by such accountant’s Certificate indicating that, in conducting the audit for such annual statement, nothing came to the attention of such accountants to believe that such Loan Party is in Default (or that if the Loan Party is in Default, the facts and circumstances thereof).

(d) Annually within thirty (30) days following the end of the Loan Parties’ Fiscal year, the Borrowers’ Representative shall furnish the Administrative Agent with an updated Business Plan for the current Fiscal year which Business Plan shall include, at a minimum, a balance sheet, income statement, cash flows, and availability model each on a monthly basis for the following twelve (12) month period.

5.8. OFFICERS’ CERTIFICATES. The Borrowers’ Representative shall cause the Borrowers’ Representative’s Chief Executive Officer, its President or its Chief Financial Officer of the Borrowers’ Representative, in each instance, to provide such Person’s Certificate with those monthly, quarterly, and annual statements to be furnished pursuant to this Agreement, which Certificate shall:

(a) Indicate that the subject financial statement was prepared in accordance with GAAP consistently applied and presents fairly the Consolidated financial condition of the Loan Parties at the close of, and the results of the Loan Parties’ operations and cash flows for, the period(s) covered thereby, subject, however to the following:

(i) Usual year end adjustments (this exception shall not be included in the Certificate which accompanies the Loan Parties’ annual financial statement).

(ii) Material Accounting Changes.

(b) Indicate either that (i) no Default has occurred and is continuing, or (ii) if a Default has occurred and is continuing, its nature (in reasonable detail) and the steps (if any) being taken or contemplated by the Loan Parties to be taken on account thereof.

5.9. INVENTORIES, APPRAISALS, AND AUDITS.

(a) The Administrative Agent may observe each inventory and any cycle count of the Collateral which is undertaken on behalf of any Loan Party. The Loan Parties shall conduct not less than one physical inventory, per Store and per warehouse, per Fiscal year. The Administrative Agent does not contemplate undertaking or requiring any additional physical inventories by or of the Loan Parties, provided, however, the Administrative Agent may do so if a Default has occurred and is continuing.

(i) On the Administrative Agent’s request, the Borrowers’ Representative shall provide the Administrative Agent with a copy of the preliminary results of each such inventory (as well as of any other physical inventory undertaken by any Loan Party) within ten (10) days following the completion of such inventory.

(ii) The Borrowers’ Representative, within thirty (30) days following the completion of such inventory, shall provide the Administrative Agent with a reconciliation of the results of each such inventory (as well as of any other physical inventory undertaken by any Loan Party) and shall post such results to the Loan Parties’ stock ledger and, as applicable to the Loan Parties’ other financial books and records .

(iii) The Administrative Agent, in its discretion, if a Default has occurred and is continuing, may cause such additional inventories to be taken as the Administrative Agent determines (each, at the expense of the Loan Parties)

(b) The Administrative Agent may obtain appraisals of the Collateral, from time to time (in all events, at the Loan Parties’ expense) conducted by such appraisers as are satisfactory to the Administrative Agent. As of the Closing Date, the Administrative Agent contemplates obtaining two (2) appraisals (in all events, at the Loan Parties’ expense) of the Loan Parties’ Inventory during any twelve (12) month period during which this Agreement is in effect, each conducted by such appraisers as are satisfactory to the Administrative Agent. In addition, the Administrative Agent may obtain additional appraisals at its own expense, provided, however, following the occurrence of an Event of Default, the Administrative Agent may cause additional such appraisals to be undertaken at the Loan Parties’ expense.

(c) The Administrative Agent contemplates conducting two (2) commercial finance audits (in each event, at the Loan Parties’ expense) of the Loan Parties’ books and records during any twelve (12) month period during which this Agreement is in effect. In addition, the Administrative Agent may obtain additional commercial finance audits at its own expense, provided, however following the occurrence of an Event of Default, the Administrative Agent may cause additional such commercial finance audits to be undertaken at the Loan Parties’ expense.

5.10. ADDITIONAL FINANCIAL INFORMATION.

(a) In addition to all other information required to be provided pursuant to this Article 5, the Borrowers’ Representative promptly shall provide the Administrative Agent with such other and additional information concerning the Loan Parties (and any guarantor of the Liabilities), the Collateral, the operation of the Loan Parties’ business, and the Loan Parties’ financial condition, including original counterparts of financial reports and statements, as the Administrative Agent reasonably may from time to time request, in its own discretion.

(b) The Borrowers’ Representative may provide the Administrative Agent, from time to time hereafter, with updated forecasts of the Loan Parties’ anticipated performance and operating results.

(c) In all events, the Borrowers’ Representative, by no later than thirty (30) days prior the end of each Fiscal year, shall furnish the Administrative Agent with an updated and extended forecast (which shall include, on a month-by-month basis, balance sheets, income statements, and statements of cash flow, as well as of all components of the Borrowing Base as of the end of each month) through the end of the succeeding Fiscal year.

(d) Each Loan Party recognizes that all appraisals, inventories, analyses, financial information, and other materials which the Administrative Agent may obtain, develop, or receive with respect to the Loan Parties are confidential to the Administrative Agent and that, except as otherwise provided herein, no Loan Party is entitled to receipt of any of such appraisals, inventories, analyses, financial information, and other materials, nor copies or extracts thereof or therefrom.

ARTICLE 6 - Use of Collateral:

6.1. USE OF INVENTORY COLLATERAL.

(a) No Loan Party shall engage in any of the following with respect to its Inventory:

(i) Any sale other than for fair consideration in the conduct of the Loan Parties’ business in the ordinary course.

(ii) Sales or other dispositions to creditors.

(iii) Sales or other dispositions in bulk.

(iv) Sales of any Collateral in breach of any provision of this Agreement.

(b) No sale of Inventory shall be on consignment, approval, or under any other circumstances such that, with the exception of the Loan Parties’ customary return policy applicable to the return of Inventory purchased by the Loan Parties’ retail customers in the ordinary course, such Inventory may be returned to a Loan Party without the consent of the Administrative Agent.

6.2. INVENTORY QUALITY. All Inventory now owned or hereafter acquired by a Loan Party is and will be of good and merchantable quality and free from defects (other than defects within customary trade tolerances), other than Inventory owned or acquired for outlet stores, which in the ordinary course sell manufacturer’s overruns, discontinued lines, and irregulars.

6.3. ADJUSTMENTS AND ALLOWANCES. Each Loan Party may grant such allowances or other adjustments to that Loan Party’s Account Debtors (exclusive of extending the time for payment of any material Account or Account Receivable, which shall not be done without first obtaining the Administrative Agent’s prior written consent in each instance) as that Loan Party may reasonably deem to accord with sound business practice, provided, however, at any time that a Default has occurred and is continuing, the authority granted the Loan Parties pursuant to this Section 6.3 may be limited or terminated by the Administrative Agent at any time in the Administrative Agent’s discretion.

ARTICLE 7 - Cash Management. Payment of Liabilities:

7.1. DEPOSITORY ACCOUNTS.

(a) Annexed hereto as EXHIBIT 7.1 is a Schedule of all present DDA’s, which Schedule includes, with respect to each depository (i) the name and address of that depository; (ii) the account number(s) of the account(s) maintained with such depository; and (iii) a contact person at such depository.

(b) The Borrowers’ Representative shall deliver to the Administrative Agent, as a condition to the effectiveness of this Agreement:

(i) Notifications (in a form satisfactory to the Administrative Agent) executed on behalf of the relevant Loan Party to each depository institution with which any DDA (other than any Exempt DDA and the Operating Account ) is maintained of the Collateral Agent’s Collateral Interest in such DDA.

(ii) A Blocked Account Agreement with any depository institution at which:

(A) Both a DDA (other than the Operating Account) and the Operating Account are maintained.

(B) A deposit account other than solely a DDA is maintained .

(iii) An agreement (generally referred to as a “Blocked Account Agreement”), in form satisfactory to the Administrative Agent, with each depository institution at which a Blocked Account is maintained.

(c) No Loan Party will establish any DDA hereafter unless, contemporaneously with such establishment, the Borrowers’ Representative provides a notification of the Collateral Agent’s Collateral Interest in such DDA, no Loan Party will establish any deposit account other than a DDA or Exempt DDA, unless the Borrowers’ Representative provides the Administrative Agent with a Blocked Account Agreement.

7.2. CREDIT CARD RECEIPTS.

(a) Annexed hereto as EXHIBIT 7.2, is a Schedule which describes all arrangements to which each Loan Party is a party with respect to the payment to such Loan Party of the proceeds of all credit card charges for sales by such Loan Party.

(b) The Borrowers’ Representative shall deliver to the Administrative Agent, as a condition to the effectiveness of this Agreement, notification, executed on behalf of the relevant Loan Party, to each of such Loan Party’s credit card clearinghouses and processors (in form satisfactory to the Administrative Agent ), which notice provides that payment of all credit card charges submitted by any Loan Party to that clearinghouse or processor and any other amount payable to any Loan Party by such clearinghouse or processor shall be directed to the Concentration Account or as otherwise designated from time to time by the Administrative Agent. No Loan Party shall change such direction or designation except upon and with the prior written consent of the Administrative Agent .

7.3. THE CONCENTRATION, BLOCKED, AND OPERATING ACCOUNTS.

(a) The following checking accounts have been or will be established (and are so referred to herein):

(i) The “Concentration Account” (so referred to herein): Established by the Administrative Agent with Bank of America.

(ii) The “Blocked Account” (so referred to herein): Established by the Borrowers’ Representative with Bank of America

(iii) The “Operating Account” (so referred to herein): Established by the Borrowers’ Representative with Bank of America.

(b) The contents of each DDA and of the Blocked Account constitutes Collateral and Proceeds of Collateral. The contents of the Concentration Account constitutes the Administrative Agent’s property.

(c) The Loan Parties shall pay all fees and charges of, and maintain such impressed balances as may be required by the depository in which any account is opened as required hereby (even if such account is opened by and/or is the property of the Administrative Agent).

7.4. PROCEEDS AND COLLECTIONS.

(a) All Receipts and all other cash proceeds of any sale or other disposition of any of each Loan Party’s assets:

(i) Constitute Collateral and proceeds of Collateral.

(ii) Shall be held in trust by the Loan Parties for the Administrative Agent.

(iii) Shall not be commingled with any of any Loan Party’s other funds.

(iv) Shall be deposited and/or transferred only to the Blocked Account or the Concentration Account or DDAs which are swept on a periodic basis to a Blocked Account or the Concentration Account.

(b) The Borrowers’ Representative shall cause by ACH or wire transfer to the Blocked Account or the Concentration Account, no less frequently than daily (and whether or not there is then an outstanding balance in the Loan Account) the following:

(i) The entire contents (net of any minimum required balance not in any event to exceed $2500) of each DDA (but excluding any Exempt DDA).

(ii) The proceeds of all credit card charges not otherwise provided for pursuant hereto.

Telephone advice (confirmed by written notice) shall be provided to the Administrative Agent on each Business Day on which any such transfer is made.

(c) The Borrowers’ Representative shall cause by ACH or wire transfer to the Concentration Account, no less frequently than daily (and whether or not any Liabilities are then outstanding), of the entire ledger balance (net of any minimum required balance not in any event to exceed $2500) of the Blocked Account.

(d) In the event that, notwithstanding the provisions of this Section 7.4, any Loan Party receives or otherwise has dominion and control of any Receipts, or any other proceeds or collections of any Collateral, such Receipts, proceeds, and collections shall be held in trust by that Loan Party for the Administrative Agent and shall not be commingled with any of that Loan Party’s other funds or deposited in any account of any Loan Party other than as instructed by the Administrative Agent.

7.5. PAYMENT OF LIABILITIES.

(a) On each Business Day, the Administrative Agent shall apply the then collected balance of the Concentration Account (net of fees charged, and of such impressed balances as may be required by the bank at which the Concentration Account is maintained) first, against the SwingLine Loans (if any), and second, against the unpaid balance of the Loan Account and all other Liabilities, provided, that if and so long as the Excess Availability Ratio is greater than 50% for five (5) consecutive Business Days, the Borrowers’ Representative may instruct the Administrative Agent to apply such amounts to the outstanding principal balance of the Last Out Revolving Loans, in which case the Administrative Agent shall apply such amounts to the Last Out Revolving Loans until all Last Out Revolving Loans have been repaid in full. For purposes of the calculation of interest on the unpaid principal balance of the Loan Account, such payment shall be deemed to have been made one (1) Business Day after such transfer, and further provided that until the occurrence, and during the continuance, of an Event of Default, unless the Borrower Representative otherwise instructs the Administrative Agent, the balance of the Concentration Account shall not be applied to any LIBOR Loans until the end of the applicable Interest Period therefor.

(b) The following rules shall apply to deposits and payments under and pursuant to this Section 7.5:

(i) Funds shall be deemed to have been deposited to the Concentration Account on the Business Day on which deposited, provided that notice of such deposit is delivered to the Administrative Agent by 2:00 PM on that Business Day.

(ii) Funds paid to the Administrative Agent, other than by deposit to the Concentration Account, shall be deemed to have been received on the Business Day when they are good and collected funds, provided that notice of such payment is delivered to the Administrative Agent by 2:00 PM on that Business Day.

(iii) If notice of a deposit to the Concentration Account (Section 7.5(b)(i)) or payment (Section 7.5(b)(ii)) is not delivered to the Administrative Agent until after 2:00 PM on a Business Day, such deposit or payment shall be deemed to have been made at 9:00 AM on the then next Business Day.

(iv) All deposits to the Concentration Account and other payments to the Administrative Agent are subject to clearance and collection.

(c) The Administrative Agent shall transfer to the Operating Account any surplus in the Concentration Account remaining after the application towards the Liabilities referred to in Section 7.5(a) above (less those amount which are to be netted out, as provided therein) provided, however, in the event that

(i) a Default has occurred and is continuing; and

(ii) one or more L/C’s are then outstanding.

then the Administrative Agent may establish a funded reserve of up to 110% of the aggregate of the Stated Amounts of such L/C’s. Such funded reserve shall either be (i) returned to the Borrowers’ Representative at such time that no Default has occurred and is continuing or (ii) applied towards the Liabilities following Acceleration.

7.6. THE OPERATING ACCOUNT. Except as otherwise specifically provided in, or permitted by, this Agreement, all checks shall be drawn by the Borrowers’ Representative upon, and other disbursements shall be made by the Borrowers’ Representative solely from, the Operating Account.

ARTICLE 8 - GRANT OF SECURITY INTEREST:

8.1. GRANT OF SECURITY INTEREST. To secure the Borrowers’ prompt, punctual, and faithful performance of all and each of the Liabilities, each Borrower hereby grants to the Collateral Agent, for the benefit of the Secured Parties as their interests may appear herein, a continuing security interest in and to, and assigns to the Collateral Agent, for the benefit of the Secured Parties as their interests may appear herein the following, and each item thereof, whether now owned or now due, or in which that Borrower has an interest, or hereafter acquired, arising, or to become due, or in which that Borrower obtains an interest, and all products, Proceeds, substitutions, and accessions of or to any of the following (all of which, together with any other property in which the Collateral Agent may in the future be granted a security interest, is referred to herein as the “Collateral”; any of the following terms not defined in this Agreement shall have the meanings attributed thereto in the UCC):

(a) All Accounts and accounts receivable.

(b) All Inventory.

(c) All General Intangibles.

(d) All Equipment.

(e) All Goods.

(f) All Farm Products.

(g) All Fixtures.

(h) All Chattel Paper.

(i) All Letter-of-Credit Rights.

(j) All Payment Intangibles.

(k) All Supporting Obligations.

(l) All books, records, and information relating to the Collateral and/or to the operation of each Borrower’s business, and all rights of access to such books, records, and information, and all property in which such books, records, and information are stored, recorded, and maintained.

(m) All Leasehold Interests.

(n) All Investment Property, Instruments, Documents, Deposit Accounts, money, policies and certificates of insurance, deposits, impressed accounts, compensating balances, cash, or other property.

(o) Commercial Tort Claims

(p) All insurance proceeds, refunds, and premium rebates, including, without limitation, proceeds of fire and credit insurance, whether any of such proceeds, refunds, and premium rebates arise out of any of the foregoing (8.1(a) through 8.1(n)) or otherwise.

(q) All liens, guaranties, rights, remedies, and privileges pertaining to any of the foregoing (8.1(a) through 8.1(p)), including the right of stoppage in transit.

Notwithstanding anything in this Agreement to the contrary, with respect to each item of Collateral constituting Equipment subject to a Capital Lease, or constituting an agreement, license, permit or other instrument of a Borrower, such item shall be subject to the security interest created hereby only to the extent that the granting of such security interest, under the terms of such Capital Lease, agreement, license, permit or other instrument, or as provided by law, does not cause any default under or termination of such Capital Lease, agreement, license, permit or other instrument or the loss of any material right of a Borrower thereunder; provided, however, that in no event shall the foregoing be construed to exclude from the security interest created by this Agreement, proceeds or products of any such Capital Lease, agreement, license, permit or other instrument of a Borrower or any accounts receivable or the right to payments due or to become due a Borrower under any such agreement or other instrument.

8.2. EXTENT AND DURATION OF SECURITY INTEREST; NOTICE.

(a) The security interest created and granted herein is in addition to, and supplemental of, any security interest previously granted by any Borrower to the Collateral Agent and shall continue in full force and effect applicable to all Liabilities until both (a) all Liabilities have been paid and/or satisfied in full and (b) the security interest created herein is specifically terminated in writing by a duly authorized officer of the Collateral Agent.

(b) It is intended that the Collateral Interests created herein extend to and cover all assets of each Borrower.

(c) If a Borrower shall at any time acquire a Commercial Tort Claim, the Borrowers’ Representative shall promptly notify the Administrative Agent in writing of the details thereof and the Borrower shall take such actions as the Collateral Agent shall request in order to grant to the Collateral Agent, for the benefit of the Lenders as their interests may appear herein, a perfected and first priority security interest therein and in the Proceeds thereof.

ARTICLE 9 - Collateral Agent As Attorney-In-Fact:

9.1. APPOINTMENT AS ATTORNEY-IN-FACT. Each Borrower hereby irrevocably constitutes and appoints the Collateral Agent as that (acting through any of its officers) Borrower’s true and lawful attorney, with full power of substitution, following the occurrence of an Event of Default, to convert the Collateral into cash at the sole risk, cost, and expense of that Borrower, but for the sole benefit of the Agents and the Secured Parties. The rights and powers granted the Collateral Agent by this appointment include but are not limited to the right and power to:

(a) Prosecute, defend, compromise, or release any action relating to the Collateral.

(b) Sign change of address forms to change the address to which each Borrower’s mail is to be sent to such address as the Collateral Agent shall designate; receive and open each Borrower’s mail; remove any Receivables Collateral and Proceeds of Collateral therefrom and turn over the balance of such mail either to the Borrowers’ Representative or to any trustee in bankruptcy or receiver of the Borrowers’ Representative, or other legal representative of a Borrower whom the Collateral Agent determines to be the appropriate person to whom to so turn over such mail.

(c) Endorse the name of the relevant Borrower in favor of the Collateral Agent upon any and all checks, drafts, notes, acceptances, or other items or instruments; sign and endorse the name of the relevant Borrower on, and receive as secured party, any of the Collateral, any invoices, schedules of Collateral, freight or express receipts, or bills of lading, storage receipts, warehouse receipts, or other documents of title respectively relating to the Collateral.

(d) Sign the name of the relevant Borrower on any notice to that Borrower’s Account Debtors or verification of the Receivables Collateral; sign the relevant Borrower’s name on any Proof of Claim in Bankruptcy against Account Debtors, and on notices of lien, claims of mechanic’s liens, or assignments or releases of mechanic’s liens securing the Accounts.

(e) Take all such action as may be necessary to obtain the payment of any letter of credit and/or banker’s acceptance of which any Borrower is a beneficiary.

(f) Repair, manufacture, assemble, complete, package, deliver, alter or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any customer of each Borrower.

(g) Use, license or transfer any or all General Intangibles of each Borrower.

9.2. NO OBLIGATION TO ACT. The Collateral Agent shall not be obligated to do any of the acts or to exercise any of the powers authorized by Section 9.1 herein, but if the Collateral Agent elects to do any such act or to exercise any of such powers, it shall not be accountable for more than it actually receives as a result of such exercise of power, and shall not be responsible to any Borrower for any act or omission to act except for any act or omission to act as to which there is a final determination made in a judicial proceeding (in which proceeding the Collateral Agent has had an opportunity to be heard) which determination includes a specific finding that the subject act or omission to act had been grossly negligent or in actual bad faith or constituted willful misconduct.

ARTICLE 10 - Events of Default:

The occurrence of any event described in this Article 10 respectively shall constitute an “Event of Default” herein. The occurrence of any Event of Default shall also constitute, without notice or demand, a default under all other agreements between any Agent and any Lender and any Loan Party and instruments and papers heretofore, now, or hereafter given any Agent and any Lender by any Loan Party.

10.1. FAILURE TO PAY THE CREDIT FACILITIES. The failure by any Loan Party to pay when due any principal of, interest on, or fees in respect of, the Credit Facilities.

10.2. FAILURE TO MAKE OTHER PAYMENTS. The failure by any Loan Party to pay within five (5) Business Days when due (or upon demand, if payable on demand) any payment Liability other than any payment liability on account of the principal of, or interest on, or fees in respect of, the Credit Facilities.

10.3. FAILURE TO PERFORM COVENANT OR LIABILITY (NO GRACE PERIOD). The failure by any Loan Party to promptly, punctually, faithfully and timely perform, discharge, or comply with any covenant or Liability not otherwise described in Section 10.1 or Section 10.2 hereof, and included in any of the following provisions hereof:

Section	Relates to:
4.2(c)	State of Organization, State Identification Number and Taxpayer Identification Number
4.3(b)	Notice of Name Change
4.5	Location of Collateral
4.7(a)	Title to Assets
4.8	Indebtedness
4.9	Insurance Policies
4.20	Dividends, Investments and Other Entity Actions
4.26	Affiliate Transactions
4.27	Further Assurances
6.1	Use of Inventory Collateral
Article 7	Cash Management (except if the failure to comply is as a result of force majeure or through no fault of the Loan Parties)

10.4. FINANCIAL REPORTING REQUIREMENTS. The failure by any Loan Party to promptly, punctually, faithfully and timely perform, discharge, or comply with the financial reporting requirements included in Article 5, subject, however, to the following limited number of grace periods applicable to certain of those requirements:

REPORT / STATEMENT	REQUIRED BY SECTION	GRACE PERIOD	NUMBER OF GRACE PERIODS
Borrowing Base Certificates	5.4	One Business Day	Three per Fiscal Quarter
Monthly Reports (30 Days)	5.5	Three Business Days	Three in any 12 months

10.5. FAILURE TO PERFORM COVENANT OR LIABILITY (GRACE PERIOD). The failure by any Loan Party, within fifteen (15) days following the earlier of any Loan Party’s knowledge of a breach of any covenant or Liability not described in any of Sections 10.1, 10.2, 10.3, or 10.4, or of the Borrowers’ Representative’s receipt of written notice from the Administrative Agent of the breach of any such covenants or Liabilities.

10.6. MISREPRESENTATION. The determination by the Administrative Agent that any representation or warranty at any time made by any Loan Party to any Agent or any Lender was not true or complete in all material respects when given.

10.7. ACCELERATION OF OTHER DEBT; BREACH OF LEASE. The occurrence of any event such that any Indebtedness of any Loan Party in excess of $1,000,000.00 to any creditor other than the Agent or any Lender could be accelerated (provided, that an event of default under the 12% Subordinated Note (or any Note Purchase Agreement under which such Subordinated Note is issued) caused solely by a breach of a representation or warranty shall not be an Event of Default hereunder) or, without the consent of a Loan Party, Leases with aggregate monthly rents of at least $500,000.00 could be terminated prior to the stated termination date thereof (whether or not the subject creditor or lessor takes any action on account of such occurrence).

10.8. DEFAULT UNDER OTHER AGREEMENTS. The occurrence of any breach or default under any agreement between the Agent or any Lender and any Loan Party or instrument or paper given the Agent or any Lender by any Loan Party not constituting a Loan Document, whether such agreement, instrument, or paper now exists or hereafter arises, with respect to Indebtedness in excess of $1,000,000.00 (notwithstanding that the Agent or the subject Lender may not have exercised its rights upon default under any such other agreement, instrument or paper).

10.9. UNINSURED CASUALTY LOSS. The occurrence of any uninsured loss, theft, damage, or destruction of or to any material portion of the Collateral.

10.10. ATTACHMENT; JUDGMENT; RESTRAINT OF BUSINESS.

(a) The service of process upon any Agent or any Lender or any Participant of a court order or order of any other applicable governmental authority attaching, by trustee, mesne, or other process, any funds of any Loan Party on deposit with, or assets of any Loan Party in the possession of, that Agent or that Lender or such Participant.

(b) The entry of judgments against any Loan Party, to the extent not covered by insurance (subject to a reasonable deductible) aggregating more than $750,000, which judgments are not satisfied (if a money judgment) or appealed from (with execution or similar process stayed) within thirty (30) days of entry.

(c) The entry of any order or the imposition of any other process having the force of law, the effect of which is to restrain in any material way the conduct by any Loan Party of its business in the ordinary course.

10.11. INDICTMENT - FORFEITURE. The indictment of, or institution of any legal process or proceeding against, any Loan Party, under any federal, state, municipal, and other civil or criminal statute, rule, regulation, order, or other requirement having the force of law where the relief, penalties, or remedies sought or available include the forfeiture of more than a de minimis part of the property of that Loan Party and/or the imposition of any stay or other order, the effect of which could be to restrain in any material way the conduct by any Loan Party of its business in the ordinary course.

10.12. CHALLENGE TO LOAN DOCUMENTS.

(a) Any challenge by or on behalf of the Borrowers’ Representative, any Loan Party to the validity of any Loan Document or the applicability or enforceability of any Loan Document strictly in accordance with the subject Loan Document’s terms or which seeks to void, avoid, limit, or otherwise adversely affect any security interest created by or in any Loan Document or any payment made pursuant thereto.

(b) Any determination by any court or any other judicial or government authority that any Loan Document is not enforceable strictly in accordance with the subject Loan Document’s terms or which voids, avoids, limits, or otherwise adversely affects any security interest created by any Loan Document or any payment made pursuant thereto.

10.13. CHANGE IN CONTROL. Any Change in Control.

10.14. BUSINESS FAILURE. Any act by, against or relating to any Loan Party, or its property or assets, which act constitutes the determination by any Loan Party to initiate or acquiesce to: a program of partial or total self-liquidation; an application for, consent to, or sufferance of the appointment of a receiver, trustee, or other person, pursuant to court action or otherwise, with respect to all or any part of any Loan Party’s property; the granting of any trust mortgage or execution of an assignment for the benefit of the creditors of any Loan Party; any other voluntary or involuntary liquidation or extension of debt agreement for any Loan Party; the offering by, or entering into by, any Loan Party of any composition, extension, or any other arrangement seeking relief from or extension of the debts of any Loan Party; or the initiation of any judicial or non-judicial proceeding or agreement by, against, or including any Loan Party which seeks or intends to accomplish a reorganization or arrangement with creditors; and/or the initiation by or on behalf of any Loan Party of the liquidation or winding up of all or any part of any Loan Party’s business or operations.

10.15. BANKRUPTCY. The failure by any Loan Party to generally pay the debts of that Loan Party as they mature; adjudication of bankruptcy or insolvency relative to any Loan Party; the entry of an order for relief or similar order with respect to any Loan Party in any proceeding pursuant to the Bankruptcy Code or any other federal bankruptcy law; the filing of any complaint, application, or petition by any Loan Party initiating any matter in which any Loan Party is or may be granted any relief from the debts of that Loan Party pursuant to the Bankruptcy Code or any other insolvency statute or procedure; the filing of any complaint, application, or petition against any Loan Party initiating any matter in which that Loan Party is or may be granted any relief from the debts of that Loan Party pursuant to the Bankruptcy Code or any other insolvency statute or procedure, which complaint, application, or petition is not timely contested in good faith by that Loan Party by appropriate proceedings or, if so contested, is not dismissed within ninety (90) days of when filed.

10.16. TERMINATION OF BUSINESS. Unless subject to the prior written consent of the Agent, the determination of the Loan Parties, whether by vote of the Loan Parties’ board of directors or otherwise to: suspend the operation of the Loan Parties’ business in the ordinary course, liquidate all or a material portion of the Loan Parties’ assets or Stores, or employ an agent or other third party to conduct any so-called store closing, store liquidation or “Going-Out-Of-Business” sales (other than in connection with a Permitted Asset Disposition).

10.17. PAYMENT OF OTHER INDEBTEDNESS. The Loan Parties shall prepay or discharge any Indebtedness prior to its maturity date except as expressly permitted hereunder.

10.18. DEFAULT BY GUARANTOR; TERMINATION OF GUARANTY. The occurrence of any Guarantor Default and/or the termination or attempted termination of any Guaranty Agreement by any Person.

10.19. MATERIAL ADVERSE CHANGE. An event shall have occurred or failed to occur, which occurrence or failure is or could have a materially adverse effect upon the financial condition of Casual Male and its Subsidiaries when compared with such financial condition as of October 28, 2006.

ARTICLE 11 - RIGHTS AND REMEDIES UPON DEFAULT:

11.1. ACCELERATION. Upon the occurrence of any Event of Default, the Administrative Agent may (and on the issuance of Acceleration Notice(s) requisite to the causing of Acceleration, the Administrative Agent shall) declare all Indebtedness of the Loan Parties to the Lenders to be immediately due and payable and may exercise all of the Administrative Agent’s Rights and Remedies (and the Collateral Agent may likewise exercise all of its rights and remedies upon default) as the Administrative Agent from time to time thereafter determines as appropriate.

11.2. RIGHTS OF ENFORCEMENT. The Collateral Agent shall have all of the rights and remedies of a secured party upon default under the UCC, in addition to which the Collateral Agent shall have all and each of the following rights and remedies:

(a) To give notice to any bank at which any DDA or Blocked Account is maintained and in which Proceeds of Collateral are deposited, to turn over such Proceeds directly to the Collateral Agent.

(b) To give notice to any customs broker of any of the Loan Parties to follow the instructions of the Collateral Agent as provided in any written agreement or undertaking of such broker in favor of the Collateral Agent.

(c) To collect the Receivables Collateral with or without the taking of possession of any of the Collateral.

(d) To take possession of all or any portion of the Collateral.

(e) To sell, lease, or otherwise dispose of any or all of the Collateral, in its then condition or following such preparation or processing as the Collateral Agent deems advisable and with or without the taking of possession of any of the Collateral.

(f) Subject to the terms of store leases and provisions of applicable law, to conduct one or more going out of business sales which include the sale or other disposition of the Collateral.

(g) To apply the Receivables Collateral or the Proceeds of the Collateral towards (but not necessarily in complete satisfaction of) the Liabilities.

(h) To exercise all or any of the rights, remedies, powers, privileges, and discretions under all or any of the Loan Documents.

11.3. SALE OF COLLATERAL.

(a) Any sale or other disposition of the Collateral may be at public or private sale upon such terms and in such manner as the Collateral Agent deems advisable, having due regard to compliance with any statute or regulation which might affect, limit, or apply to the Collateral Agent’s disposition of the Collateral.

(b) The Collateral Agent, in the exercise of the Collateral Agent’s rights and remedies upon default, may, subject to the terms of store leases and provisions of applicable law, conduct, or may require the Loan Parties to conduct, one or more going out of business sales, in the Collateral Agent’s own right or by one or more agents and contractors. Subject to the terms of store leases such sale(s) may be conducted upon any premises owned, leased, or occupied by any Loan Party. Subject to applicable law, the Collateral Agent and any such agent or contractor, in conjunction with any such sale, may augment the Inventory with other goods (all of which other goods shall remain the sole property of the Collateral Agent or such agent or contractor). The Borrowers shall have no responsibility or liability for any such augmented inventory. Any amounts realized from the sale of such goods which constitute augmentations to the Inventory (net of an allocable share of the costs and reasonable expenses incurred in their disposition) shall be the sole property of the Collateral Agent or such agent or contractor and neither any Loan Party nor any Person claiming under or in right of any Loan Party shall have any interest therein. The proceeds of any such going out of business sale which is conducted by a Loan Party at the request of the Collateral Agent shall be first applied to the direct costs of such sale.

(c) Unless the Collateral is perishable or threatens to decline speedily in value, or is of a type customarily sold on a recognized market (in which event the Collateral Agent shall provide the Borrowers’ Representative such notice as may be practicable under the circumstances), the Collateral Agent shall give the Borrowers’ Representative at least ten (10) days prior written notice of the date, time, and place of any proposed public sale, and of the date after which any private sale or other disposition of the Collateral may be made. Each Borrower agrees that such written notice shall satisfy all requirements for notice to that Borrower which are imposed under the UCC or other applicable law with respect to the exercise of the Collateral Agent’s rights and remedies upon default.

(d) The Collateral Agent, the Administrative Agent, and any Lender may purchase the Collateral, or any portion of it at any sale held under this Article.

(e) If any of the Collateral is sold, leased, or otherwise disposed of by the Collateral Agent on credit, the Liabilities shall not be deemed to have been reduced as a result thereof unless and until payment is finally received thereon by the Collateral Agent.

(f) The Collateral Agent shall turn over to the Administrative Agent the proceeds of the exercise by the Collateral Agent of its rights and remedies under this Article 11. The Administrative Agent shall apply the proceeds of the Collateral Agent’s exercise of its rights and remedies upon default pursuant to this Article 11 in accordance with Sections 13.6 and 13.7.

11.4. OCCUPATION OF BUSINESS LOCATION. In connection with the Collateral Agent’s exercise of the Collateral Agent’s rights under this Article 11, the Collateral Agent may enter upon, occupy, and use any premises owned or occupied by each Loan Party, and may exclude each Loan Party from such premises or portion thereof as may have been so entered upon, occupied, or used by the Collateral Agent. The Collateral Agent shall not be required to remove any of the Collateral from any such premises upon the Collateral Agent’s taking possession thereof, and may render any Collateral unusable to the Loan Parties. In no event shall the Collateral Agent be liable to any Loan Party for use or occupancy by the Collateral Agent of any premises pursuant to this Article 11 nor for any charge (such as wages for any Loan Party’s employees and utilities) incurred in connection with the Collateral Agent’s exercise of the Collateral Agent’s Rights and Remedies.

11.5. GRANT OF NONEXCLUSIVE LICENSE. Except to the extent prohibited by a Borrower’s contractual obligations, which prohibition has been disclosed to the Administrative Agent, each Borrower hereby grants to the Collateral Agent a royalty free, nonexclusive and irrevocable license to use, apply, and affix any trademark, trade name, logo, or the like in which any Borrower now or hereafter has rights, such license being with respect to the Collateral Agent’s exercise of the rights hereunder including, without limitation, in connection with any completion of the manufacture of Inventory or sale or other disposition of Inventory.

11.6. ASSEMBLY OF COLLATERAL. The Collateral Agent may require any Borrower to assemble the Collateral and make it available to the Collateral Agent at the Loan Parties’ sole risk and expense at a place or places which are reasonably convenient to both the Collateral Agent and the Borrowers’ Representative.

11.7. RIGHTS AND REMEDIES. The rights, remedies, powers, privileges, and discretions of the Administrative Agent hereunder (herein, the “Agents’ Rights and Remedies”) shall be cumulative and not exclusive of any rights or remedies which it would otherwise have. No delay or omission by an Agent in exercising or enforcing any of the Agents’ Rights and Remedies shall operate as, or constitute, a waiver thereof. No waiver by an Agent of any Event of Default or of any default under any other agreement shall operate as a waiver of any other default hereunder or under any other agreement. No single or partial exercise of any of the Agents’ Rights or Remedies, and no express or implied agreement or transaction of whatever nature entered into between any Agent and any person, at any time, shall preclude the other or further exercise of the Agents’ Rights and Remedies. No waiver by any Agent of any of the Agents’ Rights and Remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver. The Agents’ Rights and Remedies may be exercised at such time or times and in such order of preference as the Agents may determine. The Agents’ Rights and Remedies may be exercised without resort or regard to any other source of satisfaction of the Liabilities.

ARTICLE 12 - Loan Fundings and Distributions:

12.1. FUNDING PROCEDURES.

(a) The Agent shall advise each Lender, no later than 2:00 PM on a date on which any Loan (other than a SwingLine Loan) is to be made, that such Loan is to be made and whether the Loan is a Revolving Credit Loan or a Last Out Revolving Loan. Such advice, in each instance, may be by telephone or facsimile transmission, provided that if such advice is by telephone, it shall be confirmed in writing. Advice of a Loan shall include the amount of and interest rate applicable to the subject Loan.

(b) Subject to that Lender’s Dollar Commitment, each Lender, by no later than the end of business on the day on which the subject Loan is to be made, shall Transfer that Lender’s Percentage Commitment of the subject Loan to the Administrative Agent.

12.2. SWINGLINE LOANS.

(a) In the event that, when a Revolving Credit Loan is requested, the aggregate unpaid balance of the SwingLine Loan is less than the SwingLine Loan Ceiling, then the SwingLine Lender may advise the Administrative Agent that the SwingLine Lender has determined to include up to the amount of the requested Revolving Credit Loan as part of the SwingLine Loan. In such event, the SwingLine Lender shall Transfer the amount of the requested Revolving Credit Loan to the Administrative Agent.

(b) The SwingLine Loan shall be converted to a Revolving Credit Loan in which all Revolving Credit Lenders participate as follows:

(i) At any time and from time to time, the SwingLine Lender may advise the Administrative Agent that all, or any part, of the SwingLine Loan is to be converted to a Revolving Credit Loan in which all Revolving Credit Lenders participate, provided that if the Administrative Agent is not so advised by the SwingLine Lender, then all SwingLine Loans shall be converted no less frequently than weekly to Revolving Credit Loans in which all Revolving Credit Lenders participate.

(ii) At the initiation of a Liquidation, the then entire unpaid principal balance of the SwingLine Loan shall be converted to a Revolving Credit Loan in which all Revolving Credit Lenders participate.

In either such event, the Administrative Agent shall advise each Revolving Credit Lender of such conversion as if, and with the same effect as if, such conversion were the making of a Revolving Credit Loan as provided in Section 13.1.

(c) The SwingLine Lender, in separate capacities, may also be one or more Agents or Lenders.

(d) The SwingLine Lender, in its capacity as SwingLine Lender, is not a “Lender” for any of the following purposes:

(i) Except as otherwise specifically provided in the relevant Section, any distribution pursuant to Section 13.7.

(ii) Determination of whether the requisite holders of Loan Commitments have Consented to action requiring such Consent.

12.3. ADMINISTRATIVE AGENT’S COVERING OF FUNDINGS:

(a) Each Lender shall make available to the Administrative Agent, as provided herein, that Lender’s Percentage Commitment of the following:

(i) Each Revolving Credit Loan, up to the maximum amount of that Revolving Credit Lender’s Revolving Credit Dollar Commitment of the Revolving Credit Loans.

(ii) Up to the maximum amount of that Revolving Credit Lender’s Revolving Credit Dollar Commitment of each L/C Drawing (to the extent that such L/C Drawing is not “covered” by a Revolving Credit Loan as provided herein).

(iii) Each Last Out Revolving Loan, up to the maximum amount of that Last Out Lender’s Last Out Revolving Credit Dollar Commitment of the Last Out Revolving Loans.

(b) In all circumstances, the Administrative Agent may:

(i) Assume that each Lender, subject to Section 12.3(a), timely shall make available to the Administrative Agent that Lender’s Percentage Commitment of each Loan, notice of which is provided pursuant to Section 12.1 and shall make available, to the extent not “covered” by a Revolving Credit Loan, that Revolving Credit Lender’s Revolving Credit Percentage Commitment of any honoring of an L/C.

(ii) In reliance upon such assumption, make available the corresponding amount to the Loan Parties.

(iii) Assume that each Lender timely shall pay, and shall make available, to the Administrative Agent all other amounts which that Lender is obligated to so pay and/or make available hereunder or under any of the other Loan Documents.

(c) In the event that, in reliance upon any of such assumptions, the Administrative Agent makes available a Lender’s Percentage Commitment of one or more Loans, or any other amount to be made available hereunder or under any of the other Loan Documents, which amount a Lender (a “Delinquent Lender”) fails to provide to the Administrative Agent within One (1) Business Day of written notice of such failure, then:

(i) The amount which had been made available by the Administrative Agent is an “Administrative Agent’s Cover” (and is so referred to herein).

(ii) All interest paid by the Loan Parties on account of the Loan or coverage of the subject L/C Drawing which consist of the Administrative Agent’s Cover shall be retained by the Administrative Agent until the Administrative Agent’s Cover, with interest, has been paid.

(iii) The Delinquent Lender shall pay to the Administrative Agent, on demand, interest at a rate equal to the prevailing federal funds rate on any Administrative Agent’s Cover in respect of that Delinquent Lender

(iv) The Administrative Agent shall have succeeded to all rights to payment to which the Delinquent Lender otherwise would have been entitled hereunder in respect of those amounts paid by or in respect of the Loan Parties on account of the Administrative Agent’s Cover together with interest until it is repaid. Such payments shall be deemed made first towards the amounts in respect of which the Administrative Agent’s Cover was provided and only then towards amounts in which the Delinquent Lender is then participating. For purposes of distributions to be made pursuant to Section 12.4(a) (which relates to ordinary course distributions) or Section 13.6 (which relates to distributions of proceeds of a Liquidation) below, amounts shall be deemed distributable to a Delinquent Lender (and consequently, to the Administrative Agent to the extent to which the Administrative Agent is then entitled) at the highest level of distribution (if applicable) at which the Delinquent Lender would otherwise have been entitled to a distribution.

(v) Subject to Subsection 12.3(c)(iv) the Delinquent Lender shall be entitled to receive any payments from the Loan Parties to which the Delinquent Lender is then entitled, provided however there shall be deducted from such amount and retained by the Administrative Agent any interest to which the Administrative Agent is then entitled on account of Subsection 12.3(c)(ii) above.

(d) A Delinquent Lender shall not be relieved of any obligation of such Delinquent Lender hereunder (all and each of which shall constitute continuing obligations on the part of any Delinquent Lender).

(e) A Delinquent Lender may cure its status as a Delinquent Lender by paying the Administrative Agent the aggregate of the following:

(i) The Administrative Agent’s Cover (to the extent not previously repaid by the Loan Parties and retained by the Administrative Agent in accordance with Subsection 12.3(c)(iv), above) with respect to that Delinquent Lender.

Plus

(ii) The aggregate of the amount payable under Subsection 12.3(c)(iii), above (which relates to interest to be paid by that Delinquent Lender).

Plus

(iii) All such costs and expenses as may be incurred by the Administrative Agent in the enforcement of the Administrative Agent’s rights against such Delinquent Lender.

12.4. ORDINARY COURSE DISTRIBUTIONS: CREDIT FACILITIES. (This Section 12.4 applies unless the provisions of Section 13.6 (which relates to distributions in the event of a Liquidation) become operative).

(a) Weekly, on such day as may be set from time to time by the Administrative Agent (or more frequently at the Administrative Agent’s option), the Administrative Agent and each Lender shall settle up on amounts advanced under the Credit Facilities and collected funds received in the Concentration Account.

(b) The Administrative Agent shall distribute to the SwingLine Lender and to each Lender such Person’s respective Pro-Rata share of interest payments on the Loans when actually received and collected by the Administrative Agent (excluding the one Business Day for settlement provided for in 7.5(a) which shall be for the account of the Administrative Agent only). For purposes of calculating interest due to a Lender, that Lender shall be entitled to receive interest on the actual amount contributed by that Lender towards the principal balance of the Loans outstanding during the applicable period covered by the interest payment made by the Loan Parties. Any net principal reductions to the Loans received by the Administrative Agent in accordance with the Loan Documents during such period shall not reduce such actual amount so contributed, for purposes of calculation of interest due to that Lender, until the Administrative Agent has distributed to that Lender its Pro-Rata share thereof.

(c) The Administrative Agent shall distribute fees paid on account of the Credit Facilities, as follows:

(i) L/C Fee (Section 2.21(a)): Pro-Rata to the Revolving Credit Lenders.

(ii) Revolving Credit Unused Line Fee (Section 2.18): Pro-Rata to the Revolving Credit Lenders.

(iii) Last Out Unused Line Fee (Section 2.16): Pro Rata to the Last Out Revolving Lenders.

(iv) Commitment Fee (Section 2.16): As provided in separate letter agreements with the respective Lenders.

(d) No Lender shall have any interest in or right to receive any part of the following:

(i) Any interest which reflects “float” as described in the proviso included in Section 7.5(a), all of which float shall be for the account of the Administrative Agent only.

(ii) The Administrative Agent’s Fee (Section 2.17) to be paid by the Loan Parties to the Administrative Agent.

(iii) Fees described in Section 2.21(b) (which relates to fees associated with, among other things, the issuance of L/C’s): Retained by the Issuer.

(iv) The Arrangement Fee which shall be retained by BAS.

(e) Any amount received by the Administrative Agent or the Collateral Agent as reimbursement for any cost or expense (including without limitation, reasonable attorneys’ fees) shall be distributed by the Administrative Agent to that Person which is entitled to such reimbursement as provided in this Agreement (and if such Person(s) is (are) the Lenders, Pro-Rata determined as of the date on which the expense, in respect of which such reimbursement is being made, was incurred).

(f) Each distribution pursuant to this Section 12.4 is subject to Section 12.3(c), above (which relates to the effect of the failure of any Lender to have Transferred to the Administrative Agent any amount which that Lender is then obligated to so Transfer pursuant to the within Agreement).

ARTICLE 13 - Acceleration and Liquidation:

13.1. ACCELERATION NOTICES.

(a) The Administrative Agent may give the Collateral Agent and Lenders an Acceleration Notice at any time following the occurrence of an Event of Default.

(b) The SuperMajority Lenders may give the Administrative Agent an Acceleration Notice at any time following the occurrence of an Event of Default. Such notice may be by multiple counterparts, provided that counterparts executed by the requisite Lenders are received by the Administrative Agent within a period of five (5) consecutive Business Days.

13.2. ACCELERATION. Unless stayed by judicial or statutory process, the Administrative Agent shall Accelerate the Liabilities. within a commercially reasonable time following:

(a) The Administrative Agent’s giving of an Acceleration Notice to the Collateral Agent and the Lenders as provided in Section 13.1(a).

(b) The Administrative Agent’s receipt of an Acceleration Notice from the SuperMajority Lenders, in compliance with Section 13.1(b).

13.3. INITIATION OF LIQUIDATION. Unless stayed by judicial or statutory process, a Liquidation shall be initiated by the Collateral Agent within a commercially reasonable time following Acceleration of the Liabilities.

13.4. ACTIONS AT AND FOLLOWING INITIATION OF LIQUIDATION.

(a) At the initiation of a Liquidation:

(i) The unpaid principal balance of the SwingLine Loan (if any) shall be converted to a Revolving Credit Loan in which all Revolving Credit Lenders participate.

(ii) The Administrative Agent and the Revolving Credit Lenders shall “net out” each Revolving Credit Lender’s respective contributions towards the Revolving Credit Loans, so that each Revolving Credit Lender holds that Revolving Credit Lender’s Revolving Credit Percentage Commitment of the Revolving Credit Loans and advances.

(b) Following the initiation of a Liquidation, each Revolving Credit Lender shall contribute, towards any L/C thereafter honored and not immediately reimbursed by the Loan Parties, that Revolving Credit Lender’s Revolving Credit Percentage Commitment of such honoring.

(c) Following the initiation of a Liquidation, each Revolving Credit Lender shall contribute, towards any L/C thereafter honored and not immediately reimbursed by the Loan Parties, that Revolving Credit Lender’s Revolving Credit Percentage Commitment of such honoring.

13.5. COLLATERAL AGENT’S CONDUCT OF LIQUIDATION.

(a) Any Liquidation shall be conducted by the Collateral Agent in the manner determined by it to be commercially reasonable.

(b) The Collateral Agent may establish one or more Nominees to “bid in” or otherwise acquire ownership to any Post Foreclosure Asset.

(c) The Collateral Agent shall manage the Nominee and manage and dispose of any Post Foreclosure Assets with a view towards the realization of the economic benefits of the ownership of the Post Foreclosure Assets and in such regard, the Collateral Agent and/or the Nominee may operate, repair, manage, maintain, develop, and dispose of any Post Foreclosure Asset in such manner as the Collateral Agent determines as appropriate under the circumstances.

(d) Each Agent may decline to undertake or to continue taking a course of action or to execute an action plan (whether proposed by an Agent or a Lender) unless indemnified Pro-Rata to that Agent’s satisfaction by the Lenders against any and all liability and expense which may be incurred by that Agent by reason of taking or continuing to take that course of action or action plan.

(e) The Administrative Agent and each Lender shall execute all such instruments and documents not inconsistent with the provisions of this Agreement as the Administrative Agent and/or the Nominee reasonably may request with respect to the creation and governance of any Nominee, the conduct of the Liquidation, and the management and disposition of any Post Foreclosure Asset.

13.6. DISTRIBUTION OF LIQUIDATION PROCEEDS.

(a) The Collateral Agent may establish one or more reasonably funded reserve accounts into which proceeds of the conduct of any Liquidation may be deposited in anticipation of future expenses which may be incurred by any Agent in the exercise of rights as a secured creditor of the Loan Parties and prior claims which the Agents anticipate may need to be paid.

(b) The Collateral Agent shall distribute the proceeds of any Liquidation to the Administrative Agent.

(c) The Administrative Agent shall distribute the net proceeds of Liquidation, as distributed to the Administrative Agent by the Collateral Agent pursuant to Section 13.6(b), in accordance with the relative priorities set forth in Section 13.7.

(d) Each Lender, on the written request of the Administrative Agent and/or any Nominee, not more frequently than once each month, shall reimburse the Agents and/or any Nominee, Pro-Rata, for any cost or expense reasonably incurred by the Agents and/or the Nominee in the conduct of a Liquidation, which amount is not covered out of current proceeds of the Liquidation, which reimbursement shall be paid over to and distributed by the Administrative Agent.

13.7. RELATIVE PRIORITIES TO PROCEEDS OF LIQUIDATION.

(a) All distributions of proceeds of a Liquidation shall be net of payment over to the Agents as reimbursement for all reasonable third party costs and expenses incurred by the Agents and to Lenders’ Special Counsel and to any funded reserve established pursuant to Section 13.6(a).

(b) The relative priorities to the proceeds of a Liquidation shall be distributed based on the following relative priorities:

(i) First, to the SwingLine Lender, on account of any SwingLine Loans not converted to Revolving Credit Loans pursuant to Section 13.4(a)(i); and then

(ii) Second, to pay interest due with respect to all Loans;

(iii) Third, to the Revolving Credit Lenders (other than any Delinquent Lender) and Issuer, Pro-Rata, to the unpaid principal balance of Revolving Credit Loans and any amounts owed on account of any L/Cs (including as cash collateral for any undrawn L/Cs) and fees due to the Issuer on account thereof; and then

(iv) Fourth, to the Revolving Credit Lenders (other than any Delinquent Lender), Pro-Rata, to Revolving Credit Fees, and then

(v) Fifth, to the Last Out Revolving Lenders (other than any Delinquent Lender) Pro-Rata, to the unpaid principal balance of the Last Out Revolving Loans; and then

(vi) Sixth, to the Last Out Revolving Lenders (other than any Delinquent Lender) Pro-Rata, the Last Out Lenders Fees; and then

(vii) Seventh, to any Delinquent Lenders, Pro-Rata to amounts to which such Lenders otherwise would have been entitled pursuant to Subsections 13.7(b)(iii), through 13.7(b)(vi) and then

(viii) Eighth, to Bank of America, or any of its Affiliates providing cash management services to the extent of their exposure thereto; and then

(ix) Ninth, to the Secured Parties on account of any Liabilities arising in connection with any Hedge Agreement.

ARTICLE 14 - THE AGENTS:

14.1. APPOINTMENT OF THE AGENTS.

(a) Each Lender appoints and designates Bank of America as the “Administrative Agent” hereunder and under the Loan Documents.

(b) Each Lender appoints and designates Bank of America as the “Collateral Agent” hereunder and under the Loan Documents.

(c) Each Lender authorizes each Agent:

(i) To execute those of the Loan Documents and all other instruments relating thereto to which that Agent is a party.

(ii) To take such action on behalf of the Lenders and to exercise all such powers as are expressly delegated to that Agent hereunder and in the Loan Documents and all related documents, together with such other powers as are reasonably incident thereto.

(d) Reserved.

(e) Wells Fargo Foothill, LLC. has been granted the title of “Syndication Agent”, and National City Business Credit, Inc. has been granted the title of “Documentation Agent” in which capacity none shall have any rights nor any responsibilities. Any of the foregoing may resign such position at any time by written notice to the Administrative Agent and, in any event, shall cease to be Syndication Agent or Documentation Agent, as the case may be, contemporaneously with its ceasing to be a Revolving Credit Lender.

14.2. RESPONSIBILITIES OF AGENTS.

(a) The Administrative Agent shall have principal responsibilities for and primary authority for the administration of the credit facilities contemplated by this Agreement and for all matters for which the Collateral Agent is not responsible. In all instances where the allocation of responsibility and authority, as between the Collateral Agent and the Administrative Agent is in doubt, the Administrative Agent shall be vested with such responsibility and authority.

(b) The Collateral Agent shall have principal responsibilities for and primary authority for the conduct of the Liquidation and the distribution of the proceeds of such Liquidation.

(c) Neither Agent shall have any duties or responsibilities to, or any fiduciary relationship with, any Lender except for those expressly set forth in this Agreement.

(d) Neither Agent nor any of its Affiliates shall be responsible to any Lender for any of the following:

(i) Any recitals, statements, representations or warranties made by any Loan Party or any other Person.

(ii) Any appraisals or other assessments of the assets of any Loan Party or of any other Person responsible for or on account of the Liabilities.

(iii) The value, validity, effectiveness, genuineness, enforceability, or sufficiency of the Loan Agreement, the Loan Documents or any other document referred to or provided for therein.

(iv) Any failure by any Loan Party or any other Person (other than the subject Agent) to perform its obligations under the Loan Documents.

(e) Each Agent may employ attorneys, accountants, and other professionals and agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such attorneys, accountants, and other professionals or agents or attorneys-in-fact selected by the subject Agent with reasonable care. No such attorney, accountant, other professional, agent, or attorney-in-fact shall be responsible for any action taken or omitted to be taken by any other such Person.

(f) Neither Agent, nor any of its directors, officers, or employees shall be responsible for any action taken or omitted to be taken or omitted to be taken by any other of them in connection herewith in reliance upon advice of their respective counsel nor, in any other event except for any action taken or omitted to be taken as to which a final judicial determination has been or is made (in a proceeding in which such Person has had an opportunity to be heard) that such Person had acted in a grossly negligent manner, in actual bad faith, or in willful misconduct.

(g) Neither Agent shall have any responsibility in any event for more funds than that Agent actually receives and collects.

(h) The Agents, in their separate capacities as Lenders, shall have the same rights and powers hereunder as any other Lender.

14.3. CONCERNING DISTRIBUTIONS BY THE AGENTS.

(a) Each Agent, in that Agent’s reasonable discretion based upon that Agent’s determination of the likelihood that additional payments will be received, expenses incurred, and/or claims made by third parties to all or a portion of such proceeds, may delay the distribution of any payment received on account of the Liabilities.

(b) Each Agent may disburse funds prior to determining that the sums which that Agent expects to receive have been finally and unconditionally paid to that Agent. If and to the extent that Agent does disburse funds and it later becomes apparent that the Agent did not then receive a payment in an amount equal to the sum paid out, then any Lender to whom the Agent made the funds available, on demand from the Agent, shall refund to the Administrative Agent the sum paid to that person.

(c) If, in the opinion of an Agent, the distribution of any amount received by that Agent might involve that Agent in liability, or might be prohibited hereby, or might be questioned by any Person, then that Agent may refrain from making distribution until that Agent’s right to make distribution has been adjudicated by a court of competent jurisdiction.

(d) The proceeds of any Lender’s exercise of any right of, or in the nature of, set-off shall be deemed, First, to the extent that a Lender is entitled to any distribution hereunder, to constitute such distribution and Second, shall be shared with the other Lenders as if distributed pursuant to (and shall be deemed as distributions under) Section 13.7.

(e) Each Lender recognizes that the crediting of the Loan Parties with the “proceeds” of any transaction in which a Post Foreclosure Asset is acquired is a non-cash transaction and that, in consequence, no distribution of such “proceeds” will be made by the Administrative Agent to any Lender.

(f) In the event that (x) a court of competent jurisdiction shall adjudge that any amount received and distributed by the Administrative Agent is to be repaid or disgorged or (y) the requisite Lenders (as provided in Section 15.5(e)) determine to effect such repayment or disgorgement, then each Lender to which any such distribution shall have been made shall repay, to the Agent which had made such distribution, that Lender’s Pro-Rata share of the amount so adjudged or determined to be repaid or disgorged.

14.4. Dispute Resolution. Any dispute among the Lenders and/or any Agent concerning the interpretation, administration, or enforcement of the financing arrangements contemplated by this or any other Loan Document or the interpretation or administration of this or any other Loan Document which cannot be resolved amicably shall be resolved in the United States District Court for the District of Massachusetts, sitting in Boston or in the Superior Court of Suffolk County, Massachusetts, to the jurisdiction of which courts each Lender hereby submits.

14.5. DISTRIBUTIONS OF NOTICES AND OF DOCUMENTS. The Administrative Agent will forward to each Lender, promptly after the Administrative Agent’s receipt thereof, a copy of each notice or other document furnished to the Administrative Agent pursuant to this Agreement, including monthly, quarterly, and annual financial statements received from the Borrowers’ Representative pursuant to Article 6 of this Agreement, other than any of the following:

(a) Routine communications associated with requests for Loans and/or the issuance of L/C’s.

(b) Routine or nonmaterial communications.

(c) Any notice or document required by any of the Loan Documents to be furnished to the Lenders by the Borrowers’ Representative.

(d) Any notice or document of which the Administrative Agent has knowledge that such notice or document had been forwarded to the Lenders other than by the Administrative Agent.

14.6. CONFIDENTIAL INFORMATION.

(a) Each Lender will maintain, as confidential (other than to their respective attorneys, agents, accountants, participants and prospective participants) all of the following:

(i) Proprietary approaches, techniques, and methods of analysis which are applied by the Administrative Agent in the administration of the credit facility contemplated by this Agreement.

(ii) Proprietary forms and formats utilized by the Administrative Agent in providing reports to the Lenders pursuant hereto, which forms or formats are not of general currency.

(iii) Confidential information provided by any Loan Party pursuant to the Loan Documents, other than any information which becomes known to the general public through sources other than that Lender.

(b) Nothing included herein shall prohibit the disclosure of any such information as may be required to be provided by judicial process or by regulatory authorities having jurisdiction over any party to this Agreement.

14.7. RELIANCE BY AGENTS. Each Agent shall be entitled to rely upon any certificate, notice or other document (including any cable, telegram, telex, or facsimile) reasonably believed by that Agent to be genuine and correct and to have been signed or sent by or on behalf of the proper person or persons, and upon advice and statements of attorneys, accountants and other experts selected by that Agent. As to any matters not expressly provided for in this Agreement, any Loan Document, or in any other document referred to therein, that Agent shall in all events be fully protected in acting, or in refraining from acting, in accordance with the applicable Consent required by this Agreement. Instructions given with the requisite Consent shall be binding on all Lenders.

14.8. NON-RELIANCE ON AGENTS AND OTHER LENDERS.

(a) Each Lender represents to all other Lenders and to the Agents that such Lender:

(i) Independently and without reliance on any representation or act by any Agent or by any other Lender, and based on such documents and information as that Lender has deemed appropriate, has made such Lender’s own appraisal of the financial condition and affairs of the Loan Parties and decision to enter into this Agreement.

(ii) Has relied upon that Lender’s review of the Loan Documents by that Lender and by counsel to that Lender as that Lender deemed appropriate under the circumstances.

(b) Each Lender agrees that such Lender, independently and without reliance upon any Agent or any other Lender, and based upon such documents and information as such Lender shall deem appropriate at the time, will continue to make such Lender’s own appraisals of the financial condition and affairs of the Loan Parties when determining whether to take or not to take any discretionary action under this Agreement.

(c) Neither Agent in the discharge of that Agent’s duties hereunder, shall be required to make inquiry of, or to inspect the properties or books of, any Person.

(d) Except for notices, reports, and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder (as to which, see Section 14.5), the Agents shall not have any affirmative duty or responsibility to provide any Lender with any credit or other information concerning any Person, which information may come into the possession of Agents or any Affiliate of an Agent.

(e) Each Lender, at such Lender’s request, shall have reasonable access to all nonprivileged documents in the possession of the Agents, which documents relate to the Agents’ performance of their duties hereunder.

14.9. INDEMNIFICATION. Without limiting the liabilities of the Loan Parties under any this or any of the other Loan Documents, each Lender shall indemnify each Agent, Pro-Rata, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including reasonable attorneys’ fees and expenses and other out-of-pocket expenditures) which may at any time be imposed on, incurred by, or asserted against that Agent and in any way relating to or arising out of this Agreement or any other Loan Document or any documents contemplated by or referred to therein or the transactions contemplated thereby or the enforcement of any of terms hereof or thereof or of any such other documents, provided, however, no Lender shall be liable for any of the foregoing to the extent that any of the foregoing arises from any action taken or omitted to be taken by the subject Agent as to which a final judicial determination has been or is made (in a proceeding in which the subject Agent has had an opportunity to be heard) that the subject Agent had acted in a grossly negligent manner, in actual bad faith, or in willful misconduct.

14.10. RESIGNATION OF AGENT.

(a) An Agent may resign at any time by giving 60 days’ prior written notice thereof to the Lenders and to the other Agent. Upon receipt of any such notice of resignation, the SuperMajority Lenders shall have the right to appoint a successor to such Agent (and if no Event of Default has occurred, with the consent of the Borrowers’ Representative, not to be unreasonably withheld and, in any event, deemed given by the Borrowers’ Representative if no written objection is provided by the Borrowers’ Representative to the (resigning) Agent within seven (7) Business Days notice of such proposed appointment). If a successor Agent shall not have been so appointed and accepted such appointment within 30 days after the giving of notice by the resigning Agent, then the resigning Agent may appoint a successor Agent, which shall be a financial institution having a combined capital and surplus in excess of $500,000,000.00. The consent of the Borrowers’ Representative otherwise required by this Section 14.10(a) shall not be required if an Event of Default has occurred.

(b) Upon the acceptance of any appointment as an Agent hereunder by a successor Agent, such successor shall thereupon succeed to, and become vested with, all the rights, powers, privileges, and duties of the (resigning) Agent so replaced, and the (resigning) Agent shall be discharged from the (resigning) Agent’s duties and obligations hereunder, other than on account of any responsibility for any action taken or omitted to be taken by the (resigning) Agent as to which a final judicial determination has been or is made (in a proceeding in which the (resigning) Person has had an opportunity to be heard) that such Person had acted in a grossly negligent manner or in bad faith.

(c) After any retiring Agent’s resignation, the provisions of this Agreement and of all other Loan Documents shall continue in effect for the retiring Person’s benefit in respect of any actions taken or omitted to be taken by it while it was acting as an Agent.

ARTICLE 15 - Action By Agents - Consents - Amendments - Waivers:

15.1. ADMINISTRATION OF CREDIT FACILITIES.

(a) Except as otherwise specifically provided in this Agreement, each Agent may take any action with respect to the credit facility contemplated by the Loan Documents as that Agent determines to be appropriate within their respective areas of responsibility and authority, as set forth in Sections 14.2(b) and 14.2(a), provided, however, neither Agent is under any affirmative obligation to take any action which it is not required by this Agreement or the Loan Documents specifically to so take.

(b) Except as specifically provided in the following Sections of this Agreement, whenever a Loan Document or this Agreement provides that action may be taken or omitted to be taken in an Agents’ discretion, that Agent shall have the sole right to take, or refrain from taking, such action without, and notwithstanding, any vote of the Lender:

ACTIONS DESCRIBED IN SECTION	TYPE OF CONSENT REQUIRED

15.2	Majority Lenders

15.3	SuperMajority Revolving Credit Lenders

15.4	SuperMajority Lenders

15.5	Certain Consent

15.6	Unanimous Consent

15.7	Consent of SwingLine Lender

15.8	Consent of the Agents

(c) The rights granted to the Lenders in those sections referenced in Section 15.1(b) shall not otherwise limit or impair any Agent’s exercise of its discretion under the Loan Documents.

15.2. ACTIONS REQUIRING OR ON DIRECTION OF MAJORITY LENDERS. Except as otherwise provided in this Agreement, the Consent or direction of the Majority Lenders is required for any amendment, waiver, or modification of any Loan Document.

15.3. ACTIONS REQUIRING OR ON DIRECTION OF SUPERMAJORITY REVOLVING CREDIT LENDERS. The Consent or direction of the SuperMajority Revolving Credit Lenders is required as follows:

(a) The Lenders agree that any loan or advance under the Credit Facilities which results in a Protective OverAdvance may be made by the Administrative Agent in its discretion without the Consent of the Lenders and that each Lender shall be bound thereby, provided, however, the Consent or direction of the SuperMajority Revolving Credit Lenders is required to permit a Protective OverAdvance to be outstanding for more than 45 consecutive Business Days or more than twice in any twelve month period. (Any Protective OverAdvance which is permitted by this Section 15.3(a) is referred to as a “Permitted Protective OverAdvance”).

(b) Amendment of the definition of “SuperMajority Revolving Credit Lenders”.

15.4. ACTIONS REQUIRING CONSENT OR ON DIRECTION OF SUPERMAJORITY LENDERS.

(a) If any Default has occurred and is continuing, the SuperMajority Lenders may direct the Administrative Agent to suspend the Credit Facilities, whereupon, as long as a Default shall have occurred and be continuing, the only Loans which may be made are the following:

(i) Revolving Credit Loans made to “cover” the honoring of L/C’s.

(ii) Permitted Protective OverAdvances.

(iii) Loans made with Consent of the SuperMajority Lenders.

(b) If an Event of Default has occurred and not been duly waived, the SuperMajority Lenders may:

(i) Give the Administrative Agent an Acceleration Notice in accordance with Section 13.1(b)

(ii) Direct the Administrative Agent to increase the rate of interest to the default rate of interest as provided in, and to the extent permitted by, this Agreement.

(c) The definition of Availability Block shall not be amended in a manner to reduce the amount of the Availability Block without the Consent of the SuperMajority Lenders.

15.5. ACTION REQUIRING CERTAIN CONSENT. The following Consent shall be required for the following actions:

ACTION	REQUIRED CONSENT

(a) Increase in the SwingLine Ceiling:	SwingLine Lender and the Majority Lenders.

(b) Any increase in any Lender’s Dollar Commitment or Percentage Commitment (other than by reason of the application of Section 15.11 (which deals with NonConsenting Credit Lenders) or Section 16.1 (which deals with assignments and participations)), it being understood that this Section 15.5(b) addresses changes to commitments inter se and not any increase in the Total Commitments.

All Lenders affected thereby other than any Delinquent Lender.

(c) Any forgiveness of all or any portion of any payment Liability.	All Lenders whose payment Liability is being so forgiven (other than any Delinquent Credit Lender, if otherwise applicable).

(d) Any decrease in any interest rate, fee or assessment payable under any of the Loan Documents and of any fee provided for by any Fee Letter (which may be amended by written agreement between the Borrowers’ Representative on the one hand, and the Administrative Agent on the other).

All Lenders adversely affected thereby (other than any Delinquent Lender, if otherwise applicable).

(e) Disgorgement as described in Section 14.3(f).	SuperMajority Lenders.

15.6. ACTIONS REQUIRING OR DIRECTED BY UNANIMOUS CONSENT. None of the following may take place except with Unanimous Consent:

(a) Any extension of the Maturity Date.

(b) Any release of all or substantially all of the Collateral not otherwise required or provided for in the Loan Documents or to facilitate a Liquidation.

(c) Any amendment of the definition of the terms “Borrowing Base”, “Last Out Borrowing Base”, “Availability” or “Aggregate Availability” or of any definition of any component thereof, such that more credit would be available to the Loan Parties, based on the same assets, as would have been available to the Loan Parties immediately prior to such amendment , it being understood, however, that:

(i) The foregoing shall not limit the adjustment by the Administrative Agent of any Reserve in the Administrative Agent’s administration of the Credit Facilities as otherwise permitted by this Agreement.

(ii) The foregoing shall not prevent the Administrative Agent, in its administration of the Credit Facilities, from restoring any component of Borrowing Base which had been lowered by the Administrative Agent back to the value of such component, as stated in this Agreement or to an intermediate value.

(d) Any release of any Person obligated on account of the Liabilities (except in connection with a sale of such Person approved by the SuperMajority Lenders in accordance with the terms of this Agreement).

(e) The making of any Revolving Credit Loan which, when made, exceeds Availability and is not a Permitted Protective OverAdvance, provided, however,

(i) no Consent shall be required in connection with the making of any Revolving Credit Loan to “cover” any honoring of a drawing under any L/C; and

(ii) each Lender recognizes that subsequent to the making of a Revolving Credit Loan which does not constitute a Permitted Protective OverAdvance, the unpaid principal balance of the Loan Account may exceed the Borrowing Base on account of changed circumstances beyond the control of the Administrative Agent (such as a drop in collateral value).

(f) The waiver of the obligation of the Loan Parties to reduce the unpaid principal balance of the Credit Facilities to an amount which does not exceed a Permitted Protective OverAdvance or, subject to the time limits included in Section 15.3(a) (which places time and frequency limits on Permitted Protective OverAdvances).

(g) Any amendment of this Article 15.

(h) Amendment of any of the following Sections of this Agreement:

(i)   12.4

(ii)  13.6

(iii) 13.7

(i) Amendment of any of the following Definitions:

“Appraised Inventory Liquidation Value”

“Majority Lenders”

“Permitted Protective OverAdvance”

“SuperMajority Lenders”

“Unanimous Consent”

15.7. ACTIONS REQUIRING SWINGLINE LENDER CONSENT. No action, amendment, or waiver of compliance with, any provision of the Loan Documents or of this Agreement which affects the SwingLine Lender may be undertaken without the Consent of the SwingLine Lender.

15.8. ACTIONS REQUIRING AGENTS’ CONSENT.

(a) No action, amendment, or waiver of compliance with, any provision of the Loan Documents or of this Agreement which affects an Agent in its capacity as an Agent may be undertaken without the written consent of the Agents.

(b) No action referenced herein which affects the rights, duties, obligations, or liabilities of an Agent shall be effective without the written consent of the Agents.

15.9. MISCELLANEOUS ACTIONS.

(a) Notwithstanding any other provision of this Agreement, no single Lender independently may exercise any right of action or enforcement against or with respect to any Loan Party.

(b) Each Agent shall be fully justified in failing or refusing to take action under this Agreement or any Loan Document on behalf of any Lender unless that Agent shall first:

(i) receive such clear, unambiguous, written instructions as that Agent deems appropriate; and

(ii) be indemnified to that Agent’s satisfaction by the Lenders against any and all liability and expense which may be incurred by that Agent by reason of taking or continuing to take any such action, unless such action had been grossly negligent, in willful misconduct, or in bad faith.

(c) Each Agent may establish reasonable procedures for the providing of direction and instructions from the Lenders to that Agent, including its reliance on multiple counterparts, facsimile transmissions, and time limits within which such direction and instructions must be received in order to be included in a determination of whether the requisite Loan Commitments has provided its direction, Consent, or instructions.

15.10. ACTIONS REQUIRING BORROWERS’ REPRESENTATIVE’S CONSENT.

(a) The Borrowers’ Representative’s consent is required for any amendment of this Agreement, except that each of the following Articles of this Agreement may be amended without the consent of the Borrowers’ Representative:

Article	Title of Article
12	Loan Fundings and Distributions
15	The Agents

(b) The Borrowers’ Representative’s consent to the amendment of those provisions referenced in Section 15.10(a) shall be deemed given unless written objection is made, within seven (7) Business Days following the Administrative Agent’s giving notice to the Borrowers’ Representative of the proposed amendment; and

(i) shall not be required following the occurrence of any Event of Default.

15.11. NONCONSENTING LENDER.

(a) In the event that a Lender (in this Section 15.11, a “NonConsenting Lender”) does not provide its Consent to a proposal by the Administrative Agent to take action which requires consent under this Article 15, then one or more Lenders who provided Consent to such action may require the assignment, without recourse and in accordance with the procedures outlined in Section 16.1, below, of the NonConsenting Lender’s commitment hereunder on five (5) days written notice to the Administrative Agent and to the NonConsenting Lender.

(b) At the end of such five (5) days, and provided that the NonConsenting Lender delivers the Note held by the NonConsenting Lender to the Administrative Agent, the Lenders who have given such written notice shall Transfer the following to the NonConsenting Lender:

(i) Such NonConsenting Lender’s Pro-Rata share of the principal and interest of the Loans to the date of such assignment.

(ii) All fees distributable hereunder to the NonConsenting Lender to the date of such assignment.

(iii) Any out-of-pocket costs and expenses for which the NonConsenting Lender is entitled to reimbursement from the Loan Parties.

(c) In the event that the NonConsenting Lender fails to deliver to the Administrative Agent the Note held by the NonConsenting Lender as provided in Section 15.11(b), then:

(i) The amount otherwise to be Transferred to the NonConsenting Lender shall be Transferred to the Administrative Agent and held by the Administrative Agent, without interest, to be turned over to the NonConsenting Lender upon delivery of the Note held by that NonConsenting Lender.

(ii) The Note held by the NonConsenting Lender shall have no force or effect whatsoever.

(iii) The NonConsenting Lender shall cease to be a “Lender”.

(iv) The Lender(s) which have Transferred the amount to the Administrative Agent as described above shall have succeeded to all rights and become subject to all of the obligations of the NonConsenting Lender as a “Lender”.

(d) In the event that more than One (1) Lender wishes to require such assignment, the NonConsenting Lender’s commitment hereunder shall be divided among such Lenders, pro-rata based upon their respective Loan Commitments, with the Administrative Agent coordinating such transaction.

(e) The Administrative Agent shall coordinate the retirement of the Note held by the NonConsenting Lender and the issuance of Notes to those Lenders which “take-out” such NonConsenting Lender, provided, however, no processing fee otherwise to be paid as provided in Section 16.2(b) shall be due under such circumstances.

ARTICLE 16 - Assignments By Lenders:

16.1. ASSIGNMENTS AND ASSUMPTIONS.

Except as provided herein, each Lender (in this Section 16.1, an “Assigning Lender”) may assign to one or more Eligible Assignees (in this Section 16.1, each an “Assignee Lender”) all or a portion of that Lender’s interests, rights and obligations under this Agreement and the Loan Documents (including all or a portion of its Commitment) and the same portion of the Loans at the time owing to it, and of the Note held by the Assigning Revolving Credit Lender, provided that:

(a) The Administrative Agent shall have given its prior written consent to such assignment, which consent shall not be unreasonably withheld, but need not be given if the proposed assignment would result in any Assignee Lender having a Dollar Commitment of less than the “minimum hold” amount specified in Section 16.1(c).

(b) Each such assignment shall be of a constant, and not a varying, percentage of all the Assigning Lender’s rights and obligations under this Agreement.

(c) Following the effectiveness of such assignment, the Assigning Lender’s Dollar Commitment (if not an assignment of all of the Assigning Lender’s Commitment) shall not be less than $5,000,000.00.

(d) If no Event of Default has occurred, such assignment shall be subject to the consent of the Borrowers’ Representative, not to be unreasonably withheld or delayed and which consent shall be deemed given if no written objection is received within seven (7) days of the Borrowers’ Representative’s receipt of notice of such proposed assignment.

16.2. ASSIGNMENT PROCEDURES. (This Section 16.2 describes the procedures to be followed in connection with an assignment effected pursuant to this Article 16 and permitted by Section 16.1).

(a) The parties to such an assignment shall execute and deliver to the Administrative Agent, for recording in the Register, an Assignment and Acceptance substantially in the form of EXHIBIT 16.1, annexed hereto (an “Assignment and Acceptance”).

(b) The Assigning Lender shall deliver to the Administrative Agent, with such Assignment and Acceptance, the Note held by the subject Assigning Lender and the Administrative Agent’s processing fee of $3,000.00, provided, however, no such processing fee shall be due where the Assigning Lender is one of the Lenders at the initial execution of this Agreement.

(c) The Administrative Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the “Register”) for the recordation of the names and addresses of the Lenders and of the Loan Commitments, the Revolving Credit Percentage Commitment, Revolving Credit Percentage Commitment of each Lender, Last Out Revolving Commitment Percentage, and the Last Out Commitments. The Register shall be available for inspection by the Lenders at any reasonable time and from time to time upon reasonable prior notice. In the absence of manifest error, the entries in the Register shall be conclusive and binding on all Lenders. The Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a “Lender” hereunder for all purposes of this Agreement.

(d) The Assigning Revolving Credit Lender and Assignee Revolving Credit Lender, directly between themselves, shall make all appropriate adjustments in payments for periods prior to the effective date of an Assignment and Assumption.

16.3. EFFECT OF ASSIGNMENT.

(a) From and after the effective date specified in an Assignment and Acceptance which has been executed, delivered, and recorded (which effective date the Administrative Agent may delay by up to five (5) Business Days after the delivery of such Assignment and Acceptance):

(i) The Assignee Lender:

(A) Shall be a party to this Agreement and the other Loan Documents (and to any amendments thereof) as fully as if the Assignee Lender had executed each.

(B) Shall have the rights of a Lender hereunder to the extent of the Loan Commitment, the Revolving Credit Percentage Commitment and Percentage Commitment assigned by such Assignment and Acceptance.

(ii) The Assigning Lender shall be released from the Assigning Lender’s obligations under this Agreement and the Loan Documents to the extent of the Commitment assigned by such Assignment and Acceptance.

(iii) The Administrative Agent shall undertake to obtain and distribute replacement Notes to the subject Assigning Revolving Credit Lender and Assignee Revolving Credit Lender.

(b) By executing and delivering an Assignment and Acceptance, the parties thereto confirm to and agree with each other and with all parties to this Agreement as to those matters which are set forth in the subject Assignment and Acceptance.

ARTICLE 17 - Notices:

17.1. NOTICE ADDRESSES. All notices, demands, and other communications made in respect of any Loan Document (other than a request for a loan or advance or other financial accommodation under the Credit Facilities) shall be made to the following addresses, each of which may be changed upon seven (7) days written notice to all others given by certified mail, return receipt requested:

If to either Agent:

Bank of America, N.A.

40 Broad Street

Boston, Massachusetts 02109

Attention:    Kathleen Dimock

                  Managing Director

Fax:     617-434-4312

With a copy to:

Riemer & Braunstein LLP

Three Center Plaza

Boston, Massachusetts 02108

Attention:    Kevin J. Simard Esquire

Fax:     617-880-3456

If to the Borrowers’ Representative

And All Loan Parties:

Casual Male Retail Group, Inc.

555 Turnpike Street

Canton, Massachusetts 02021

Attention:    Dennis Hernreich

                  Chief Financial Officer

Fax:     781-828-3221

With a copy to:

Greenberg Traurig LLP

One International Place

Boston, Massachusetts 02110

Attention:    Jonathan Bell, Esquire

Fax:    617-310-6001

17.2. NOTICE GIVEN.

(a) Except as otherwise specifically provided herein, notices shall be deemed made and correspondence received, as follows (all times being local to the place of delivery or receipt):

(i) By mail: the sooner of when actually received or three (3) days following deposit in the United States mail, postage prepaid.

(ii) By recognized overnight express delivery: the Business Day following the day when sent.

(iii) By hand: If delivered on a Business Day after 9:00 AM and no later than three (3) hours prior to the close of customary business hours of the recipient, when delivered. Otherwise, at the opening of the then next Business Day.

(iv) By facsimile transmission (which must include a header on which the party sending such transmission is indicated): If sent on a Business Day after 9:00 AM and no later than three (3) hours prior to the close of customary business hours of the recipient, one (1) hour after being sent. Otherwise, at the opening of the then next Business Day.

(b) Rejection or refusal to accept delivery and inability to deliver because of a changed address or Facsimile Number for which no due notice was given shall each be deemed receipt of the notice sent.

17.3. WIRE INSTRUCTIONS. Subject to change in the same manner that a notice address may be changed (as to which, see Section 17.1), wire transfers to the Administrative Agent shall be made in accordance with the following wire instructions:

Bank of America, N.A.
ABA No. 026009593
Acct Name: Bank of America Retail Group
Acct No. : 530-39952
Reference: Casual Male Retail Group

ARTICLE 18 - Term:

18.1. TERMINATION OF CREDIT FACILITIES. The Credit Facilities shall remain in effect (subject to suspension as provided in Section 2.7(g) hereof) until the Termination Date.

18.2. ACTIONS ON TERMINATION.

(a) On the Termination Date, the Loan Parties shall pay the Administrative Agent (whether or not then due), in immediately available funds, all then Liabilities including, without limitation: the following:

(i) The entire balance of the Loan Account (including the unpaid principal balance of the Loans and SwingLine Loan).

(ii) Any then remaining unpaid installments of the Commitment Fees.

(iii) Any then remaining unpaid installments of the Administrative Agent’s Fee.

(iv) Any payments due on account of the indemnification obligations included in Section 2.13(e).

(v) Any accrued and unpaid Unused Line Fee.

(vi) All unreimbursed costs and expenses of each Agent and of Lenders’ Special Counsel for which each Loan Party is responsible.

(b) On the Termination Date, the Loan Parties shall also shall make such arrangements concerning any L/C’s then outstanding as are reasonably satisfactory to the Administrative Agent (such as their being cash collateralized at 103 % of their then Stated Amount).

(c) Until such payment (Section 18.2(a)) and arrangements concerning L/C’s (Section 18.2(b)), all provisions of this Agreement, other than those included in Article 2 which place any obligation on the Administrative Agent or any Lender to make any loans or advances or to provide any financial accommodations to any Borrower shall remain in full force and effect until all Liabilities shall have been paid in full.

(d) The release by the Collateral Agent of the Collateral Interests granted the Collateral Agent by the Loan Parties hereunder may be upon such conditions and indemnifications as the Administrative Agent reasonably may require.

ARTICLE 19 - General:

19.1. PROTECTION OF COLLATERAL. No Agent has any duty as to the collection or protection of the Collateral beyond the safe custody of such of the Collateral as may come into the possession of that Agent.

19.2. PUBLICITY. The Agent may issue a “tombstone” notice of the establishment of the credit facility contemplated by this Agreement and may make reference to each Loan Party (and may utilize any logo or other distinctive symbol associated with each Loan Party) in connection with any advertising, promotion, or marketing undertaken by the Agent.

19.3. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Borrowers’ Representative, each Loan Party, and their respective representatives, successors, and assigns and shall inure to the benefit of each Agent and each Lender and their respective successors and assigns, provided, however, no trustee or other fiduciary appointed with respect to any Loan Party shall have any rights hereunder. In the event that any Agent or any Lender assigns or transfers its rights under this Agreement, the assignee shall thereupon succeed to and become vested with all rights, powers, privileges, and duties of such assignor hereunder and such assignor shall thereupon be discharged and relieved from its duties and obligations hereunder.

19.4. SEVERABILITY. Any determination that any provision of this Agreement or any application thereof is invalid, illegal, or unenforceable in any respect in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality, or enforceability of any other provision of this Agreement.

19.5. AMENDMENTS. COURSE OF DEALING.

(a) This Agreement and the other Loan Documents incorporate all discussions and negotiations between each Loan Party and each Agent and each Lender, either express or implied, concerning the matters included herein and in such other instruments, any custom, usage, or course of dealings to the contrary notwithstanding. No such discussions, negotiations, custom, usage, or course of dealings shall limit, modify, or otherwise affect the provisions thereof. No failure by any Agent or any Lender to give notice to the Borrowers’ Representative of any Loan Party’s having failed to observe and comply with any warranty or covenant included in any Loan Document shall constitute a waiver of such warranty or covenant or the amendment of the subject Loan Document.

(b) Each Loan Party may undertake any action otherwise prohibited hereby, and may omit to take any action otherwise required hereby, upon and with the express prior written consent of the Administrative Agent. Subject to Article 16, no consent, modification, amendment, or waiver of any provision of any Loan Document shall be effective unless executed in writing by or on behalf of the party to be charged with such modification, amendment, or waiver (and if such party is the Administrative Agent then by a duly authorized officer thereof). Any modification, amendment, or waiver provided by the Administrative Agent shall be in reliance upon all representations and warranties theretofore made to the Administrative Agent by or on behalf of the Loan Parties (and any other guarantor, endorser, or surety of the Liabilities) and consequently may be rescinded in the event that any of such representations or warranties was not true and complete in all material respects when given.

19.6. POWER OF ATTORNEY. In connection with all powers of attorney included in this Agreement, each Loan Party hereby grants unto the Administrative Agent (acting through any of its officers) full power to do any and all things necessary or appropriate in connection with the exercise of such powers as fully and effectually as that Loan Party might or could do, hereby ratifying all that said attorney shall do or cause to be done by virtue of this Agreement. No power of attorney set forth in this Agreement shall be affected by any disability or incapacity suffered by any Loan Party and each shall survive the same. All powers conferred upon the Administrative Agent or the Collateral Agent by this Agreement, being coupled with an interest, shall be irrevocable until this Agreement is terminated by a written instrument executed by a duly authorized officer of the Administrative Agent.

19.7. APPLICATION OF PROCEEDS. The proceeds of any collection, sale, or disposition of the Collateral, or of any other payments received hereunder, shall be applied towards the Liabilities in such order and manner as the Administrative Agent determines in its sole discretion, consistent, however, with Sections 13.6 and 13.7 and any other applicable provisions of this Agreement. The Loan Parties shall remain liable for any deficiency remaining following such application.

19.8. INCREASED COSTS. If, as a result of any Requirement of Law, or of the interpretation or application thereof by any court or by any governmental or other authority or entity charged with the administration thereof, whether or not having the force of law, which on and after the Closing Date:

(a) subjects any Lender to any taxes or changes the basis of taxation, or increases any existing taxes, on payments of principal, interest or other amounts payable by any Loan Party to the Administrative Agent or any Lender under this Agreement (except for taxes on the Administrative Agent or any Lender based on net income or capital imposed by the jurisdiction in which the principal or lending offices of the Administrative Agent or that Lender are located);

(b) imposes, modifies or deems applicable any reserve, cash margin, special deposit or similar requirements against assets held by, or deposits in or for the account of or loans by or any other acquisition of funds by the relevant funding office of any Lender;

(c) imposes on any Lender any other condition with respect to any Loan Document; or

(d) imposes on any Lender a requirement to maintain or allocate capital in relation to the Liabilities;

and the result of any of the foregoing, in such Lender’s reasonable opinion, is to increase the cost to that Lender of making or maintaining any loan, advance or financial accommodation or to reduce the income receivable by that Lender in respect of any loan, advance or financial accommodation by an amount which that Lender deems to be material, then upon written notice from the Administrative Agent, from time to time, to the Borrowers’ Representative (such notice to set out in reasonable detail the facts giving rise to and a summary calculation of such increased cost or reduced income), the Loan Parties shall forthwith pay to the Administrative Agent, for the benefit of the subject Revolving Credit Lender, upon receipt of such notice, that amount which shall compensate the subject Lender for such additional cost or reduction in income.

19.9. COSTS AND EXPENSES OF AGENTS AND LENDERS.

(a) The Loan Parties shall pay from time to time on demand all Costs of Collection and all reasonable costs, expenses, and disbursements (including reasonable attorneys’ fees and expenses) which are incurred by each Agent in connection with the preparation, negotiation, execution, and delivery of this Agreement and of any other Loan Documents, and all other reasonable costs, expenses, and disbursements which may be incurred in connection with or in respect to the credit facility contemplated hereby or which otherwise are incurred with respect to the Liabilities.

(b) The Loan Parties shall pay from time to time on demand all reasonable costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Lenders to Lenders’ Special Counsel.

(c) Each Loan Party authorizes the Administrative Agent to pay all such fees and expenses and in the Administrative Agent’s discretion, to add such fees and expenses to the Loan Account.

(d) The undertaking on the part of each Loan Party in this Section 19.9 shall survive payment of the Liabilities and/or any termination, release, or discharge executed by any Agent in favor of any Loan Party, other than a termination, release, or discharge which makes specific reference to this Section 19.9.

19.10. COPIES AND FACSIMILES. Each Loan Document and all documents and papers which relates thereto which have been or may be hereinafter furnished any Agent or any Lender may be reproduced by any Lender or by any Agent by any photographic, microfilm, xerographic, digital imaging, or other process, and such Person making such reproduction may destroy any document so reproduced. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business). Any facsimile which bears proof of transmission shall be binding on the party which or on whose behalf such transmission was initiated and likewise shall be so admissible in evidence as if the original of such facsimile had been delivered to the party which or on whose behalf such transmission was received.

19.11. MASSACHUSETTS LAW. This Agreement and all rights and obligations hereunder, including matters of construction, validity, and performance, shall be governed by the law of The Commonwealth of Massachusetts (without regard to the conflict of laws principles thereof).

19.12. INDEMNIFICATION. The Borrowers’ Representative and each Loan Party shall indemnify, defend, and hold each Agent and each Lender and any of their respective employees, officers, or agents (each, an “Indemnified Person”) harmless of and from any claim brought or threatened against any Indemnified Person by any Loan Party, any other guarantor or endorser of the Liabilities, or any other Person (as well as from reasonable attorneys’ fees, expenses, and disbursements in connection therewith) on account of the relationship of the Borrowers’ Representative, the Loan Parties or of any other guarantor or endorser of the Liabilities, including all costs, expenses, liabilities, and damages as may be suffered by any Indemnified Person in connection with (x) the Collateral; (y) the occurrence of any Event of Default; or (z) the exercise of any rights or remedies under any of the Loan Documents (each of claims which may be defended, compromised, settled, or pursued by the Indemnified Person with counsel of the Administrative Agent’s selection, but at the expense of the Borrowers’ Representative and the Loan Parties) other than any claim as to which a final determination is made in a judicial proceeding (in which the Administrative Agent and any other Indemnified Person has had an opportunity to be heard), which determination includes a specific finding that the Indemnified Person seeking indemnification had acted in a grossly negligent manner or in actual bad faith or willful misconduct. This indemnification shall survive payment of the Liabilities and/or any termination, release, or discharge executed by the Administrative Agent in favor of the Borrowers’ Representative and/or the Loan Parties, other than a termination, release, or discharge duly executed on behalf of the Administrative Agent which makes specific reference to this Section 19.12.

19.13. RULES OF CONSTRUCTION. The following rules of construction shall be applied in the interpretation, construction, and enforcement of this Agreement and of the other Loan Documents:

(a) Unless otherwise specifically provided for herein, interest and any fee or charge which is stated as a per annum percentage shall be calculated based on a 360 day year and actual days elapsed.

(b) Words in the singular include the plural and words in the plural include the singular.

(c) Any reference, herein, to a circumstance or event’s having “more than a de minimis adverse effect” and any similar reference is to a circumstance or event which (x) in a well managed enterprise, would receive the active attention of senior management with a view towards its being reversed or remedied; or (y) if not reversed or remedied could reasonably be expected to lead to its becoming a material adverse effect.

(d) Titles, headings (indicated by being underlined or shown in SMALL CAPITALS) and any Table of Contents are solely for convenience of reference; do not constitute a part of the instrument in which included; and do not affect such instrument’s meaning, construction, or effect.

(e) The words “includes” and “including” are not limiting.

(f) Text which follows the words “including, without limitation” (or similar words) is illustrative and not limitational.

(g) Text which is shown in italics (except for parenthesized italicized text), shown in bold, shown IN ALL CAPITAL LETTERS, or in any combination of the foregoing, shall be deemed to be conspicuous.

(h) The words “may not” are prohibitive and not permissive.

(i) Any reference to a Person’s “knowledge” (or words of similar import) are to such Person’s knowledge assuming that such Person has undertaken reasonable and diligent investigation with respect to the subject of such “knowledge” (whether or not such investigation has actually been undertaken).

(j) Terms which are defined in one section of any Loan Document are used with such definition throughout the instrument in which so defined.

(k) The symbol “$” refers to United States Dollars.

(l) Unless limited by reference to a particular Section or provision, any reference to “herein”, “hereof”, or “within” is to the entire Loan Document in which such reference is made.

(m) References to “this Agreement” or to any other Loan Document is to the subject instrument as amended to the date on which application of such reference is being made.

(n) Except as otherwise specifically provided, all references to time are to Boston time.

(o) In the determination of any notice, grace, or other period of time prescribed or allowed hereunder:

(i) Unless otherwise provided (I) the day of the act, event, or default from which the designated period of time begins to run shall not be included and the last day of the period so computed shall be included unless such last day is not a Business Day, in which event the last day of the relevant period shall be the then next Business Day and (II) the period so computed shall end at 5:00 PM on the relevant Business Day.

(ii) The word “from” means “from and including”.

(iii) The words “to” and “until” each mean “to, but excluding”.

(iv) The word “through” means “to and including”.

(p) The Loan Documents shall be construed and interpreted in a harmonious manner and in keeping with the intentions set forth in Section 19.14 hereof, provided, however, in the event of any inconsistency between the provisions of this Agreement and any other Loan Document, the provisions of this Agreement shall govern and control.

19.14. Intent. It is intended that:

(a) This Agreement take effect as a sealed instrument.

(b) The scope of all Collateral Interests created by any Loan Party to secure the Liabilities be broadly construed in favor of the Administrative Agent and that they cover all assets of each Loan Party.

(c) All Collateral Interests created in favor of the Collateral Agent at any time and from time to time by any Loan Party secure all Liabilities, whether now existing or contemplated or hereafter arising.

(d) All reasonable costs, expenses, and disbursements incurred by any Agent, and, to the extent provide in Section 19.9 each Lender, in connection with such Person’s relationship(s) with any Loan Party shall be borne by the Loan Parties.

(e) Unless otherwise explicitly provided herein, the Administrative Agent’s consent to any action of any Loan Party which is prohibited unless such consent is given may be given or refused by the Administrative Agent in its sole discretion and without reference to Section 2.19 hereof.

19.15. PARTICIPATIONS. Each Lender may sell participations to one or more financial institutions (each, a “Participant”) in that Lender’s interests herein provided that no such participation shall include any provision which accords that Participant with any rights, vis a vis any Agent, with respect to any requirement herein for approval by a requisite number or proportion of the Lenders. No such sale of a participation shall relieve a Lender from that Lender’s obligations hereunder nor obligate any Agent to any Person other than a Lender.

19.16. RIGHT OF SET-OFF. Any and all deposits or other sums at any time credited by or due to any Loan Party from any Agent or any Lender or any Participant or from any Affiliate of any of the foregoing, and any cash, securities, instruments or other property of any Loan Party in the possession of any of the foregoing, whether for safekeeping or otherwise (regardless of the reason such Person had received the same) to the extent permitted by law, shall at all times constitute security for all Liabilities and for any and all obligations of each Loan Party to each Agent and such Lender or any Participant or such Affiliate and following the occurrence of an Event of Default may be applied or set off against the Liabilities and against such obligations at any time, whether or not such are then due and whether or not other collateral is then available to any Agent or that Lender.

19.17. PLEDGES TO FEDERAL RESERVE BANKS. Nothing included in this Agreement shall prevent or limit any Lender, to the extent that such Lender is subject to any of the twelve Federal Reserve Banks organized under §4 of the Federal Reserve Act (12 U.S.C. §341) from pledging all or any portion of that Lender’s interest and rights under this Agreement, provided, however, neither such pledge nor the enforcement thereof shall release the pledging Lender from any of its obligations hereunder or under any of the Loan Documents.

19.18. MAXIMUM INTEREST RATE. Regardless of any provision of any Loan Document, neither any Agent nor any Lender shall be entitled to contract for, charge, receive, collect, or apply as interest on any Liability, any amount in excess of the maximum rate imposed by Applicable Law. Any payment which is made which, if treated as interest on a Liability would result in such interest’s exceeding such maximum rate shall be held, to the extent of such excess, as additional collateral for the Liabilities as if such excess were “Collateral.”

19.19. WAIVERS.

(a) The Borrowers’ Representative and each Loan Party (and all guarantors, endorsers, and sureties of the Liabilities) make each of the waivers included in Section 19.19(b), below, knowingly, voluntarily, and intentionally, and understands that each Agent and each Lender, in establishing the facilities contemplated hereby and in providing loans and other financial accommodations to or for the account of the Loan Parties as provided herein, whether not or in the future, is relying on such waivers.

(b) THE BORROWERS’ REPRESENTATIVE, EACH LOAN PARTY, AND EACH SUCH GUARANTOR, ENDORSER, AND SURETY RESPECTIVELY WAIVES THE FOLLOWING:

(i) Except as otherwise specifically required hereby, notice of non-payment, demand, presentment, protest and all forms of demand and notice, both with respect to the Liabilities and the Collateral.

(ii) Except as otherwise specifically required hereby, the right to notice and/or hearing prior to an Agent’s exercising of that Agent’s rights upon default.

(iii) THE RIGHT TO A JURY IN ANY TRIAL OF ANY CASE OR CONTROVERSY IN WHICH ANY AGENT OR ANY LENDER IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST ANY AGENT OR ANY LENDER OR IN WHICH ANY AGENT OR ANY LENDER IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF OR IS IN RESPECT OF, ANY RELATIONSHIP AMONGST OR BETWEEN THE BORROWERS’ REPRESENTATIVE, ANY LOAN PARTY OR ANY OTHER PERSON AND THE AGENT AND EACH LENDER LIKEWISE WAIVES THE RIGHT TO A JURY IN ANY TRIAL OF ANY SUCH CASE OR CONTROVERSY).

(iv) Except for manifest error, any defense, counterclaim, set-off, recoupment, or other basis on which the amount of any Liability, as stated on the books and records of the Administrative Agent or any Lender, could be reduced or claimed to be paid otherwise than in accordance with the tenor of and written terms of such Liability.

(v) Any claim to consequential, special, or punitive damages.

[SIGNATURE PAGES FOLLOW]

THE BORROWERS’ REPRESENTATIVE CASUAL MALE RETAIL GROUP, INC.

By	/s/ Dennis R. Hernreich
Name: Dennis R. Hernreich
Title: Executive Vice President, Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary

BORROWERS CASUAL MALE RETAIL GROUP, INC.

By	/s/ Dennis R. Hernreich
Name: Dennis R. Hernreich
Title: Executive Vice President, Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary

DESIGNS APPAREL, INC.

By	/s/ Dennis R. Hernreich
Name: Dennis R. Hernreich
Title: Executive Vice President, Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary

ADMINISTRATIVE AGENT AND COLLATERAL AGENT BANK OF AMERICA, N.A.

By	/s/ Kathleen A. Dimock
Name: Kathleen A. Dimock
Title: Managing Director

THE LENDERS:
BANK OF AMERICA, N.A. (REVOLVING CREDIT LENDER AND LAST OUT REVOLVING LENDER)

By	/s/ Kathleen A. Dimock
Name: Kathleen A. Dimock
Title: Managing Director

NATIONAL CITY BUSINESS CREDIT, INC. (DOCUMENTATION AGENT, REVOLVING CREDIT LENDER AND LAST OUT REVOLVING LENDER)

By	/s/ Kathryn C. Ellero
Name: Kathryn C. Ellero
Title: Vice President

WELLS FARGO FOOTHILL, LLC (SYNDICATION AGENT AND REVOLVING CREDIT LENDER)

By	/s/ Eunnie Kim
Name: Eunnie Kim
Title: VP

WELLS FARGO BUSINESS CREDIT INC. (REVOLVING CREDIT LENDER)

By	/s/ Jeff Giunta
Name: Jeff Giunta
Title: Relationship Manager

LASALLE RETAIL FINANCE, a division of LaSalle Business Credit, as Agent for Standard Federal Bank National Association (REVOLVING CREDIT LENDER AND LAST OUT REVOLVING LENDER)

By	/s/ Roger Malauf
Name:	Roger Malauf
Title:	AVP

GENERAL ELECTRIC CAPITAL CORPORATION (REVOLVING CREDIT LENDER)

By	/s/ James R. Persico
Name:	James R. Persico
Title:	Duly Authorized Signatory

JPMORGAN CHASE BANK (REVOLVING CREDIT LENDER AND LAST OUT REVOLVING LENDER)

By	/s/ Scott Troy
Name:	Scott Troy
Title:	Vice President

Exhibit 1.0(a)

Casual Male companies

NAME	FEDERAL ID
Casual Male Retail Group, Inc.	04-2623104
Casual Male CANADA Inc.	BN 86224-0074
Designs Apparel, Inc.	02-0525277
Casual Male Store, LLC	20-1627444
Capture, LLC	33-1003155
Casual Male Retail Store, LLC	20-1628392
Casual Male Direct, LLC	20-1628414
Casual Male Jaredm LLC	20-4774445
Casual Male RBT, LLC	20-1653061
Casual Male RBT (U.K.) LLC	20-1653147
Think Big Products LLC	20-5572744
Canton PL Liquidating Corp.	13-4222128

Exhibit 1.0(b)

Guarantors

NAME	FEDERAL ID
Casual Male CANADA Inc.	BN 86224-0074
Casual Male Store, LLC	20-1627444
Capture, LLC	33-1003155
Casual Male Retail Store, LLC	20-1628392
CMXL, LLC	20-8338319
Casual Male Direct, LLC	20-1628414
Casual Male Jaredm LLC	20-4774445
Casual Male RBT, LLC	20-1653061
Casual Male RBT (U.K.) LLC	20-1653147
Think Big Products LLC	20-5572744
Canton PL Liquidating Corp.	13-4222128

Exhibit 1.1

Permitted Encumbrances

Debtor Name	Jurisdiction	Type	File Date	File No.	Secured Party Name	Status	Description
Casual Male Retail Group, Inc.	Delaware	UCC-1	01/08/03	30222755	De Lage Landen Financial Services, Inc.; EMC Corporation	Active	Symmetrix Storage Device
Casual Male Retail Group, Inc.	Delaware	UCC-1	05/16/03	31264251	California First Leasing Corporation	Active	Lawson Software License (HR/Payroll/Finance Systems)
Casual Male Retail Group, Inc.	Delaware	UCC-1	08/03/04	42171181	NMHG Financial Services, Inc.	Active	Sweeper/Scrubber
Casual Male Retail Group, Inc.	Delaware	UCC-1	12/21/04	43600642	De Lage Landen Financial Services, Inc.	Active	Clarion CX500 and Celerra NS502G-FD Storage Devices
Casual Male Retail Group, Inc.	Delaware	UCC-1	04/13/05	51144345	Siemens Financial Services, Inc.	Active	RapidSORT Controller
Casual Male Retail Group, Inc.	Delaware	UCC-1	09/21/05	52915453	De Lage Landen Financial Services, Inc.	Active	DMX2000 for AS400 System
Casual Male Retail Group, Inc.	Delaware	UCC-1	09/22/05	52937432	Xerox Corporation	Active	Color Copier
Casual Male Retail Group, Inc.	Delaware	UCC-1	12/010/05	53712156	Cisco Systems Capital	Active	Routers and Ethernet Computer Networking and Telecommunications Equipment
Casual Male Retail Group, Inc.	Delaware	UCC-1	05/01/06	61457340	ISO Capital	Active	Copiers/Scanners/Fax

Exhibit 2.9

AMENDED AND RESTATED SWINGLINE NOTE

Boston, Massachusetts	December 28, 2006

FOR VALUE RECEIVED, the undersigned (individually, a “Borrower” and collectively, the “Borrowers”) jointly and severally promise to pay to the order of BANK OF AMERICA, N.A., a national banking association having an office at 40 Broad Street, Boston, Massachusetts 02109 (with any subsequent holder, the “SwingLine Lender”), the unpaid principal balance of loans and advances made to the Borrowers pursuant to the SwingLine established pursuant to the Fifth Amended and Restated Loan and Security Agreement of even date herewith (as such may be amended hereafter, the “Loan Agreement”) between Bank of America, N.A., a national banking association having an office at 40 Broad Street, Boston, Massachusetts 02109, as Administrative Agent and as Collateral Agent (with any successor in such capacities, so referred to herein) for the benefit of the Revolving Credit Lenders named therein and the Last Out Revolving Lenders named therein, and the Lenders, on the one hand, and each of the Borrowers, on the other, with interest, at the rate and payable in the manner stated therein. This Amended and Restated SwingLine Note replaces in full that certain SwingLine Note dated October 29, 2004, made payable to Fleet Retail Group, LLC (f/k/a Fleet Retail Group, Inc.) as SwingLine Lender thereunder from the Borrowers, in the original principal amount of $15,000,000.00.

This Amended and Restated SwingLine Note is the “SwingLine Note” to which reference is made in the Loan Agreement and is subject to all terms and provisions thereof. Terms used herein which are defined in the Loan Agreement are used as so defined.

The Administrative Agent’s books and records concerning loans and advances pursuant to the SwingLine, the accrual of interest thereon, and the repayment of such loans and advances, shall be prima facie evidence of the indebtedness hereunder.

The principal of, and interest on, this SwingLine Note shall be payable as provided in the Loan Agreement and shall be subject to acceleration as provided therein.

No delay or omission by the Administrative Agent or the SwingLine Lender in exercising or enforcing any of their respective powers, rights, privileges, remedies, or discretions hereunder shall operate as a waiver thereof on that occasion nor on any other occasion. No waiver of any default hereunder shall operate as a waiver of any other default hereunder, nor as a continuing waiver.

The Borrowers, and each endorser and guarantor of this SwingLine Note, respectively waives presentment, demand, notice, and protest, and also waives any delay on the part of the holder hereof. Each assents to any extension or other indulgence (including, without limitation, the release or substitution of Collateral) permitted by the Administrative Agent with respect to this SwingLine Note and/or any Collateral or any extension or other indulgence with respect to any other liability or any collateral given to secure any other liability of any Borrower or any other person obligated on account of this SwingLine Note.

This SwingLine Note shall be binding upon each Borrower, and each endorser and guarantor hereof, and upon their respective heirs, successors, assigns, and representatives, and shall inure to the benefit of the SwingLine Lender and its successors, endorsees, and assigns.

The liabilities of each Borrower, and of any endorser or guarantor of this SwingLine Note, are joint and several, provided, however, the release by the SwingLine Lender or the Administrative Agent of any one or more such person, endorser or guarantor shall not release any other person obligated on account of this SwingLine Note. Each reference in this SwingLine Note to each Borrower, any endorser, and any guarantor, is to such person individually and also to all such persons jointly. No person obligated on account of this SwingLine Note may seek contribution from any other person also obligated unless and until all liabilities, obligations and indebtedness to the Lender of the person from whom contribution is sought have been satisfied in full.

2

This SwingLine Note is delivered at the offices of the Administrative Agent in Boston, Massachusetts, shall be governed by the laws of The Commonwealth of Massachusetts (without regard to the conflict of laws principles thereof), and shall take effect as a sealed instrument.

Each Borrower makes the following waiver knowingly, voluntarily, and intentionally, and understands that the Administrative Agent and the SwingLine Lender in the establishment and maintenance of their respective relationship with the Borrowers contemplated by this SwingLine Note, is relying thereon. EACH BORROWER, TO THE EXTENT ENTITLED THERETO, WAIVES ANY PRESENT OR FUTURE RIGHT OF THAT BORROWER, OR OF ANY GUARANTOR OR ENDORSER OF THAT BORROWER OR OF ANY OTHER PERSON LIABLE TO THE LENDER ON ACCOUNT OF OR IN RESPECT TO THE LIABILITIES, TO A TRIAL BY JURY IN ANY CASE OR CONTROVERSY IN WHICH THE ADMINISTRATIVE AGENT AND/OR THE SWINGLINE LENDER IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST THE ADMINISTRATIVE AGENT AND/OR THE SWINGLINE LENDER OR IN WHICH THE ADMINISTRATIVE AGENT AND/OR THE SWINGLINE LENDER IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF, OR IS IN RESPECT TO, ANY RELATIONSHIP AMONGST OR BETWEEN ANY BORROWER, ANY SUCH PERSON, AND THE ADMINISTRATIVE AGENT AND/OR THE SWINGLINE LENDER.

[Signatures on Next Page]

3

The Borrowers:

Witness:	CASUAL MALE RETAIL GROUP, INC.

/s/ Kathleen E. Lehmann	By	/s/ Dennis R. Hernreich
	Name:	Dennis R. Hernreich
	Title:	Executive Vice President, Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary

Witness:	DESIGNS APPAREL, INC.

/s/ Kathleen E. Lehmann	By	/s/ Dennis R. Hernreich
	Name:	Dennis R. Hernreich
	Title:	Executive Vice President, Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary

4

Exhibit 2.11

AMENDED AND RESTATED REVOLVING CREDIT NOTE

Boston, Massachusetts	December 28, 2006

FOR VALUE RECEIVED, the undersigned (individually, a “Borrower” and collectively, the “Borrowers”), jointly and severally promise to pay to the order of BANK OF AMERICA, N.A. (hereinafter, with any subsequent holders, the “Revolving Credit Lender”) c/o Bank of America, N.A., a national banking association having an office at 40 Broad Street, Boston, Massachusetts 02109, the principal sum of TWENTY THREE MILLION FIVE HUNDRED THOUSAND AND 00/100 Dollars ($23,500,000.00) or the aggregate unpaid principal balance of Revolving Credit Loans made to or for the account of the Borrowers pursuant to the Fifth Amended and Restated Loan and Security Agreement dated as of December 28, 2006 (as such may be amended hereafter, the “Loan Agreement”) between Bank of America, N.A., a national banking association having an office at 40 Broad Street, Boston, Massachusetts 02109, as Administrative Agent and as Collateral Agent (with any successor in such capacities, so referred to herein) for the benefit of the Revolving Credit Lenders named therein and the Last Out Revolving Lenders named therein, and the Lenders, on the one hand, and each of the Borrowers, on the other, with interest, at the rate and payable in the manner stated therein. This Amended and Restated Revolving Credit Note replaces in full that certain Revolving Credit Note dated October 29, 2004, made payable to the Revolving Credit Lender from the Borrowers, in the original principal amount of $22,500,000.00.

This Amended and Restated Revolving Credit Note is a “Revolving Credit Note” to which reference is made in the Loan Agreement and is subject to all terms and provisions thereof. Terms used herein which are defined in the Loan Agreement are used as so defined. The principal of, and interest on, this Revolving Credit Note shall be payable as provided in the Loan Agreement and shall be subject to acceleration as provided therein. Terms used herein which are defined in the Loan Agreement are used as so defined.

The Administrative Agent’s books and records concerning loans and advances pursuant to the Credit Facilities, the accrual of interest thereon, and the repayment of such loans and advances, shall be prima facie evidence of the indebtedness hereunder. Each of the Borrowers shall be bound by and obligated on account of any increase or decrease in the amount of the holder’s Revolving Credit Dollar Commitment notwithstanding that such increase or decrease may not be reflected on this Revolving Credit Note.

No delay or omission by the Administrative Agent or any Revolving Credit Lender in exercising or enforcing any of the Administrative Agent’s or such Revolving Credit Lender’s powers, rights, privileges, remedies, or discretions hereunder shall operate as a waiver thereof on that occasion nor on any other occasion. No waiver of any default hereunder shall operate as a waiver of any other default hereunder, nor as a continuing waiver.

The Borrowers, and each endorser and guarantor of this Revolving Credit Note, respectively waives presentment, demand, notice, and protest, and also waives any delay on the part of the holder hereof. Each assents to any extension or other indulgence (including, without limitation, the release or substitution of Collateral) permitted by the Administrative Agent with respect to this Revolving Credit Note and/or any Collateral or any extension or other indulgence with respect to any other liability or any collateral given to secure any other liability of any Borrower or any other person obligated on account of this Revolving Credit Note.

This Revolving Credit Note shall be binding upon each Borrower, and each endorser and guarantor hereof, and upon their respective heirs, successors, assigns, and representatives, and shall inure to the benefit of the Revolving Credit Lender and its successors, endorsees, and assigns.

The liabilities of each Borrower, and of any endorser or guarantor of this Revolving Credit Note, are joint and several, provided, however, the release by the Administrative Agent or the Revolving Credit Lender of any one or more such person, endorser or guarantor shall not release any other person obligated on account of this Revolving Credit Note. Each reference in this Revolving Credit Note to each Borrower, any endorser, and any guarantor, is to such person individually and also to all such persons jointly. No person obligated on account of this Revolving Credit Note may seek contribution from any other person also obligated unless and until all liabilities, obligations and indebtedness to the Revolving Credit Lender of the person from whom contribution is sought have been satisfied in full.

2

This Revolving Credit Note is delivered at the offices of the Administrative Agent in Boston, Massachusetts, shall be governed by the laws of The Commonwealth of Massachusetts (without regard to the conflict of laws principles thereof), and shall take effect as a sealed instrument.

Each Borrower makes the following waiver knowingly, voluntarily, and intentionally, and understands that the Administrative Agent and the Revolving Credit Lender in the establishment and maintenance of their respective relationship with the Borrowers contemplated by this Revolving Credit Note, is relying thereon. EACH BORROWER, TO THE EXTENT ENTITLED THERETO, WAIVES ANY PRESENT OR FUTURE RIGHT OF THAT BORROWER, OR OF ANY GUARANTOR OR ENDORSER OF THAT BORROWER OR OF ANY OTHER PERSON LIABLE TO THE REVOLVING CREDIT LENDER ON ACCOUNT OF OR IN RESPECT TO THE LIABILITIES, TO A TRIAL BY JURY IN ANY CASE OR CONTROVERSY IN WHICH THE ADMINISTRATIVE AGENT AND/OR ANY REVOLVING CREDIT LENDER IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST THE ADMINISTRATIVE AGENT AND/OR ANY REVOLVING CREDIT LENDER OR IN WHICH THE ADMINISTRATIVE AGENT AND/OR ANY REVOLVING CREDIT LENDER IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF, OR IS IN RESPECT TO, ANY RELATIONSHIP AMONGST OR BETWEEN ANY BORROWER, ANY SUCH PERSON, AND THE ADMINISTRATIVE AGENT AND/OR ANY REVOLVING CREDIT LENDER.

[Remainder of page left intentionally blank]

3

The Borrowers:

Witness:	CASUAL MALE RETAIL GROUP, INC.

/s/ Kathleen E. Lehmann	By	/s/ Dennis R. Hernreich
	Name:	Dennis R. Hernreich
	Title:	Executive Vice President, Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary

Witness:	DESIGNS APPAREL, INC.

/s/ Kathleen E. Lehmann	By	/s/ Dennis R. Hernreich
	Name:	Dennis R. Hernreich
	Title:	Executive Vice President, Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary

4

AMENDED AND RESTATED REVOLVING CREDIT NOTE

Boston, Massachusetts	December 28, 2006

FOR VALUE RECEIVED, the undersigned (individually, a “Borrower” and collectively, the “Borrowers”), jointly and severally promise to pay to the order of NATIONAL CITY BUSINESS CREDIT, INC. (hereinafter, with any subsequent holders, the “Revolving Credit Lender”) c/o Bank of America, N.A., a national banking association having an office at 40 Broad Street, Boston, Massachusetts 02109, the principal sum of TWENTY TWO MILLION AND 00/100 Dollars ($22,000,000.00) or the aggregate unpaid principal balance of Revolving Credit Loans made to or for the account of the Borrowers pursuant to the Fifth Amended and Restated Loan and Security Agreement dated as of December 28, 2006 (as such may be amended hereafter, the “Loan Agreement”) between Bank of America, N.A., a national banking association having an office at 40 Broad Street, Boston, Massachusetts 02109, as Administrative Agent and as Collateral Agent (with any successor in such capacities, so referred to herein) for the benefit of the Revolving Credit Lenders named therein and the Last Out Revolving Lenders named therein, and the Lenders, on the one hand, and each of the Borrowers, on the other, with interest, at the rate and payable in the manner stated therein. This Amended and Restated Revolving Credit Note replaces in full that certain Revolving Credit Note dated October 29, 2004, made payable to the Revolving Credit Lender from the Borrowers, in the original principal amount of $15,000,000.00.

This Amended and Restated Revolving Credit Note is a “Revolving Credit Note” to which reference is made in the Loan Agreement and is subject to all terms and provisions thereof. Terms used herein which are defined in the Loan Agreement are used as so defined. The principal of, and interest on, this Revolving Credit Note shall be payable as provided in the Loan Agreement and shall be subject to acceleration as provided therein. Terms used herein which are defined in the Loan Agreement are used as so defined.

The Administrative Agent’s books and records concerning loans and advances pursuant to the Credit Facilities, the accrual of interest thereon, and the repayment of such loans and advances, shall be prima facie evidence of the indebtedness hereunder. Each of the Borrowers shall be bound by and obligated on account of any increase or decrease in the amount of the holder’s Revolving Credit Dollar Commitment notwithstanding that such increase or decrease may not be reflected on this Revolving Credit Note.

No delay or omission by the Administrative Agent or any Revolving Credit Lender in exercising or enforcing any of the Administrative Agent’s or such Revolving Credit Lender’s powers, rights, privileges, remedies, or discretions hereunder shall operate as a waiver thereof on that occasion nor on any other occasion. No waiver of any default hereunder shall operate as a waiver of any other default hereunder, nor as a continuing waiver.

The Borrowers, and each endorser and guarantor of this Revolving Credit Note, respectively waives presentment, demand, notice, and protest, and also waives any delay on the part of the holder hereof. Each assents to any extension or other indulgence (including, without limitation, the release or substitution of Collateral) permitted by the Administrative Agent with respect to this Revolving Credit Note and/or any Collateral or any extension or other indulgence with respect to any other liability or any collateral given to secure any other liability of any Borrower or any other person obligated on account of this Revolving Credit Note.

This Revolving Credit Note shall be binding upon each Borrower, and each endorser and guarantor hereof, and upon their respective heirs, successors, assigns, and representatives, and shall inure to the benefit of the Revolving Credit Lender and its successors, endorsees, and assigns.

The liabilities of each Borrower, and of any endorser or guarantor of this Revolving Credit Note, are joint and several, provided, however, the release by the Administrative Agent or the Revolving Credit Lender of any one or more such person, endorser or guarantor shall not release any other person obligated on account of this Revolving Credit Note. Each reference in this Revolving Credit Note to each Borrower, any endorser, and any guarantor, is to such person individually and also to all such persons jointly. No person obligated on account of this Revolving Credit Note may seek contribution from any other person also obligated unless and until all liabilities, obligations and indebtedness to the Revolving Credit Lender of the person from whom contribution is sought have been satisfied in full.

2

This Revolving Credit Note is delivered at the offices of the Administrative Agent in Boston, Massachusetts, shall be governed by the laws of The Commonwealth of Massachusetts (without regard to the conflict of laws principles thereof), and shall take effect as a sealed instrument.

Each Borrower makes the following waiver knowingly, voluntarily, and intentionally, and understands that the Administrative Agent and the Revolving Credit Lender in the establishment and maintenance of their respective relationship with the Borrowers contemplated by this Revolving Credit Note, is relying thereon. EACH BORROWER, TO THE EXTENT ENTITLED THERETO, WAIVES ANY PRESENT OR FUTURE RIGHT OF THAT BORROWER, OR OF ANY GUARANTOR OR ENDORSER OF THAT BORROWER OR OF ANY OTHER PERSON LIABLE TO THE REVOLVING CREDIT LENDER ON ACCOUNT OF OR IN RESPECT TO THE LIABILITIES, TO A TRIAL BY JURY IN ANY CASE OR CONTROVERSY IN WHICH THE ADMINISTRATIVE AGENT AND/OR ANY REVOLVING CREDIT LENDER IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST THE ADMINISTRATIVE AGENT AND/OR ANY REVOLVING CREDIT LENDER OR IN WHICH THE ADMINISTRATIVE AGENT AND/OR ANY REVOLVING CREDIT LENDER IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF, OR IS IN RESPECT TO, ANY RELATIONSHIP AMONGST OR BETWEEN ANY BORROWER, ANY SUCH PERSON, AND THE ADMINISTRATIVE AGENT AND/OR ANY REVOLVING CREDIT LENDER.

[Remainder of page left intentionally blank]

3

The Borrowers:

Witness:	CASUAL MALE RETAIL GROUP, INC.

/s/ Kathleen E. Lehmann	By	/s/ Dennis R. Hernreich
	Name:	Dennis R. Hernreich
	Title:	Executive Vice President, Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary

Witness:	DESIGNS APPAREL, INC.

/s/ Kathleen E. Lehmann	By	/s/ Dennis R. Hernreich
	Name:	Dennis R. Hernreich
	Title:	Executive Vice President, Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary

4

AMENDED AND RESTATED REVOLVING CREDIT NOTE

Boston, Massachusetts	December 28, 2006

FOR VALUE RECEIVED, the undersigned (individually, a “Borrower” and collectively, the “Borrowers”), jointly and severally promise to pay to the order of GENERAL ELECTRIC CAPITAL CORPORATION (successor in interest to Heller Financial, Inc.) (hereinafter, with any subsequent holders, the “Revolving Credit Lender”) c/o Bank of America, N.A., a national banking association having an office at 40 Broad Street, Boston, Massachusetts 02109, the principal sum of SIXTEEN MILLION AND 00/100 Dollars ($16,000,000.00) or the aggregate unpaid principal balance of Revolving Credit Loans made to or for the account of the Borrowers pursuant to the Fifth Amended and Restated Loan and Security Agreement dated as of December 28, 2006 (as such may be amended hereafter, the “Loan Agreement”) between Bank of America, N.A., a national banking association having an office at 40 Broad Street, Boston, Massachusetts 02109, as Administrative Agent and as Collateral Agent (with any successor in such capacities, so referred to herein) for the benefit of the Revolving Credit Lenders named therein and the Last Out Revolving Lenders named therein, and the Lenders, on the one hand, and each of the Borrowers, on the other, with interest, at the rate and payable in the manner stated therein. This Amended and Restated Revolving Credit Note replaces in full that certain Revolving Credit Note dated October 29, 2004, made payable to the Revolving Credit Lender from the Borrowers, in the original principal amount of $15,000,000.00.

This Amended and Restated Revolving Credit Note is a “Revolving Credit Note” to which reference is made in the Loan Agreement and is subject to all terms and provisions thereof. Terms used herein which are defined in the Loan Agreement are used as so defined. The principal of, and interest on, this Revolving Credit Note shall be payable as provided in the Loan Agreement and shall be subject to acceleration as provided therein. Terms used herein which are defined in the Loan Agreement are used as so defined.

The Administrative Agent’s books and records concerning loans and advances pursuant to the Credit Facilities, the accrual of interest thereon, and the repayment of such loans and advances, shall be prima facie evidence of the indebtedness hereunder. Each of the Borrowers shall be bound by and obligated on account of any increase or decrease in the amount of the holder’s Revolving Credit Dollar Commitment notwithstanding that such increase or decrease may not be reflected on this Revolving Credit Note.

No delay or omission by the Administrative Agent or any Revolving Credit Lender in exercising or enforcing any of the Administrative Agent’s or such Revolving Credit Lender’s powers, rights, privileges, remedies, or discretions hereunder shall operate as a waiver thereof on that occasion nor on any other occasion. No waiver of any default hereunder shall operate as a waiver of any other default hereunder, nor as a continuing waiver.

The Borrowers, and each endorser and guarantor of this Revolving Credit Note, respectively waives presentment, demand, notice, and protest, and also waives any delay on the part of the holder hereof. Each assents to any extension or other indulgence (including, without limitation, the release or substitution of Collateral) permitted by the Administrative Agent with respect to this Revolving Credit Note and/or any Collateral or any extension or other indulgence with respect to any other liability or any collateral given to secure any other liability of any Borrower or any other person obligated on account of this Revolving Credit Note.

This Revolving Credit Note shall be binding upon each Borrower, and each endorser and guarantor hereof, and upon their respective heirs, successors, assigns, and representatives, and shall inure to the benefit of the Revolving Credit Lender and its successors, endorsees, and assigns.

The liabilities of each Borrower, and of any endorser or guarantor of this Revolving Credit Note, are joint and several, provided, however, the release by the Administrative Agent or the Revolving Credit Lender of any one or more such person, endorser or guarantor shall not release any other person obligated on account of this Revolving Credit Note. Each reference in this Revolving Credit Note to each Borrower, any endorser, and any guarantor, is to such person individually and also to all such persons jointly. No person obligated on account of this Revolving Credit Note may seek contribution from any other person also obligated unless and until all liabilities, obligations and indebtedness to the Revolving Credit Lender of the person from whom contribution is sought have been satisfied in full.

2

This Revolving Credit Note is delivered at the offices of the Administrative Agent in Boston, Massachusetts, shall be governed by the laws of The Commonwealth of Massachusetts (without regard to the conflict of laws principles thereof), and shall take effect as a sealed instrument.

Each Borrower makes the following waiver knowingly, voluntarily, and intentionally, and understands that the Administrative Agent and the Revolving Credit Lender in the establishment and maintenance of their respective relationship with the Borrowers contemplated by this Revolving Credit Note, is relying thereon. EACH BORROWER, TO THE EXTENT ENTITLED THERETO, WAIVES ANY PRESENT OR FUTURE RIGHT OF THAT BORROWER, OR OF ANY GUARANTOR OR ENDORSER OF THAT BORROWER OR OF ANY OTHER PERSON LIABLE TO THE REVOLVING CREDIT LENDER ON ACCOUNT OF OR IN RESPECT TO THE LIABILITIES, TO A TRIAL BY JURY IN ANY CASE OR CONTROVERSY IN WHICH THE ADMINISTRATIVE AGENT AND/OR ANY REVOLVING CREDIT LENDER IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST THE ADMINISTRATIVE AGENT AND/OR ANY REVOLVING CREDIT LENDER OR IN WHICH THE ADMINISTRATIVE AGENT AND/OR ANY REVOLVING CREDIT LENDER IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF, OR IS IN RESPECT TO, ANY RELATIONSHIP AMONGST OR BETWEEN ANY BORROWER, ANY SUCH PERSON, AND THE ADMINISTRATIVE AGENT AND/OR ANY REVOLVING CREDIT LENDER.

[Remainder of page left intentionally blank]

3

The Borrowers:

Witness:	CASUAL MALE RETAIL GROUP, INC.

/s/ Kathleen E. Lehmann	By	/s/ Dennis R. Hernreich
	Name:	Dennis R. Hernreich
	Title:	Executive Vice President, Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary

Witness:	DESIGNS APPAREL, INC.

/s/ Kathleen E. Lehmann	By	/s/ Dennis R. Hernreich
	Name:	Dennis R. Hernreich
	Title:	Executive Vice President, Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary

4

AMENDED AND RESTATED REVOLVING CREDIT NOTE

Boston, Massachusetts	December 28, 2006

FOR VALUE RECEIVED, the undersigned (individually, a “Borrower” and collectively, the “Borrowers”), jointly and severally promise to pay to the order of LASALLE RETAIL FINANCE, a division of LaSalle Business Credit, LLC, as Agent for Standard Federal Bank National Association (hereinafter, with any subsequent holders, the “Revolving Credit Lender”) c/o Bank of America, N.A., a national banking association having an office at 40 Broad Street, Boston, Massachusetts 02109, the principal sum of EIGHT MILLION FIVE HUNDRED THOUSAND AND 00/100 Dollars ($8,500,000.00) or the aggregate unpaid principal balance of Revolving Credit Loans made to or for the account of the Borrowers pursuant to the Fifth Amended and Restated Loan and Security Agreement dated as of December 28, 2006 (as such may be amended hereafter, the “Loan Agreement”) between Bank of America, N.A., a national banking association having an office at 40 Broad Street, Boston, Massachusetts 02109, as Administrative Agent and as Collateral Agent (with any successor in such capacities, so referred to herein) for the benefit of the Revolving Credit Lenders named therein and the Last Out Revolving Lenders named therein, and the Lenders, on the one hand, and each of the Borrowers, on the other, with interest, at the rate and payable in the manner stated therein. This Amended and Restated Revolving Credit Note replaces in full that certain Revolving Credit Note dated October 29, 2004, made payable to the Revolving Credit Lender from the Borrowers, in the original principal amount of $7,500,000.00.

This Amended and Restated Revolving Credit Note is a “Revolving Credit Note” to which reference is made in the Loan Agreement and is subject to all terms and provisions thereof. Terms used herein which are defined in the Loan Agreement are used as so defined. The principal of, and interest on, this Revolving Credit Note shall be payable as provided in the Loan Agreement and shall be subject to acceleration as provided therein. Terms used herein which are defined in the Loan Agreement are used as so defined.

The Administrative Agent’s books and records concerning loans and advances pursuant to the Credit Facilities, the accrual of interest thereon, and the repayment of such loans and advances, shall be prima facie evidence of the indebtedness hereunder. Each of the Borrowers shall be bound by and obligated on account of any increase or decrease in the amount of the holder’s Revolving Credit Dollar Commitment notwithstanding that such increase or decrease may not be reflected on this Revolving Credit Note.

No delay or omission by the Administrative Agent or any Revolving Credit Lender in exercising or enforcing any of the Administrative Agent’s or such Revolving Credit Lender’s powers, rights, privileges, remedies, or discretions hereunder shall operate as a waiver thereof on that occasion nor on any other occasion. No waiver of any default hereunder shall operate as a waiver of any other default hereunder, nor as a continuing waiver.

The Borrowers, and each endorser and guarantor of this Revolving Credit Note, respectively waives presentment, demand, notice, and protest, and also waives any delay on the part of the holder hereof. Each assents to any extension or other indulgence (including, without limitation, the release or substitution of Collateral) permitted by the Administrative Agent with respect to this Revolving Credit Note and/or any Collateral or any extension or other indulgence with respect to any other liability or any collateral given to secure any other liability of any Borrower or any other person obligated on account of this Revolving Credit Note.

This Revolving Credit Note shall be binding upon each Borrower, and each endorser and guarantor hereof, and upon their respective heirs, successors, assigns, and representatives, and shall inure to the benefit of the Revolving Credit Lender and its successors, endorsees, and assigns.

The liabilities of each Borrower, and of any endorser or guarantor of this Revolving Credit Note, are joint and several, provided, however, the release by the Administrative Agent or the Revolving Credit Lender of any one or more such person, endorser or guarantor shall not release any other person obligated on account of this Revolving Credit Note. Each reference in this Revolving Credit Note to each Borrower, any endorser, and any guarantor, is to such person individually and also to all such persons jointly. No person obligated on account of this Revolving Credit Note may seek contribution from any other person also obligated unless and until all liabilities, obligations and indebtedness to the Revolving Credit Lender of the person from whom contribution is sought have been satisfied in full.

2

This Revolving Credit Note is delivered at the offices of the Administrative Agent in Boston, Massachusetts, shall be governed by the laws of The Commonwealth of Massachusetts (without regard to the conflict of laws principles thereof), and shall take effect as a sealed instrument.

Each Borrower makes the following waiver knowingly, voluntarily, and intentionally, and understands that the Administrative Agent and the Revolving Credit Lender in the establishment and maintenance of their respective relationship with the Borrowers contemplated by this Revolving Credit Note, is relying thereon. EACH BORROWER, TO THE EXTENT ENTITLED THERETO, WAIVES ANY PRESENT OR FUTURE RIGHT OF THAT BORROWER, OR OF ANY GUARANTOR OR ENDORSER OF THAT BORROWER OR OF ANY OTHER PERSON LIABLE TO THE REVOLVING CREDIT LENDER ON ACCOUNT OF OR IN RESPECT TO THE LIABILITIES, TO A TRIAL BY JURY IN ANY CASE OR CONTROVERSY IN WHICH THE ADMINISTRATIVE AGENT AND/OR ANY REVOLVING CREDIT LENDER IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST THE ADMINISTRATIVE AGENT AND/OR ANY REVOLVING CREDIT LENDER OR IN WHICH THE ADMINISTRATIVE AGENT AND/OR ANY REVOLVING CREDIT LENDER IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF, OR IS IN RESPECT TO, ANY RELATIONSHIP AMONGST OR BETWEEN ANY BORROWER, ANY SUCH PERSON, AND THE ADMINISTRATIVE AGENT AND/OR ANY REVOLVING CREDIT LENDER.

[Remainder of page left intentionally blank]

3

The Borrowers:

Witness:	CASUAL MALE RETAIL GROUP, INC.

/s/ Kathleen E. Lehmann	By	/s/ Dennis R. Hernreich
	Name:	Dennis R. Hernreich
	Title:	Executive Vice President, Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary

Witness:	DESIGNS APPAREL, INC.

/s/ Kathleen E. Lehmann	By	/s/ Dennis R. Hernreich
	Name:	Dennis R. Hernreich
	Title:	Executive Vice President, Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary

4

REVOLVING CREDIT NOTE

Boston, Massachusetts	December 28, 2006

FOR VALUE RECEIVED, the undersigned (individually, a “Borrower” and collectively, the “Borrowers”), jointly and severally promise to pay to the order of JP MORGAN CHASE BANK (hereinafter, with any subsequent holders, the “Revolving Credit Lender”) c/o Bank of America, N.A., a national banking association having an office at 40 Broad Street, Boston, Massachusetts 02109, the principal sum of ELEVEN MILLION AND 00/100 Dollars ($11,000,000.00) or the aggregate unpaid principal balance of Revolving Credit Loans made to or for the account of the Borrowers pursuant to the Fifth Amended and Restated Loan and Security Agreement dated as of December 28, 2006 (as such may be amended hereafter, the “Loan Agreement”) between Bank of America, N.A., a national banking association having an office at 40 Broad Street, Boston, Massachusetts 02109, as Administrative Agent and as Collateral Agent (with any successor in such capacities, so referred to herein) for the benefit of the Revolving Credit Lenders named therein and the Last Out Revolving Lenders named therein, and the Lenders, on the one hand, and each of the Borrowers, on the other, with interest, at the rate and payable in the manner stated therein.

This Revolving Credit Note is a “Revolving Credit Note” to which reference is made in the Loan Agreement and is subject to all terms and provisions thereof. Terms used herein which are defined in the Loan Agreement are used as so defined. The principal of, and interest on, this Revolving Credit Note shall be payable as provided in the Loan Agreement and shall be subject to acceleration as provided therein. Terms used herein which are defined in the Loan Agreement are used as so defined.

The Administrative Agent’s books and records concerning loans and advances pursuant to the Credit Facilities, the accrual of interest thereon, and the repayment of such loans and advances, shall be prima facie evidence of the indebtedness hereunder. Each of the Borrowers shall be bound by and obligated on account of any increase or decrease in the amount of the holder’s Revolving Credit Dollar Commitment notwithstanding that such increase or decrease may not be reflected on this Revolving Credit Note.

No delay or omission by the Administrative Agent or any Revolving Credit Lender in exercising or enforcing any of the Administrative Agent’s or such Revolving Credit Lender’s powers, rights, privileges, remedies, or discretions hereunder shall operate as a waiver thereof on that occasion nor on any other occasion. No waiver of any default hereunder shall operate as a waiver of any other default hereunder, nor as a continuing waiver.

The Borrowers, and each endorser and guarantor of this Revolving Credit Note, respectively waives presentment, demand, notice, and protest, and also waives any delay on the part of the holder hereof. Each assents to any extension or other indulgence (including, without limitation, the release or substitution of Collateral) permitted by the Administrative Agent with respect to this Revolving Credit Note and/or any Collateral or any extension or other indulgence with respect to any other liability or any collateral given to secure any other liability of any Borrower or any other person obligated on account of this Revolving Credit Note.

This Revolving Credit Note shall be binding upon each Borrower, and each endorser and guarantor hereof, and upon their respective heirs, successors, assigns, and representatives, and shall inure to the benefit of the Revolving Credit Lender and its successors, endorsees, and assigns.

The liabilities of each Borrower, and of any endorser or guarantor of this Revolving Credit Note, are joint and several, provided, however, the release by the Administrative Agent or the Revolving Credit Lender of any one or more such person, endorser or guarantor shall not release any other person obligated on account of this Revolving Credit Note. Each reference in this Revolving Credit Note to each Borrower, any endorser, and any guarantor, is to such person individually and also to all such persons jointly. No person obligated on account of this Revolving Credit Note may seek contribution from any other person also obligated unless and until all liabilities, obligations and indebtedness to the Revolving Credit Lender of the person from whom contribution is sought have been satisfied in full.

This Revolving Credit Note is delivered at the offices of the Administrative Agent in Boston, Massachusetts, shall be governed by the laws of The Commonwealth of Massachusetts (without regard to the conflict of laws principles thereof), and shall take effect as a sealed instrument.

2

Each Borrower makes the following waiver knowingly, voluntarily, and intentionally, and understands that the Administrative Agent and the Revolving Credit Lender in the establishment and maintenance of their respective relationship with the Borrowers contemplated by this Revolving Credit Note, is relying thereon. EACH BORROWER, TO THE EXTENT ENTITLED THERETO, WAIVES ANY PRESENT OR FUTURE RIGHT OF THAT BORROWER, OR OF ANY GUARANTOR OR ENDORSER OF THAT BORROWER OR OF ANY OTHER PERSON LIABLE TO THE REVOLVING CREDIT LENDER ON ACCOUNT OF OR IN RESPECT TO THE LIABILITIES, TO A TRIAL BY JURY IN ANY CASE OR CONTROVERSY IN WHICH THE ADMINISTRATIVE AGENT AND/OR ANY REVOLVING CREDIT LENDER IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST THE ADMINISTRATIVE AGENT AND/OR ANY REVOLVING CREDIT LENDER OR IN WHICH THE ADMINISTRATIVE AGENT AND/OR ANY REVOLVING CREDIT LENDER IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF, OR IS IN RESPECT TO, ANY RELATIONSHIP AMONGST OR BETWEEN ANY BORROWER, ANY SUCH PERSON, AND THE ADMINISTRATIVE AGENT AND/OR ANY REVOLVING CREDIT LENDER.

[Remainder of page left intentionally blank]

3

The Borrowers:

Witness:	CASUAL MALE RETAIL GROUP, INC.

/s/ Kathleen E. Lehmann	By	/s/ Dennis R. Hernreich
	Name:	Dennis R. Hernreich
	Title:	Executive Vice President, Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary

Witness:	DESIGNS APPAREL, INC.

/s/ Kathleen E. Lehmann	By	/s/ Dennis R. Hernreich
	Name:	Dennis R. Hernreich
	Title:	Executive Vice President, Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary

4

AMENDED AND RESTATED REVOLVING CREDIT NOTE

Boston, Massachusetts	December 28, 2006

FOR VALUE RECEIVED, the undersigned (individually, a “Borrower” and collectively, the “Borrowers”), jointly and severally promise to pay to the order of WELLS FARGO FOOTHILL, LLC (f/k/a Wells Fargo Foothill, Inc.) (hereinafter, with any subsequent holders, the “Revolving Credit Lender”) c/o Bank of America, N.A., a national banking association having an office at 40 Broad Street, Boston, Massachusetts 02109, the principal sum of TEN MILLION AND 00/100 Dollars ($10,000,000.00) or the aggregate unpaid principal balance of Revolving Credit Loans made to or for the account of the Borrowers pursuant to the Fifth Amended and Restated Loan and Security Agreement dated as of December 28, 2006 (as such may be amended hereafter, the “Loan Agreement”) between Bank of America, N.A., a national banking association having an office at 40 Broad Street, Boston, Massachusetts 02109, as Administrative Agent and as Collateral Agent (with any successor in such capacities, so referred to herein) for the benefit of the Revolving Credit Lenders named therein and the Last Out Revolving Lenders named therein, and the Lenders, on the one hand, and each of the Borrowers, on the other, with interest, at the rate and payable in the manner stated therein. This Amended and Restated Revolving Credit Note replaces in full that certain Revolving Credit Note dated October 29, 2004, made payable to the Revolving Credit Lender from the Borrowers, in the original principal amount of $9,375,000.00.

This Amended and Restated Revolving Credit Note is a “Revolving Credit Note” to which reference is made in the Loan Agreement and is subject to all terms and provisions thereof. Terms used herein which are defined in the Loan Agreement are used as so defined. The principal of, and interest on, this Revolving Credit Note shall be payable as provided in the Loan Agreement and shall be subject to acceleration as provided therein. Terms used herein which are defined in the Loan Agreement are used as so defined.

The Administrative Agent’s books and records concerning loans and advances pursuant to the Credit Facilities, the accrual of interest thereon, and the repayment of such loans and advances, shall be prima facie evidence of the indebtedness hereunder. Each of the Borrowers shall be bound by and obligated on account of any increase or decrease in the amount of the holder’s Revolving Credit Dollar Commitment notwithstanding that such increase or decrease may not be reflected on this Revolving Credit Note.

No delay or omission by the Administrative Agent or any Revolving Credit Lender in exercising or enforcing any of the Administrative Agent’s or such Revolving Credit Lender’s powers, rights, privileges, remedies, or discretions hereunder shall operate as a waiver thereof on that occasion nor on any other occasion. No waiver of any default hereunder shall operate as a waiver of any other default hereunder, nor as a continuing waiver.

The Borrowers, and each endorser and guarantor of this Revolving Credit Note, respectively waives presentment, demand, notice, and protest, and also waives any delay on the part of the holder hereof. Each assents to any extension or other indulgence (including, without limitation, the release or substitution of Collateral) permitted by the Administrative Agent with respect to this Revolving Credit Note and/or any Collateral or any extension or other indulgence with respect to any other liability or any collateral given to secure any other liability of any Borrower or any other person obligated on account of this Revolving Credit Note.

This Revolving Credit Note shall be binding upon each Borrower, and each endorser and guarantor hereof, and upon their respective heirs, successors, assigns, and representatives, and shall inure to the benefit of the Revolving Credit Lender and its successors, endorsees, and assigns.

The liabilities of each Borrower, and of any endorser or guarantor of this Revolving Credit Note, are joint and several, provided, however, the release by the Administrative Agent or the Revolving Credit Lender of any one or more such person, endorser or guarantor shall not release any other person obligated on account of this Revolving Credit Note. Each reference in this Revolving Credit Note to each Borrower, any endorser, and any guarantor, is to such person individually and also to all such persons jointly. No person obligated on account of this Revolving Credit Note may seek contribution from any other person also obligated unless and until all liabilities, obligations and indebtedness to the Revolving Credit Lender of the person from whom contribution is sought have been satisfied in full.

2

This Revolving Credit Note is delivered at the offices of the Administrative Agent in Boston, Massachusetts, shall be governed by the laws of The Commonwealth of Massachusetts (without regard to the conflict of laws principles thereof), and shall take effect as a sealed instrument.

Each Borrower makes the following waiver knowingly, voluntarily, and intentionally, and understands that the Administrative Agent and the Revolving Credit Lender in the establishment and maintenance of their respective relationship with the Borrowers contemplated by this Revolving Credit Note, is relying thereon. EACH BORROWER, TO THE EXTENT ENTITLED THERETO, WAIVES ANY PRESENT OR FUTURE RIGHT OF THAT BORROWER, OR OF ANY GUARANTOR OR ENDORSER OF THAT BORROWER OR OF ANY OTHER PERSON LIABLE TO THE REVOLVING CREDIT LENDER ON ACCOUNT OF OR IN RESPECT TO THE LIABILITIES, TO A TRIAL BY JURY IN ANY CASE OR CONTROVERSY IN WHICH THE ADMINISTRATIVE AGENT AND/OR ANY REVOLVING CREDIT LENDER IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST THE ADMINISTRATIVE AGENT AND/OR ANY REVOLVING CREDIT LENDER OR IN WHICH THE ADMINISTRATIVE AGENT AND/OR ANY REVOLVING CREDIT LENDER IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF, OR IS IN RESPECT TO, ANY RELATIONSHIP AMONGST OR BETWEEN ANY BORROWER, ANY SUCH PERSON, AND THE ADMINISTRATIVE AGENT AND/OR ANY REVOLVING CREDIT LENDER.

[Remainder of page left intentionally blank]

3

The Borrowers:

Witness:	CASUAL MALE RETAIL GROUP, INC.

/s/ Kathleen E. Lehmann	By	/s/ Dennis R. Hernreich
	Name:	Dennis R. Hernreich
	Title:	Executive Vice President, Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary

Witness:	DESIGNS APPAREL, INC.

/s/ Kathleen E. Lehmann	By	/s/ Dennis R. Hernreich
	Name:	Dennis R. Hernreich
	Title:	Executive Vice President, Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary

4

AMENDED AND RESTATED REVOLVING CREDIT NOTE

Boston, Massachusetts	December 28, 2006

FOR VALUE RECEIVED, the undersigned (individually, a “Borrower” and collectively, the “Borrowers”), jointly and severally promise to pay to the order of WELLS FARGO BUSINESS CREDIT INC. (hereinafter, with any subsequent holders, the “Revolving Credit Lender”) c/o Bank of America, N.A., a national banking association having an office at 40 Broad Street, Boston, Massachusetts 02109, the principal sum of NINE MILLION AND 00/100 Dollars ($9,000,000.00) or the aggregate unpaid principal balance of Revolving Credit Loans made to or for the account of the Borrowers pursuant to the Fifth Amended and Restated Loan and Security Agreement dated as of December 28, 2006 (as such may be amended hereafter, the “Loan Agreement”) between Bank of America, N.A., a national banking association having an office at 40 Broad Street, Boston, Massachusetts 02109, as Administrative Agent and as Collateral Agent (with any successor in such capacities, so referred to herein) for the benefit of the Revolving Credit Lenders named therein and the Last Out Revolving Lenders named therein, and the Lenders, on the one hand, and each of the Borrowers, on the other, with interest, at the rate and payable in the manner stated therein. This Amended and Restated Revolving Credit Note replaces in full that certain Revolving Credit Note dated October 29,2004, made payable to the Revolving Credit Lender from the Borrowers, in the original principal amount of $9,375,000.00.

This Amended and Restated Revolving Credit Note is a “Revolving Credit Note” to which reference is made in the Loan Agreement and is subject to all terms and provisions thereof. Terms used herein which are defined in the Loan Agreement are used as so defined. The principal of, and interest on, this Revolving Credit Note shall be payable as provided in the Loan Agreement and shall be subject to acceleration as provided therein. Terms used herein which are defined in the Loan Agreement are used as so defined.

The Administrative Agent’s books and records concerning loans and advances pursuant to the Credit Facilities, the accrual of interest thereon, and the repayment of such loans and advances, shall be prima facie evidence of the indebtedness hereunder. Each of the Borrowers shall be bound by and obligated on account of any increase or decrease in the amount of the holder’s Revolving Credit Dollar Commitment notwithstanding that such increase or decrease may not be reflected on this Revolving Credit Note.

No delay or omission by the Administrative Agent or any Revolving Credit Lender in exercising or enforcing any of the Administrative Agent’s or such Revolving Credit Lender’s powers, rights, privileges, remedies, or discretions hereunder shall operate as a waiver thereof on that occasion nor on any other occasion. No waiver of any default hereunder shall operate as a waiver of any other default hereunder, nor as a continuing waiver.

The Borrowers, and each endorser and guarantor of this Revolving Credit Note, respectively waives presentment, demand, notice, and protest, and also waives any delay on the part of the holder hereof. Each assents to any extension or other indulgence (including, without limitation, the release or substitution of Collateral) permitted by the Administrative Agent with respect to this Revolving Credit Note and/or any Collateral or any extension or other indulgence with respect to any other liability or any collateral given to secure any other liabilty of any Borrower or any other person obligated on account of this Revolving Credit Note.

This Revolving Credit Note shall be binding upon each Borrower, and each endorser and guarantor hereof, and upon their respective heirs, successors, assigns, and representatives, and shall inure to the benefit of the Revolving Credit Lender and its successors, endorsees, and assigns.

The liabilities of each Borrower, and of any endorser or guarantor of this Revolving Credit Note, are joint and several, provided, however, the release by the Administrative Agent or the Revolving Credit Lender of any one or more such person, endorser or guarantor shall not release any other person obligated on account of this Revolving Credit Note. Each reference in this Revolving Credit Note to each Borrower, any endorser, and any guarantor, is to such person individually and also to all such persons jointly. No person obligated on account of this Revolving Credit Note may seek contribution from any other person also obligated unless and until all liabilities, obligations and indebtedness to the Revolving Credit Lender of the person from whom contribution is sought have been satisfied in full.

2

This Revolving Credit Note is delivered at the offices of the Administrative Agent in Boston, Massachusetts, shall be governed by the laws of The Commonwealth of Massachusetts (without regard to the conflict of laws principles thereof), and shall take effect as a sealed instrument.

Each Borrower makes the following waiver knowingly, voluntarily, and intentionally, and understands that the Administrative Agent and the Revolving Credit Lender in the establishment and maintenance of their respective relationship with the Borrowers contemplated by this Revolving Credit Note, is relying thereon. EACH BORROWER, TO THE EXTENT ENTITLED THERETO, WAIVES ANY PRESENT OR FUTURE RIGHT OF THAT BORROWER, OR OF ANY GUARANTOR OR ENDORSER OF THAT BORROWER OR OF ANY OTHER PERSON LIABLE TO THE REVOLVING CREDIT LENDER ON ACCOUNT OF OR IN RESPECT TO THE LIABILITIES, TO A TRIAL BY JURY IN ANY CASE OR CONTROVERSY IN WHICH THE ADMINISTRATIVE AGENT AND/OR ANY REVOLVING CREDIT LENDER IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST THE ADMINISTRATIVE AGENT AND/OR ANY REVOLVING CREDIT LENDER OR IN WHICH THE ADMINISTRATIVE AGENT AND/OR ANY REVOLVING CREDIT LENDER IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF, OR IS IN RESPECT TO, ANY RELATIONSHIP AMONGST OR BETWEEN ANY BORROWER, ANY SUCH PERSON, AND THE ADMINISTRATIVE AGENT AND/OR ANY REVOLVING CREDIT LENDER.

[Remainder of page left intentionally blank]

3

The Borrowers:

Witness:	CASUAL MALE RETAIL GROUP, INC.

/s/ Kathleen E. Lehmann	By	/s/ Dennis R. Hernreich
	Name:	Dennis R. Hernreich
	Title:	Executive Vice President, Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary

Witness:	DESIGNS APPAREL, INC.

/s/ Kathleen E. Lehmann	By	/s/ Dennis R. Hernreich
	Name:	Dennis R. Hernreich
	Title:	Executive Vice President, Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary

4

Exhibit 2.12

LAST OUT REVOLVING NOTE	December 28, 2006

Boston, Massachusetts

FOR VALUE RECEIVED, the undersigned (individually, a “Borrower” and collectively, the “Borrowers”), jointly and severally promise to pay to the order of BANK OF AMERICA, N.A. (hereinafter, with any subsequent holders, the “Last Out Revolving Lender”) do BANK OF AMERICA, N.A., a national banking association having an office at 40 Broad Street, Boston, Massachusetts 02109, the principal sum of FOUR MILLION AND 001100 DOLLARS ($4,000,000.00) or the aggregate unpaid principal balance of Last Out Revolving Loans made to or for the account of the Borrowers pursuant to the Fifth Amended and Restated Loan and Security Agreement dated as of December 28, 2006 (as such may be amended hereafter, the “Loan Agreement”) between Bank of America, N.A., a national banking association having an office at 40 Broad Street Boston, Massachusetts 02109, as Administrative Agent and as Collateral Agent (with any successor in such capacities, so referred to herein) for the benefit of the Last Out Revolving Lenders named therein and the Revolving Credit Lenders named therein, and the Lenders, on the one hand, and each of the Borrowers, on the other, with interest, at the rate and payable in the manner stated therein.

This is a “Last Out Revolving Note” to which reference is made in the Loan Agreement and is subject to all terms and provisions thereof. Terms used herein which are defined in the Loan Agreement are used as so defined. The principal of, and interest on, this Last Out Revolving Note shall be payable as provided in the Loan Agreement and shall be subject to acceleration as provided therein. Terms used herein which are defmed in the Loan Agreement are used as so defined.

The Administrative Agent’s books and records concerning loans and advances pursuant to the Credit Facilities, the accrual of interest thereon, and the repayment of such loans and advances, shall be prima facie evidence of the indebtedness hereunder. Each of the Borrowers shall be bound by and obligated on account of any increase or decrease in the amount of the holder’s Last Out Revolving Credit Dollar Commitment notwithstanding that such increase or decrease may not be reflected on this Last Out Revolving Note.

No delay or omission by the Administrative Agent or any Last Out Revolving Lender in exercising or enforcing any of the Administrative Agent’s or such Last Out Revolving Lender’s powers, rights, privileges, remedies, or discretions hereunder shall operate as a waiver thereof on that occasion nor on any other occasion. No waiver of any default hereunder shall operate as a waiver of any other default hereunder, nor as a continuing waiver.

The Borrowers, and each endorser and guarantor of this Last Out Revolving Note, respectively waives presentment, demand, notice, and protest, and also waives any delay on the part of the holder hereof. Each assents to any extension or other indulgence (including, without limitation, the release or substitution of Collateral) permitted by the Administrative Agent with respect to this Last Out Revolving Note and/or any Collateral or any extension or other indulgence with respect to any other liability or any collateral given to secure any other liability of any Borrower or any other person obligated on account of this Last Out Revolving Note.

This Last Out Revolving Note shall be binding upon each Borrower, and each endorser and guarantor hereof, and upon their respective heirs, successors, assigns, and representatives, and shall inure to the benefit of the Last Out Revolving Lender and its successors, endorsees, and assigns.

The liabilities of each Borrower, and of any endorser or guarantor of this Last Out Revolving Note, are joint and several, provided, however, the release by the Administrative Agent or the Last Out Revolving Lender of anyone or more such person, endorser or guarantor shall not release any other person obligated on account of this Last Out Revolving Note. Each reference in this Last Out Revolving Note to each Borrower, any endorser, and any guarantor, is to such person individually and also to all such persons jointly. No person obligated on account of this Last Out Revolving Note may seek contribution from any other person also obligated unless and until all liabilities, obligations and indebtedness to the Last Out Revolving Lender of the person from whom contribution is sought have been satisfied in full.

This Last Out Revolving Note is delivered at the offices of the Administrative Agent in Boston, Massachusetts, shall be governed by the laws of The Commonwealth of Massachusetts 2 (without regard to the conflict of laws principles thereof), and shall take effect as a sealed instrument.

Each Borrower makes the following waiver knowingly, voluntarily, and intentionally, and understands that the Administrative Agent and the Last Out Revolving Lender in the establishment and maintenance of their respective relationship with the Borrowers contemplated by this Last Out Revolving Note, is relying thereon. EACH BORROWER, TO THE EXTENT ENTITLED THERETO, WAIVES ANY PRESENT OR FUTURE RIGHT OF THAT BORROWER, OR OF ANY GUARANTOR OR ENDORSER OF THAT BORROWER OR OF ANY OTHER PERSON LIABLE TO THE LAST OUT REVOLVING LENDER ON ACCOUNT OF OR IN RESPECT TO THE LIABILITIES, TO A TRIAL BY JURY IN ANY CASE OR CONTROVERSY IN WHICH THE ADMINISTRATIVE AGENT AND/OR ANY LAST OUT REVOLVING LENDER IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST THE ADMINISTRATIVE AGENT AND/OR ANY LAST OUT REVOLVING LENDER OR IN WHICH THE ADMINISTRATIVE AGENT AND/OR ANY LAST OUT REVOLVING LENDER IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF, OR IS IN RESPECT TO, ANY RELATIONSHIP AMONGST OR BETWEEN ANY BORROWER, ANY SUCH PERSON, AND THE ADMINISTRATIVE AGENT AND/OR ANY LAST OUT REVOLVING LENDER.

[Remainder of page left intentionally blank]

3

The Borrowers:

Witness:	CASUAL MALE RETAIL GROUP, INC.

/s/ Kathleen E. Lehmann	By:	/s/ Dennis R. Hernreich
	Name:	Dennis R. Hernreich
	Title:	Executive Vice President, Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary

Witness:	DESIGNS APPAREL, INC.

/s/ Kathleen E. Lehmann	By:	/s/ Dennis R. Hernreich
	Name:	Dennis R. Hernreich
	Title:	Executive Vice President, Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary

LAST OUT REVOLVING NOTE	December 28, 2006

Boston, Massachusetts

FOR VALUE RECEIVED, the undersigned (individually, a “Borrower” and collectively, the “Borrowers”), jointly and severally promise to pay to the order of NATIONAL CITY BUSINESS CREDIT, INC. (hereinafter, with any subsequent holders, the “Last Out Revolving Lender”) c/o BANK OF AMERICA, N.A., a national banking association having an office at 40 Broad Street, Boston, Massachusetts 02109, the principal sum of THREE MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($3,500,000.00) or the aggregate unpaid principal balance of Last Out Revolving Loans made to or for the account of the Borrowers pursuant to the Fifth Amended and Restated Loan and Security Agreement dated as of December 28,2006 (as such may be amended hereafter, the “Loan Agreement”) between Bank of America, N.A., a national banking association having an office at 40 Broad Street Boston, Massachusetts 02109, as Administrative Agent and as Collateral Agent (with any successor in such capacities, so referred to herein) for the benefit of the Last Out Revolving Lenders named therein and the Revolving Credit Lenders named therein, and the Lenders, on the one hand, and each of the Borrowers, on the other, with interest, at the rate and payable in the manner stated therein.

This is a “Last Out Revolving Note” to which reference is made in the Loan Agreement and is subject to all terms and provisions thereof. Terms used herein which are defmed in the Loan Agreement are used as so defined. The principal of, and interest on, this Last Out Revolving Note shall be payable as provided in the Loan Agreement and shall be subject to acceleration as provided therein. Terms used herein which are defmed in the Loan Agreement are used as so defmed.

The Administrative Agent’s books and records concerning loans and advances pursuant to the Credit Facilities, the accrual of interest thereon, and the repayment of such loans and advances, shall be prima facie evidence of the indebtedness hereunder. Each of the Borrowers shall be bound by and obligated on account of any increase or decrease in the amount of the holder’s Last Out Revolving Credit Dollar Commitment notwithstanding that such increase or decrease may not be reflected on this Last Out Revolving Note.

No delay or omission by the Administrative Agent or any Last Out Revolving Lender in exercising or enforcing any of the Administrative Agent’s or such Last Out Revolving Lender’s powers, rights, privileges, remedies, or discretions hereunder shall operate as a waiver thereof on that occasion nor on any other occasion. No waiver of any default hereunder shall operate as a waiver of any other default hereunder, nor as a continuing waiver.

The Borrowers, and each endorser and guarantor of this Last Out Revolving Note, respectively waives presentment, demand, notice, and protest, and also waives any delay on the part of the holder hereof. Each assents to any extension or other indulgence (including, without limitation, the release or substitution of Collateral) permitted by the Administrative Agent with respect to this Last Out Revolving Note and/or any Collateral or any extension or other indulgence with respect to any other liability or any collateral given to secure any other liability of any Borrower or any other person obligated on account of this Last Out Revolving Note.

This Last Out Revolving Note shall be binding upon each Borrower, and each endorser and guarantor hereof, and upon their respective heirs, successors, assigns, and representatives, and shall inure to the benefit of the Last Out Revolving Lender and its successors, endorsees, and aSSigns.

The liabilities of each Borrower, and of any endorser or guarantor of this Last Out Revolving Note, are joint and several, provided, however, the release by the Administrative Agent or the Last Out Revolving Lender of anyone or more such person, endorser or guarantor shall not release any other person obligated on account of this Last Out Revolving Note. Each reference in this Last Out Revolving Note to each Borrower, any endorser, and any guarantor, is to such person individually and also to all such persons jointly. No person obligated on account of this Last Out Revolving Note may seek contribution from any other person also obligated unless and until all liabilities, obligations and indebtedness to the Last Out Revolving Lender of the person from whom contribution is sought have been satisfied in full.

2

This Last Out Revolving Note is delivered at the offices of the Administrative Agent in Boston, Massachusetts, shall be governed by the laws of The Commonwealth of Massachusetts (without regard to the conflict of laws principles thereof), and shall take effect as a sealed instrument.

Each Borrower makes the following waiver knowingly, voluntarily, and intentionally, and understands that the Administrative Agent and the Last Out Revolving Lender in the establishment and maintenance of their respective relationship with the Borrowers contemplated by this Last Out Revolving Note, is relying thereon. EACH BORROWER, TO THE EXTENT ENTITLED THERETO, WAIVES ANY PRESENT OR FUTURE RIGHT OF THAT BORROWER, OR OF ANY GUARANTOR OR ENDORSER OF THAT BORROWER OR OF ANY OTHER PERSON LIABLE TO THE LAST OUT REVOLVING LENDER ON ACCOUNT OF OR IN RESPECT TO THE LIABILITIES, TO A TRIAL BY JURY IN ANY CASE OR CONTROVERSY IN WHICH THE ADMINISTRATIVE AGENT AND/OR ANY LAST OUT REVOLVING LENDER IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST THE ADMINISTRATIVE AGENT AND/OR ANY LAST OUT REVOLVING LENDER OR IN WHICH THE ADMINISTRATIVE AGENT AND/OR ANY LAST OUT REVOLVING LENDER IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF, OR IS IN RESPECT TO, ANY RELATIONSHIP AMONGST OR BETWEEN ANY BORROWER, ANY SUCH PERSON, AND THE ADMINISTRATIVE AGENT AND/OR ANY LAST OUT REVOLVING LENDER.

[Remainder of page left intentionally blank]

3

The Borrowers:

Witness:	CASUAL MALE RETAIL GROUP, INC.

/s/ Kathleen E. Lehmann	By	/s/ Dennis R. Hernreich
	Name:	Dennis R. Hernreich
	Title:	Executive Vice President, Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary

Witness:	DESIGNS APPAREL, INC.

/s/ Kathleen E. Lehmann	By	/s/ Dennis R. Hernreich
	Name:	Dennis R. Hernreich
	Title:	Executive Vice President, Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary

4

LAST OUT REVOLVING NOTE	December 28, 2006

Boston, Massachusetts

FOR VALUE RECEIVED, the undersigned (individually, a “Borrower” and collectively, the “Borrowers”), jointly and severally promise to pay to the order of LASALLE RETAIL FINANCE, a division of LaSalle Business Credit, LLC, as Agent for Standard Federal Bank National Association (hereinafter, with any subsequent holders, the “Last Out Revolving Lender”) c/o BANK OF AMERICA, N.A., a national banking association having an office at 40 Broad Street, Boston, Massachusetts 02109, the principal sum of ONE MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($1,500,000.00) or the aggregate unpaid principal balance of Last Out Revolving Loans made to or for the account of the Borrowers pursuant to the Fifth Amended and Restated Loan and Security Agreement dated as of December 28,2006 (as such may be amended hereafter, the “Loan Agreement”) between Bank of America, N.A., a national banking association having an office at 40 Broad Street Boston, Massachusetts 02109, as Administrative Agent and as Collateral Agent (with any successor in such capacities, so referred to herein) for the benefit of the Last Out Revolving Lenders named therein and the Revolving Credit Lenders named therein, and the Lenders, on the one hand, and each of the Borrowers, on the other, with interest, at the rate and payable in the manner stated therein.

This is a “Last Out Revolving Note” to which reference is made in the Loan Agreement and is subject to all terms and provisions thereof. Terms used herein which are defined in the Loan Agreement are used as so defined. The principal of, and interest on, this Last Out Revolving Note shall be payable as provided in the Loan Agreement and shall be subject to acceleration as provided therein. Terms used herein which are defmed in the Loan Agreement are used as so defined.

The Administrative Agent’s books and records concerning loans and advances pursuant to the Credit Facilities, the accrual of interest thereon, and the repayment of such loans and advances, shall be prima facie evidence of the indebtedness hereunder. Each of the Borrowers shall be bound by and obligated on account of any increase or decrease in the amount of the holder’s Last Out Revolving Credit Dollar Commitment notwithstanding that such increase or decrease may not be reflected on this Last Out Revolving Note.

No delay or omission by the Administrative Agent or any Last Out Revolving Lender in exercising or enforcing any of the Administrative Agent’s or such Last Out Revolving Lender’s powers, rights, privileges, remedies, or discretions hereunder shall operate as a waiver thereof on that occasion nor on any other occasion. No waiver of any default hereunder shall operate as a waiver of any other default hereunder, nor as a continuing waiver.

The Borrowers, and each endorser and guarantor of this Last Out Revolving Note, respectively waives presentment, demand, notice, and protest, and also waives any delay on the part of the holder hereof. Each assents to any extension or other indulgence (including, without limitation, the release or substitution of Collateral) permitted by the Administrative Agent with respect to this Last Out Revolving Note and/or any Collateral or any extension or other indulgence with respect to any other liability or any collateral given to secure any other liability of any Borrower or any other person obligated on account of this Last Out Revolving Note.

This Last Out Revolving Note shall be binding upon each Borrower, and each endorser and guarantor hereof, and upon their respective heirs, successors, assigns, and representatives, and shall inure to the benefit of the Last Out Revolving Lender and its successors, endorsees, and aSSIgns.

The liabilities of each Borrower, and of any endorser or guarantor of this Last Out Revolving Note, are joint and several, provided, however, the release by the Administrative Agent or the Last Out Revolving Lender of anyone or more such person, endorser or guarantor shall not release any other person obligated on account of this Last Out Revolving Note. Each reference in this Last Out Revolving Note to each Borrower, any endorser, and any guarantor, is to such person individually and also to all such persons jointly. No person obligated on account of this Last Out Revolving Note may seek contribution from any other person also obligated unless and until all liabilities, obligations and indebtedness to the Last Out Revolving Lender of the person from whom contribution is sought have been satisfied in full.

2

This Last Out Revolving Note is delivered at the offices of the Administrative Agent in Boston, Massachusetts, shall be governed by the laws of The Commonwealth of Massachusetts (without regard to the conflict of laws principles thereof), and shall take effect as a sealed instrument.

Each Borrower makes the following waiver knowingly, voluntarily, and intentionally, and understands that the Administrative Agent and the Last Out Revolving Lender in the establishment and maintenance of their respective relationship with the Borrowers contemplated by this Last Out Revolving Note, is relying thereon. EACH BORROWER, TO THE EXTENT ENTITLED THERETO, WAIVES ANY PRESENT OR FUTURE RIGHT OF THAT BORROWER, OR OF ANY GUARANTOR OR ENDORSER OF THAT BORROWER OR OF ANY OTHER PERSON LIABLE TO THE LAST OUT REVOLVING LENDER ON ACCOUNT OF OR IN RESPECT TO THE LIABILITIES, TO A TRIAL BY JURY IN ANY CASE OR CONTROVERSY IN WHICH THE ADMINISTRATIVE AGENT AND/OR ANY LAST OUT REVOLVING LENDER IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST THE ADMINISTRATIVE AGENT AND/OR ANY LAST OUT REVOLVING LENDER OR IN WHICH THE ADMINISTRATIVE AGENT AND/OR ANY LAST OUT REVOLVING LENDER IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF, OR IS IN RESPECT TO, ANY RELATIONSHIP AMONGST OR BETWEEN ANY BORROWER, ANY SUCH PERSON, AND THE ADMINISTRATIVE AGENT AND/OR ANY LAST OUT REVOLVING LENDER.

[Remainder of page left intentionally blank]

3

The Borrowers:

Witness:	CASUAL MALE RETAIL GROUP, INC.

/s/ Kathleen E. Lehmann	By	/s/ Dennis R. Hernreich
	Name:	Dennis R. Hernreich
	Title:	Executive Vice President, Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary

Witness:	DESIGNS APPAREL, INC.

/s/ Kathleen E. Lehmann	By	/s/ Dennis R. Hernreich
	Name:	Dennis R. Hernreich
	Title:	Executive Vice President, Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary

4

LAST OUT REVOL VING NOTE	December 28, 2006

Boston, Massachusetts

FOR VALUE RECEIVED, the undersigned (individually, a “Borrower” and collectively, the “Borrowers”), jointly and severally promise to pay to the order of JPMORGAN CHASE BANK, N.A. (hereinafter, with any subsequent holders, the “Last Out Revolving Lender”) c/o BANK OF AMERICA, N.A., a national banking association having an office at 40 Broad Street, Boston, Massachusetts 02109, the principal sum of ONE MILLION AND 00/100 DOLLARS ($1,000,000.00) or the aggregate unpaid principal balance of Last Out Revolving Loans made to or for the account of the Borrowers pursuant to the Fifth Amended and Restated Loan and Security Agreement dated as of December 28,2006 (as such may be amended hereafter, the “Loan Agreement”) between Bank of America, N.A., a national banking association having an office at 40 Broad Street Boston, Massachusetts 02109, as Administrative Agent and as Collateral Agent (with any successor in such capacities, so referred to herein) for the benefit of the Last Out Revolving Lenders named therein and the Revolving Credit Lenders named therein, and the Lenders, on the one hand, and each of the Borrowers, on the other, with interest, at the rate and payable in the manner stated therein.

This is a “Last Out Revolving Note” to which reference is made in the Loan Agreement and is subject to all terms and provisions thereof. Terms used herein which are defined in the Loan Agreement are used as so defined. The principal of, and interest on, this Last Out Revolving Note shall be payable as provided in the Loan Agreement and shall be subject to acceleration as provided therein. Terms used herein which are defmed in the Loan Agreement are used as so defmed.

The Administrative Agent’s books and records concerning loans and advances pursuant to the Credit Facilities, the accrual of interest thereon, and the repayment of such loans and advances, shall be prima facie evidence of the indebtedness hereunder. Each of the Borrowers shall be bound by and obligated on account of any increase or decrease in the amount of the holder’s Last Out Revolving Credit Dollar Commitment notwithstanding that such increase or decrease may not be retlected on this Last Out Revolving Note.

No delay or omission by the Administrative Agent or any Last Out Revolving Lender in exercising or enforcing any of the Administrative Agent’s or such Last Out Revolving Lender’s powers, rights, privileges, remedies, or discretions hereunder shall operate as a waiver thereof on that occasion nor on any other occasion. No waiver of any default hereunder shall operate as a waiver of any other default hereunder, nor as a continuing waiver.

The Borrowers, and each endorser and guarantor of this Last Out Revolving Note, respectively waives presentment, demand, notice, and protest, and also waives any delay on the part of the holder hereof. Each assents to any extension or other indulgence (including, without limitation, the release or substitution of Collateral) permitted by the Administrative Agent with respect to this Last Out Revolving Note and/or any Collateral or any extension or other indulgence with respect to any other liability or any collateral given to secure any other liability of any Borrower or any other person obligated on account of this Last Out Revolving Note.

This Last Out Revolving Note shall be binding upon each Borrower, and each endorser and guarantor hereof, and upon their respective heirs, successors, assigns, and representatives, and shall inure to the benefit of the Last Out Revolving Lender and its successors, endorsees, and assigns.

The liabilities of each Borrower, and of any endorser or guarantor of this Last Out Revolving Note, are joint and several, provided, however, the release by the Administrative Agent or the Last Out Revolving Lender of anyone or more such person, endorser or guarantor shall not release any other person obligated on account of this Last Out Revolving Note. Each reference in this Last Out Revolving Note to each Borrower, any endorser, and any guarantor, is to such person individually and also to all such persons jointly. No person obligated on account of this Last Out Revolving Note may seek contribution from any other person also obligated unless and lmtil all liabilities, obligations and indebtedness to the Last Out Revolving Lender of the person from whom contribution is sought have been satisfied in full.

This Last Out Revolving Note is delivered at the offices of the Administrative Agent in Boston, Massachusetts, shall be governed by the laws of The Commonwealth of Massachusetts 2 (without regard to the conflict of laws principles thereof), and shall take effect as a sealed instrument.

Each Borrower makes the following waiver knowingly, voluntarily, and intentionally, and understands that the Administrative Agent and the Last Out Revolving Lender in the establishment and maintenance of their respective relationship with the Borrowers contemplated by this Last Out Revolving Note, is relying thereon. EACH BORROWER, TO THE EXTENT ENTITLED THERETO, WAIVES ANY PRESENT OR FUTURE RIGHT OF THAT BORROWER, OR OF ANY GUARANTOR OR ENDORSER OF THAT BORROWER OR OF ANY OTHER PERSON LIABLE TO THE LAST OUT REVOLVING LENDER ON ACCOUNT OF OR IN RESPECT TO THE LIABILITIES, TO A TRIAL BY JURY IN ANY CASE OR CONTROVERSY IN WHICH THE ADMINISTRATIVE AGENT AND/OR ANY LAST OUT REVOLVING LENDER IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST THE ADMINISTRATIVE AGENT AND/OR ANY LAST OUT REVOLVING LENDER OR IN WHICH THE ADMINISTRATIVE AGENT AND/OR ANY LAST OUT REVOLVING LENDER IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF, OR IS IN RESPECT TO, ANY RELATIONSHIP AMONGST OR BETWEEN ANY BORROWER, ANY SUCH PERSON, AND THE ADMINISTRATIVE AGENT AND/OR ANY LAST OUT REVOLVING LENDER.

[Remainder of page left intentionally blank]

3

The Borrowers:

Witness:	CASUAL MALE RETAIL GROUP, INC.

/s/ Kathleen E. Lehmann	By	/s/ Dennis R. Hernreich
	Name:	Dennis R. Hernreich
	Title:	Executive Vice President, Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary

Witness:	DESIGNS APPAREL, INC.

/s/ Kathleen E. Lehmann	By	/s/ Dennis R. Hernreich
	Name:	Dennis R. Hernreich
	Title:	Executive Vice President, Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary

4

EXHIBIT 2.25

Lenders’ Commitments

Lender	Revolving Credit Dollar Commitment	Revolving Credit Percentage Commitment	Last Out Revolving Credit Dollar Commitment	Last Out Revolving Commitment Percentage
Bank of America, N.A,	$23,500,000	23.5%	$4,000,000	40.0%
National City Business Credit	$22,000,000	22.0%	$3,500,000	35.0%
lPMorgan Chase Bank	$11,000,000	11.0%	$1,000,000	10.0%
General Electric Capital Corporation	$16,000,000	16.0%	$0	$0
Wells Fargo Foothill, LLC	$10,000,000	10.0%	$0	$0
Wells Fargo Business Credit, Inc.	$9,000,000	9.0%	$0	$0
LaSalle Retail Finance	$8,500,000	8.5%	$1,500,000	15%
Total	$100,000,000	100%	$10,000,000	100%

Exhibit 3.9(b)

Existing Defaults under Material Contracts

None.

Exhibit 4.2

Loan Parties’ Information

Casual Male

Retail Group, Inc.

(f/k/a Designs, Inc.)

DE

04-2623104

(Parent & Oper. Co.)

01/29/76

Casual Male CANADA Inc.

(d/b/a Casual Male Big & Tall)

Ontario, CANADA

BN 86224-0074

(Operating Co.)

05/07/04

Designs Apparel, Inc.

DE

02-0525277

(Franchise & Holding Co.)

04/04/01

Casual Male Store, LLC

Converted to LLC 12/09/03

(f/k/a Designs CMAL Store Inc.)

(d/b/a Casual Male Big &Tall)

DE

20-1627444

(Unitary) (Old EIN 04-3660608)

Incorporated 05/09/02

Casual Male Retail Store, LLC

Converted to LLC 12/09/03

(f/k/a Designs CMAL Retail Store Inc.)

(d/b/a Casual Male Big & Tall )

DE

20-1628392

(Non-unitary) (Old EIN 04-3660600)

Incorporated 05/09/02

Casual Male Direct, LLC

Converted to LLC 12/09/03

(f/k/a Designs CMAL TBD Inc.)

(d/b/a ThinkBIG Direct)

DE

20-1628414

(Old EIN 04-3660612)

Incorporated 05/09/02

Casual Male RBT, LLC

(d/b/a Rochester Big & Tall)

DE

20-1653061

(Operating Co.)

09/15/04

Think Big Products LLC

DE

20-5572744

(Operating Co.)

09/19/06

Canton PL Liquidating Corp.

(f/k/a LP Innovations, Inc.)

(Parent of Securex LLC)

NV

13-4222128

(100.0% Owned by CMRG)

11/15/02

Capture, LLC

(SMLLC)

VA

33-1003155

(Gift Card Co.)

02/08/02

Casual Male Jaredm LLC

(d/b/a Jared M.)

DE

20-4774445

(Operating Co.)

04/21/06

Casual Male RBT (U.K.) LLC

(d/b/a Rochester Big & Tall)

DE

20-1653147

(Operating Co. - London)

09/15/04

Exhibit 4.2

Loan Parties’ Information

Name	Jurisdiction of Organization	Federal Tax ID #
Casual Male Retail Group, Inc.	Delaware	04-2623104
Designs Apparel, Inc.	Delaware	02-0525277
Casual Male RBT, LLC	Delaware	20-1653061
Casual Male RBT (U.K.) LLC	Delaware	20-1653147
Casual Male CANADA Inc.	Ontario, Canada	BN 86224-0074
Capture, LLC	Virginia	33-1003155
Casual Male Store, LLC	Delaware	20-1627444
Casual Male Retail Store, LLC	Delaware	20-1628392
Casual Male Direct, LLC	Delaware	20-1628414
Casual Male Jaredm LLC	Delaware	20-4774445
Think Big Products LLC	Delaware	20-5572744
Canton PL Liquidating Corp.	Nevada	13-4222128

Exhibit 4.3

Trade Names

Now owned or existing or hereafter acquired or arising trade names, registered service marks and Federal service mark applications, registered trademarks and Federal trademark applications, and International trademark applications, are as follows:

TRADE NAMES

ROCHESTER TRADE NAMES **	CASUAL MALE TRADE NAMES

Rochester Big & Tall Clothing (07/01/74 – Pres.)

Rochester Clothing C0. (01/02/57 - 07/01/74)

Rochester Big & Tall

Rochester Sport

California Big & Tall

Rochester Big & Tall Newark Park, Inc. *

Rochester Big & Tall Stevens Creek, Inc. *

Designs, Inc. (01/29/76 – 08/08/02)

Casual Male Retail Group, Inc. (08/08/02 – Pres.)

Levi’s Outlet by Designs

Dockers Outlet by Designs

Designs Exclusively Levi Strauss & Co. *

Designs Exclusively Levi’s *

Casual Male

Casual Male Big & Tall

Casual Male XL (in use since 08/10/05)

Think Big

Think Big Direct

* In use until (circa) July 1991
* Pre-1997
** By way of assignment pursuant to acquisition of Rochester Big & Tall Clothing on October 29, 2004	See Attachment for a list of pending and registered trademarks.

SUPERSIZEWORLD TRADE NAME *	JARED M. TRADE NAMES *

SuperSizeWorld

Big Lou Toilet Seat

MegaBand

MegaTowel

SuperSize Towel

SuperValue Towel

MegaHanger

Hangerzilla

*  By way of assignment pursuant to
acquisition of supersizeworld.com
business of Intelligent Technologies, Inc. in
October 2006

Jared M. * By way of assignment pursuant to acquisition of Jared M. business of JM Leather, Inc. on May 2, 2006

UNITED STATES TRADEMARK REGISTRATIONS

MARK	REGISTRATION NUMBER
ALEXANDER LLOYD	1792707
B&T FACTORY STORE & design (SM)	2443351
B&T BIG & TALL FACTORY STORE & design (SM)	2415558
BIG & TALL & design (SM) (stylized)(yellow)	1553379 (Supp.)
BIG & TALL CASUAL MALE & design (SM)	2080852
CANYON RIDGE	2159159
CASUAL MALE	2838614
CASUAL MALE (SM)	2198042
CASUAL MALE BIG & TALL (SM)	2036883
CASUAL MALE BIG & TALL & design (SM)	2080851
CASUAL MALE XL & design (SM)	T06000000743 (Florida)
DRY-ACTION	3067127
FLEX-ZONE	2997389
GLACIER TEC	2810224
GRADE A JEANS	2490404
GRANDE CENTRAL BIG & TALL CLOTHING CO.	2635630
HARBOR BAY	2531456
HB SPORT HARBOR BAY	2471393
HB SPORT HARBOR BAY & design	2566969
HIGH AND MIGHTY	1034385
HIGH & MIGHTY (SM)	1171694
HIMALAYA	1974456
HIMALAYA OUTFITTERS	1975575

24K JARED M. CUSTOM CLOTHING **	2066172
JARED M. (stylized) **	2821037
NATURAL EXCHANGE BY ALEXANDER LLOYD	2018824
NECK-RELAXER	2938844
REPP	2652826 (Supp.)
REPP (SM)	2667795
REPP, LTD. & design	1242946
REPP TECH	2346534
ROCHESTER SPORT FOR BIG & TALL MEN *	2975701
STAIN-FIGHTER	2997388
THINK BIG	2643269
THINK BIG (SM)	2324049
THINK BIG (multi-classification novelty items)	2802643
WAIST-RELAXER	2650656

*	By way of assignment pursuant to acquisition of Rochester Big & Tall Clothing on October 29, 2004.
**	By way of assignment pursuant to acquisition of JM Leather, Inc. on May 2, 2006.

UNITED STATES TRADEMARK APPLICATIONS

MARK	APPLICATION NUMBER
BTDIRECT.COM (SM)	76/665689
CASTAGNE (Italian translation “Chestnuts”)	78/856399
CASUAL MALE SIGNATURE COLLECTION	78/541955
CASUAL MALE XL	78/715487
CASUAL MALE XL (SM)	78/715516
CM SPORT BY CASUAL MALE	78/541965
COMFORT ZONE BY CASUAL MALE	78/537945
COMFORT ZONE BY GEORGE FOREMAN	78/332284 (discontinue use 12/31/06)
GEORGE FOREMAN SIGNATURE COLLECTION	78/349916 (discontinue use 12/31/06)
GF SPORT BY GEORGE FOREMAN	78/310354 (discontinue use 12/31/06)
ISLAND OUTFITTERS	76/666403
JARED M.	78/900495
JARED M. (SM)	Pending
JM JARED M. (wing crest design)	76/646746
ROCHESTER	78/582824
ROCHESTER BIG & TALL (SM)	78/582818
SIGNATURE COLLECTION BY CASUAL MALE	78/541960
SIGNATURE COLLECTION BY GEORGE FOREMAN	78/381729 (discontinue use 12/31/06)
SYNTHESIS	76/664682
TRAVELER TECHNOLOGY	78/588204

UNITED STATES UNREGISTERED COMMON LAW TRADEMARKS/TRADE NAMES

MARK	STATUS
B&T FACTORY DIRECT	Not Applied For
CALIFORNIA BIG & TALL	Not Applied For
CARE FREE	Not Applied For
CM CLASSICS	Not Applied For
CUSTOM MADE BY CASUAL MALE	Not Applied For
FAIRBANKS	Not Applied For
HARBOR BAY CASUALS	Not Applied For
HASSLE FREE BY HARBOR BAY	Not Applied For
HB CLASSICS	Not Applied For
HUSKY (workboots)	Not Applied For
MENSWEAR	Not Applied For
MOTION FLEECE	Not Applied For
PLATINUM SERIES	Not Applied For
PLATINUM SUIT COLLECTION	Not Applied For
PS PRO	Not Applied For
PS PRO & design	Not Applied For
PS PRO (STAR design)	Not Applied For
REPP LTD. (horizontal store signs) (stylized) (SM)	Not Applied For
REPP LTD. (vertical store sign) (stylized) (SM)	Not Applied For
REPP PREMIER (store sign) (stylized) (SM)	Not Applied For
ROCHESTER SPORT	Not Applied For
SYNRGY	Not Applied For

CANADA TRADEMARK REGISTRATIONS

MARK	REGISTRATION NUMBER
GLACIER TEC (footwear, caps and gloves)	TMA653857
HARBOR BAY	TMA642520
HIMALAYA	TMA665615
NECK-RELAXER	TMA654960
STAIN-FIGHTER	TMA670418
THINKBIGDIRECT.COM	TMA642522
WAIST-RELAXER	TMA642042

CANADA TRADEMARK APPLICATIONS

MARK	APPLICATION NUMBER
BIG & TALL & design (SM) (stylized)	1210501
BIG & TALL CASUAL MALE & design (SM)	1210536
CASUAL MALE (SM)	1210545
CASUAL MALE BIG & TALL	1210504
CASUAL MALE BIG & TALL & design	1210537
CASUAL MALE XL	1295170
COMFORT ZONE	1274242
COMFORT ZONE BY GEORGE FOREMAN	1210546 (discontinue use 12/31/06)
FLEX-ZONE	1219789
GEORGE FOREMAN SIGNATURE COLLECTION	1210499 (discontinue use 12/31/06)
GF SPORT BY GEORGE FOREMAN	1210500 (discontinue use 12/31/06)
GLACIER TEC (clothing)	1210498
HB SPORT HARBOR BAY	1210538
HIMALAYA OUTFITTERS	1210502
JARED M.	1324095
ROCHESTER BIG & TALL	1268890
SIGNATURE COLLECTION BY GEORGE FOREMAN	1210542 (discontinue use 12/31/06)
THINKBIG (SM)	1210544
TRAVELER TECHNOLOGY	1268889

EUROPEAN (COMMUNITY) TRADEMARK REGISTRATIONS

MARK	REGISTRATION NUMBER
CASUAL MALE	004325742
HARBOR BAY	004325833

EUROPEAN (COMMUNITY) TRADEMARK APPLICATIONS

MARK	APPLICATION NUMBER
CASUAL MALE XL	5008529
COMFORT ZONE	4325783
ROCHESTER	4325809
ROCHESTER SPORT	4325825

UNITED STATES PATENTS

PATENT	REGISTRATION NUMBER
NECK-RELAXER EXTENDABLE COLLAR	6986165

INTELLECTUAL PROPERTY

In use?	Name - NEW listings BOLDED	Expiration Date	Service	Registrant *
	bandtdirect.com	6-Jul-07	NS	D
	bandtfactory.com	6-Jul-07	NS	D
	bandtfactorydirect.com	14-Apr-07	NS	D
	bandtoutlet.com	9-Jun-07	NS	D
	bariatriconly.com	29-Jul-08	NS	D
	bariatricsonly.com	29-Jul-08	NS	D
yes	bigandtall.com	15-Mar-14	NS	D
	bigandtallcasualmale.com	21-Jul-07	NS	D
	bigandtallfactory.com	9-Jun-07	NS	D
	bigandtallfactorydirect.com	17-Apr-07	NS	D
	bigandtallfactorystore.com	18-Dec-06	NS	D
	bigandtallfactorystores.com	18-Dec-06	NS	D
yes	bigandtallfashion.com	9-Jun-07	NS	D
	big-and-tall-outlet.com	9-Jun-07	NS	D
yes	biggoods.com	7-Feb-08	NS	D
yes	big-goods.com	7-Feb-08	NS	D
	big-tallcasualmale.com	1-Nov-07	NS	D
	btdirect.com	10-Nov-07	NS	D
	btdirect.eu	25-Aug-07	NS	RBT (U.K.)
	btfactory.com	21-Jun-07	NS	D
	btfactorydirect.com	14-Apr-07	NS	D
yes	btfactorystore.com	20-Mar-07	NS	D
yes	casualmale.com	19-Oct-07	NS	D
	casual-male.com	2-Oct-07	NS	D
	casualmale.net	9-Jun-07	NS	D
	casual-male.net	9-Jun-07	NS	D
	casualmale.org	9-Jun-07	NS	D
	casual-male.org	9-Jun-07	NS	D
	casualmalebigandtalloutlet.com	18-Dec-06	NS	D
	casualmalebig-tall.com	5-Nov-07	NS	D

	casualmalemodels.com	18-Mar-07	NS	D
	casualmaleoutlet.com	28-Nov-07	NS	D
yes	casualmalesurvey.com	26-Oct-07	NS	D
yes	casualmaletv.com	10-Jul-07	NS	D
yes	casualmalexl.com	14-Jul-07	NS	D
	casualmalexl.eu	7-Nov-07	NS	RBT (U.K.)
yes	casualmalexltv.com	16-May-07	NS	D
yes	cmal.com	17-May-07	NS	D
	cmalcorp.com	11-Jan-07	NS	D
yes	cmale.com	12-May-07	NS	D
yes	cmrginc.com	22-Aug-07	NS	D
	cmrginc.net	22-Aug-07	NS	D
	cmrginc.org	22-Aug-07	NS	D
yes	designsinc.com	18-May-07	NS	D
yes	guys-gifts.com	9-Jun-07	NS	D
yes	jaredm.com	31-May-16	NS	D
	jaredm.eu	25-Aug-07	NS	RBT (U.K.)
yes	jbak.com	12-Sep-07	NS	D
yes	jbakerinc.com	12-Sep-07	NS	D
yes	largemen.org	17-Jul-07	NS	D
	longbands.com	5-Feb-08	NS	D
	long-bands.com	5-Feb-08	NS	D
	longwatchbands.com	5-Feb-08	NS	D
yes	mycasualmalexl.com	21-Mar-07	NS	D
	myshooz.eu	9-Nov-07	NS	RBT (U.K.)
yes	onlinemensfashion.com	9-Jun-07	NS	D
	onlybariatric.com	29-Jul-08	NS	D
	onlybariatrics.com	29-Jul-08	NS	D
yes	reppbigandtall.com	24-Jan-07	NS	D
yes	reppbymail.com	15-Mar-07	NS	D
yes	reppbynet.com	15-Mar-07	NS	D
yes	reppltd.com	4-Mar-07	NS	D
	reppmail.com	3-Feb-07	NS	D
	rochesterbigandtall.co.uk	11-Aug-07	Nominet	RBT (U.K.)
	rochesterbigandtall.com	13-Mar-13	NS	D
	rochesterbigandtall.eu	7-Nov-07	NS	RBT (U.K.)
	rochesterbigandtall.net	5-Aug-11	NS	D
	rochesterbigandtallclothing.com	22-Feb-12	NS	D
	rochesterbigtall.com	1-May-13	NS	D
	rochesterclothing.co.uk	29-Jul-07	Nominet	RBT (U.K.)
yes	rochesterclothing.com	25-Feb-11	NS	D
	rochesterclothing.net	5-Jul-11	NS	D
yes	rochestersport.com	25-Feb-11	NS	D
	rxfashion.com	9-Nov-08	NS	CMRG
yes	size-wise.com	7-Feb-08	NS	D
yes	size-wise.org	7-Feb-08	NS	D
yes	size-wize.com	7-Feb-08	NS	D
yes	size-wize.org	7-Feb-08	NS	D
yes	super-sized.com	7-Feb-08	NS	D
yes	supersizedworld.com	14-Feb-09	NS	D

yes	super-sizedworld.com	14-Feb-09	NS	D
yes	supersizeworld.com	14-Feb-08	NS	D
yes	super-sizeworld.com	14-Feb-09	NS	D
yes	supersizeworld.net	14-Feb-08	NS	D
yes	supersizeworld.org	14-Feb-08	NS	D
yes	thinkbig.com	19-Jul-07	NS	D
	thinkbigdirect.com	9-Jun-07	NS	D
	thinkbigdirect.net	9-Jun-07	NS	D
	thinkbigdirect.org	9-Jun-07	NS	D
	travelinglarge.com	25-Nov-07	NS	D
	travelinglarge.org	25-Nov-07	NS	D
	travellinglarge.com	25-Nov-07	NS	D
	travellinglarge.org	25-Nov-07	NS	D

*	D = Designs Apparel, Inc.

RBT (U.K.) = Casual Male RBT (U.K.) LLC

CMRG = Casual Male Retail Group, Inc.

Exhibit 4.4(b)

Exceptions to Property Rights

Casual Male Retail Group, Inc. (“Casual Male”), and certain of its subsidiaries, use the trademarks, trade names, trade styles, brand names, service marks and logos of third party suppliers to the extent that they are affixed to the inventory supplied to Casual Male but otherwise only with each supplier’s prior consent in each instance.

Exhibit 4.5

Locations, Leases and Landlords

Casual Male Retail Group, Inc. (“CMRG”) leases its headquarters office, at 555 Turnpike Street, Canton, Massachusetts from Spirit SPE Canton, LLC, a Delaware limited liability company, a wholly-owned subsidiary of Spirit Finance Corporation, with a corporate address of 1431 N. Scottsdale Road, Suite 200, Scottsdale, Arizona 85254-2711. The property consists of a 1-building, 2-story multi-tenant warehouse/flex industrial facility containing 755,992 gross square feet on approximately 27.3-acre parcel of land. CMRG also leases the JaredM showroom/headquarters office located at 463 7th Avenue, Rooms 800B, 801, 802 and 807, New York, NY 10018 from Arsenal Company, LLC c/o Adams and Company, LLC of 411 5th Avenue, 9th Floor, New York, NY. 10016.

As of December 1, 2006, CMRG leases and operates approximately 485 Casual Male XL stores and 25 Rochester Big and Tall stores. See attached schedule for leases of CMRG.

Exhibit 4.5

Locations, Leases and Landlords

STORE	LOCATION	CENTER NAME	ADDRESS 1	ADDRESS 2	CITY, ST	ZIP CODE	LANDLORD ***	ADDRESS 1 ***	ADDRESS 2 ***	CITY ***	STATE ***	ZIP CODE ***
5000	SAN FRANCISCO, CA		700 MISSION STREET		SAN FRANCISCO, CA	94103
5001	SAN JOSE, CA		319 S. WINCHESTER BLVD		SAN JOSE, CA
5003	FRESNO, CA	GALLERY PLAZA SHOPPING CENTER	350 E. SHAW AVENUE		FRESNO, CA	93710
5005	SAN MATEO, CA		3580-3590 EL CAMINO REAL		SAN MATEO, CA
5008	BEVERLY HILLS, CA		9737 WILLSHIRE BLVD., SUITE 100-E		BEVERLY HILLS, CA
5011	CHICAGO, IL		840 N. MICHIGAN AVENUE		CHICAGO, IL
5012	BOSTON, MA		339 BOYLSTON STREET		BOSTON, MA	02116
5013	NEW YORK, NY		1301 AVENUE OF THE AMERICAS		NEW YORK, NY
5014	DALLAS, TX		11661 PRESTON FOREST VILLAGE RD. STE 101		DALLAS, TX
5015	ATLANTA, GA		3157 PEACHTREE ROAD		ATLANTA, GA
5016	WASHINGTON, DC		1101 CONNECTICUT AVENUE NW		WASHINGTON, DC
5017	DETROIT, MI	LATHRUP VILLAGE SHOPPING CTR.	26300 SOUTHFIELD ROAD		DETROIT, MI
5018	LONDON, UK		90 BROMPTON ROAD		LONDON, UK	SW3 1ER
5020	HOUSTON, TX	UPTOWN COLLECTION	5393-A WESTHEIMER		HOUSTON, TX	77056
5022	COSTA MESA, CA		901-H SOUTH COAST DRIVE		COSTA MESA, CA
5023	DENVER, CO		2770 E. 2ND AVENUE		DENVER, CO	80206
5025	MIAMI, FL	LOEHMANN’S FASHION ISLAND	BISCAYNE (US1) & NE 187TH STREET		MIAMI, FL
5026	LAS VEGAS, NV		3910 S. MARYLAND PARKWAY		LAS VEGAS, NV	89119
5027	PHOENIX, AZ		3240 EAST CAMELBACK ROAD		PHOENIX, AZ	85018
5028	SEATTLE, WA		1801 5TH AVENUE		SEATTLE, WA
5029	MANHASSET, NY		1625 NORTHERN BOULEVARD		MANHASSET, NY	11030
5031	NATICK, MA		1400 WORCESTER STREET		NATICK, MA	01760
5088	SAN FRANCISCO, CA		625 HOWARD STREET		SAN FRANCISCO, CA
5101	WALNUT CREEK, CA		1337 NORTH MAIN STREET		WALNUT CREEK, CA
5102	SACRAMENTO, CA		1740 ARDEN WAY	SUITE 2	SACRAMENTO, CA
5103	BOCA RATON, FL	TOWNE PLAZA	2301 GLADES ROAD, BAY 700		BOCA RATON, FL	33431
5395	SAN FRANCISCO, CA -OFFICE		625 HOWARD STREET		SAN FRANCISCO, CA -OFFICE
5401	CENTRAL VALLEY, NY	WOODBURY COMMON PREMIUM OUTLET	202 RED APPLE COURT		CENTRAL VALLEY, NY	10917
9052	OMAHA, NE	CLOCKTOWER SC	605 NORTH 98TH STREET		OMAHA, NE	68114
9053	OVERLAND PARK, KS		8721 METCALF AVENUE		OVERLAND PARK, KS	66212
9054	VERNON HILLS, IL		445 EAST TOWNLINE ROAD		VERNON HILLS, IL	60061
9055	COLUMBUS, OH	KENNY CENTRE	1113 KENNY CENTRE		COLUMBUS, OH	43220
9056	MEMPHIS, TN	EASTGATE SC	847 S. WHITE STATION ROAD		MEMPHIS, TN	38117
9058	RICHMOND HEIGHTS, MO		1026 SOUTH BRENTWOOD BLVD.		RICHMOND HEIGHTS, MO	63117
9059	SOUTHFIELD, MI		25000 SOUTHFIELD ROAD		SOUTHFIELD, MI	48075
9060	ALLEN PARK, MI	FAIRLANE GREEN SHOPPING CENTER	3480 FAIRLANE DRIVE		ALLEN PARK, MI	48101
9063	NOVI (DETROIT), MI	NOVI TOWN CENTER	43115 CRESCENT BLVD.		NOVI (DETROIT), MI	48375
9064	STERLING HEIGHTS, MI		13967 LAKESIDE CIRCLE		STERLING HEIGHTS, MI	48313
9066	TOTOWA, NJ		540 US HIGHWAY 46		TOTOWA, NJ	07512
9067	MENLO PARK, NJ		236 LAFAYETTE AVENUE		MENLO PARK, NJ	08837
9068	TAMPA, FL	SHOPPES OF CARROLLWOOD	14354 N. DALE MABRY HIGHWAY		TAMPA, FL	33618
9069	ORLANDO, FL	SKYVIEW PLAZA	7939 S. ORANGE BLOSSOM TRAIL		ORLANDO, FL	32809
9070	ROCKVILLE, MD		11503A ROCKVILLE PIKE		ROCKVILLE, MD	20852
9071	MESA, AZ	POCA FIESTA	1110 W. SOUTHERN AVE., #A18		MESA, AZ	85210
9072	MESQUITE, TX	MESQUITE CROSSING	1725 NORTH TOWN EAST BLVD., SUITE 205		MESQUITE, TX	75150
9073	PLANO, TX	COLLIN CREEK CROSSING	1025 N. CENTRAL EXPRESSWAY		PLANO, TX	75075
9074	HOUSTON, TX	I-10 GESSNER PLACE	1005 GESSNER		HOUSTON, TX	77055
9075	HOUSTON, TX	SHARPSTOWN PLAZA	7115 SOUTHWEST FREEWAY		HOUSTON, TX	77074
9076	ARLINGTON, TX	ARLINGTON TOWNE CENTER	4100 S. COOPER STREET		ARLINGTON, TX	76015
9080	ESCONDIDO, CA	PLAZA LAS PALMAS	1004 WEST VALLEY PARKWAY #23		ESCONDIDO, CA	92025
9081	GLENDALE, CA		340 N. GLENDALE AVENUE, #340		GLENDALE, CA	91206
9082	NORTHRIDGE, CA	NORDHOFF PLAZA	19422 NORDHOFF STREET		NORTHRIDGE, CA	91324
9083	SAN ANTONIO, TX	HUEBNER OAKS SC	11075 IH-10 WEST SUITE 302		SAN ANTONIO, TX	78230
9084	COLUMBIA, MD	THE MALL IN COLUMBIA	10300 LITTLE PATUXENT PKWY, SPACE #1870		COLUMBIA, MD	21044
9102	EAST HAVEN, CT		96 FRONTAGE ROAD		EAST HAVEN, CT	06512-
9103	FAIRFIELD, CT	FAIRFIELD WOODS PLAZA	2367 BLACK ROCK TURNPIKE		FAIRFIELD, CT	06825-
9105	WARWICK, RI		800 BALD HILL ROAD		WARWICK, RI	02893
9106	ALEXANDRIA, VA	PLAZA AT LANDMARK	6222 LITTLE RIVER TURNPIKE		ALEXANDRIA, VA	22312-
9108	LATHRUP VILLAGE, MI	LATHRUP VILLAGE SHOPPING CTR.	26740 SOUTHFIELD ROAD		LATHRUP VILLAGE, MI	48076-
9112	NORTH DARTMOUTH, MA	K MART SHOPPING CENTER	FAUNCE CORNER ROAD		NORTH DARTMOUTH, MA	02747-
9114	OKLAHOMA CITY, OK	WALNUT SQUARE SHOPPING CENTER	2209 S.W. 74TH ST., SUITE 318		OKLAHOMA CITY, OK	73159-
9117	TYNGSBORO, MA	TJ MAXX PLAZA	440 MIDDLESEX ROAD		TYNGSBORO, MA	01879-1021
9119	HOMETOWN, IL	FOUR CITIES PLAZA	8735 SOUTH CICERO AVE		HOMETOWN, IL	60456-1018
9120	OAKBROOK TERRACE, IL	JRC PLAZA WEST	17 W. 480 22ND ST.		OAKBROOK TERRACE, IL	60181
9121	PHILADELPHIA, PA		2715 S. FRONT STREET #6		PHILADELPHIA, PA	19148-
9123	HAMPTON, VA	RIVERDALE CENTER SHOPPING CEN.	1044 W. MERCURY BLVD.		HAMPTON, VA	23666-
9124	WETHERSFIELD, CT		1138 SILAS DEANE HIGHWAY		WETHERSFIELD, CT	16109-
9127	GREENWOOD, IN	GREENWOOD SHOPPES SHOPPING CTR	884 NORTH U.S. 31		GREENWOOD, IN	46142-
9131	TONAWANDA, NY	MARVIN GARDENS PLAZA	1228-1230 NIAGARA FALLS BLVD.		TONAWANDA, NY	14150-
9133	CHARLOTTE, NC		5030 EAST INDEPENDENCE BLVD		CHARLOTTE, NC	28212
9137	COLUMBIA, SC	THE OUTLET POINT	125 OUTLET POINT BLVD		COLUMBIA, SC	29210-
9139	CHARLESTON, SC	NORTH RIVERS MARKET SUITE 1440	7800 RIVERS AVENUE	SUITE 1440	CHARLESTON, SC	29406-4016
9142	HANOVER, MA	HANOVER SHOPPING CENTER	1410 WASHINGTON STREET		HANOVER, MA	02339-
9144	WEST SPRINGFIELD, MA	CENTURY PLAZA	223-227 MEMORIAL AVENUE		WEST SPRINGFIELD, MA	01089-
9147	BURLINGTON, NC	BURLINGTON MANUFACTURER OUTLET	2397 CORPORATION PARKWAY		BURLINGTON, NC	27215-
9149	ALBANY, NY	WOLF ROAD SHOPPERS PARK	110 WOLF ROAD		ALBANY, NY	12205-
9152	MYRTLE BEACH, SC	TANGER OUTLET CENTER	4630 FACTORY STORES BLVD	SUITE A-105	MYRTLE BEACH, SC	29579
9155	OKLAHOMA CITY, OK	PENN SQUARE	3617 NORTHWEST EXPRESSWAY		OKLAHOMA CITY, OK	73132-
9157	NASHVILLE, TN	RIVERGATE SQUARE	1596 GALLATIN PIKE NORTH		NASHVILLE, TN	37115-
9159	WOODBRIDGE, VA	SMOKETOWN STATION	13289 WORTH AVENUE		WOODBRIDGE, VA	22192
9160	DEDHAM, MA*		735 PROVIDENCE HIGHWAY		DEDHAM, MA*	02026-
9161	SAUGUS, MA		87 BROADWAY		SAUGUS, MA	01906-
9165	IRVING, TX	GRANDE SHOPPING CENTER	2608 NORTH BELTLINE ROAD		IRVING, TX	75062-
9166	NIAGARA FALLS, NY	NIAGARA FACTORY OUTLET MALL	1900 MILITARY ROAD		NIAGARA FALLS, NY	14302
9168	GROTON, CT	GROTON FASHION PLAZA	984 POQUONNOCK RD., ROUTE 12		GROTON, CT	06340-
9171	MERRILLVILLE, IN	THE CROSSINGS AT HOBART, IN	2217A EAST 80TH AVENUE		MERRILLVILLE, IN	46410-
9172	ORLANDO, FL	SHOPPES OF INTERNATIONALE PL	5728 INTERNATIONAL DR.		ORLANDO, FL	32819
9174	HENRIETTA, NY	SOUTHTOWN PLAZA	3333 WEST HENRIETTA ROAD		HENRIETTA, NY	14623
9175	MILFORD, CT		1501 BOSTON POST ROAD		MILFORD, CT	06460
9176	GREENSBORO, NC	ED KELLY PLAZA	3806-A HIGH POINT RD., SPACE G		GREENSBORO, NC	27407-
9177	INDIANAPOLIS, IN	LAFAYETTE SHOPPES	4664 WEST 38TH STREET		INDIANAPOLIS, IN	46254-
9178	NORFOLK, VA	VIRGINIA BEACH BLVD SHOPPES	6109 E. VIRGINIA BEACH BLVD., SUITE C		NORFOLK, VA	23502-
9180	PARAMUS, NJ*		443 ROUTE 17 SOUTH		PARAMUS, NJ*	07652-
9181	BALTIMORE, MD	MONTGOMERY WARD PLAZA	6217 BALTIMORE NATIONAL PIKE		BALTIMORE, MD	21228-
9182	NORRIDGE, IL	GAP SHOPPING CENTER	4151 NO. HARLEM AVE.		NORRIDGE, IL	60656-
9183	NILES, IL		9517 NO. MILWAUKEE AVE.		NILES, IL	60714
9184	REDFORD TOWNSHIP, MI		9189 TELEGRAPH ROAD		REDFORD TOWNSHIP, MI	48239-
9185	MEDFORD, MA	FELLSWAY SHOPPING PLAZA	686 FELLS WAY		MEDFORD, MA	02155-
9186	UNION, NJ		2456 U.S. HIGHWAY 22		UNION, NJ	07083-
9187	ROSEVILLE, MN	ROSEWOOD SC	2195B SNELLING AVENUE SOUTH		ROSEVILLE, MN	55113
9188	LIGHTFOOT, VA	WILLIAMSBURG OUTLET MALL	8000 RICHMOND ROAD		LIGHTFOOT, VA	23090-
9190	GREENFIELD, WI	KOPP SHOPPING CENTER	4751 SOUTH 76TH STREET		GREENFIELD, WI	53220-
9191	SALEM, NH		346 SO. BROADWAY		SALEM, NH	03079-
9193	CENTEREACH, NY		2049 MIDDLE COUNTRY RD.		CENTEREACH, NY	11720-

***	Represents text omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

Exhibit 4.5

Locations, Leases and Landlords

STORE	LOCATION	CENTER NAME	ADDRESS 1	ADDRESS 2	CITY, ST	ZIP CODE	LANDLORD ***	ADDRESS 1 ***	ADDRESS 2 ***	CITY ***	STATE ***	ZIP CODE ***
9194	BROOKFIELD, WI	BROWNSTONES SHOPPING CENTER	17430-17680 W. BLUEMOUND ROAD, #11		BROOKFIELD, WI	53005
9195	ST. ANN, MO		3535 N. LINDBERGH AVE.		ST. ANN, MO	63074-
9196	MAPLEWOOD, MN	TOWN CENTER OF MAPLEWOOD	1845 COUNTY ROAD D		MAPLEWOOD, MN	55109-
9197	BURLINGTON, MA	BURLINGTON CROSS ROADS	34 CAMBRIDGE STREET, SPACE #9		BURLINGTON, MA	01803-
9199	TOMS RIVER, NJ	BEY LEA PLAZA	HOOPER AVENUE		TOMS RIVER, NJ	08753
9200	CHICAGO, IL	ADDISON MALL	2949 WEST ADDISON STREET		CHICAGO, IL	60618-
9201	RICHFIELD, MN	RICHFIELD SHOPPES SOUTH	6601 NICOLLET AVENUE SOUTH		RICHFIELD, MN	55423-
9202	PLEASANT PRAIRIE, WI	PRIME OUTLETS AT PLEASANT PRAIRIE	11601 108 STREET, SUITE 528		PLEASANT PRAIRIE, WI	53158
9204	NANUET, NY	ROCKLAND SHOPPING CENTER	23 ROCKLAND CENTER		NANUET, NY	10954-
9205	MISHAWAKA, IN	INDIAN RIDGE PLAZA	5776 GRAPE ROAD		MISHAWAKA, IN	46545-
9206	WESTLAND, MI	WESTWAY PLAZA	35592 WEST WARREN ROAD		WESTLAND, MI	48185-
9207	YONKERS, NY		2369 CENTRAL PARK AVENUE		YONKERS, NY	10710-
9208	ANN ARBOR, MI		3576 WASHTENAW AVE., SUITE B		ANN ARBOR, MI	48104-
9209	PONTIAC, MI		9 NORTH TELEGRAPH ROAD		PONTIAC, MI	48328
9210	EVERGREEN PARK, IL	EVERGREEN PARK COMMONS	2637 WEST 95TH STREET		EVERGREEN PARK, IL	60642-
9211	BROOKLYN, NY		2435 FLATBUSH AVENUE		BROOKLYN, NY	11234-
9213	LANGHORNE, PA	OUTLET AT OXFORD VALLEY	EAST LINCOLN HWY, U.S. RTE. 1		LANGHORNE, PA	19047-
9214	MADISON HEIGHTS, MI	MADISON SHOPPING CENTER	100 WEST 12 MILE ROAD		MADISON HEIGHTS, MI	48071-2416
9217	COLUMBUS, OH	SANCUS RETAIL CENTER	1154 POLARIS PARKWAY		COLUMBUS, OH	43240
9220	NORTH OLMSTEAD, OH		25180 LORAIN ROAD		NORTH OLMSTEAD, OH	44070
9221	ANTIOCH, TN		5295 HICKORY HOLLOW PARKWAY		ANTIOCH, TN	37013
9223	WICHITA, KS	EASTGATE PLAZA	8303 EAST KELLOGG DRIVE		WICHITA, KS	67207
9224	SAGINAW, MI		4434 BAY ROAD		SAGINAW, MI	48603
9225	GLEN BURNIE, MD	CHESAPEAKE SQ. SHOPPING CTR.	6710 GOVERNOR RITCHIE HIGHWAY		GLEN BURNIE, MD	21061-2319
9227	SOUTHGATE, MI		18700 EUREKA ROAD		SOUTHGATE, MI	48195-
9229	LINCOLN, NE	REDWING PLAZA	101 SOUTH 48TH STREET	SUITE 4	LINCOLN, NE	68510-
9232	CANTON, OH	BELDEN WHIPPLE CENTER	5106 - 5108 WHIPPLE N.W.		CANTON, OH	44718-
9235	FLINT, MI		G4365 MILLER ROAD		FLINT, MI	48507-
9236	SPRINGFIELD TOWNSHIP, PA		220 BALTIMORE PIKE		SPRINGFIELD TOWNSHIP, PA	19064
9237	COLUMBUS, OH	EASTLAND SHOPPING CENTER	2577 SO. HAMILTON ROAD		COLUMBUS, OH	43232-
9241	GREENBELT, MD	GREENWAY CENTER	7565 GREENBELT RD.		GREENBELT, MD	20770
9242	LAKE GEORGE, NY	DUNHAM FOOTWEAR OUTLET CENTER	R1492 Rte. 9		LAKE GEORGE, NY	12845-9735
9247	WEST ST. PAUL, MN		1733 S. ROBERTS STREET		WEST ST. PAUL, MN	55118-
9250	FAIRVIEW HEIGHTS, IL	LINCOLN HIGHWAY	319 LINCOLN HWY.		FAIRVIEW HEIGHTS, IL	62208
9251	PIGEON FORGE, TN	BELZ FACTORY OUTLET MALL	2655 TEASTER LANE		PIGEON FORGE, TN	37863-
9252	OMAHA, NE	CROSSROADS PLAZA SC	76TH & DODGE		OMAHA, NE	68114
9254	JOLIET, IL	LARKIN AVENUE	1359 N. LARKIN ST.		JOLIET, IL	60435
9256	LAWRENCE TOWNSHIP, NJ		3256 BRUNSWICK PIKE - ROUTE 1		LAWRENCE TOWNSHIP, NJ	08648
9257	NORTH RANDALL, OH		4755 NORTHFIELD ROAD		NORTH RANDALL, OH	44128-
9258	TOLEDO, OH	MONROE STREET PLAZA	5212 MONROE STREET		TOLEDO, OH	43623
9260	ERIE, PA	MILLCREEK SQUARE	7 MILLCREEK SQUARE		ERIE, PA	16565-
9266	LAKELAND, TN	MEMPHIS FACTORY OUTLET MALL	3536 CANADA ROAD		LAKELAND, TN	38002-9723
9267	INDIANAPOLIS, IN	WASHINGTON SHOPPES	10027 E. WASHINGTON STREET		INDIANAPOLIS, IN	46229-
9270	BLOOMINGTON, IL	LAKEWOOD PLAZA	1407 N. VETERAN’S PARKWAY		BLOOMINGTON, IL	61704-
9271	MATTESON, IL	ROSE PLAZA	4744 W. LINCOLN HWY.		MATTESON, IL	60443
9272	KITTERY, ME	THE OUTLET MALL OF KITTERY	LITCHFIELD ROAD, SUITE 1		KITTERY, ME	03904-
9273	GRAND RAPIDS, MI	EAST PARIS SHOPPES	3931 28TH STREET S.E.		GRAND RAPIDS, MI	49512
9274	SPRINGFIELD, IL		2450 WABASH SPACE 101		SPRINGFIELD, IL	62704
9278	RICHMOND, VA		11003 MIDLOTHIAN TURNPIKE		RICHMOND, VA	23235
9280	PITTSBURGH, PA		4700 MCKNIGHT ROAD		PITTSBURGH, PA	15237
9286	HAMDEN, CT	PARKWAY PLAZA II	1819 DIXWELL AVENUE		HAMDEN, CT	06514
9290	PHILADELPHIA, PA	FRANKLIN MILLS	1441 FRANKLIN MILLS CIRCLE		PHILADELPHIA, PA	19154
9291	WILMINGTON, NC	UNIVERSITY COMMONS SHOP CENTER	351 S. COLLEGE RD, SPACE D-19		WILMINGTON, NC	28403-1617
9292	POUGHKEEPSIE, NY	SOUTH ROAD SQUARE	804 SOUTH ROAD SQUARE		POUGHKEEPSIE, NY	12601-
9293	AKRON, OH	CHAPEL HILL SQUARE	1950 BUCHOLZER BLVD.		AKRON, OH	44310
9298	DOVER, DE	ROUTE 13 AT DOVER DOWNS	1037 N. DUPONT HWY.		DOVER, DE	19901
9299	BLAINE, MN	NORTHCOURT COMMONS #13	670 COUNTY ROAD 10 NE		BLAINE, MN	55432-
9302	LITTLE ROCK, AR		1216 S. UNIVERSITY AVENUE		LITTLE ROCK, AR	72204-
9306	WILKES BARRE, PA	TRIANGLE PLAZA	677 H. KIDDER STREET		WILKES BARRE, PA	18702
9309	DES MOINES, IA	UNIVERSITY PARK	8801 UNIVERSITY AVENUE		DES MOINES, IA	50325
9311	MONROEVILLE, PA		3832 WILLIAM PENN HWY.		MONROEVILLE, PA	15146-
9312	DANBURY, CT	PATHMARK SHOPPING CENTER	100 NEWTON-DANBURY ROAD		DANBURY, CT	06810
9316	LANCASTER, PA	ROCKVALE SQUARE	35 SO. WILLOWDALE DR. BOX 807		LANCASTER, PA	17602-
9319	SIOUX FALLS, SD	GREENWAY MINI MALL	3500 W 41ST STREET		SIOUX FALLS, SD	57106-
9323	SMITHFIELD, NC	CAROLINA PREMIUM OUTLETS	2400 INDUSTRIAL PARK DRIVE SPACE 450		SMITHFIELD, NC	27577-
9324	FARGO, ND	T.J. MAXX CENTER	4340 13TH AVE. SW		FARGO, ND	58103-
9326	MELROSE PARK, IL	WINSTON PLAZA SHOPPING CENTER	1254 NORTH AVENUE		MELROSE PARK, IL	60160-1012
9327	ROSEVILLE, MI		30160 GRATIOT AVENUE		ROSEVILLE, MI	48066-
9330	CARLE PLACE, NY		160 GLEN COVE ROAD UNIT #1		CARLE PLACE, NY	11514-
9331	ST. LOUIS, MO		7328 S. LINDBERGH BLVD.		ST. LOUIS, MO	63125-
9333	ST. PETERS, MO		4083 VETERANS MEMORIAL PKWY		ST. PETERS, MO	63376
9334	LANSING, IL	THE LANDINGS OF LANSING	16819 TORRENCE AVENUE		LANSING, IL	60438-
9336	SOUTH PORTLAND, ME		220 MAIN MALL ROAD		SOUTH PORTLAND, ME	04106-
9339	PATCHOGUE, NY		449-56 SUNRISE HWY. BLDG. K		PATCHOGUE, NY	11772-
9340	DISTRICT HEIGHTS, MD	PENN STATION SHOPPING CENTER	5736 SILVER HILL RD.		DISTRICT HEIGHTS, MD	20747-
9343	PITTSBURGH, PA	ROBINSON COURT	6528 STEUBENVILLE PIKE		PITTSBURGH, PA	15205
9345	RIVERTON, NJ	CINNAMINSON SHOPPING CENTER	CINNAMINSON AVE. & U.S. RT.130		RIVERTON, NJ	08077-
9347	TULSA, OK		8228 E. 61ST ST., SUITE 101		TULSA, OK	74133-
9348	YORK, PA	MAPLE VILLAGE II	970 LOUCKS RD.		YORK, PA	17404
9349	EVANSVILLE, IN	EASTLAND SHOPPES SHOPPING CTR	1530 N. GREEN RIVER ROAD - BLDG. A		EVANSVILLE, IN	47715
9351	CHATTANOOGA, TN	BRAINARD PARK	5799 BRAINARD ROAD		CHATTANOOGA, TN	37411-
9354	BATTLE CREEK, MI	MINGES BROOK MALL	5568 BECKLEY ROAD		BATTLE CREEK, MI	49015-
9355	LAKE PARK, GA	LAKE PARK MILL STORE PLAZA	5265 MILL STORE ROAD-SUITE 30		LAKE PARK, GA	31636-
9356	HOUSTON, TX		6898 SOUTHWEST FREEWAY		HOUSTON, TX	77074-
9360	LANSING, MI	DELTA CENTER	5849 W. SAGINAW HWY.		LANSING, MI	48917-
9361	FORT WAYNE, IN	COLISEUM SHOPPES	501 COLISEUM BLVD. EAST		FORT WAYNE, IN	46805-
9363	BROOKLYN, NY		527 86TH STREET		BROOKLYN, NY	11209-
9365	HOUSTON, TX	THE COMMONS AT WILLOWBROOK	7592 FM 1960 WEST		HOUSTON, TX	77070
9366	HURST, TX	NORTHEAST SHOPPING CENTER	8704A AIRPORT FREEWAY		HURST, TX	76053-
9367	MASSAPEQUA, NY		5060A SUNRISE HWY.		MASSAPEQUA, NY	11762-
9368	COLUMBUS, OH	WEST BROAD CENTER	3659 W. BROAD STREET		COLUMBUS, OH	43228
9370	NORTH RIVERSIDE, IL	NORTH RIVERSIDE PLAZA	7341 25TH STREET		NORTH RIVERSIDE, IL	60546-
9371	DEPTFORD, NJ	DEPTFORD CROSSING SHOPPING CTR	CLEMENTS BRIDGE/ALMONESSON RD		DEPTFORD, NJ	60546
9373	GURNEE, IL	GURNEE MILLS	6170 WEST GRAND AVE.		GURNEE, IL	60031-
9374	BRONX, NY	BAY PLAZA SHOPPING CENTER	2094 BARTOW AVE. SPACE #2		BRONX, NY	10475-
9375	SPRINGDALE, OH	CASSINELLI SQUARE	129 E. KEMPER ROAD		SPRINGDALE, OH	45246-
9376	CINCINNATI, OH	KENWOOD CENTER	7324 KENWOOD ROAD		CINCINNATI, OH	45236
9377	INDIANAPOLIS, IN	CASTLETON SHOPPES	6024 EAST 82ND STREET		INDIANAPOLIS, IN	46250-
9378	BROWN DEER , WI		7817 W. BROWN DEER ROAD		BROWN DEER , WI	53223-
9379	SHREWSBURY, MA	WHITE CITY EAST SHOPPING CTR.	112 BOSTON TURNPIKE		SHREWSBURY, MA	01545
9380	WALDORF, MD	CONVENIENCE CENTER	3376 CRAIN HIGHWAY (ROUTE 301)		WALDORF, MD	20603
9381	LOUISVILLE, KY		7635 SHELBYVILLE ROAD		LOUISVILLE, KY	40222
9383	PHILADELPHIA, PA	ROOSEVELT MALL	2375 COTTMAN AVE.		PHILADELPHIA, PA	19149-
9384	MIAMISBURG, OH		7924 SPRINGBORO PIKE		MIAMISBURG, OH	45342-
9387	BOARDMAN, OH		926 BOARDMAN-POLAND RD.		BOARDMAN, OH	44512-

***	Represents text omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

Exhibit 4.5

Locations, Leases and Landlords

STORE	LOCATION	CENTER NAME	ADDRESS 1	ADDRESS 2	CITY, ST	ZIP CODE	LANDLORD ***	ADDRESS 1 ***	ADDRESS 2 ***	CITY ***	STATE ***	ZIP CODE ***
9388	STATEN ISLAND, NY	HEARTLAND SHOPPING PLAZA	2295 RICHMOND AVE.		STATEN ISLAND, NY	10314-
9390	DALLAS, TX	RED BIRD TOWERS	3209 W. CAMP WISDOM ROAD		DALLAS, TX	75237-2052
9391	WILMINGTON, DE		3924 KIRKWOOD HWY.		WILMINGTON, DE	19808-
9393	AMARILLO, TX	WOLFIN SQUARE	2217 I-40 WEST		AMARILLO, TX	79109-
9395	MENTOR, OH		7619 MENTOR AVENUE		MENTOR, OH	44060-
9396	KING OF PRUSSIA, PA		445 W. DEKALB PIKE - RTE. 202		KING OF PRUSSIA, PA	19406-
9397	HOUSTON, TX	WOOD FOREST SHOPPING CENTER	10911 EAST FREEWAY		HOUSTON, TX	77029-
9400	SECAUCUS, NJ	THE MALL AT MILL CREEK	ROUTE 3		SECAUCUS, NJ	07094-
9401	JOHNSON CITY, NY		310 REYNOLDS ROAD SUITE A		JOHNSON CITY, NY	13790
9402	SELMA, TX	THE FORUM AT OLYMPIA	8251 AGORA PARKWAY, SUITE 101		SELMA, TX	78154
9403	HOUSTON, TX	HUMBLEWOOD SHOPPING CENTER	19723 EASTEX FREEWAY	HIGHWAY 59	HOUSTON, TX	77338-
9404	LUBBOCK, TX		4408 50TH STREET		LUBBOCK, TX	79414-
9405	KNOXVILLE, TN		7834 KINGSTON PIKE		KNOXVILLE, TN	37919-
9406	PEORIA, IL		3526-3528 N. UNIVERSITY AVE.		PEORIA, IL	61604
9407	PINEVILLE, NC	THE CENTRUM	10610-D CENTRUM PARKWAY		PINEVILLE, NC	28134-
9408	FAIRFAX, VA	GREENBRIAR TOWN CENTER	13061 LEE JACKSON MEMORIAL HWY		FAIRFAX, VA	22030-
9409	BURNSVILLE, MN	BURNSHAVEN STRIP CENTER	712 W. COUNTY ROAD #42		BURNSVILLE, MN	55337-
9411	PHILADELPHIA, PA	CITY LINE CENTRE	4500 CITY LINE AVE., BLDG. A		PHILADELPHIA, PA	19131-
9412	FRAMINGHAM, MA	PARK PLAZA	150 WORCESTER ROAD		FRAMINGHAM, MA	01701-
9413	SAN ANTONIO, TX		7334 SAN PEDRO BLVD.		SAN ANTONIO, TX	78216
9414	ALBUQUERQUE, NM		6601 MENUAL N.E.		ALBUQUERQUE, NM	87110
9415	VALLEY STREAM, NY		320 W. SUNRISE HWY.		VALLEY STREAM, NY	11581-
9416	BROOKLYN, NY	PENN PLAZA SHOPPING CENTER	1110 PENNSYLVANIA AVENUE		BROOKLYN, NY	11207
9417	CORPUS CHRISTI, TX	SOUTH POINT RETAIL CENTER	5118-C STAPLES STREET		CORPUS CHRISTI, TX	78411-
9419	LAREDO, TX	RIO NORTE SHOPPING CENTER	5504 SAN BERNADO AVE. STE. 100		LAREDO, TX	78041-
9420	BALTIMORE, MD	EASTPOINT MALL	7839 EASTPOINT MALL		BALTIMORE, MD	21224
9421	FORT WORTH, TX		4613 S. HULEN STREET		FORT WORTH, TX	76132
9422	DALLAS, TX	PRESTON VALLEY VIEW S.C.	13398 PRESTON ROAD		DALLAS, TX	75240-
9424	HARRISBURG, PA		4425 JONESTOWN ROAD		HARRISBURG, PA	17109
9426	WARREN, MI		1961 E. EIGHT MILE ROAD		WARREN, MI	48091-
9428	GRAND CHUTE	T.J. MAXX PLAZA	708 N. CASALOM DR., STE. 10		GRAND CHUTE	54915-
9429	EL PASO, TX	MISSION PLAZA	1111 HAWKINS BLVD.		EL PASO, TX	79925-
9430	GREENBURGH, NY		350 TARRYTOWN ROAD RTE 119		GREENBURGH, NY	10607-
9431	MONTGOMERY, AL		3984 EASTERN BLVD.		MONTGOMERY, AL	36116
9432	ORANGE PARK, FL	ORANGE PARK (JACKSONVILLE)	62 - 74 BLANDING BLVD.		ORANGE PARK, FL	32073
9433	JACKSONVILLE, FL	REGENCY POINTE S.C.	9402 ARLINGTON EXPRESSWAY		JACKSONVILLE, FL	32225-
9434	NORTH MIAMI, FL	THE PROMENADE SHOPS AT 163RD	1755 NE 163RD STREET		NORTH MIAMI, FL	33162
9435	STONE MOUNTAIN, GA	STONE MOUNTAIN SQUARE	5370 US HWY 78, SUITE 5		STONE MOUNTAIN, GA	30087-
9440	LINDEN, NJ	LINDEN SHOPPING CENTER	1601 WEST EDGAR RD/		LINDEN, NJ	07036
9441	VICTOR, NY	COBBLESTONE COURT	170 COBBLESTONE COURT DRIVE		VICTOR, NY	14564
9442	S BURLINGTON, VT	STAPLES PLAZA	861 WILLISTON ROAD		S BURLINGTON, VT	05403
9443	DENVER, CO	BOWLES CROSSING SHOPPING CTR.	5656 BOWLES CROSSING		DENVER, CO	80123
9444	SCRANTON, PA	BAYSHORE SHOPPING CENTER	RTE. 6 SCRANTON-CARBONDALE HWY		SCRANTON, PA	18505
9445	BAYSHORE L.I., NY	BAYSHORE SHOPPING CENTER	1757 SUNRISE HWY.		BAYSHORE L.I., NY	11706-
9447	CHERRY HILL, NJ		216 HADDONFIELD ROAD		CHERRY HILL, NJ	08002
9449	MANASSAS, VA	MANASSAS MALL	8372-8374 SUDLEY ROAD		MANASSAS, VA	22109
9451	SCHAUMBURG, IL	WOODFIELD VILLAGE GREEN S.C.	1400 GOLF ROAD		SCHAUMBURG, IL	60173-
9453	EATONTOWN, NJ		49 ROUTE 36 WEST		EATONTOWN, NJ	07724
9454	WHITEHALL, PA		2367 MACARTHUR ROAD		WHITEHALL, PA	18052-
9455	PORT HURON, MI	HORIZON OUTLET CENTER	1661 RANGE ROAD, SPACE B80		PORT HURON, MI	48074-
9456	CHEEKTOWAGA, NY		2130 WALDEN AVENUE		CHEEKTOWAGA, NY	14225
9457	DULUTH, MN	STONE RIDGE SHOPPING CENTER	913 W. CENTRAL ENTRANCE		DULUTH, MN	55811-
9458	LEDGEWOOD, NJ		288 RTE. 10 W		LEDGEWOOD, NJ	07876
9460	RICHMOND, VA		7111 W. BROAD STREET		RICHMOND, VA	23294
9461	E. BRUNSWICK, NJ		326 RTE. 18		E. BRUNSWICK, NJ	08816
9464	IRONDEQUOIT, NY	TOPS PLAZA	RIDGE ROAD EAST		IRONDEQUOIT, NY	14621
9465	MANSFIELD, OH		695 NO. LEXINGTON-SPRINGMILL		MANSFIELD, OH	44906-
9466	LAFAYETTE, IN		2128 SAGAMORE PKWY. SOUTH		LAFAYETTE, IN	47905
9468	GREEN BAY, WI	UNITED CENTER	2300 SOUTH ONEIDA		GREEN BAY, WI	54304
9469	MIDLAND, TX		4410 N. MIDKIFF ROAD	SUITE b-1	MIDLAND, TX	79705-
9470	LOUISVILLE, KY	BROWNFIELD SQ. SHOPPING CENTER	4815 OUTER LOOP BROWNSVILLE SQUARE		LOUISVILLE, KY	40219
9471	LAFAYETTE, LA	AMBASSADOR ROW SHOPPING CENTER	3501 AMBASSADOR CAFFERY		LAFAYETTE, LA	70503
9472	VIRGINIA BEACH, VA	NORTH MALL SHOPS	2704 LYNNHAVEN PARKWAY, S. 105		VIRGINIA BEACH, VA	23452-
9473	COLORADO SPRINGS, CO	CITADEL CROSSING	507 NORTH ACADEMY BOULEVARD		COLORADO SPRINGS, CO	80909
9477	HIALEAH, FL	PALM SPRINGS MILE S.C.	1001 W.49th St., SUITE 1		HIALEAH, FL	33012-
9478	BATON ROUGE, LA		9490 AIRLINE HIGHWAY		BATON ROUGE, LA	70815-
9482	BRANDON, FL	BRANDON TOWN CENTER	S.R. 60 & I-75 #100B		BRANDON, FL	33511-
9484	CHAMPAIGN, IL	WAL-MART PLAZA	1006 W. ANTHONY DR. SUITE A&B		CHAMPAIGN, IL	61820-
9486	AUSTIN, TX	ABORETUM SHOPPING CENTER	9705 RESEARCH BLVD HWY. 183		AUSTIN, TX	78759
9487	SAN ANTONIO, TX	KINKO’S RETAIL CENTER	5755 N.W. LOOP 410 SUITE 103		SAN ANTONIO, TX	78238-
9488	LAKELAND, FL	VILLAGE PLAZA	4304 U.S. HIGHWAY 98 NORTH		LAKELAND, FL	33809-
9489	NAPERVILLE, IL	NAPERWEST PLAZA	618 SOUTH ROUTE 59, SUITE 112		NAPERVILLE, IL	60540-
9490	ALPHARETTA, GA	MANSELL CROSSING SHOPPING CEN.	7681 N. POINT PKWY., SUITE 500		ALPHARETTA, GA	30202-
9491	MIAMI, FL		9875 SO. DIXIE HIGHWAY		MIAMI, FL	33156-
9494	ALTAMONTE SPRINGS, FL	RENAISSANCE CENTRE	355 E. ALTAMONTE DR. #1000		ALTAMONTE SPRINGS, FL	32701-
9496	MONROE, MI	HORIZON OUTLET CENTER	1470 LAPLAISANCE RD.		MONROE, MI	48161
9497	BARBOURSVILLE, WV	HUNTINGTON MALL	MALL ROAD		BARBOURSVILLE, WV	25504-1834
9499	FLORENCE, SC		2590 DAVID MCLEOD BLVD.		FLORENCE, SC	29501-
9500	LEWISVILLE, TX	VISTA RIDGE VILLAGE	565 E. HIGHWAY 3040,SUITE# 201		LEWISVILLE, TX	75067-
9501	SPRINGFIELD, MO		1414 E. BATTLEFIELD		SPRINGFIELD, MO	65804-
9502	BIRCH RUN, MI	PRIME OUTLETS AT BIRCH RUN	12150 SOUTH BEYER ROAD, SPACE F050		BIRCH RUN, MI	48415-
9503	BLOOMFIELD, NJ	RICKELS SHOPPING CENTER	135 BLOOMFIELD AVE.		BLOOMFIELD, NJ	07003-
9504	LEXINGTON, KY	CROSSROADS PLAZA	3270 NICHOLASVILLE RD.		LEXINGTON, KY	40503
9505	RALEIGH, NC		6010 GLENWOOD AVENUE		RALEIGH, NC	27612
9506	ALTOONA, PA	PARK HILLS PLAZA	RT. 200 & PLANK RD		ALTOONA, PA	16602-
9507	CAMILLUS, NY		3514 W. GENESEE ST.		CAMILLUS, NY	13219-
9508	MUNCIE, IN	LYNDENBROOK PLAZA	3301 NORTH EVERBROOK LANE		MUNCIE, IN	47304-
9509	ANNAPOLIS, MD		2091 WEST STREET, PAROLE		ANNAPOLIS, MD	21401-
9510	DULUTH, GA	GWINNETT PLACE MALL	1950 PLEASANT HILL RD. STE. B		DULUTH, GA	30136-
9510	DULUTH, GA		1950 PLEASANT HILL RD. STE. B		DULUTH, GA	30136-
9512	BLOOMINGDALE, IL	STRATFORD PLAZA	158 SOUTH GARY STREET		BLOOMINGDALE, IL	60108-
9513	TOWSON, MD	YORK RIDGE CENTER N.	815 GOUCHER BLVD.		TOWSON, MD	21286
9515	MOSINEE, WI	CEDAR CREEK MALL	10101 MARKET ST. #C-110		MOSINEE, WI	54455-
9516	FT. MYERS, FL		4455 CLEVELAND AVE.		FT. MYERS, FL	33901-
9517	MEMPHIS, TN		6326 WINCHESTER ROAD SUITE 1		MEMPHIS, TN	38115-
9518	ELMHURST, NY		89-55 QUEENS BLVD		ELMHURST, NY	11373-
9520	NILES, OH	GREAT EAST PLAZA	5555 YOUNGSTOWN/WARREN ROAD		NILES, OH	44446-
9521	AUGUSTA, GA	RICHMOND PLAZA	3435 WRIGHTSBORO ROAD #1206		AUGUSTA, GA	30909-
9522	SAVANNAH, GA	OGELTHORPE PLAZA	7929 ABERCORN ST., SUITE 640-650		SAVANNAH, GA	31406-3443
9523	WEST PALM BEACH, FL*		1990 N. MILITARY TRAIL		WEST PALM BEACH, FL*	33409-
9524	OCALA, FL		3558 SOUTH WEST COLLEGE ROAD		OCALA, FL	34474-
9525	TROTWOOD, OH	SALEM CENTER OUTLOT	5286 SALEM AVE., CTR. 103		TROTWOOD, OH	45426-
9526	BIRMINGHAM, AL		1707 MONTGOMERY HIGHWAY		BIRMINGHAM, AL	35244-
9527	MADISON, WI	STERLING CENTER	698 SOUTH WHITNEY WAY		MADISON, WI	53711-
9528	EAST NORTHPORT, NY		4199 EAST JERICHO TURNPIKE		EAST NORTHPORT, NY	11731-

***	Represents text omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

Exhibit 4.5

Locations, Leases and Landlords

STORE	LOCATION	CENTER NAME	ADDRESS 1	ADDRESS 2	CITY, ST	ZIP CODE	LANDLORD ***	ADDRESS 1 ***	ADDRESS 2 ***	CITY ***	STATE ***	ZIP CODE ***
9529	BRANSON, MO	FACTORY STORES OF AMERICA	4370 GRETNA ROAD, SUITE #2170		BRANSON, MO	65616-
9530	GREENVILLE, SC		2410 LAURENS ROAD		GREENVILLE, SC	29607-
9531	COLUMBIA, SC	MARSHBROOK PLAZA	7357 TWO NOTCH ROAD		COLUMBIA, SC	29223-
9533	SARASOTA, FL		4130 SOUTH TAMIAMI TRAIL		SARASOTA, FL	34231-
9534	SOMERVILLE, NJ		936 ROUTE 22 EAST		SOMERVILLE, NJ	08876-
9540	NEW YORK, NY		291 THIRD AVENUE		NEW YORK, NY
9541	PEMBROKE PINES, FL	BOULEVARD SQUARE SHOPPING CTR	11090 PINES BOULEVARD		PEMBROKE PINES, FL	33026-
9542	HILLSBORO, TX	SOUTHWEST OUTLET CENTER	104 NORTHEAST,I-35,SUITE 128		HILLSBORO, TX	76645-
9545	TYLER, TX		4217 SOUTH BROADWAY AVE		TYLER, TX	75701-
9546	WARRENTON, MO	WARRENTON OUTLET CENTER	1000 WARRENTON OUTLET CTR #39		WARRENTON, MO	63383-
9551	LAUDERDALE LAKES, FL	REEF PLAZA	3196 NORTH STATE ROAD		LAUDERDALE LAKES, FL	33319-
9553	CONROE, TX	CONROE OUTLET CTR	1111 LEAGUE LINE RD STE #121		CONROE, TX	77303-
9554	FREDERICK, MD	CELLULARONE CENTER	1170 WEST PATRICK ST., S. G&H		FREDERICK, MD	21702-
9556	BOYNTON BEACH, FL	OAKWOOD SHOPPING CENTER	324 NORTH CONGRESS AVENUE		BOYNTON BEACH, FL	33426-
9557	WEST MIFFLIN, PA		2033 LEBANON CHURCH RD SUITE C		WEST MIFFLIN, PA	15122-
9558	CALHOUN, GA	CALHOUN OUTLET CENTER	SUITE 60 455 BELWOOD RD. S.E.		CALHOUN, GA	30701-
9564	OMAHA, NE	MONTCLAIR CENTER	13003 WEST CENTER ROAD, S. #28		OMAHA, NE	68144-
9566	LOVELAND, CO	ROCKY MOUNTAIN FACTORY STORES	5732 MCWHINNEY BOULEVARD, #E-40		LOVELAND, CO	80538-
9567	DAYTONA BEACH, FL		2110 WEST INTL. SPEEDWAY		DAYTONA BEACH, FL	32114-
9568	ASHEVILLE, NC		64 TUNNEL ROAD		ASHEVILLE, NC	28805-
9569	FT. SMITH, AR		4803 ROGERS AVENUE		FT. SMITH, AR	72903-
9571	JEFFERSONVILLE, OH	PRIME OUTLETS @JEFFERSONVILLE	8115 FACTORY SHOPS BLVD	SPACE 115	JEFFERSONVILLE, OH	43128
9573	MANCHESTER, CT	PLAZA AT BUCKLAND HILLS	1470 PLEASANT VALLEY RD.		MANCHESTER, CT	06040
9574	HODGKINS, IL	THE QUARRY SHOPPING CENTER	9404 JOLIET ROAD		HODGKINS, IL	60525
9576	EDINBURGH, IN	EDINBURGH OUTLET CENTER	11747 NORTH EXECUTIVE DRIVE, #880		EDINBURGH, IN	46124
9577	GREENVILLE, NC	UNIVERSITY COMMONS SHOP CENTER	3040 SOUTH EVANS STREET, #103	SUITE 103	GREENVILLE, NC	27834
9581	HUNTSVILLE, AL		4710-B UNIVERSITY DRIVE		HUNTSVILLE, AL	35816
9583	WEST BERLIN, NJ		199 NORTH ROUTE 73, STE. A	SUITE A	WEST BERLIN, NJ	08091
9584	SMYRNA, GA		2778 COBB PARKWAY		SMYRNA, GA	30339
9585	HOWELL, MI	KENSINGTON VALLEY FACTORY SHOP	1475 NORTH BURKHART RD. STE. D180		HOWELL, MI	48855
9586	GAFFNEY, SC	CAROLINA FACTORY SHOPS	335 FACTORY SHOPS BOULEVARD		GAFFNEY, SC	29341
9587	GLENDALE, CO		320 SOUTH COLORADO BOULEVARD		GLENDALE, CO	80246
9588	WATERLOO, NY	WATERLOO PREMIUM OUTLETS	655 ROUTE 318, STE. A005	SUITE A005	WATERLOO, NY	13165
9589	ROANOKE, VA		1919 VALLEY VIEW BLVD., NW		ROANOKE, VA	24012
9591	WILLOW GROVE, PA		311 WEST MORELAND RD		WILLOW GROVE, PA	19090
9592	BOWLING GREEN, KY		2522 SCOTTSVILLE ROAD	SUITE B	BOWLING GREEN, KY	42104
9595	JACKSON, MS	COUNTY LINE PLAZA	1039 EAST COUNTY LINE ROAD	SUITE A	JACKSON, MS	39211
9596	WOODBURY, MN		8362 TAMARACK VILLAGE	SUITES 117 & 118	WOODBURY, MN	55125
9598	VERO BEACH, FL	OUTLETS AT VERO BEACH	1757 94TH DRIVE	SUITE D180	VERO BEACH, FL	32966
9601	CHARLOTTESVILLE, VA		1711A&B SEMINOLE TRAIL		CHARLOTTESVILLE, VA	22901
9602	BRONX, NY	MODELLS PLAZA	945 WHITE PLAIN ROAD		BRONX, NY	10473
9604	ORLAND PARK, IL	SECOND CENTURY PLAZA	9396 WEST 159TH STREET		ORLAND PARK, IL	60462
9605	TILTON, NH	LAKE REGION FACTORY STORES	120 LACONIA ROAD	SUITE 206	TILTON, NH	03276
9606	OLATHE, KS		20700 WEST 151ST STREET		OLATHE, KS	66061
9610	ROCKFORD, IL		6376 EAST STATE STREET		ROCKFORD, IL	61108
9612	HOUSTON, TX	WESTGATE SHOPPING CENTER	19504 KATY FREEWAY		HOUSTON, TX	77094
9613	WESTMINSTER, CO		8725 SHERIDAN BLVD. (UNIT B)		WESTMINSTER, CO	80030
9614	RIVERHEAD, NY	TANGER OUTLET CENTER	1770 WEST MAIN STREET		RIVERHEAD, NY	11901
9615	SAN MARCOS, TX	SAN MARCOS OUTLET CENTER	4015 INTERSTATE HWY. 35, STE. 214		SAN MARCOS, TX	78666
9616	COMMERCE, GA	TANGER II OUTLET CENTER	800 STEVEN B. TANGER BLVD #310		COMMERCE, GA	30529
9617	MORROW, GA	SOUTH POINT SHOPPING CENTER	6715 JONESBORO ROAD, STE. H		MORROW, GA	30260
9618	MAY’S LANDING, NJ	WRANGLE CONSUMER SQUARE	430 CONSUMER SQUARE		MAY’S LANDING, NJ	08330
9620	GAINESVILLE, FL	BUTLER PLAZA EAST	3600 SW ARCHER ROAD , #A1		GAINESVILLE, FL	32608
9621	AUSTIN, TX	SUNSET VALLEY VILLAGE	5601 BRODIE LANE		AUSTIN, TX	78745
9622	PENSACOLA, FL		7000 N. DAVIS HIGHWAY	UNIT A	PENSACOLA, FL	32504
9623	TOPEKA, KS	WANAMAKER 21 SHOPPING CENTER	1930 SOUTH WEST WANAMAKER RD.	SUITE E	TOPEKA, KS	66614
9624	FREDERICKSBURG, VA		3200 PLANK ROAD		FREDERICKSBURG, VA	22407
9625	WEBSTER, TX	BAYBROOK GATEWAY S.C.	1041 WEST BAY AREA BLVD.		WEBSTER, TX	77598
9626	WRENTHAM, MA	WRENTHAM VILLAGE PREMIUM OUTLE	1 PREMIUM OUTLET BOULEVARD STE 585		WRENTHAM, MA	02093
9627	JOHNSON CREEK, WI	JOHNSON CREEK OUTLET CENTER	622 WEST LINMAR LANE SUITE D25		JOHNSON CREEK, WI	53038
9629	ALBERTVILLE, MN	ALBERTVILLE PREMIUM OUTLETS	6415 LABEAUX AVENUE NE, SUITE B-65		ALBERTVILLE, MN	55301
9630	FOLEY, AL	RIVIERA CENTRE FACTORY STORES	2601 SOUTH MCKENZIE STREET SUITE S4		FOLEY, AL	36535
9631	VACAVILLE, CA	FACTORY STORES AT VACAVILLE	131 NUT TREE ROAD, SUITE K		VACAVILLE, CA	95687
9632	ST. AUGUSTINE, FL	ST. AUGUSTINE OUTLET CENTER	2700 STATE ROAD 16, STE 815		ST. AUGUSTINE, FL	32092
9633	WILLIAMSBURG, IA	TANGER FACTORY OUTLET	112-A TANGER DRIVE		WILLIAMSBURG, IA	52361
9635	GETTYSBURG, PA	GETTYSBURG FACTORY STR	1863 GETTYSBURG DRIVE		GETTYSBURG, PA	17325
9636	TANNERSVILLE, PA	THE CROSSING FACTORY STORES	1000 ROUTE 611, UNIT A19		TANNERSVILLE, PA	18372
9640	FOLSOM, CA	FOLSOM PREMIUM OUTLET	13000 FOLSOM BOULEVARD, SUITE 1440		FOLSOM, CA	95630
9642	HAGERSTOWN, MD	PRIME OUTLETS AT HAGERSTOWN	550 PRIME OUTLETS BOULEVARD		HAGERSTOWN, MD	21740
9643	GROVE CITY, PA	PRIME OUTLET AT GROVE CITY	P.O. BOX 1027 - I-79 & ROUTE 208		GROVE CITY, PA	16127
9644	WESTBROOK, CT	WESTBROOK FACTORY STORES	314 FLAT ROCK PLACE, SUITE A135		WESTBROOK, CT	06498
9646	CAMARILLO, CA	CAMARILLO PREMIUM OUTLETS	990 CAMARILLO CENTER DRIVE, STE 1016		CAMARILLO, CA	93010
9662	COLUMBUS, OH	WYANDOTTE CENTER	5091 E. MAIN STREET		COLUMBUS, OH	43213
9664	ONTARIO, CA	ONTARIO MILLS PLAZA	4320 EAST MILLS CIRCLE RD UNIT H		ONTARIO, CA	91764
9665	OSAGE BEACH, MO	FAC OUTLET VILLAGE OSAGE BEACH	4540 HIGHWAY 54, SUITE N4		OSAGE BEACH, MO	65065
9668	REHOBOTH BEACH, DE	REHOBOTH OUTLETS III	1230 REHOBOTH OUTLETS, HIGHWAY 1		REHOBOTH BEACH, DE	19971
9669	LINCOLN CITY, OR	FACTORY STORES AT LINCOLN CITY	1500 SE EAST DEVILS LAKE ROAD, STE 413		LINCOLN CITY, OR	97367
9670	GULFPORT, MS	GULFPORT FACTORY SHOPS	10737 FACTORY SHOPS BOULEVARD		GULFPORT, MS	39503
9674	BURBANK, OH	PRIME OUTLETS AT LODI	9911 AVON LAKE ROAD, STE 315		BURBANK, OH	44214
9676	GONZALES, LA	TANGER OUTLET	2400 TANGER BOULEVARD, STE 152		GONZALES, LA	70737
9677	BOSSIER CITY, LA	LOUISIANA BOARDWALK	640 BOARDWALK BLVD		BOSSIER CITY, LA	71111
9680	TULARE, CA	HORIZON OUTLET CENTER - TULARE	1483 RETHERFORD STREET	D040	TULARE, CA	93274
9683	JACKSON, NJ	JACKSON OUTLET CENTER	537 MONMOUTH RD, SPACE 322		JACKSON, NJ
9685	COMMERCE, CA	CITADEL OUTLETS	100 CITADEL DRIVE, SUITE 660		COMMERCE, CA	90040
9686	MICHIGAN CITY, IN	LIGHTHOUSE PLACE PREMIUM OUTLE	1740 LIGHTHOUSE PLACE	UNIT Q040	MICHIGAN CITY, IN	46360
9687	GILROY, CA	GILROY PREMIUM OUTLETS	8155 ARROYO CIRCLE, SPACE #A018		GILROY, CA	95020
9689	ALLEN, TX	ALLEN PREMIUM OUTLETS	820 WEST STACY ROAD, SUITE 330		ALLEN, TX	75013
9690	LAUGHLIN, NV	HORIZON OUTLET CENTER	1955 SOUTH CASINO DRIVE, SUITE 207		LAUGHLIN, NV	89029
9701	WOODLAND HILLS, CA		6433 CANOGA AVE		WOODLAND HILLS, CA	91367-
9702	PHOENIX, AZ		2860 W. PEORIA AVENUE		PHOENIX, AZ	85029-
9703	LAWNDALE, CA		16129 S. HAWTHORNE BLVD #F		LAWNDALE, CA	90260-
9704	DALY CITY, CA	ALTO SERRAMONTE SHOPPING CENTR	350 GILBERT BOULEVARD		DALY CITY, CA	94015

***	Represents text omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

Exhibit 4.5

Locations, Leases and Landlords

STORE	LOCATION	CENTER NAME	ADDRESS 1	ADDRESS 2	CITY, ST	ZIP CODE	LANDLORD ***	ADDRESS 1 ***	ADDRESS 2 ***	CITY ***	STATE ***	ZIP CODE ***
9705	SAN JOSE, CA	STEVEN’S CREEK BLVD.	3136 STEVEN’S CREEK BLVD.		SAN JOSE, CA	95117
9706	UPLAND, CA	MOUNTAIN SQ. SHOPPING CENTER	358/366 S. MOUNTAIN AVE		UPLAND, CA	91786-
9708	PLEASANT HILL, CA		675 CONTRA COSTA BLVD.		PLEASANT HILL, CA	94523
9709	EMERYVILLE, CA		1151 40TH STREET		EMERYVILLE, CA	94608-
9710	SACRAMENTO, CA	MARKET SQUARE	1745 & 1749A ARDEN WAY		SACRAMENTO, CA	95815-
9711	DUBLIN, CA		8000 AMADOR VALLEY BLVD.		DUBLIN, CA	94568-
9712	SALINAS, CA	NORTHRIDGE MALL	776 NORTHRIDGE MALL		SALINAS, CA	93906-
9713	MODESTO, CA		3200 SISK ROAD #G		MODESTO, CA	95356-
9714	FRESNO, CA	CIRCUT CITY SHOPPING CENTER	5048 N. BLACKSTONE AVE		FRESNO, CA	93710-
9715	SAN BERNARDINO, CA		798 INLAND CENTER DRIVE		SAN BERNARDINO, CA	92408
9716	PHOENIX, AZ	CAMELBACK COLONNADE	1945 E. CAMELBACK ROAD	SUITE D2	PHOENIX, AZ	85016-
9717	PHOENIX, AZ	VILLAGE FAIR SHOPPING CENTER	12847 N. TATUM BLVD.		PHOENIX, AZ	80532-
9718	SANTA ROSA, CA		1911 SANTA ROSA AVENUE		SANTA ROSA, CA	95407-
9719	PASADENA, CA	HASTING RANCH PLAZA	3867 FOOTHILL BOULEVARD		PASADENA, CA	91107-
9720	HENDERSON, NV	SUNSET PLAZA	1152 W. SUNSET RD		HENDERSON, NV	89014-
9721	BAKERSFIELD, CA		3699 MING AVE		BAKERSFIELD, CA	93309-
9722	TUCSON, AZ		5700 E. BROADWAY		TUCSON, AZ	85711-
9723	SANTA ANA, CA	METRO TOWN SQUARE	3638 SOUTH BRISTOL STREET		SANTA ANA, CA	92704-
9724	ORANGE, CA		1302 N. TUSTIN STREET		ORANGE, CA	92667-
9726	LAS VEGAS, NV		1705 S. DECATUR BLVD.		LAS VEGAS, NV	89102-
9727	STOCKTON, CA		5756 PACIFIC AVENUE		STOCKTON, CA	95207
9728	TACOMA, WA	METRO PLAZA	2220 S. 37TH STREET, SUITE#8		TACOMA, WA	98409-
9729	LOS ALTOS, CA		4898 EL CAMINO REAL		LOS ALTOS, CA	94022-
9730	BELLEVUE, WA	STERNCO CENTER	14725 NORTH EAST 20TH AVE		BELLEVUE, WA	98007-
9731	LAS VEGAS, NV	MARYLAND CROSSINGS	3993 S. MARYLAND CROSSINGS #101		LAS VEGAS, NV	89119-
9732	FULLERTON, CA		1620 S. HARBOR BLVD., SUITE A		FULLERTON, CA	92632-
9733	SAN JOSE, CA		K-MART CTR/882 BLOSSOM HILL RD		SAN JOSE, CA	95123-
9734	AUBURN, WA	SUPERMALL OF THE GREAT N-WEST	1101 SUPERMALL WAY		AUBURN, WA	98001-
9735	BEAVERTON, OR		8705 SOUTH WEST HALL BLVD		BEAVERTON, OR	97008-
9736	WEST COVINA, CA		330 SOUTH VINCENT AVE.		WEST COVINA, CA	91790-
9737	SAN LEANDRO, CA		15099 HESPERIAN BLVD		SAN LEANDRO, CA	94578-
9738	LOS ANGELES, CA		1845 WESTWOOD BLVD		LOS ANGELES, CA	90025-
9739	TUCSON, AZ		4055 NORTH ORACLE ROAD #101		TUCSON, AZ	85705-
9742	SPOKANE, WA*	THE GREAT MALL OF THE BAY AREA	N-6010 DIVISION ST		SPOKANE, WA*	99208-
9743	TRACY, CA	TRACY OUTLET CENTER	1005 PESCADARO AVE-SUITE 179		TRACY, CA	95376-
9744	PALM DESERT, CA		72216 HIGHWAY 111, STE F5,F6		PALM DESERT, CA	92260-
9745	LAKE ELSINORE, CA	LAKE ELSINORE OUTLETS	17600 COLLIER AVENUE SUITE H184		LAKE ELSINORE, CA	92530
9746	LAKEWOOD, CA	LAKEWOOD SQUARE S C	5195 LAKEWOOD BLVD		LAKEWOOD, CA	90712-
9747	SAN DIEGO, CA	ROSECRANS CTR	2990 MIDWAY DRIVE		SAN DIEGO, CA	92110-
9748	CULVER CITY, CA		5592 S. SEPULVEDA BLVD.		CULVER CITY, CA	90230
9752	PORTLAND, OR	JANTZEN BEACH SUPERCENTER	1416 JANTZEN BEACH CENTER		PORTLAND, OR	97217
9753	FREMONT, CA		39121 FREMONT BOULEVARD		FREMONT, CA	94538
9756	VICTORVILLE, CA		12544-B AMARGOSA ROAD		VICTORVILLE, CA	92392
9757	SALEM, OR		1132 LANCASTER DRIVE, NE		SALEM, OR	97301
9759	SACRAMENTO, CA		6160 FLORIN ROAD - SUITE B		SACRAMENTO, CA	95823
9760	TEMPE, AZ	ARIZONA MILLS	5000 ARIZONA MILLS CIRCLE	SUITE 613	TEMPE, AZ	85282
9761	RENO, NV		5595 SOUTH VIRGINIA STREET - SUITE A		RENO, NV	89502
9768	VALENCIA, CA	VALENCIA MARKETPLACE SC	25640 THE OLD ROAD		VALENCIA, CA	91381
9769	KENNESAW, GA	MAIN STREET AT TOWN CENTER	440 BARRETT PARKWAY, SUITE 17		KENNESAW, GA	30144
9775	JONESBORO, AR	HIGHLAND SQUARE SC	2108 SOUTH CARAWAY		JONESBORO, AR	72401
9777	INDEPENDENCE, MO	MARKETPLACE SHOPPING CENTER	14300 EAST 42ND AVENUE		INDEPENDENCE, MO	64055
9778	CHANDLER, AZ	CHANDLER FESTIVAL	2560 WEST CHANDLER BOULEVARD, SUITE 5		CHANDLER, AZ	85224
9780	FLORENCE, KY	VILLAGE AT THE MALL	7634 MALL ROAD		FLORENCE, KY	41042
9782	FAYETTEVILLE, NC		1916 SKIBO ROAD, SUITE 341		FAYETTEVILLE, NC	28314-
9783	WINSTON-SALEM, NC	SILAS CREEK CROSSING SC	3272 SILAS CREEK PARKWAY		WINSTON-SALEM, NC	27103
9787	LONG BEACH, CA	LONG BEACH TOWNE CENTER	7601 CARSON BOULEVARD		LONG BEACH, CA	90808
9788	NORTH ATTLEBORO, MA	NORTH ATTLEBORO MARKETPLACE	1400 SOUTH WASHINGTON STREET		NORTH ATTLEBORO, MA	02760
9789	OXNARD, CA		301 W. ESPLANADE DRIVE		OXNARD, CA	93030
9790	WEST HARTFORD, CT	CORBINS CORNER	1457 NEW BRITAIN AVENUE		WEST HARTFORD, CT	06110
9791	COLUMBIA, MO	CROSSROADS WEST SC	2101 W. BROADWAY		COLUMBIA, MO	65203
9792	DAVENPORT, IA	VILLAGE SC	902 WEST KIMBERLY ROAD		DAVENPORT, IA	52806
9793	MARION, IA	COLLINS ROAD SQUARE	1392 TWIXT TOWN ROAD		MARION, IA	52302
9794	JACKSON, TN	JACKSON PLAZA SC	50 OLD HICKORY EAST BLVD.		JACKSON, TN	38305
9796	SEATTLE, WA	AURORA SQUARE	15819 WESTMINSTER WAY NORTH		SEATTLE, WA	98133
9797	RIVERSIDE, CA	OFF THE MALL	10113 HOLE AVENUE		RIVERSIDE, CA	92503
9798	EL CAJON, CA	HACIENDA SQUARE SC	700 N. JOHNSON AVENUE, SUITE 1		EL CAJON, CA	92020
9799	SOUTH CHARLESTON, WV	TRACE FORK SHOPPING CENTER	90 RHL BOULEVARD		SOUTH CHARLESTON, WV	25309
9800	LONE TREE, CO		9078 WESTVIEW ROAD	STE 100	LONE TREE, CO	80124
9801	LARGO, FL		10359 ULMERTON ROAD		LARGO, FL	33771
9802	WYOMISSING, PA	BROADCASTING SQUARE SC	2733 PAPERMILL ROAD, STE X-15		WYOMISSING, PA	19610
9804	WATERBURY, CT		945 WOLCOTT STREET		WATERBURY, CT	06705
9805	FAIRLAWN, OH	SHOPS OF FAIRLAWN	3737 WEST MARKET STREET, UNIT L		FAIRLAWN, OH	44333
9806	SHENANDOAH, TX	PORTOFINO SHOPPING CENTER	19075 INTERSTATE 45 SOUTH, STE 400		SHENANDOAH, TX	77385
9807	PASADENA, TX	FAIRWAY CENTRE	5579 FAIRMONT PARKWAY		PASADENA, TX	77505
9808	CHICAGO, IL	RIVERPOINT CENTER	1730 WEST FULLERTON AVENUE, UNIT 22		CHICAGO, IL	60614
9809	LARGO, MD	BOULEVARD AT THE CAPITAL	900 CAPITAL CENTER BLVD, UNIT G		LARGO, MD	20774
9810	ST. CHARLES, IL	RANDALL BRICHER CENTER	962 SOUTH RANDALL ROAD, UNITE B		ST. CHARLES, IL	60174
9811	STUART, FL		2790 NW FEDERAL HIGHWAY		STUART, FL	34994
9812	CHICAGO, IL	CHATHAM VILLAGE SQUARE	8658 SOUTH COTTAGE GROVE AVENUE		CHICAGO, IL	60619
9813	PHILADELPHIA, PA	QUARTERMASTER PLAZA	2306 WEST OREGON AVENUE, SPACE F-3		PHILADELPHIA, PA	19145
9814	ROSEVILLE, CA	CREEKSIDE TOWN CENTER	1208 GALLERIA BOULEVARD, STE 150		ROSEVILLE, CA	95678
9815	BOCA RATON, FL	SOMERSET SHOPPES	8903 GLADES ROAD, BAY #L-5/6		BOCA RATON, FL	33434
9816	EAST RUTHERFORD, NJ		89 ROUTE 17 SOUTH		EAST RUTHERFORD, NJ	07073
9817	TAMPA, FL		8015 CITRUS PARK DRIVE		TAMPA, FL	33625
9818	SKOKIE, IL	SKOKIE FASHION SQUARE	9410-A SKOKIE BOULEVARD		SKOKIE, IL	60077
9819	MOBILE, AL	LLANFAIR SHOPPING CENTER	3750 AIRPORT BOULEVARD		MOBILE, AL	36608
9820	KANSAS CITY, MO	BARRY TOWNE	8401A NORTH MERCIER STREET		KANSAS CITY, MO	64155
9821	LYNNWOOD, WA	ALDERWOOD PARKWAY RETAIL BLDG	19220 ALDERWOOD MALL PARKWAY, STE 130		LYNNWOOD, WA	98036
9822	CHESTERFIELD, MO	CHESTERFIELD COMMONS VILLAGE	17227 CHESTERFIELD AIRPORT ROAD, #203		CHESTERFIELD, MO	63005
9823	ALBUQUERQUE, NM	PLAZA AT COTTONWOOD	10260 COORS BYPASS NW, SUITE B		ALBUQUERQUE, NM	87114
9826	HAZLET, NJ		2872 HIGHWAY 35 SOUTH		HAZLET, NJ	07730
9828	TEMECULA, CA	PROMENADE MALL	40620 WINCHESTER ROAD, SUITE A		TEMECULA, CA	92591-5504
9829	GREENSBURG, PA	WESTMORELAND MALL	5240 ROUTE 30		GREENSBURG, PA	15601
9831	MANCHESTER, NH	TJ MAXX PLAZA	18 MARCH AVENUE		MANCHESTER, NH	03103
9832	WACO, TX	CENTER TEXAS MARKETPLACE	2448 WEST LOOP 340, SUITE 27		WACO, TX	76711
9833	EUGENE, OR	VALLEY RIVER CENTER	1125-A VALLEY RIVER DRIVE		EUGENE, OR	97401
9834	PALMDALE, CA	AMARGOSA COMMONS	39445 10TH STREET WEST, SUITE E		PALMDALE, CA	93551
9835	HYANNIS, MA	CAPETOWN PLAZA	790 IYANOUGH RD., SUITE 22A		HYANNIS, MA	02601
9837	SAN FRANCISCO, CA		570 MARKET STREET		SAN FRANCISCO, CA	94104-5401
9838	BOSTON, MA		419 WASHINGTON STREET		BOSTON, MA	02108
9840	METAIRIE, LA		3750 VETERANS MEMORIAL BLVD		METAIRIE, LA	70002-
9841	FORT LAUDERDALE, FL	WALGREENS PLAZA	2365 NE 26TH STREET		FORT LAUDERDALE, FL	33305
9842	DOWNEY, CA	DOWNEY LANDING	12136 LAKEWOOD BOULEVARD		DOWNEY, CA	90242
9843	TUKWILA, WA		17401 SOUTHCENTER PARKWAY, SUITE 141		TUKWILA, WA	98188
9844	ORLANDO, FL	TOWERS OF WATERFORD LAKES	464 N. ALAFAYA TRAIL, SUITE 108		ORLANDO, FL	32828

***	Represents text omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

Exhibit 4.7(b)

Consigned Inventory

Casual Male Retail Group, Inc. (“CMRG”) has a licensed department agreement with Giantto, which provides for the consignment of certain inventory in the Rochester Big & Tall stores.

EXHIBIT 4.7(c)(ii)

EQUIPMENT USAGE AGREEMENT

Date

Bank of America, N.A.,

Administrative and Collateral Agent

40 Broad Street

Boston, Massachusetts 02109

Attention:	Ms. Kathy Dimock
Managing Director

Dear Madam:

The undersigned (the “Lessor”) has proposed to lease certain equipment (the “Leased Equipment”) to those persons on Schedule 1 hereto, corporations with their principal executive offices at 555 Turnpike Street, Canton, Massachusetts 02021 (collectively, the “Borrower”) and has been advised that you are acting as (among other roles) the Administrative Agent and the Collateral Agent (in such capacities, the “Agent”) for the ratable benefit of a syndicate of revolving credit lenders and for a syndicate of last out revolving credit lenders in connection with certain revolving credit facilities in favor of the Borrower.

As an inducement for the Lenders to establish that credit facility and the Lessor to lease the Leased Equipment, the Lessor and the Agent agree as follows:

1.	The security interest of the Agent in and to the Leased Equipment is hereby subordinated to the security interest therein of the Lessor.

2.	The Lessor will not terminate any lease with the Borrower on account of any default by the Borrower, except upon not less than 30 days’ prior written notice to the Agent (with reasonable detail), during which period, the Lessor shall accept any reasonable cure of such default proffered by the Agent or by the Borrower.

3.	In the event that the Agent exercises the Agent’s rights upon default as a secured creditor of the Borrower by taking possession of collateral granted by the Borrower to the Agent, the Lessor will permit the Agent to use, for such purpose, such of the Leased Equipment as may be designated by the Agent, for a period of up to 16 weeks following such exercise, provided that the Agent pays the Lessor rent for such use (based on the rent called for in the lease pursuant to which the Lessor had leased such equipment to the Borrower).

4.	Nothing included herein, nor any act undertaken by the Agent pursuant hereto, shall constitute an assumption by the Agent of any obligation of the Borrower to the Lessor.

Very truly yours,

By:

Name:

Title:

Agreed:
BANK OF AMERICA, N.A.,
Administrative and Collateral Agent

By:

Name:

Title:

Schedule 1

Exhibit 4.9

Insurance Policies

See attached for insurance policies of Casual Male Retail Group, Inc. (“CMRG”).

Exhibit 4.9

Insurance Policies

Casual Male Retail Group, Inc

Coverage	Insurance Carrier Policy Number	Policy Term	Policy Limits
Workers Compensation	ACE American Ins. Co.	7/01/06 – 7/1/07	Statutory Requirements	Workers Compensation
(All Other States)	***		$1,000,000	Employers Liability - Bodily Injury by Accident – Each Accident
(WI – Only)	***		$1,000,000	Employers Liability - Bodily Injury By Disease – Policy Aggregate
	*** Pay-In		$1,000,000	Employers Liability - Bodily Injury By Disease – Each Employee
			$250,000	DEDUCTIBLE – Each Accident or Disease

Business Travel Accident	Zurich Insurance Company	Feb 1 2004 – Feb 1 2007	$4,000,000 per accident	Benefit amounts varies depending on class of employee, from $25,000 to $400,000
	***

General Liability	ACE American Ins. Co.	7/01/06 – 7/1/07	$5,000,000	General Aggregate
DOMESTIC	***		$2,000,000	Products & Completed Operations Aggregate
	*** Pay-In		$1,000,000	Personal & Advertising Injury
			$900,000	Each Occurrence
			$900,000	Fire Damage
			Within SIR Limit	Medical Expense
			$100,000	Self Insured Retention
			$900,000	Employee Benefits Liability: Aggregate
			$900,000	Employee Benefits Liability: Per Claim

General Liability	ACE American Ins. Co.	7/01/06 – 7/1/07	$5,000,000	General Aggregate
CANADIAN	***		$2,000,000	Products & Completed Operations Aggregate
Note: All Premiums	$*** Pay-In		$1,000,000	Personal & Advertising Injury
And Limits are			$900,000	Each Occurrence
Shown in US Dollars			$900,000	Fire Damage
			Within SIR Limit	Medical Expense

Automobile Liability	ACE American Ins. Co.	7/01/06 – 7/1/07	$1,000,000	Automobile Liability – Any One accident

***	Represents text omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

Note: This Schedule of Insurance is only an outline of coverage that has been prepared for your convenience.

Actual policy language must be consulted for any definitive evaluation Of coverage Terms & Conditions.

1

Exhibit 4.9

Insurance Policies

Casual Male Retail Group, Inc

Coverage	Insurance Carrier Policy Number	Policy Term	Policy Limits
(All States)	***		$5,000	Auto Medical Protection – Per Person
	*** Pay-In		Statutory Minimum Limits	Personal Injury Protection
			$1,000,000	Uninsured Motorist/Underinsured Motorist
			$100,000	DEDUCTIBLE - Per Accident

Primary Umbrella	CNA Insurance Company	7/01/06– 7/1/07	$25,000,000	General Aggregate
	***		$25,000,000	Each Occurrence
	***		$25,000,000	Products & Completed Operations Aggregate

Excess Liability	Ohio Casualty Insurance	7/01/06 – 7/1/07	$25,000,000	Aggregate
	***		$25,000,000	Each Occurrence
	***

Global Transit	American Home Assurance Company	6/30/06-6/30/07	$3,000,000 $3,000,000	Per any one conveyance War Risk
	*** $*** Minimum & Deposit Adjusted at the following rates: $.00864 Marine $.00096 War TRIA Premium of $2,100 Flat

Deductible: $5,000 Deductible per claim, except Losses caused by theft/Pilferage/Hijacking and Shortage are subject to a deductible of 10 percent of the insured value of the shipment, which is further subject to a $10,000 minimum and no maximum deductible.

Premium based on $450M in Sales.

Special Contingency Coverage	Liberty Insurance Underwriters	06/29/05 – 06/29/08	$10,000,000	Special Contingency Coverage
	***
	$ ***

***	Represents text omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

Note: This Schedule of Insurance is only an outline of coverage that has been prepared for your convenience.

Actual policy language must be consulted for any definitive evaluation Of coverage Terms & Conditions.

2

Exhibit 4.9

Insurance Policies

Casual Male Retail Group, Inc

Coverage	Insurance Carrier Policy Number	Policy Term	Policy Limits
All Risk Property	Affiliated FM	6/30/06 –6/30/07	$100,000,000	Policy Limit
All Risk Property	***		***	Values
			90 days	ORDINARY Payroll
			$100,000,000 except as follows	Earth Movement
	*Affiliated FM Policy cont.		$10,000,000 with $500,000 limit at any one location except as follows	Misc. named Retail Locations
			$2,500,000	CA locations
			$100,000,000	Flood (except)
			$10,000,000	Misc. named Retails Locations
			$500,000 at any one location in zones C and unshaded X	* zone restrictions
$250,000 at any one locaton in zones B, Shaded X and D
ZONE A & V EXCLUDED
			$2,000,000	Seepage or influx of water
			$250,000	Seepage coverage at Miscellaneous Named Locations
			$100,000,000 combined PD/BI	Boiler & Machinery (PD)
Boiler & Machinery (BI)
			$250,000	Ammonia Contamination
			$250,000	Hazardous Substances
			$250,000	Spoilage
			$1,000,000	Off Premises Power
			$2,000,000	Extra Expense (unnamed loc. Only)
			$10,000	Precious Metals

***	Represents text omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

Note: This Schedule of Insurance is only an outline of coverage that has been prepared for your convenience.

Actual policy language must be consulted for any definitive evaluation Of coverage Terms & Conditions.

3

Exhibit 4.9

Insurance Policies

Casual Male Retail Group, Inc

Coverage	Insurance Carrier Policy Number	Policy Term	Policy Limits
			$500,000	Ingress/Egress
			$500,000	Brands & Labels
			$1,000,000	Contingent BI at unnamed locations
All Risk Property			Policy Limit	Certified Acts of Terrorism
Extensions of Coverage Sublimits:
			$100,000	Fire Fighting Materials and Expenses
			$250,000	Professional Fees
			$100,000	Expediting Expenses
			$100,000	Tree, Shrubs, Plants and Lawns limit $1,000 per item
			$250,000	Pavements and Roadways
			$50,000	Land and Water Clean Up Expense
			$50,000	Installation Floater
Newly Acquired property
			$3,000,000	Unnamed Locations Coverage
			$250,000	Fine Arts
			$1,000,000	Accounts Receivable
			$1,000,000	Valuable Papers & Records
			$1,000,000	Electronic Data Processing
			$25,000,000 / $5,000,000	Demolition & Increased Cost of Construction
			$2,000,000	Errors & Omissions
			$100,000	Transit Coverage
			Valuation	*Selling Price Clause added to Policy
			$1,000,000	Fungus, Mold or Mildew
			$100,000	Fire Fighting Materials and Expenses
			$250,000	Professional Fees
			$100,000	Expediting Expenses
			$100,000	Tree, Shrubs, Plants and Lawns limit $1,000 per item
		Deductibles	$25,000	All Other Perils except as follows:
			$100,000 per location except as follows	Earth Movement

Note: This Schedule of Insurance is only an outline of coverage that has been prepared for your convenience.

Actual policy language must be consulted for any definitive evaluation Of coverage Terms & Conditions.

4

Exhibit 4.9

Insurance Policies

Casual Male Retail Group, Inc

Coverage	Insurance Carrier Policy Number	Policy Term	Policy Limits
			See below	Earth Movement CA
			5%, $100,000 min per location	Earth Movement CA and specified locations in New Madrid Zone
			5%, $250,000 min per location	Named Wind Storm for locations in tier 1 and 2
MANAGEMENT LIABILITY:
Directors & Officers
Primary:	AIG ***	7/01/05 to 7/01/06	$5,000,000 SEC Retention: $250,000	Policy is Written on a Claims Made and Reported Policy Form
1st Excess:	St. Paul Mercury Ins. Co. ***	7/01/05 to 7/01/06	$5,000,000 Xs $5,000,000 Per Primary
2nd Excess:	HCC ***	7/01/05 to 7/01/06	$5,000,000 Xs $10,000,000 Per Primary
3rd Excess	HCC ***	7/01/05 to 7/01/06	$5,000,000 Xs $15,000,000 Per Primary
Side A D&O	Federal Insurance Co. ***	7/01/05 to 7/01/06	$5,000,000
TOTAL			$25,000,000
Employment Practices Liability	AISLIC ***	7/01/05 to 7/01/06	$5,000,000 Retention: $250,000	Policy is Written on a Claims Made and Reported Policy Form
Crime	Chubb Group Insurance Cos. ***	7/01/05 to 7/01/06	$2,000,000 Deductible: $150,000	Policy is Written on a Per Occurrence Form

Fiduciary Liability	AIG ***	7/01/05 to 7/01/06	$5,000,000 Retention: $0	Policy is Written on a Claims Made & Reported Policy Form
Cyber Risk	Beazley Information Security & Privacy ***	10/14/06-10/14/07	$2,000,000 Deductible: $100,000	Policy is Written on a Claims Made & Reported Policy Form
Surety / Bonds	Fidelity & Deposit Company of Maryland ***	04/26/06-04/26/07	$76,500 Bond Amount	Sales and Use Tax, State of Nevada

***	Represents text omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

Note: This Schedule of Insurance is only an outline of coverage that has been prepared for your convenience.

Actual policy language must be consulted for any definitive evaluation Of coverage Terms & Conditions.

5

Exhibit 4.9

Insurance Policies

Casual Male Retail Group, Inc

Coverage	Insurance Carrier Policy Number	Policy Term	Policy Limits
	Liberty Insurance ***	06/29/05-06/29/08	$10,000,000 Bond Amount	Special Contingency
	Hanover ***	02/21/06-02/21/07	$5,000 Bond Amount	Private Detective, Commonwealth of Massachusetts

***	Represents text omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

Note: This Schedule of Insurance is only an outline of coverage that has been prepared for your convenience.

Actual policy language must be consulted for any definitive evaluation Of coverage Terms & Conditions.

6

Exhibit 4.11

Capital Leases

YALE FINANCIAL SERVICES

Sweeper/Scrubber

Rental Schedule	Lease Commencement Date	Term of Lease*	Monthly Payment	Lease Expiration Date	Total Lease
Sweeper/Scrubber
4155681-001	06/15/04	60 months	***	06/15/10	***

*	End of term $1.00 buyout purchase option.

IKON OFFICE SOLUTIONS

Schedule No. 006 includes:

11 Canon Copiers/Scanners/Fax

2 Canon Color Copiers/Scanners/Fax

1 Controller

3 Scan Stations

Rental Schedule	Lease Commencement Date	Term of Lease*	Monthly Payment**	Lease Expiration Date***	Total Lease
006	03/01/06	48 months	***	02/28/10	***

*	Must give 30 days notice of termination for lease to end.
**	Maximum copies included in monthly payment. Additional charges may apply if maximum copies exceeded.
***	Return equipment at end of Lease Term.

CISCO SYSTEMS CAPITAL

Routers and Ethernet Upgrade (Schedule Nos. 001 and 002 are co-terminus).

Rental Schedule	Lease Commencement Date	Term of Lease*	Monthly Payment	Lease Expiration Date	Total Lease
001	12/28/05	36 months	***	12/28/08	***	**
002	04/01/06	33 months	***	12/28/08	***	***

*	End of term buyout purchase option.
**	Includes *** in financed up-front tax.
***	Includes *** for maintenance.

***	Represents text omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

EMC

Three (3) Storage Devices

- Clarion CX500 and Celerra NS502G-FD (Co-terminus—Rental Schedule Nos. 03 and 05)

- Symmetrix DMX2000 for AS400 environment

Rental Schedule	Lease Commencement Date	Term of Lease*	Monthly Payment**	Lease Expiration Date	Total Lease
03	02/01/05	36 months	***	02/01/08	***
04	11/01/05	48 months	***	10/31/09	***
05 (upgrade)	11/01/05	29 months	***	02/01/08	***

*	End of term $1.00 purchase option for equipment leased under Schedule Nos. 3 and 5. End of term FMV purchase option (not to exceed ***) for equipment leased under Schedule No 4.
**	Payments assigned to De Lage Financial Services, Inc.

SIEMENS FINANCIAL SERVICES

Controller Upgrade

Rental Schedule	Lease Commencement Date*	Term of Lease**	Monthly Payment***	Lease Expiration Date	Financed Amount
540-0050141-001	01/06/06	12 months	2 months @ *** and 10 months @ *******	01/06/07	***

*	Lease agreement dated 2/17/05 to commence upon delivery and acceptance of equipment proposed for June 2005.
**	End of term $1.00 purchase option.
***	Eleven (11) payments due. One (1) month advanced payment at Lease signing.
****	Cost adjustment due to freight charges.

XEROX CORPORATION

Schedule No. 001 includes:

1 XeroxDOCUCOLOR 5252C Color Copier and Maintenance

1 EXP5000 EFT Controller

Rental Schedule	Lease Commencement Date	Term of Lease	Monthly Payment*	Lease Expiration Date**	Total Lease
001	09/09/05	48 months	***	09/09/09	***

*	Maximum copies included in monthly payment. Additional charges may apply if maximum copies exceeded. Maintenance fee may be increased annually.
**	Return equipment at end of Lease Term.

***	Represents text omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

Exhibit 4.13(a)

Labor Relations

None.

Exhibit 4.19

Litigation

Status	Name	State	Date Filed	Folder on File	Case #	Plaintiff Attorney	Charge	Comments	Anticipated Exposure
Open	CMRG v.Yarbrough/RKC Mail/Mile Post Four/Westport/Mehling and Allen	MA		Yes	05-12049 NMG	Greenberg Traurig	Breach of contract, misappropriation of confidentional busines information	***	***

Open	Tucker, Robin	CA	12/29/2003	Yes	E-200304-G-0562-00-a		DFEH - Age Discrimination	***

Open	Tucker, Robin (Class Action)	CA	10/3/2004	Yes	103CV006867		Wage & Hour/ Overtime	***	***

Open	Fleischman, Teresa	CA	9/23/2003 1st Notification 3/7/05	Yes	12-55388 TB		Wage & Hour/ Overtime	***	***

Open	Larson, Ashley	CA	3/2/2006	Yes	GIC862082	Timothy Williams	Discrimination - Employment Application	***

***	Represents text omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

Exhibit 4.28(b)

Contingent Obligations

In addition to minimum rental payments, many of the store leases to which Casual Male Retail Group, Inc. and/or its subsidiaries (singularly, “Casual Male” or collectively, the “Casual Male entities”) is a party, include provisions for common area maintenance, mall charges, escalation clauses and additional rents based on percentage of store sales above designated levels.

On May 14, 2002, Casual Male completed the acquisition of substantially all of the assets of Casual Male Corp. and certain of its subsidiaries, for a purchase price of approximately $170 million. In connection with the acquisition, Casual Male assumed certain contingent liabilities, including, but not limited to, existing retail store lease arrangements and the existing mortgage for Casual Male Corp.’s corporate office located in Canton, Massachusetts, which Casual Male currently occupies its corporate headquarters.

On January 30, 2006, Casual Male entered into a sale-leaseback transaction with Spirit Finance Corporation, a third party real estate investment trust (“Spirit”). In connection with the transaction, Casual Male sold its headquarters and distribution center property to Spirit for $56.0 million. At the closing on February 1, 2006 Casual Male entered into a twenty-year lease agreement with a wholly-owned subsidiary of Spirit whereby Casual Male agreed to lease the property back for an annual rent of $4.6 million.

Casual Male is subject to various legal proceedings and claims that arise in the ordinary course of business. Management believes that the resolution of these matters will not have an adverse impact on the results of operations or the financial position of Casual Male.

Exhibit 5.4

FAX TO: GHEISA CRUZ (617) 434-4310

CALCULATION AT RETAIL

			Certificate # Date:	2082 12/21/2006
Total Revolver Inventory Borrowing Base				***	(a)
Advance Rate
Credit Card Receivables	***	90%		***	(b)

Less Availability Reserves
Less Landlord Reserve: 2 months: PA, VA and Wash.				***

Less Gift Certificate Merchandise Credits	***	50%		***

Customer Deposits (TCM& Rochester)	***	100%		***

Reserves				***	(c)

Total Revolver Borrowing Base (uncapped) (a+b+c)				***
Total Revolver Borrowing Base (capped at $100MM)				***	(d)

Total Incremental Borrowing Base (uncapped)				***
Total Incremental Borrowing Base (capped at $10MM)				***	(e)

Total Facility Borrowing Base before block (capped) (d+e)				***	(f)

10% Availability Block				***	(g)

Total Capped Borrowing Base (f-g)			***

AVAILABILITY CALCULATION
Incremental Facility
New Outstandings per Current Borrowing Base				***
Previous Outstandings				***
Required Facility Adjustment				***

Beginning Principal Balance				***

ADD: Prior days Borrowing from BOA				***

ADD: Fees charged today				***

Less: Prior day’s pay down				***

Ending principal balance				***

ADD: Estimated accrued interest month-to-date				***

ADD: Outstanding Letters of Credit				***

Total loan balance prior to request (not to exceed)		***		***

Revolver availability (prior to today’s request)				***

Incremental availability (prior to today’s request)				***

Total availability (prior to today’s request)				***

Advance ACCT# ***				***

Today’s Paydown ( from account ***)				***

Today’s Principle Balance				***

The undersigned represents and warrants that (a) the information set forth above has been prepared in accordance with the requirements of the Loan and Security Agreement (the “Loan Agreement”) between the

Borrower and FRF Inc.; (b) no “Suspension Event” (as defined in the Loan Agreement) is presently in existence; and ( C) all or a portion of the advance requested hereby will be set aside by the Borrower to cover 100% of the Borrower’s obligation for sales tax on account of sales since the most recent borrowing

under the Loan Agreement.                                                                                                  Casual Male Retail Group, Inc.

Authorized Signer:
Dennis Hernreich, Executive Vice President, COO, CFO & Treasurer
Sheri A. Knight, Senior Vice President, Corporate Controller

***	Represents text omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

CASUAL MALE ( The “Borrower”)

REVOLVING LINE OF CREDIT AVAILABILITY CALCULATION AT RETAIL

FAX TO: GHEISA CRUZ (617) 434-4310			Certificate # W/E Date:	2082 12/16/2006
COST
Beg. Inventory as of :	10/28/2006		***
(Sourced from JDA Stock Ledger)
ADD	Receiving/ Purchases		***

	Purchase Accrual (ASN)		***

	Reverse ASN Accrual		***

	Freight		***

LESS	Net Sales @ Retail (memo only)	***

	Cost of Goods Sold @ Cost		***

	Total Adds/ (Reductions)		***

Ending Inventory as of:	12/16/2006		***
	LC Inventory	***
ADD:	At 75%		***
LESS:	Shrinkage at Cost		***
(2.0% of sales since last physical Inv) X Cost Compliment
	Canadian Inventory		***

Eligible Inventory, as of :	12/16/2006		***

Set Appraisal Value (99.3% Dec. 16 - EOM Sept / 101.2% Oct - Dec 15th)			***
Advance Rate			***	***
Total Revolver Borrowing Base			***

Incremental Advance Rate			***	***
Total Incremental Borrowing Base			***

***	Represents text omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

ROCHESTER ( The “Borrower”)

REVOLVING LINE OF CREDIT AVAILABILITY CALCULATION AT RETAIL

FAX TO: GHEISA CRUZ (617) 434-4310			Certificate # W/E Date:	2082 11/25/2006
COST
Beg. Inventory as of :	10/28/2006		***
(Sourced from JDA Stock Ledger)
ADD	Receiving/ Purchases		***

	Purchase Accrual (ASN)		***

	Reverse ASN Accrual		***

	Freight		***

LESS	Net Sales @ Retail (memo only)	***

	Cost of Goods Sold @ Cost		***

	Total Adds/ (Reductions)		***

Ending Inventory as of:	11/25/2006		***

LESS:	Shrinkage ( 2.0% of sales)		***
(2.0% of sales since last physical Inv) X Cost Compliment

Eligible Inventory, as of :	11/25/2006		***

Set Appraisal Value (78.9% Dec. 16 - EOM Sept / 83.0% Oct - Dec 15th)			***
Revolver Advance Rate			***	*	**
Total Revolver Borrowing Base			***

Incremental Advance Rate			***	*	**
Total Incremental Borrowing Base			***

***	Represents text omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

Exhibit 7.1

Direct Deposit Accounts

Attached is a list of Direct Deposit Accounts as they pertain to the businesses of Casual Male Retail Group, Inc.

Exhibit 7.1

Direct Deposit Accounts

Casual Male Retail Group, Inc. - Corporate Bank Directory

BANK OF AMERICA

Tax ID - 042623104

Name on account	Account Number	ABA Number	State Acct.	Purpose	ZBA Source/Destination	Authorized signers
will reside
CMRG Concentration Account	***	wires- *** ACH- ***	Mass	Funds for: All wire payments, Negotiated Letters of Credits and fees, payroll taxes, garnishments, 401K, insurance wires/ach, bank analysis fees, sales tax, Funding to: P/R account ZBA funding to: Controlled Disbursement checking, Delta Dental, Con Gen & MBI ins. accounts.	Borrowing from BOA Retail - Loan Account	David Levin, Dennis Hernreich, Sheri Knight

CMRG Payroll Acct	***	wires- ***	Mass	employee payroll & Dir. Dep.	CMRG Operating *** (By Wire)	David Levin, Dennis Hernreich, Sheri Knight
ACH- ***
Controlled Disbursement Accounts:
Casual Male Retail Group, Inc (A/P)	***		Maine	Expense and Merch Payable-Casual Male &Roch.Exp.	CMRG Operating ***	David Levin, Dennis Hernreich, Sheri Knight
Casual Male Catalog Refund	***		Maine	CMRG Catalog Refund Checks	CMRG Operating ***	David Levin, Dennis Hernreich, Sheri Knight
CMRG, Inc Roch Big & Tall/Catalog	***		Maine	Rochester Catalog Refund checks	CMRG Operating ***	David Levin, Dennis Hernreich, Sheri Knight
CMRG, Inc B and T Direct	***		Maine	B T Direct Catalog Refund Checks	CMRG Operating ***	David Levin, Dennis Hernreich, Sheri Knight
Deposit/Concentration Accounts:
TCM Stores ACH	***		Mass	ACH-All NON Bof A stores	CMRG Revolver	David Levin, Dennis Hernreich, Sheri Knight
Casual Male Catalog Deposit	***		Mass	Depository	CMRG Revolver	David Levin, Dennis Hernreich, Sheri Knight
JaredM	***		Mass	Depository	CMRG Revolver	David Levin, Dennis Hernreich, Sheri Knight
Revolver Concentration
Designs Inc For BOA Retail	***		Mass	Credit Card Payments, Concentrated Acct. Sweeps	CMRG Operating ***
Investments
Bank of America Securities	***		Mass	Overnight Investment	Purchase online from acct. ***	Dennis Hernreich, Sheri Knight

OTHER BANKS:
Royal Bank of Canada Casual Male Canada Inc.	***	***	Toronto, ON	CANADA Only - Funds for: wire payments, payroll, payroll taxes, Merchandise and Expnese payable.	Stand Alone Account	David Levin, Dennis Hernreich, Sheri Knight

updated 11/30/06

***	Represents text omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

Casual Male Retail Group

Tax ID- 042623104

Name on account	Account Number ***	State Acct.	Purpose	ZBA Source/Destination	Authorized signers	TAX ID
will reside
Designs, Inc.		Mass	Funds for: All wire payments, Negotiated Letters of	Borrowing from Fleet Retail Finance Loan Account
Credits and fees, payroll taxes, garnishments, 401K, insurance wires/ach, bank analysis fees, sales tax,
Funding to: CA P/R account
ZBA funding to: P/R, controlled Disbursement checking, C’N’A insurance account.

Designs, Inc.		Mass	All employee payroll & Dir. Dep.	Designs Operating ***	David Levin, Dennis Hernreich, Brian Sheehan
Corporate Payroll account

Designs Ca Payroll acct		Bank Of America	CA Payroll checks	Designs Operating *** (By Wire)	David Levin, Dennis Hernreich. Brain Sheehan
Bank of America		FL

Designs Canton Property		Mass	Holding accounts for Mortgage Payments	Designs Operating *** (By Wire)	David Levin, Dennis Hernreich, Brian Sheehan
Accounts Payable Controlled Disb. Accts:
Designs Inc.		Maine	Expense and Merch Payable-Designs	Designs Operating ***	David Levin, Dennis Hernreich, Brian Sheehan
Casual Male Refund		Maine	Catalog Customer Refunds	Designs Operating ***	David Levin, Dennis Hernreich, Brian Sheehan

Deposit/Concentration Accounts:
TCM Stores ACH		Mass	ACH-All stores	Designs, Inc Revolver
Casual Male Catalog Deposit		Mass	Depository	Designs, Inc Revolver
Designs Stores ACH		Mass	ACH-All stores	Designs, Inc Revolver
Designs		Mass	Stores that use Fleet Bank - Deposits	Designs, Inc Revolver
Designs Inc For Fleet Retail Finance		Mass	Credit Card payments paid directly to Revolver Account	Revolver account used to pay down loan

ECKO UNLTD

ECKO UNLTD		Mass	Operating account-All disbursments and deposits

ECKO UNLTD (AP)		Maine	Controlled Disbursment Checking	Ecko Operating ***	David Levin, Dennis Hernreich, Brian Sheehan

ECKO UNLTD (PAYROLL)		Mass	Payroll Account	Ecko Operating ***	David Levin, Dennis Hernreich, Brian Sheehan

ECKO UNLTD CA PAYROLL		BANK OF AMERICA	Payroll Account	Designs Operating *** (By Wire)	David Levin, Dennis Hernreich, Brian Sheehan

***	Represents text omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

Casual Male Retail Group

Corporate Bank Directory

Bank Name	Street	City	State	Zip Code	Name on account	Account Number ***
Fleet National Bank	40 Broad Street, 10th Floor	Boston	Mass.	02109	Casual Male Retail Group, Inc
					Main Account
Fleet National Bank	40 Broad Street, 10th Floor	Boston	Mass.	02109	Casual Male Retail Group, Inc
					Corporate Payroll account
Bank of America	FL5-441-10-11	West Palm Beach	FL	33401	Casual Male Retail Group, Inc.
	625 North Flagler Drive, 10th FL				California Payroll Account
Fleet National Bank	40 Broad Street, 10th Floor	Boston	Mass.	02109	Designs Canton Property
					Mortgage Account
Fleet National Bank	40 Broad Street, 10th Floor	Boston	Mass.	02109	J. Baker Retirement Account
Fleet National Bank	40 Broad Street, 10th Floor	Boston	Mass.	02109	Designs
					Accounts Payable
Fleet National Bank	40 Broad Street, 10th Floor	Boston	Mass.	02109	Casual Male
					Accounts Payable
Fleet National Bank	40 Broad Street, 10th Floor	Boston	Mass.	02109	Casual Male
					Catalog Refund
Fleet National Bank	40 Broad Street, 10th Floor	Boston	Mass.	02109	TCM Stores ACH
Fleet National Bank	40 Broad Street, 10th Floor	Boston	Mass.	02109	Casual Male Catalog Deposit
Fleet National Bank	40 Broad Street, 10th Floor	Boston	Mass.	02109	Designs Stores ACH
Fleet National Bank	40 Broad Street, 10th Floor	Boston	Mass.	02109	Designs
					Store Depository account
Fleet National Bank	40 Broad Street, 10th Floor	Boston	Mass.	02109	Designs Inc For Fleet Retail Finance

***	Represents text omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

Exhibit 7.1

Direct Deposit Accounts

STORE NO.	Bank_Name	BANK_ADDRESS	CITY	ST	ZIP	TELEPHONE	ACCOUNT # ***	ACH ROUTING # ***	DEP. ROUTING # ***	STORE_ADDRESS	CITY	ST	ZIP
9052	US BANK	440 Regency Parkway Drive	OMAHA	NE	68114					605 NORTH 98 ST	OMAHA	NE	68114
9053	BANK OF AMERICA	9550 METCALF	OVERLAND PARK	KS	66212	(816) 979-8945				8721METCALF AVENUE	OVERLAND PARK	KS	66212
9054	CHASE (JPMORGAN)	325 NORTH MILWAKEE AVENUE	VERNON HILLS	IL	60061	(847) 821-8716				445 EAST TOWNLINE ROAD	VERNON HILS	IL	60061
9055	CHASE (JPMORGAN)	2031 WEST HENDERSON ROAD	COLUMBUS	OH	43220	(614) 248-2323				1113 KENNEY CENTRE	COLUMBUS	OH	43220
9056	BANK OF AMERICA	5270 POPLAR AVENUE	MEMPHIS	TN	38119	(901) 684-6000				847 SOUTH WHITE STATION RD	MEMPHIS	TN	38117
9057	CHASE (JPMORGAN)	7990 WASHINGTON VILLAGE DRIVE	DAYTON	OH	45459	(937) 443-6290				#8 PRESTIGE PLAZA DR SUITE 106	MAIMISBURG	OH	45342
9058	BANK OF AMERICA	8100 FORSYTH BLVD	ST LOUIS	MO	63105	(314) 466-0482				1026 SOUTH BRENTWOOD BLVD	RICHMOND HEIGHTS	MO	63117
9059	CHASE (JPMORGAN)	18100 WEST ELEVEN MILE ROAD	LATHRUP VILLAGE	MI	48076	(248) 424-8720				25000 SOUTHFIELD ROAD	SOUTHFIELD	MI	48075
9060	CHASE (JPMORGAN)	1234 MONROE	DEARBORN	MI	48124	(313) 565-8800				234000 MICHIGAN AVENUE	DEARBORN	MI	48124
9063	CHASE (JPMORGAN)	43100 GRAND RIVER AVENUE	NOVI	MI	48375	(248) 349-2424				43115 CRESCENT BLVD	NOVI	MI	48375
9064	CHASE (JPMORGAN)	13999 LAKESIDE CIRCLE	STERLING HEIGHTS	MI	48313	(586) 247-4900				13451 HALL ROAD	UTICA	MI	48315
9066	BANK OF AMERICA	508 Pompton Ave	Cedar Grove	NJ	07009	(800) 841-4000				540 Us Highway 46	Totowa	NJ	07512
9067	BANK OF AMERICA	46 Parsonage Rd	Menlo Park	NJ	08837	(800) 841-4000				236 Lafayette Rd	Edison	NJ	08837
9068	BANK OF AMERICA	14002 NORTH DALE MABRY HIGHWAY	TAMPA	FL	33618	(813) 264-2006				14354 NORTH DALE MABRY HWY	TAMPA	FL	33618
9069	BANK OF AMERICA	2293 SANDLAKE ROAD	ORLANDO	FL	32809	(407) 855-3181				7939 SO. ORANGE BLOSOM TRAIL	ORLANDO	FL	32809
9070	BANK OF AMERICA	11800 ROCKVILLE PIKE	ROCKVILLE	MD	20852	(301) 881-8390				11503-A ROCKVILLE PIKE	ROCKVILLE	MD	20852
9071	CHASE (JPMORGAN)	431 WEST SOUTHERN AVENUE	MESA	AZ	85210	(480) 890-5343				1110 WEST SOUTHERN AVENUE	MESA	AZ	85210
9072	CHASE (JPMORGAN)	3235 NORTH MESQUITE	MESQUITE	TX	75150	(972) 270-5481				1725 NORTH TOWN EAST BLVD	MESQUITE	TX	75150
9073	CHASE (JPMORGAN)	2000 WEST 15TH STREET	PLANO	TX	75075	(972) 423-6527				1025 NO CENTRAL EXPRESSWAY	PLANO	TX	75075
9074	CHASE (JPMORGAN)	1337 GESSNER	HOUSTON	TX	77055	(713) 751-6100				1005 GESSNER STREET	HOUSTON	TX	77055
9075	CHASE (JPMORGAN)	8515 FONDREN	HOUSTON	TX	77074	(713) 751-6100				7115 SOUTHWEST FREEWAY	HOUSTON	TX	77074
9076	CHASE (JPMORGAN)	3751 MATLOCK ROAD	ARLINGTON	TX	76015	(817) 468-8649				4110 SOUTH COOPER STREET	ARLINGTON	TX	76015
9080	BANK OF AMERICA	220 SOUTH ESCONDIDO BLVD	ESCONDIDO	CA	92025-4183	(760) 489-2001				1004 WEST VALLEY PARKWAY # 23	ESCONDIDO	CA	92025
9081	BANK OF AMERICA	203 NORTH GLENDALE AVENUE	GLENDALE	CA	91206	(818) 500-5096				340 NORTH GLENDALE AVE	GLENDALE	CA	91206
9082	BANK OF AMERICA	19240 NORDHOFF STREET	NORTHRIDGE	CA	91324	(818) 885-4060				19422 NORDOFF STREET (Nordhoff Plaza)	NORTHRIDGE	CA	91324
9083	CHASE (JPMORGAN)	105 SOUTH ST. MARY’S	SAN ANTONIO	TX	78205	(210) 271-8200				11075 IH-10 WEST SUITE 302	SAN ANTONIO	TX	78230
9084	BANK OF AMERICA	1108 THE MALL IN COLUMBIA	COLUMBIA	MD	33401	(410) 730-8971				10300 LITTLE PATUXENT PKWY	COLUMBIA	MD	21044
9102	BANK OF AMERICA	170 Main St	East Haven	CT	06512	(800) 841-4000				96 Frontage Rd	East Haven	CT	06512
9103	BANK OF AMERICA	2150 Black Rock Turnpike (Rt 58)	Fairfield	CT	06825	(800) 841-4000				2367 Black Rock Tpke	Fairfield	CT	06825
9105	BANK OF AMERICA	900 BALD HILL ROAD	WARWICK	RI	02886	(401) 821-7588				800 BALD HILL RD	W WARWICK	RI	02893
9106	BANK OF AMERICA	2747 DUKE STREET	ALEXANDRIA	VA	22314					6222 LITTLE RIVER TPKE	ALEXANDRIA	VA	22312
9108	CHASE (JPMORGAN)	18100 WEST ELEVEN MILE ROAD	LATHRUP VILLAGE	MI	48076	(248) 424-8720				26740 SOUTHFIELD RD	LATHRUP VILLAGE	MI	48076
9112	BANK OF AMERICA	71 Faunce Corner Rd	North Dartmouth	MA	02747	(800) 841-4000				[294-299] Faunce Corner Rd	North Dartmouth	MA	02747
9114	CHASE (JPMORGAN)	7400 SOUTH PENNSYLVANIA	OKLAHOMA CITY	OK	73159	(405) 231-6000				2209 SW 74 ST SUITE 318	OKLAHOMA CITY	OK	73159
9117	BANK OF AMERICA	310 Daniel Webster Highway	Nashua	NH	03060	(800) 841-4000				440 Middlesex Rd	Tyngsboro	MA	01879
9119	CHASE (JPMORGAN)	4730 WEST 79th STREET	CHICAGO	IL	60652	(773) 585-7700				8735 S CICERO AVE	HOMETOWN	IL	60456
9120	CHASE (JPMORGAN)	880 Roosevelt Road	Glen Ellyn	IL	60137	(630) 942-1579				17 West 480 22nd Street	LOMBARD	IL	60148
9121	WACHOVIA BANK	2710 SOUTH 3RD ST	PHILADELPHIA	PA	19148	(215) 334-2639				2715 S FRONT ST SPACE #6	PHILADELPHIA	PA	19148
9123	BANK OF AMERICA	2030 COLISEUM DRIVE SUIT A	HAMPTON	VA	23666	(757) 896-3300				1044 W MERCURY BLVD	HAMPTON	VA	23666
9124	BANK OF AMERICA	600 Silas Deane Highway	Wethersfield	CT	06109	(800) 841-4000				1138 Silas Deane Hwy	Wethersfield	CT	06109
9127	CHASE (JPMORGAN)	1225 SOUTH PARK DRIVE	GREENWOOD	IN	46143	(317) 321-4004				884 N US 31 GREENWOOD SHOPPES	GREENWOOD	IN	46142
9131	BANK OF AMERICA	1188 NIAGARA FALLS BLVD	TONAWANDA	NY	14150	(716) 833-3330				1228-1230 NIAGARA FALLS BLVD	TONAWANDA	NY	14150
9133	BANK OF AMERICA	7207 EAST INDEPENDENCE BLVD	CHARLOTTE	NC	28227	(704) 386-5865				5030 E INDEPENDENCE BLVD	CHARLOTTE	NC	28212
9137	BANK OF AMERICA	330 BUSH RIVER ROAD	COLUMBIA	SC	29210	(803) 765-4730				125 OUTLET POINT BLVD	COLUMBIA	SC	29210
9139	BANK OF AMERICA	7420 RIVERS AVENUE	NORTH CHARLESTON	SC	29406					7800 RIVERS AVE SUITE 1440	CHARLESTON	SC	29406
9142	BANK OF AMERICA	1774 WASHINGTON STREET	HANOVER	MA	02339	(800) 841-4000				1410 WASHINGTON ST HANOVER SC	HANOVER	MA	02339
9144	BANK OF AMERICA	225 MEMORIAL AVENUE	WEST SPRINGFIELD	MA	01089	(413) 746-3263				223-227 MEMORIAL AVE	W SPRINGFIELD	MA	01089
9147	BANK OF AMERICA	245 WEST DAVIS STREET	BURLINGTON	NC	27216					2397 CORPORATION PKWY	BURLINGTON	NC	27215
9149	BANK OF AMERICA	133 Wolf Rd	Albany	NY	12205	(800) 841-4000				110 Wolf Rd	Albany	NY	12205
9152	BANK OF AMERICA	2501 NORTH OAK STREET	MYRTLE BEACH	SC	29577	(843) 946-2100				Tanger Outlet Center on Highway 501, 4630 Factory Stores Blvd, Suite A-105	MYRTLE BEACH	SC	29579
9155	CHASE (JPMORGAN)	100 NORTH BROADWAY	OKLAHOMA CITY	OK	73102	(405) 231-6000				3617 NORTHWEST EXWY	OKLAHOMA CITY	OK	73112
9157	BANK OF AMERICA	756 TWO MILE PARKWAY	GOODLETESVILLE	TN	37072					1596 GALLATIN PIKE N	MADISON	TN	37115
9159	BANK OF AMERICA	2850 PRINCE WILLIAM PARKWAY	WOODBRIDGE	VA	22191					SMOKETOWN STATION, 13289 WORTH AVE.	WOODBRIDGE	VA	22192
9160	BANK OF AMERICA	858 WASHINGTON ST	DEDHAM	MA	02026	(800) 841-4000				735 PROVIDENCE HWY	DEDHAM	MA	02026
9161	BANK OF AMERICA	One Post Office Square	Lynnfield	MA	01940	(800) 841-4000				87 Broadway	Saugus	MA	01906
9165	CHASE (JPMORGAN)	2904 NORTH BELTLINE ROAD	IRVING	TX	75062	(972) 255-8556				2608 N BELTLINE RD	IRVING	TX	75062
9166	BANK OF AMERICA	1263 MILITARY RD	NIAGARA FALLS	NY	14304	(716) 283-8783				1852 MILITARY RD	NIAGARA FALLS	NY	14304
9167	BANK OF AMERICA	1720 E. FOWLER AVENUE	TAMPA	FL	33612	(813) 971-5088				2576 E FOWLER AVE	TAMPA	FL	33612
9168	BANK OF AMERICA	738 Long Hill Rd (Rt 1)	Groton	CT	06340	(800) 841-4000				984 Poquonnock Rd	Groton	CT	06340
9171	CHASE (JPMORGAN)	2325 SOUTHLAKE MALL	MERRILLVILLE	IN	46410	(219) 738-4254				2217A E 80TH AVE	MERRILLVILLE	IN	46410
9172	BANK OF AMERICA	7220 SAND LAKE RD	ORLANDO	FL	32819	(407) 351-4220				5728 INTERNATIONAL DR	ORLANDO	FL	32819
9174	BANK OF AMERICA	3333 WEST HENRIETTA RD	ROCHESTER	NY	14623	(585) 475-1687				3333 W HENRIETTA RD SUITE 22	ROCHESTER	NY	14623
9175	BANK OF AMERICA	1349 BOSTON POST ROAD	MILFORD	CT	06460	(203) 876-3383				1501 BOSTON POST RD	MILFORD	CT	06460
9176	BANK OF AMERICA	2105 PINECROFT ROAD	GREENSBORO	NC	27407					3806-A HIGH POINT RD	GREENSBORO	NC	27407
9177	CHASE (JPMORGAN)	3501 LAFAYETTE RD	INDIANAPOLIS	IN	46254	(317) 321-7156				4664 W. 38TH ST.	INDIANAPOLIS	IN	46254
9178	BANK OF AMERICA	880 NORTH MILITARY HIGHWAY	NORFOLK	VA	23502	(757) 466-5150				6109 E. VIGINIA BEACH BLVD.	NORFOLK	VA	23502

***	Represents text omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

8	CM Accts by Name	8/17/2010

Exhibit 7.1

Direct Deposit Accounts

STORE NO.	Bank_Name	BANK_ADDRESS	CITY	ST	ZIP	TELEPHONE	ACCOUNT # ***	ACH ROUTING # ***	DEP. ROUTING # ***	STORE_ADDRESS	CITY	ST	ZIP
9180	BANK OF AMERICA	425 Forest Avenue	Paramus	NJ	07652	(800) 841-4000				443 N State Rt 17	Paramus	NJ	07652
9181	BANK OF AMERICA	702 NORTH ROLLING ROAD	BALTIMORE	MD	21228	(410) 744-2166				6217 BALTIMORE NATIONAL PIKE	BALTIMORE	MD	21228
9182	CHASE (JPMORGAN)	7315 WEST IRVING PARK ROAD	CHICAGO	IL	60634	(773) 589-2004				4151 N HARLEM AVE	HARWOOD HEIGHTS	IL	60656
9183	CHASE (JPMORGAN)	1 SOUTH NORTHWEST HIGHWAY	PARK RIDGE	IL	60068	(847) 518-7100				9517 N MILWAUKEE AVE	NILES	IL	60714
9184	CHASE (JPMORGAN)	9540 TELEGRAPH RD	REDFORD	MI	48239	(313) 537-9060				9189 TELEGRAPH RD REDFORD PLZ	REDFORD TOWNSHIP	MI	48239
9185	BANK OF AMERICA	684 Fellsway	Medford	MA	02155	(800) 841-4000				686 Fellsway	Medford	MA	02155
9186	WACHOVIA BANK	2441 A RT 22 WEST	UNION	NJ	07083	(908) 688-2280				2456 US HWY 22	UNION	NJ	07083
9187	US BANK	2690 Snelling Avenue North	ROSEVILLE	MN	55113					1671 COUNTY RD C	ROSEVILLE	MN	55113
9188	BANK OF AMERICA	1801 Richmond Road	Williamsburg	VA	23185	(757) 259-5481				Center of Lightfoot, VA 23090	Lightfoot	VA	23090
9190	CHASE (JPMORGAN)	7606 WEST MORGAN AVENUE	MILWAUKEE	WI	53220	(414) 546-7485				4751 S 76TH ST KOPP SHOP CTR	GREENFIELD	WI	53220
9191	BANK OF AMERICA	99 Rockingham Park Boulevard	Salem	NH	03079	(800) 841-4000				346 S Broadway	Salem	NH	03079
9193	BANK OF AMERICA	994 Middle Country Rd	Selden	NY	11784	(800) 841-4000				2049 Middle Country Rd	Centereach	NY	11720
9194	CHASE (JPMORGAN)	2255 NORTH CALHOUN ROAD	BROOKFIELD	WI	53005	(262) 821-4321				17500-A WEST BLUEMOND RD	BROOKFIELD	WI	53005
9195	BANK OF AMERICA	12430 ST. CHARLES ROAD	BRIDGETON	MO	63044					3535 N LINDBERG BLVD	ST ANN	MO	63074
9196	US BANK	1760 Beam Avenue	MAPLEWOOD	MN	55109					1845 COUNTY RD D	MAPLEWOOD	MN	55109
9197	BANK OF AMERICA	75 Middlesex Turnpke	Burlington	MA	01803	(800) 841-4000				34 Cambridge St	Burlington	MA	01803
9199	BANK OF AMERICA	1290 HOOPER AVENUE	TOMS RIVER	NJ	08753	(732) 240-3300				BEY LEA PLZ 1232 HOOPER AVE	TOM’S RIVER	NJ	08753
9200	CHASE (JPMORGAN)	1122 NORTH CLARK STREET	CHICAGO	IL	60610	(312) 407-2626				2949 W ADDISON ST ADDISON MALL	CHICAGO	IL	60618
9201	US BANK	8000 Lyndale Avenue South	Bloomington	MN	55420					6601 NICOLLET AVE.	RICHFIELD	MN	55423
9202	First Banking	7500 GREENBAY ROAD	KENOSHA	WI	53142	(262) 697-7505				7700 120TH AVE UNIT 404	KENOSHA	WI	53142
9204	WASHINGTON MUTUAL	51 ROCKLAND CENTER	NANUET	NY	10954	(845) 627-6911				23 ROCKLAND CTR SPACE NO. 12	NANUET	NY	10954
9205	CHASE (JPMORGAN)	2101 SOUTH BEND AVENUE	SOUTH BEND	IN	46637	(574) 283-4150				INDIAN RIDGE SC 5776 GRAPE RD	MISHAWAKA	IN	46545
9206	CHASE (JPMORGAN)	7750 NORTH WAYNE ROAD	WESTLAND	MI	48185	(734) 425-8605				35592 W WARREN RD	WESTLAND	MI	48185
9207	BANK OF AMERICA	2604 Central Park Ave (was 2550-2560)	Yonkers	NY	10710	(800) 841-4000				2369 Central Park Ave	Yonkers	NY	10710
9208	CHASE (JPMORGAN)	5485 EAST HURON RIVER DRIVE	YPSILANTI	MI	48197	(734) 995-8094				3576 WASHTENAW AVE	ANN ARBOR	MI	48104
9209	CHASE (JPMORGAN)	3166 WEST HURON STREET	WATERFORD	MI	48328	(248) 681-0900				9 N TELEGRAPH RD	WATERFORD	MI	48328
9210	CHASE (JPMORGAN)	2310 WEST 95th STREET	CHICAGO	IL	60643	(708) 445-1770				2637 WEST 95TH ST., EVERGREEN COMMONS	EVERGREEN PARK	IL	60805
9211	WASHINGTON MUTUAL	5230 FLATBUSH AVENUE & AVENUE U	BROOKLYN	NY	11234	(718) 692-5850				2435 FLATBUSH AVE	BROOKLYN	NY	11234
9213	BANK OF AMERICA	195 Bristol Oxford Valley Road	Langhorne	PA	19047	(800) 841-4000				2500 E Lincoln Hwy	Langhorne	PA	19047
9214	CHASE (JPMORGAN)	260 JOHN R	TROY	MI	48083	(248) 524-6224				100 W 12 MILE RD SPACE K	MADISON HEIGHTS	MI	48071
9217	CHASE (JPMORGAN)	833 SOUTH HIGH STREET	COLUMBUS	OH	43206	(614) 248-2480				SANCUS RETAIL CENTER, 1154 POLARIS PKW	COLUMBUS	OH	43240
9220	CHASE (JPMORGAN)	4763 GREAT NORTHERN BLVD	NORTH OLMSTED	OH	44070	(440) 777-4888				25180 LORAIN RD	N OLMSTED	OH	44070
9221	BANK OF AMERICA	2669 MURFREESBORO ROAD	NASHVILLE	TN	37217					5295 HICKORY HOLLOW PKWY #1015	ANTIOCH	TN	37013
9223	BANK OF AMERICA	141 SOUTH ROCK RD	WICHITA	KS	67207	(316) 261-4557				8303 KELLOGG ST SUITE 444	WICHITA	KS	67207
9224	CHASE (JPMORGAN)	4144 BAY RD	SAGINAW	MI	48603	(989) 771-2440				4434 BAY RD	SAGINAW	MI	48603
9225	BANK OF AMERICA	6711 RITCHIE HIGHWAY	GLEN BURNIE	MD	21061-2395	(410) 766-3500				6710 GOVERNOR RITCHIE HWY	GLEN BURNIE	MD	21061
9227	BANK ONE	17800 FORT STREET	RIVERVIEW	MI	48192	(734) 284-0365				18700 EUREKA RD SPACE 1,2,3	SOUTHGATE	MI	48195
9229	US BANK	100 NORTH 56TH STREET	LINCOLN	NE	68504	(402) 467-8002				101 S 48TH SUITE 4	LINCOLN	NE	68510
9232	CHASE (JPMORGAN)	4600 DRESSLER ROAD	CANTON	OH	44718	(330) 492-4431				5106-5108 WHIPPLE NW	CANTON	OH	44718
9235	CHASE (JPMORGAN)	111 EAST COURT STREET	FLINT	MI	48502	(810) 237-3880				G4365 MILLER RD	FLINT	MI	48507
9236	UNITED SAVINGS BANK	301 BALTIMORE PIKE & WEST AVE	SPRINFFIELD	PA	19064-3809	(610) 544-9090				220 BALTIMORE PIKE	SPRINGFIELD	PA	19064
9237	BANK ONE	2475 SOUTH HAMILTON ROAD	COLUMBUS	OH	43232	(614) 248-2490				2577 S HAMILTON RD	COLUMBUS	OH	43232
9241	BANK OF AMERICA	7595 ORA GLENN DRIVE	GREENBELT	MD	20770					7565 GREENBELT RD SPACE 205	GREENBELT	MD	20770
9242	BANK OF AMERICA	183 Quaker Rd	Queensbury	NY	12804	(800) 841-4000				1492 State Route 9	Lake George	NY	12845
9247	US BANK	1493 Robert Street South	WEST ST PAUL	MN	55118					1733 S ROBERTS ST	W ST PAUL	MN	55118
9250	BANK OF AMERICA	910 TALON DRIVE	O’FALLON	IL	62269					319 LINCOLN HWY	FAIRVIEW HEIGHTS	IL	62208
9251	CITIZENS NATIONAL BANK	PO BOX 4610 PIGEON FORGE OFFICE	SEVIERVILLE	TN	37864-4610	(865) 429-7585				2655 TEASTER LANE	PIGEON FORGE	TN	37863
9252	US BANK	72nd and Dodge	OMAHA	NE	68114					7604 DODGE ST	OMAHA	NE	68114
9254	CHASE (JPMORGAN)	120 NORTH SCOTT	JOLIET	IL	60432	(815) 727-2601				1359 N LARKIN ST	JOLIET	IL	60435
9256	BANK OF AMERICA	300 MERCER MALL	LAWRENCEVILLE	NJ	08648	(609) 452-2923				3256 BRUNSWICK PIKE	LAWRENCEVILLE	NJ	08648
9257	CHASE (JPMORGAN)	5435 NORTHFIELD ROAD	BEDFORD HEIGHTS	OH	44146	(216) 475-5300				4755 NORTHFIELD RD	N RANDALL	OH	44128
9258	SKY BANK	4105 TALMADGE ROAD	TOLEDO	OH	43623	(419) 254-7052				5212 MONROE ST SUITE B	TOLEDO	OH	43623
9260	NORTHWEST SAVINGS BANK	8 MILLCREEK SQUARE	ERIE	PA	16509	(814) 866-3900				7 MILLCREEK SQ	ERIE	PA	16565
9266	TRUSTMARK BANK	3714 CANADA RD	LAKELAND	TN	38002	(901) 377-3868				3536 CANADA RD SPACE 8A	LAKELAND	TN	38002
9267	CHASE (JPMORGAN)	111 Monument Circle	INDIANAPOLIS	IN	46204	317-321-7020				10027 E WASHINGTON ST	INDIANAPOLIS	IN	46229
9270	CHASE (JPMORGAN)	2404 EAST OAKLAND AVENUE	BLOOMINGTON	IL	61701	(309) 433-9151				1407 N VETERANS PKWY	BLOOMINGTON	IL	61704
9271	CHASE (JPMORGAN)	202 FOREST BLVD	PARK FOREST	IL	60466	(708) 747-2400				4744 W LINCOLN PKWY	MATTESON	IL	60443
9272	BANK OF AMERICA	17 Wallingford Sq	Kittery	ME	03904	(800) 841-4000				8 Dexter Ln	Kittery	ME	03904
9273	CHASE (JPMORGAN)	1935 BRETON ROAD SOUTHEAST	GRAND RAPIDS	MI	49506	(616) 771-7025				3931 28TH ST SE	GRAND RAPIDS	MI	49512
9274	CHASE (JPMORGAN)	1 EAST OLD STATE CAPITOL PLAZA	SPRINGFIELD	IL	62701	(217) 525-9600				2450 WABASH SPACE 101	SPRINGFIELD	IL	62704
9278	BANK OF AMERICA	10700 MIDLOTHIAN TURNPIKE	RICHMOND	VA	23235	(804) 378-8675				11003 MIDLOTHIAN TPKE	RICHMOND	VA	23225
9280	FIRST NAT’L BANK OF PA	5004 MCKNIGHT RD	PITTSBURG	PA	15237	(412) 369-0990				4700 MCKNIGHT RD	PITTSBURGH	PA	15237
9283	CHASE (JPMORGAN)	5400 MAYFIELD ROAD	LYNDHURST	OH	44124	(440) 442-7800				5419 MAYFIELD RD	LYNDHURST	OH	44124
9286	BANK OF AMERICA	1699 Whitney Ave	Hamden	CT	06517	(800) 841-4000				1869 Dixwell Ave	Hamden	CT	06514
9290	CITIZENS BANK	1313 FRANKLIN MILLS CIRCLE	PHILADELPHIA	PA	19154	(215) 637-9515				1441 FRANKLIN MILLS CIRCLE	PHILADELPHIA	PA	19154
9291	BANK OF AMERICA	502 SOUTH COLLEGE ROAD	WILMINGTON	NC	28403					351 S COLLEGE RD SPACE D-19	WILMINGTON	NC	28403

***	Represents text omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

8	CM Accts by Name	8/17/2010

Exhibit 7.1

Direct Deposit Accounts

STORE NO.	Bank_Name	BANK_ADDRESS	CITY	ST	ZIP	TELEPHONE	ACCOUNT # ***	ACH ROUTING # ***	DEP. ROUTING # ***	STORE_ADDRESS	CITY	ST	ZIP
9292	BANK OF AMERICA	1469 Route 9	Wappingers Falls	NY	12590	(800) 841-4000				1955 South Rd	Poughkeepsie	NY	12601
9293	CHASE (JPMORGAN)	50 SOUTH MAIN STREET	AKRON	OH	44308	(330) 972-1984				1950 BUCHOLZER AVE	AKRON	OH	44310
9298	PNC BANK	505 NORTH DUPONT HIGHWAY	DOVER	DE	19901	(888) 762-2265				1037 N DUPONT HWY	DOVER	DE	19901
9299	US BANK	231 County Road 10 NE	Blaine	MN	55434					N CT COMMONS SP 13 670 HWY 10	BLAINE	MN	55434
9302	BANK OF AMERICA	1123 SOUTH UNIVERSITY	LITTLE ROCK	AR	72205	(501) 664-3613				1216 S UNIVERSITY AVE	LITTLE ROCK	AR	72204
9304	CHASE (JPMORGAN)	2109 WEST CENTRE	PORTAGE	MI	49002	(269) 323-0381				6749 S WESTNEDGE AVE	PORTAGE	MI	49081
9306	M & T BANK	811 KIDDER STREET	WILKES-BARRE	PA	18702	(570) 824-5915				TRIANGLE PLZ 677H KIDDER ST	WILKES BARRE	PA	18702
9309	BANK OF AMERICA	3400 WESTOWN PARKWAY	WEST DES MOINES	IA	50266	(515) 224-0615				8801 UNIVERSITY AVE	CLIVE	IA	50325
9311	PNC BANK	32 MIRACLE MILE SHOPPING CENTER	MONROEVILLE	PA	15146	(412) 373-2476				3832 WILLIAM PENN HWY	MONROEVILLE	PA	15146
9312	BANK OF AMERICA	67 Old Newtown Rd	Danbury	CT	06810	(800) 841-4000				100 Newtown Rd	Danbury	CT	06810
9316	SUSQUEHANNA BANK	366 HARTMAN BRIDGE RD	STRESBURY	PA	17579	(717) 687-8454				35 S WILLOWDALE DR BOX 807	LANCASTER	PA	17602
9319	US BANK	5501 WEST 41ST	SIOUX FALLS	SD	57106					3500 W 41ST ST	SIOUX FALLS	SD	57106
9322	BANK OF AMERICA	19 Ridgedale Ave	East Hanover	NJ	07936	(800) 841-4000				368 State Route 10	East Hanover	NJ	07936
9323	FIRST CITIZENS BANK	241 EAST MARKET ST, PO BOX 1377	SMITHFIELD	NC	27577-1377	(919) 989-3274				2400 INDUSTRIAL PK DR SP 450	SMITHFIELD	NC	27577
9324	US BANK	3802 13th Avenue South	FARGO	ND	58103					4340 13TH AVE SW	FARGO	ND	58103
9326	CHASE (JPMORGAN)	1836 NORTH BROADWAY	MELROSE PARK	IL	60160	(708) 450-1674				1180 1/2 WEST NORTH AVE. WINSTON PLAZA	MELROSE PARK	IL	60160
9327	CHASE (JPMORGAN)	30730 GROESBECK HIGHWAY	ROSEVILLE	MI	48066	(586) 775-7800				30160 GRATIOT AVE	ROSEVILLE	MI	48066
9330	BANK OF AMERICA	251 Glen Cove Rd	Carle Place	NY	11514	(800) 841-4000				152 Glen Cove Rd	Carle Place	NY	11514
9331	BANK OF AMERICA	4495 LEMAY FERRY ROAD	ST LOUIS	MO	63129					7328 S LINDBERGH BLVD	ST LOUIS	MO	63125
9333	BANK OF AMERICA	4189 SOUTH SERVICE ROAD	ST PETERS	MO	63376					4083 Veteran’s Memorial Parkway	ST PETERS	MO	63376
9334	CHASE (JPMORGAN)	3115 RIDGE ROAD	LANSING	IL	60438	(708) 474-6161				16819 TORRENCE AVE	LANSING	IL	60438
9336	BANK OF AMERICA	425 Philbrook Ave	South Portland	ME	04106	(800) 841-4000				220 Maine Mall Rd	S Portland	ME	04106
9339	BANK OF AMERICA	47 West Main St	Patchogue	NY	11772	(800) 841-4000				49956 N Service Rd	Patchogue	NY	11772
9340	BANK OF AMERICA	7520 MARLBORO PIKE	FORESTVILLE	MD	20747	(301) 817-7760				5736 SILVER HILL RD	DISTRICT HEIGHTS	MD	20747
9343	PNC BANK	2101 PARK MANOR BLVD	PITTSBURGH	PA	15205	(412) 787-5757				6528 Steubenville Pike, Robinson Court	PITTSBURGH	PA	15205
9345	BANK OF AMERICA	1821 CINNAMINSON AVE	CINNAMINSON	NJ	08077	(856) 786-8780				US S. Rte 130 - 195 Cinnaminson Avenue	RIVERTON	NJ	08077
9347	CHASE (JPMORGAN)	6660 SOUTH SHERIDAN ROAD	TULSA	OK	74133	(918) 586-1000				8228 E 61ST ST SUITE 101	TULSA	OK	74133
9348	M & T BANK			PA	17404	(717) 852-4555				MAPLE VLG II 970 LOUCKS RD	YORK	PA	17404
9349	FIFTH THIRD BANK	1250 NORTH GREEN RIVER RD	EVANSVILLE	IN	47715	(812) 474-2741				1530 N GREEN RIVER RD BLDG A	EVANSVILLE	IN	47715
9351	FIRST TENNESSEE	5526 BRAINERD RD	CHATTANOOGA	TN	37411	(423) 954-2520				BRAINARD PK 5799 BRAINARD RD	CHATTANOOGA	TN	37411
9354	NATIONAL CITY BANK	2521 CAPITAOL AVE SW LOCATOR K-B05-XX	BATTLE CREEK	MI	49015	(616) 963-0771				5568 BECKLEY RD	BATTLE CREEK	MI	49017
9355	THE PARK AVE BANK	1012 LAKES BLVD	LAKE PARK	GA	31636	(229) 559-7056				5265 MILL STORE RD. SP 30	LAKE PARK	GA	31636
9356	CHASE (JPMORGAN)	8515 FONDREN	HOUSTON	TX	77074	(713) 751-6100				6898 SOUTHWEST FREEWAY	HOUSTON	TX	77074
9360	CHASE (JPMORGAN)	201 SOUTH WASHINGTON SQUARE	LANSING	MI	48933	(517) 487-1037				5849 W SAGINAW HWY DELTA CTR	LANSING	MI	48917
9361	CHASE (JPMORGAN)	1414 WEST OAK STREET	ZIONSVILLE	IN	46077	(317) 266-7316				501 COLISEUM BLVD E	FT WAYNE	IN	46805
9363	CHASE (JPMORGAN)	8515 5th Ave	BROOKLYN	NY	11209	(718) 439-5648				527 86TH ST BAYRIDGE	BROOKLYN	NY	11209
9365	CHASE (JPMORGAN)	1200 MCKINNEY, STE 433	HOUSTON	TX	77010	(713) 751-6100				4608 FM 1960 W NORTHWOODS SC	HOUSTON	TX	77069
9366	CHASE (JPMORGAN)	7000 GRAPEVINE HIGHWAY	FORT WORTH	TX	76180	(817) 884-4000				N EAST SC 8704A AIRPORT FREEWY	HURST	TX	76053
9367	BANK OF AMERICA	5310 Sunrise Highway	MASSAPEQUA	NY	11762	(800) 841-4000				5060A SUNRISE HWY	MASSAPEQUA	NY	11762
9368	CHASE (JPMORGAN)	3100 W. BROAD STREET	COLUMBUS	OH	43204	(614) 248-2630				W BROAD CTR 3659 W BROAD ST	COLUMBUS	OH	43228
9370	CHASE (JPMORGAN)	3856 WEST 26TH STREET	CHICAGO	IL	60402	(773) 277-5300				7365 25TH ST N RIVERSIDE PLZ	N RIVERSIDE	IL	60546
9371	BANK OF AMERICA	1355 N. Delsea Drive	Deptford	NJ	08096	(800) 841-4000				Center of Deptford, NJ 08096	Deptford	NJ	08096
9373	CHASE (JPMORGAN)	6400 GRAND AVE	GURNEE	IL	60031	(847) 782-3690				6170 W GRAND AVE SPACE 381	GURNEE	IL	60031
9374	HSBC BANK USA	3478 BOSTON RD	BRONX	NY	10475	(718) 991-7233				BAY PLAZA , 2094 BARTOW AVE	BRONX	NY	10475
9375	CHASE (JPMORGAN)	633 NORTHLAND BLVD	CINCINNATI	OH	45240	(513) 595-6410				CASINELLI SQ 129 E KEMPTER RD	SPRINGDALE	OH	45246
9376	CHASE (JPMORGAN)	45 EAST FOURTH STREET	CINCINNATI	OH	45202	(513) 784-0770				KENWOOD CTR 7324 KENWOOD RD	CINCINNATI	OH	45236
9377	CHASE (JPMORGAN)	101 MONUMENT CIRCLE	INDIANAPOLIS	IN	46204	(317) 321-7020				6024 E 82ND ST CASTLETON SHOPS	INDIANAPOLIS	IN	46250
9378	CHASE (JPMORGAN)	8800 WEST BROWN DEER ROAD	MILWAUKEE	WI	53224	(414) 365-6306				7817 W BROWN DEER RD	BROWN DEER	WI	53223
9379	BANK OF AMERICA	188 Boston Turnpike Road	Shrewsbury	MA	01545	(800) 841-4000				80 80a Boston Tpke	Shrewsbury	MA	01545
9380	BANK OF AMERICA	3375 LEONARDTOWN ROAD	WALDORF	MD	20602					3376 CRAIN HIGHWAY	WALDORF	MD	20601
9381	CHASE (JPMORGAN)	533 LYNDON LANE	LOUISVILLE	KY	40222	(502) 566-2291				7635 SHELBYVILLE RD	LOUISVILLE	KY	40222
9383	BANK OF AMERICA	1000 Cottman Ave	Philadelphia	PA	19111	(800) 841-4000				2375 Cottman Ave	Philadelphia	PA	19149
9384	CHASE (JPMORGAN)	7990 WASHINGTON VILLAGE DRIVE	DAYTON	OH	45459	(937) 443-6290				7924 SPRINGBORO PIKE	MIAMISBURG	OH	45342
9387	CHASE (JPMORGAN)	30 NORTH MAIN STREET	POLAND	OH	44514	(330) 757-0852				926 BOARDMAN-POLAND RD	BOARDMAN	OH	44512
9388	INDEPENDENCE BANK	2655 RICHMOND AVE	STATEN ISLAND	NY	10314	(718) 370-3623				2295 RICHMOND AVE SPACE 63	STATEN ISLAND	NY	10314
9390	CHASE (JPMORGAN)	303 SOUTH MAIN	DUNCANVILLE	TX	75116	(972) 780-4207				3209 CAMP WISDOM RD	DALLAS	TX	75237
9391	CITIZENS BANK	2084 NAMANS ROAD	WILMINGTON	DE	19808	(302) 421-2358				3924 KIRKWOOD HWY RTE 2	WILMINGTON	DE	19808
9393	CHASE (JPMORGAN)	600 SOUTH TYLER STREET, SUITE 100	AMARILLO	TX	79101	(806) 378-3100				WOFLIN SQ 2217 I-40 W	AMARILLO	TX	79109
9395	CHASE (JPMORGAN)	7979 PLAZA BLVD	MENTOR	OH	44060	(440) 352-5530				7619 MENTOR AVE	MENTOR	OH	44060
9396	BANK OF AMERICA	236 West DeKalb Pike	King of Prussia	PA	19406	(800) 841-4000				445 W Dekalb Pike	King Of Prussia	PA	19406
9397	CHASE (JPMORGAN)	1200 MCKINNEY, STE 433	HOUSTON	TX	77010	(713) 751-6100				10911 1-10 East Freeway	HOUSTON	TX	77029
9398	BANK OF AMERICA	12400 NORTH FREEWAY	HOUSTON	TX	77060	(281) 874-6166				GREENSPOINTE SQ 153 GREENS RD	HOUSTON	TX	77060
9400	VALLEY NATIONAL BANK	54 MILL CREEK MALL	Secaucus	NJ	07094	(201) 583-9030				3 Mill Creek Dr	Secaucus	NJ	07094
9401	HSBC BANK USA	200 OAKDALE MALL	JOHNSON CITY	NY	13790	800-975-4722				223 REYNOLDS RD OAKDALE MALL 3A	JOHNSON CITY	NY	13790
9402	CHASE (JPMORGAN)	2921 PAT BOOKER, STE 100	UNIVERSAL CITY	TX	78148	(210) 566-5750				8251 Agora Parkway, Suite 101	Selma	TX	78154
9403	BANK OF AMERICA	9460 FM 1960 ROAD WEST	HUMBLE	TX	77338	(281) 548-3703				19723 EASTEX FREEWAY HWY 59	HUMBLE	TX	77338

***	Represents text omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

8	CM Accts by Name	8/17/2010

Exhibit 7.1

Direct Deposit Accounts

STORE NO.	Bank_Name	BANK_ADDRESS	CITY	ST	ZIP	TELEPHONE	ACCOUNT # ***	ACH ROUTING # ***	DEP. ROUTING # ***	STORE_ADDRESS	CITY	ST	ZIP
9404	BANK OF AMERICA	5144 82ND STREET	LUBBOCK	TX	79424					4408 50TH ST	LUBBOCK	TX	79414
9405	BANK OF AMERICA	9375 KINGSTON PIKE	KNOXVILLE	TN	37922					7834 KINGSTON PIKE	KNOXVILLE	TN	37919
9406	CHASE (JPMORGAN)	124 SOUTHWEST ADAMS STREET	PEORIA	IL	61602	(309) 672-6123				3526-3528 N UNIVERSITY AVE	PEORIA	IL	61602
9407	BANK OF AMERICA	9505 PINEVILLE-MATTHEWS ROAD	PINEVILLE	NC	28134	(704) 386-3980				10610 D CENTRUM PKWY	PINEVILLE	NC	28134
9408	BANK OF AMERICA	14001 METROTECH DRIVE	CHANTILLY	VA	22021					13061 LEE JACKSON MEMORIAL HWY	FAIRFAX	VA	22033
9409	US BANK	900 WEST COUNT ROAD 42	BURNSVILLE	MN	55337					820 W COUNTY RD 42	BURNSVILLE	MN	55337
9411	BANK OF AMERICA	50 Monument Rd	Bala Cynwyd	PA	19004	(800) 841-4000				4510 City Ave	Philadelphia	PA	19131
9412	BANK OF AMERICA	41 Beacon Street	Framingham	MA	01701	(800) 841-4000				150 Worcester Rd	Framingham	MA	01702
9413	BANK OF AMERICA	601 N.W. LOOP 410	SAN ANTONIO	TX	78216	(210) 525-5440				7334 SAN PEDRO BLVD	SAN ANTONIO	TX	78216
9414	BANK OF AMERICA	6605 UPTOWN BLVD NE	ALBUQUERQUE	NM	87110	(505) 282-3030				6601 MENAUL BLVD NE	ALBUQUERQUE	NM	87110
9415	BANK OF AMERICA	241-42 S. Conduit Blvd	Rosedale	NY	11422	(800) 841-4000				320 W Sunrise Hwy	Valley Stream	NY	11581
9416	HSBC BANK USA	1330 PENNSYLVANIA AVE	BROOKLYN	NY	11239	(800) 975-4722				1110 PENNSYLVANIA AVE STORE 18	BROOKLYN	NY	11207
9417	BANK OF AMERICA	3802 S. ALAMEDA	CORPUS CHIRSTI	TX	78404	(361) 851-6600				5118-C S STAPLES ST	CORPUS CHRISTI	TX	78411
9419	BANK OF AMERICA	7676 MCPHERSON ROAD	LAREDO	TX	78041					5504 SAN BERNADO AVE STE 100	LAREDO	TX	78041
9420	BANK OF AMERICA	7703 EASTPOINT MALL	BALTIMORE	MD	21224	(410) 285-4780				7839 EASTPOINT MALL	E BALTIMORE	MD	21224
9421	CHASE (JPMORGAN)	4600 SOUTH HULEN STREET	FT WORTH	TX	76132	(817) 884-4000				4613 S HULEN ST SUITE C	FT WORTH	TX	76132
9422	CHASE (JPMORGAN)	5400 LBJ FREEWAY, STE 150	DALLAS	TX	75240	(972) 934-7501				13398 PRESTON RD	DALLAS	TX	75240
9424	WACHOVIA BANK	53 COLONIAL PARK MALL PA 6665	HARRISBURG	PA	17109	(717) 657-4065				4425 JONESTOWN RD RTE 22	HARRISBURG	PA	17109
9426	CHASE (JPMORGAN)	29700 VAN DYKE ROAD	WARREN	MI	48093	(586) 558-0212				1961 E EIGHT MILE RD	WARREN	MI	48091
9428	CHASE (JPMORGAN)	4401 WEST WISCONSIN AVE	APPLETON	WI	54915	(920) 738-9000				708 N CASALOMA DR STE 10 UNIT3	GRAND CHUTE (APPLETON)	WI	54915
9429	BANK OF AMERICA	1212 HAWKINS BLVD	EL PASO	TX	79925	(915) 590-4921				1111 HAWKINS BLVD	EL PASO	TX	79925
9430	HSBC BANK USA	7731 TARRYTOWN ROAD	GREENBERG	NY	10607	(914) 428-8100				350 TARRYTOWN RD RTE 119	GREENBURGH	NY	10607
9431	COMPASS BANK	2811 EASTERN BLVD	MONTGOMERY	AL	36116	(334) 409-7206				3984 EASTERN BLVD SUITE B	MONTGOMERY	AL	36116
9432	BANK OF AMERICA	29 BLANDING BLVD	ORANGE PARK	FL	32073	(904) 269-1770				66 BLANDING BLVD	ORANGE PARK	FL	32073
9433	BANK OF AMERICA	9550 REGENCY SQUARE BLVD	JACKSONVILLE	FL	32225	(904) 724-4445				9402 ARLINGTON EXWY	JACKSONVILLE	FL	32225
9434	BANK OF AMERICA	1199 NE 163rd STREET	NORTH MIAMI	FL	33162	(305) 947-0691				1749 NE 163RD ST	N MIAMI BEACH	FL	33162
9435	BANK OF AMERICA	5330 HIGHWAY 78	STONE MOUNTAIN	GA	30087	(770) 498-5250				5370 US HWY 78 SUITE 5	STONE MOUNTAIN	GA	30087
9436	BANK OF AMERICA	2850 NO FEDERAL HWY	LIGHTHOUSE POINT	FL	33064	(954) 784-2974				1800 N FEDERAL HWY STE 100	POMPANO BEACH	FL	33062
9438	BANK OF AMERICA	1021 FALL RIVER AVE	SEEKONK	MA	02771	(508)336-0071				185 HIGHLAND AV PRICE CLUB PLZ	SEEKONK	MA	02771
9440	BANK OF AMERICA	821 North Stiles Street	Linden	NJ	07036	(800) 841-4000				1601 W Edgar Rd	Linden	NJ	07036
9441	CHARTER ONE BANK	5 EASTVIEW MALL	VICTOR	NY	14564	(585) 223-0111				170 COBBLESTONE COURT DRIVE	VICTOR	NY	14564
9442	CHITTENDEN BANK	99 DORSET STREET	S BURLINGTON	VT	05403	(802) 658-1444				861 WILLISTON RD STAPLES PLZ	S BURLINGTON	VT	05403
9443	US BANK	8441 WEST BOWLES AVE	LITTLETON	CO	80123					5656 S WADSWORTH BLVD UNIT 2	LITTLETON	CO	80123
9444	M & T BANK	640 Scranton Carbondale Hwy	Scranton	PA	18508	(570) 342-3047				Center of Scranton, PA 18508	Scranton	PA	18508
9445	BANK OF AMERICA	265 Montauk Highway	Islip	NY	11751	(800) 841-4000				1757 Sunrise Hwy	Bay Shore	NY	11706
9447	BANK OF AMERICA	7811 Maple Avenue	Pennsauken	NJ	08109	(800) 841-4000				216 Haddonfield Rd	Cherry Hill	NJ	08002
9448	BANK OF AMERICA	1601 EAST OAKLAND PARK BLVD	OAKLAND PARK	FL	33334	(954) 568-4392				2365 NE 26TH ST WALGREENS PLZ	FT LAUDERDALE	FL	33305
9449	BANK OF AMERICA	8501 SUDLEY RD	MANASSAS	VA	20109	(703) 331-3030				8372 SUDLEY RD	MANASSAS	VA	22109
9451	CHASE (JPMORGAN)	323 SOUTH BARRINGTON ROAD	SCHAUMBURG	IL	60193	(847) 895-3803				1400 GOLF RD WOODFIELD VLG GRN	SCHAUMBURG	IL	60173
9453	BANK OF AMERICA	8 Industrial Way East	Eatontown	NJ	07724	(800) 841-4000				49 State Route 36	Eatontown	NJ	07724
9454	BANK OF AMERICA	1459 Macarthur Rd	Whitehall	PA	18052	(800) 841-4000				2367 Macarthur Rd	Whitehall	PA	18052
9455	CHASE (JPMORGAN)	4503 LAPEER ROAD	KIMBALL	MI	48074	(810) 984-5009				1661 RANGE RD SPACE B-80	KIMBALL (PORT HURON)	MI	48074
9456	BANK OF AMERICA	600 Dick Rd	Depew	NY	14043	(800) 841-4000				2130 Walden Ave	Cheektowaga	NY	14225
9457	US BANK	2400 Maple Grove Road	Duluth	MN	55811					913 W CENTRAL ENTRANCE	DULUTH	MN	55811
9458	BANK OF AMERICA	15 Commerce Blvd	Succasunna	NJ	07876	(800) 841-4000				288 State Route 10 W	Succasunna	NJ	07876
9460	BANK OF AMERICA	7101 WEST BROAD STREET	RICHMOND	VA	23294					7111 W BROAD ST	RICHMOND	VA	23294
9461	BANK OF AMERICA	25 Main Street	South River	NJ	08882	(800) 841-4000				326 State Route 18	E Brunswick	NJ	08816
9462	BANK OF AMERICA	3855 BLOOMFIELD RD	MACON	GA	31206	(478) 474-1415				3619 MERCER UNIVERSITY BLVD	MACON	GA	31210
9463	BANK OF AMERICA	111 UNIVERSITY DRIVE E	COLLEGE STATION	TX	77840					900-17 HARVEY RD	COLLEGE STATION	TX	77840
9464	BANK OF AMERICA	1381 EAST RIDGE ROAD	ROCHESTER	NY	14621	(716) 467-7781				1381 E RIDGE RD	IRONDEQUOIT (ROCHESTER)	NY	14621
9465	CHASE (JPMORGAN)	1331 PARK AVENUE WEST	MANSFIELD	OH	44906	(419) 525-5715				695 N LEXINGTON SPRINGMILL RD	MANSFIELD	OH	44906
9466	CHASE (JPMORGAN)	2207 SAGAMORE PARKWAY SOUTH	LAFAYETTE	IN	47905	(765) 423-0140				2128 SAGAMORE PKWY S	LAFAYETTE	IN	47905
9468	CHASE (JPMORGAN)	935 PILGRIM WAY	GREEN BAY	WI	54304	(920) 497-6800				2300 S ONEIDA ST UNITED CTR	GREEN BAY (ASHWAUBEN)	WI	54304
9469	CHASE (JPMORGAN)	3209 COURTYARD DRIVE	MIDLAND	TX	79705	(432) 688-6353				4410 N MIDKIFF RD SUITE B-1	MIDLAND	TX	79705
9470	CHASE (JPMORGAN)	1481 SOUTH SEVENTH STREET	LOUISVILLE	KY	40208	(502) 566-2201				4814 OUTER LOOP BROWNSVL SQ SC	LOUISVILLE	KY	40219
9471	CHASE (JPMORGAN)	5233 JOHNSTON STREET	LAFAYETTE	LA	70503	(337) 236-7182				3501 AMBASSADOR CAFFREY	LAFAYETTE	LA	70503
9472	BANK OF AMERICA	745 LYNNHAVEN PARKWAY	VIRGINIA BEACH	VA	23452	(757) 498-6013				2704 N MALL DR SUITE 105-106	VIRGINIA BEACH	VA	23452
9473	US BANK	1415 N Academy Blvd	COLORADO SPRINGS	CO	80909	(719) 597-9038				507 N ACADEMY BLVD CITADEL XG	COLORADO SPRINGS	CO	80909
9477	BANK OF AMERICA	900 WEST 49TH STREET	HIALEAH	FL	33012	(305) 364-8000				1001 W 49TH ST STE 1	HIALEAH	FL	33012
9478	BANK ONE	8578 GOODWOOD BLVD	BATON ROUGE	LA	70806	(225) 332-4523				9490 AIRLINE HWY	BATON ROUGE	LA	70815
9482	BANK OF AMERICA	2105 WEST BRANDON BLVD	BRANDON	FL	33511	(813) 653-2235				103 BRANDON TOWN CENTER BLVD	BRANDON	FL	33511
9484	CHASE (JPMORGAN)	303 SOUTH MATTIS AVENUE	CHAMPAIGN	IL	61821	(217) 351-1600				1006 W ANTHONY DR SUITES A & B	CHAMPAIGN	IL	61820
9486	CHASE (JPMORGAN)	221 WEST SIXTH STREET	AUSTIN	TX	78701	(512) 479-1581				9705 RESEARCH BLVD HWY 183	AUSTIN	TX	78759
9487	CHASE (JPMORGAN)	105 SOUTH ST. MARY’S	SAN ANTONIO	TX	78205	(210) 271-8200				5755 NORTHWEST LOOP 410 #103	SAN ANTONIO	TX	78238
9488	BANK OF AMERICA	4330 U S 98 NORTH	LAKELAND	FL	33809-3821	(863) 816-1610				4304 HWY 98 N VILLAGE PLZ	N LAKELAND	FL	33809
9489	CHASE (JPMORGAN)	55 SOUTH MAIN STREET, STE 175	NAPERVILLE	IL	60540	(630) 305-6115				618 S RTE 59 NAPER W PLZ #112	NAPERVILLE	IL	60540

***	Represents text omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

8	CM Accts by Name	8/17/2010

Exhibit 7.1

Direct Deposit Accounts

STORE NO.	Bank_Name	BANK_ADDRESS	CITY	ST	ZIP	TELEPHONE	ACCOUNT # ***	ACH ROUTING # ***	DEP. ROUTING # ***	STORE_ADDRESS	CITY	ST	ZIP
9490	BANK OF AMERICA	6304 NORTH POINT PARKWAY	ALPHARETTA	GA	30022	(710) 442-2476				7681 N POINT PKWY SUITE 500	ALPHARETTA	GA	30202
9491	BANK OF AMERICA	9101 S DIXIE HWY	MIAMI	FL	33156	(305) 663-5107				9875 S DIXIE HWY	MIAMI	FL	33156
9494	BANK OF AMERICA	460 E ALTAMONTE DRIVE	ALTAMONTE SPRINGS	FL	32701	(321) 207-2400				355 E ALTAMONTE DR SUITE 1000	ALTAMONTE SPRINGS	FL	32701
9496	MONROE BANK & TRUST	1000 S MONROE ST	MONROE	MI	48161	(734) 384-8226				14750 LAPLAISANCE RD SPC H-165	MONROE	MI	48161
9497	CHASE (JPMORGAN)	6327 US RTE 60 EAST	BARBOURSVILLE	WV	25504	(800) 828-8445				MALL RD HUNTINGTON MALL #330	BARBOURSVILLE	WV	25504
9499	BANK OF AMERICA	1995 HOFFMEYER RD PO BOX 100526	FLORENCE	SC	29501-0526	(843) 678-3209				2590 DAVID MCLEOD BLVD	FLORENCE	SC	29501
9500	CHASE (JPMORGAN)	1201 WEST MAIN STREET	LEWISVILLE	TX	75067	(214) 290-2000				565 E HWY 3040 SUITE 201	LEWISVILLE	TX	75067
9501	BANK OF AMERICA	2940 S. GLENSTONE	SPRINGFIELD	MO	65804	(417) 227-6251				1418 E BATTLEFIELD RD	SPRINGFIELD	MO	65804
9502	NATIONAL CITY BANK	12010 CHURCH STREET LOCATOR R-H23-XX	BIRCH RUN	MI	48415	(989) 797-9277				12150 South Beyer Road, Space F050	BIRCH RUN	MI	48415
9503	VALLEY NATIONAL BANK	22 Bloomfield Avenue	BELLEVILLE	NJ	07109	(973) 759-1015				135 Bloomfield Ave	Bloomfield	NJ	07003
9504	CHASE (JPMORGAN)	4097 NICHOLS PARK DRIVE, SUITE 100	LEXINGTON	KY	40503	(859) 273-1016				3270 NICHOLASVILLE RD	LEXINGTON	KY	40503
9505	BANK OF AMERICA	6033 GLENNWOOD AVENUE	RALEIGH	NC	27612	(919) 716-2237				6010 GLENWOOD AVE US 70 W	RALEIGH	NC	27612
9506	FIRST COMMONWEALTH BANK	P.O. BOX 503	HOLLIDAYBURG	PA	16648	(814) 944-4644				RT 200 & PLANK RD PARK HIL PLZ	ALTOONA	PA	16602
9507	CHASE (JPMORGAN)	3508 W GENESEE STREET	SYRACUSE	NY	13219	(315) 488-9255				3514 W GENESEE ST	Syracuse	NY	13219
9508	CHASE (JPMORGAN)	3401 WEST FOX RIDGE LANE	MUNCIE	IN	47304	(765) 747-4615				3301 N EVERBROOK LANE	MUNCIE	IN	47304
9509	BANK OF AMERICA	2120 WEST STREET	ANNAPOLIS	MD	21401-3058	(410) 224-3625				2091 WEST ST SUITE B	ANNAPOLIS	MD	21401
9510	BANK OF AMERICA	3542 SATELLITE BLVD.	DULUTH	GA	30136	(770) 497-3100				1950 PLEASANT HILL RD SUITE B	DULUTH	GA	30096
9512	CHASE (JPMORGAN)	136 EAST LAKE STREET	BLOOMINGDALE	IL	60108	(630) 980-2800				158 S GARY ST STRATFORD PLZ	BLOOMINGDALE	IL	60108
9513	BANK OF AMERICA	825 DULVANEY VALLEY BLVD	TOWSON	MD	21286	(410) 277-7471				815 GOUCHER BLVD	BALTIMORE	MD	21286
9515	M & T BANK	CEDAR REEK BRANCH PO BOX 8008	WAUSAU	WI	54402-8008	(715) 847-4255				10101 MARKET ST SPACE C-110	MOSINEE	WI	54455
9516	BANK OF AMERICA	1511 MATTHEW DRIVE	FORT MYERS	FL	33907					4455 CLEVELAND AVE	FT MYERS	FL	33901
9517	BANK OF AMERICA	6725 WINCHESTER RD.	MEMPHIS	TN	38115	(901) 366-3930				6326 WINCHESTER RD SUITE 1	MEMPHIS	TN	38115
9518	CHASE (JPMORGAN)	8921 Queens Boulevard	Elmhurst	NY	11373	(718) 803-5340				8955 Queens Blvd	Elmhurst	NY	11373
9520	CHASE (JPMORGAN)	5555 YOUNGSTOWN WARREN ROAD	NILES	OH	44446	(330) 652-1421				5555 YOUNGSTOWN/WARREN RD #906	NILES	OH	44446
9521	BANK OF AMERICA	3507 WHEELER RD	AUGUSTA	GA	30909	(706) 737-4923				3435 WRIGHTSBORO RD SUITE 1206	AUGUSTA	GA	30909
9522	BANK OF AMERICA	7802 ABERCORN STREET	SAVANNAH	GA	31406	(912) 353-3960				Oglethorpe Plaza, 7929 Abercorn Street, Suite 640-650	SAVANNAH	GA	31406
9523	BANK OF AMERICA	1827 N MILITARY TRAIL	WEST PALM BEACH	FL	33409-4715	(561) 697-3603				1990 N MILITARY TRAIL	W PALM BEACH	FL	33409
9524	BANK OF AMERICA	3120 SW 34 th AVE	OCALA	FL	34474-4433	(352) 861-1015				3558 SW COLLEGE RD, SUITE 200	OCALA	FL	34474
9525	CHASE (JPMORGAN)	5200 SALEM AVENUE	DAYTON	OH	45426	(937) 854-4388				5286 SALEM AVE SALEM CTR #103	TROTWOOD	OH	45426
9526	COMPASS BANK	1789 MONTGOMERY HIGHWAY	BIRMINGHAM	AL	35244	(205) 297-3510				1707 MONTGOMERY HWY	HOOVER	AL	35244
9527	CHASE (JPMORGAN)	22 EAST MIFFLIN STREET	MADISON	WI	53703	(608) 282-6020				698 S WHITNEY WAY STERLING CTR	MADISON	WI	53711
9528	BANK OF AMERICA	41 Veterans Memorial Highway	Commack	NY	11725	(800) 841-4000				4199 Jericho Tpke	E Northport	NY	11731
9529	BANK OF AMERICA	510 NORTH BUSINESS HIGHWAY 65	BRANSON	MO	65616					4370 GRETNA RD SUITE 2170	BRANSON	MO	65616
9530	BANK OF AMERICA	498 SOUTH PLEASANTBURG DRIVE	GREENVILLE	SC	29607					2410 LAURENS RD	GREENVILLE	SC	29607
9531	BANK OF AMERICA	7405 TWO NOTCH ROAD	COLUMBIA	SC	29223	(803) 765-4750				7357 TWO NOTCH RD MARSHBRK PLZ	COLUMBIA	SC	29223
9533	BANK OF AMERICA	3303 SOUTH TAMIAMI TRAIL	SARASOTA	FL	34239	(941) 954-7800				4130 S TAMIAMI TRAIL	SARASOTA	FL	34231
9534	BANK OF AMERICA	10 WEST HIGH STREET	BRIDGEWATER	NJ	08807	(908) 722-0601				936 RTE 22 E	SOMERVILLE	NJ	08876
9535	COLONIAL BANK	3610 MCFARLAND BLVD. EAST	TUSCALOOSA	AL	35405	(205) 556-7224				3318 MCFARLAND BLVD E	TUSCALOOSA	AL	35405
9539	NORTH FORK BANK	61-24 188TH STREET	FLUSHING	NY	11365	(718) 454-7500				61-26 190TH ST	FRESH MEADOWS	NY	11365
9540	AMALGAMATED BANK NY	301 THIRD AVENUE	NEW YORK	NY	10010	(212) 679-5305				291 THIRD AVE	NEW YORK	NY	10010
9541	BANK OF AMERICA	10050 PINES BLVD	PEMBROKE PINES	FL	33024					11090 PINES BOULEVARD	PEMBROKE PINES	FL	33026
9542	BANK OF AMERICA	100 EAST ELM STREET	HILLSBORO	TX	76645					104 NE I-35 SUITE 128	HILLSBORO	TX	76645
9545	CHASE (JPMORGAN)	100 INDEPENDENCE PLACE	TYLER	TX	75703	(903) 561-5000				4217 S BROADWAY AVE	TYLER	TX	75701
9546	US BANK	502 EAST OLD HIGHWAY 40	WARRENTON	MO	63383					2000 WARRENTON OUTLET CTR #39	WARRENTON	MO	63383
9551	BANK OF AMERICA	3661 W OAKLAND PARK BLVD	LAUDERDALE LAKES	FL	33311-1145	(954) 714-9079				3196 N STATE RD 7 REEF PLZ	LAUDERDALE LAKES	FL	33319
9553	BANK OF AMERICA	2900 WEST DAVID ROAD	CONROE	TX	77303	(936) 539-0299				1111 LEAGUE LINE RD. SUITE 121	CONROE	TX	77303
9554	BANK OF AMERICA	1070 WEST PATRICK ST.	FREDERICK	MD	21703	(301) 698-6080				1170 W PATRICK ST SUITES G & H	FREDERICK	MD	21702
9556	BANK OF AMERICA	105 NORTH CONGRESS AVENUE	BOYNTON BEACH	FL	33426-4260	(561) 742-9092				324 N CONGRESS AVE OAKWOOD SC	BOYNTON BEACH	FL	33426
9557	IRON & GLASS BANK	2204 LEBANON CHURCH ROAD	WEST MIFFLIN	PA	15122	(412) 655-0900				2033 LEBANON CHURCH RD SUITE C	W MIFFLIN	PA	15122
9558	BRANCH BK/TR (BB&T)	120 EAST HIGHWAY 53 SE	CALHOUN	GA	30701	(706) 602-4003				455 BELWOOD RD SE SUITE 60	CALHOUN	GA	30701
9564	US BANK	3410 South 143rd Plaza	OMAHA	NE	68144					13003 W CENTER RD SUITE 28	OMAHA	NE	68144
9566	CHASE (JPMORGAN)	200 E SEVENTH STREET	LOVELAND	CO	80537	(970) 622-7444				5732 MCWHINNEY BLVD SPACE E-40	LOVELAND	CO	80538
9567	BANK OF AMERICA	1025 INTERNATIONAL SPEEDWAY BLVD	DAYTONA BEACH	FL	32114					2110 W INTERNATL SPEEDWAY BLVD	DAYTONA BEACH	FL	32114
9568	BANK OF AMERICA	162 COLLEGE STREET	ASHEVILLE	NC	28801	(828) 251-8269				64 TUNNEL RD	ASHEVILLE	NC	28805
9569	SUPERIOR BANK	5000 ROGERS AVENUE-1ST FLOOR	FORT SMITH	AR	72903	(479) 484-4263				4803 ROGERS AVE	FT SMITH	AR	72903
9571	FIFTH THIRD BANK	2 SOUTH MAIN STREET	JEFFERSONVILLE	OH	43218	740-335-7640				8115 Factory Shops Blvd.	JEFFERSONVILLE	OH	43128
9573	BANK OF AMERICA	354 1/2 West Middle Turnpike	Manchester	CT	06040	(800) 841-4000				1470 Pleasant Valley Rd	Manchester	CT	06040
9574	CHASE (JPMORGAN)	14 SOUTH LA GRANGE ROAD	LA GRANGE	IL	60525	(708) 579-4400				9404 JOLIET RD THE QUARRY S C	HODGKINS	IL	60525
9576	MAIN SOURCE BANK	3880 W PRESIDENTIAL WAY PO Box 38	EDINBURGH	IN	46124	(812) 526-0551				11747 N EXECUTIVE DR SPACE B80	EDINBURGH	IN	46124
9577	BANK OF AMERICA	317 SE GREENVILLE BLVD.	GREENVILLE	NC	27858					3040 S EVANS ST SUITE 103	GREENVILLE	NC	27834
9579	BANK OF AMERICA	2615 CALDER STREET	BEAUMONT	TX	77702					5330 EASTEX FREEWAY	BEAUMONT	TX	77708
9581	SOUTHTRUST BANK	1001 HEATHLAND DRIVE PO BOX 267	HUNTSVILLE	AL	35804	(256) 551-5126				4710-B UNIVERSITY DRIVE	HUNTSVILLE	AL	35816
9582	BANK OF AMERICA	45985 - 180 REGAL PLAZA	STERLING	VA	20165	(703) 421-7533				46220 POTOMAC RUN PLAZA	STERLING	VA	20164
9583	BANK OF AMERICA	140 ROUTE 73 NORTH	WEST BERLIN	NJ	08091	(856) 767-5800				199 NORTH ROUTE 73, SUITE A	WEST BERLIN	NJ	08091
9584	BANK OF AMERICA	3057 AKERS MILL ROAD	ATLANTA	GA	30339	(770) 953-5640				2778 COBB PARKWAY	SMYRNA	GA	30339
9585	CHASE (JPMORGAN)	2410 W. GRAND RIVER	HOWELL	MI	48843	(517) 548-3827				1475 N BURKHART RD, SUITE D180	HOWELL	MI	48843

***	Represents text omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

8	CM Accts by Name	8/17/2010

Exhibit 7.1

Direct Deposit Accounts

STORE NO.	Bank_Name	BANK_ADDRESS	CITY	ST	ZIP	TELEPHONE	ACCOUNT # ***	ACH ROUTING # ***	DEP. ROUTING # ***	STORE_ADDRESS	CITY	ST	ZIP
9586	BANK OF AMERICA	1602 W FLOYD BAKER BLVD	GAFFNEY	SC	29341-1206	(864) 487-3651				335 FACTORY SHOPS BOULEVARD	GAFFNEY	SC	29341
9587	CHASE (JPMORGAN)	105 FILLMORE STREET	DENVER	CO	80206	(303) 322-4799				320 SOUTH COLORADO BLVD	GLENDALE	CO	80246
9588	NATIONAL BANK GENEVA	1940 RTS 5 & 20	WATERLOO	NY	13165	(315) 539-1000				655 RTE 318 SUITE A005	WATERLOO	NY	13165
9589	BANK OF AMERICA	1919 VALLEY VIEW BLVD NW	ROANOKE	VA	24012					1919 VALLEY VIEW BLVD NORTHWEST	ROANOKE	VA	24012
9591	BANK OF AMERICA	101 E. Moreland Rd	Willow Grove	PA	19090	(800) 841-4000				311 W Moreland Rd	Willow Grove	PA	19090
9592	CHASE (JPMORGAN)	924 BROADWAY AVENUE	BOWLING GREEN	KY	42101	(270) 781-9476				2522 SCOTTSVILLE RD	BOWLING GREEN	KY	42104
9595	TRUSTMARK BANK	248 EAST CAPITOL STREET PO BOX 291	JACKSON	MS	39205-0291	(601) 961-6071				1039 E COUNTRY LINE RD SUITE A	JACKSON	MS	39211
9596	US BANK	8575 Valley Creek Road	WOODBURY	MN	55125					8362 TAMARACK VILLAGE	WOODBURY	MN	55125
9598	WACHOVIA BANK	8055 20TH STREET FL6584	VERO BEACH	FL	32966	(561) 778-6081				1757 94TH DR SUITE D180	VERO BEACH	FL	32966
9601	BANK OF AMERICA	1505 PUTT PUTT PLACE	CHARLOTTESVILLE	VA	22901					632 ALBEMARLE SQUARE	CHARLOTTESVILLE	VA	22901
9602	DIME SAVINGS	1931 TRUNBULL AVENUE	BRONX	NY	10473	(718) 597-5300				945 WHITE PLAINS RD	BRONX	NY	10473
9604	CHASE (JPMORGAN)	6040 159TH STREET	OAK FOREST	IL	60452	(708) 535-5440				9396 WEST 159TH STREET	ORLAND PARK	IL	60462
9605	BANKNORTH, N.A.	10 SHERWOOD DRIVE	TILTON	NH	03276	(603) 286-2401				Tanger Outlet Center, 120 Laconia Road	TILTON	NH	03276
9606	BANK OF AMERICA	175 North Clairborne	Olathe	KS	66062	(816) 979-8561				20143 W 151st St	Olathe	KS	66061
9610	CHASE (JPMORGAN)	EAST STATE	ROCKFORD	IL	61125-1086	(815) 398-6500				6376 EAST STATE STREET	ROCKFORD	IL	61108
9611	1ST BANK	4775 FRONT STREET	CASTLE ROCK	CO	80104	(303) 814-6361				5050 FACTORY SHOPS BLVD	CASTLE ROCK	CO	80104
9612	CHASE (JPMORGAN)	1200 MCKINNEY, STE 433	HOUSTON	TX	77010	(713) 751-6100				2346 SOUTH HIGHWAY 6	HOUSTON	TX	77077
9613	CHASE (JPMORGAN)	9379 NORTH SHERIDAN BLVD	WESTMINSTER	CO	80030	(303) 244-5060				8725 SHERIDAN BLVD UNIT B	WESTMINSTER	CO	80030
9614	THE SUFFOLK COUNTY NAT’L BANK	1201 OSTRANDER AVE	RIVERHEAD	NY	11901	(631) 727-6800				1770 West Main Street, Ste 217	RIVERHEAD	NY	11901
9615	FROST NATIONAL BANK	221 WONDER WORLD DRIVE	SAN MARCOS	TX	78666	(512) 393-5647				Tanger Outlets 4015 INTERSTATE HWY 35 STE 214	SAN MARCOS	TX	78666
9616	COMMUNITY BANK & TRUST	800 STEVEN B TANGER BLVD	COMMERCE	GA	30529	(706) 336-3202				800 STEVEN B TANGER BLVD S/310	COMMERCE	GA	30529
9617	BANK OF AMERICA	1200 MT. ZION ROAD	MORROW	GA	30260-2314	(770) 968-2000				6715 SUITE H JONESBORO H	MORROW	GA	30260
9618	BANK OF AMERICA	115 Route 50	Mays Landing	NJ	08330	(800) 841-4000				Center of Mays Landing, NJ 08330	Mays Landing	NJ	08330
9620	BANK OF AMERICA	7100 SW ARCHER ROAD	GAINESVILLE	FL	32608					3600 S.W. ARCHER ROAD UNIT A-1	GAINESVILLE	FL	32608
9621	CHASE (JPMORGAN)	6800 WESTGATE BLVD. STE 111	AUSTIN	TX	78745	(512) 479-5400				5601 BRODIE LANE	SUNSET VALLEY	TX	78745
9622	BANK OF AMERICA	6727 NORTH DAVIS HIGHWAY	PENSACOLA	FL	32504	(850) 478-3504				7000 N DAVIS HIGHWAY UNIT A	PENSACOLA	FL	32504
9623	BANK OF AMERICA	5325 SW 21st STREET	TOPEKA	KS	66604					1930 S W WANAMAKER RD SUITE E	TOPEKA	KS	66614
9624	BANK OF AMERICA	1481 CARL D SILVER PARKWAY	FREDERICKSBURG	VA	22401	(540) 548-2827				3200 PLANK ROAD	FREDERICKSBURG	VA	22407
9625	CHASE (JPMORGAN)	3103 FM 528	FRIENDSWOOD	TX	77546	(281) 557-7941				1041 WEST BAY AREA BLVD	WEBSTER	TX	77598
9626	WRENTHAM CO OP BANK	102 SOUTH STREET	WRENTHAM	MA	02093	(508) 384-6101				1 PREMIUM OUTLET BLVD	WRENTHAM	MA	02093
9627	PREMIER BANK	100 GRELL LANE	JOHNSON CREEK	WI	53038	(920) 699-6900				132 WEST LINMAR LANE, SUITE D25	JOHNSON CREEK	WI	53038
9629	PREMIER BANK	11055 61ST STREET NORTH EAST	ALBERTVILLE	MN	55301	(763) 497-8224				6415 LABEAUX AVENUE SUITE B-65	ALBERTVILLE	MN	55301
9630	WACHOVIA BANK	700 SOUTH MACKENZIE STREET	FOLEY	AL	36535	(251) 972-8823				2601 SOUTH MCKENZIE ST. SUITE S4	FOLEY	AL	36535
9631	BANK OF AMERICA	150 PARKER ST	VACAVILLE	CA	95688	(707) 449-4433				131 NUT TREE ROAD, SUITE K	VACAVILLE	CA	95687
9632	Bank of ST. Augustine	900 STATE ROAD 16	ST. AUGUSTINE	FL	32084	(904) 209-0078				2700 STATE RD 16 SUITE 815	ST. AUGUSTINE	FL	32092
9633	US BANK	408 Court Street	WILLIAMSBURG	IA	52361					112-A TANGER DR.	WILLIAMSBURG	IA	52361
9635	BANK OF HANOVER	1275 YORK ROAD	GETTYSBURG	PA	17325	(717) 337-9333				1863 GETTYSBURG VILLAGE DRIVE	GETTYSBURG	PA	17325
9636	CITIZENS BANK OF PA	ROUTE 611 AND 715	TANNERSVILLE	PA	18372	(570) 629-1631				1000 ROUTE 611, UNIT A19	TANNERSVILLE	PA	18372
9640	BANK OF AMERICA	403 E. BIDWELL STREET	FOLSOM	CA	95630	(916) 861-9900				13000 FOLSOM BLVD, SUITE 1440	FOLSOM	CA	95630
9642	HOME FEDERAL SAVINGS BANK	149 S POTOMAC ST	HAGERSTOWN	MD	21740	(301) 745-6310				495 PRIME OUTLETS BLVD.	HAGERSTOWN	MD	21740
9643	NATIONAL CITY BANK	201 SOUTH BROAD ST LOCATOR 46-11-071	GROVE CITY	PA	16127	(724) 458-9250				I-79 & RTE 208 Space 315	GROVE CITY	PA	16127
9644	CITIZENS BANK	1187 BOSTON POST ROAD	WESTBROOK	CT	06498	(860) 399-8511				314 FLAT ROCK PLACE, SUITE A135	WESTBROOK	CT	06498
9646	BANK OF AMERICA	2400 EAST PONDEROSA	CAMARILLO	CA	93010	(805) 383-8300				990 CAMARILLO CTR DR, STE 1016	CAMARILLO	CA	93010
9662	CHASE (JPMORGAN)	4660 EAST MAIN STREET	WHITEHALL	OH	43213	(614) 248-2600				5091 EAST MAIN STREET	COLUMBUS	OH	43212
9664	US BANK	4621 INLAND EMPIRE ROAD	ONTARIO	CA	91764					4320 EAST MILLS CIRCLE UNIT H	ONTARIO	CA	91764
9665	US BANK	4056 Highway 54	OSAGE BEACH	MO	65065					FACTORY OUTLET VILLAGE OSAGE BEACH, 4540 HWY 54, SUITE N4	OSAGE BEACH	MO	65065
9668	WILMINGTON TRUST	4369 HIGHWAY ONE	REHOBOTH	DE	19971	(302) 856-4491				REHOBOTH OUTLETS, 1230 OCEAN OUTLETS, HWY 1	REHOBOTH BEACH	DE	19971
9669	BANK OF AMERICA	1931 NORTHWEST HWY 101	LINCOLN CITY	OR	97367	(541) 994-2161				1500 SE EAST DEVILS LAKE RD, SUITE 413	LINCOLN CITY	OR	97367
9670	AM SOUTH BANK
9674	FIRST MERIT BANK	209 WOOSTER STREET	LODI	OH	44254	(330) 764-7474				PRIME OUTLETS, 9911 AVON LAKE RD., SUITE 315	BURBANK	OH	44214
9676	CHASE (JPMORGAN)	425 AIRLINE HIGHWAY	GONZALES	LA	70737	(225) 644-2575				TANGER OUTLE6T, 2400 TANGER BLVD. SUITE 152	GONZALES	LA	70737
9677	CHASE (JPMORGAN)	2039 AIRLINE DRIVE	BOSSIER CITY	LA	71111	(318) 226-2723				Louisiana Boardwalk, 640 Boardwalk Blvd.	BOSSIER CITY	LA	71111
9680	BANK OF AMERICA	303 E. TULARE AVENUE	TULARE	CA	93274	(559) 686-4900				1483 RETHFROD STREET	TULARE	CA	93274
9683	WACHOVIA BANK	COUNTY LINE ROAD	JACKSON	NJ	08527	732-363-2666				Jackson Outlet Center, 537 MONMOUTH ROAD, SPACE 322	JACKSON	NJ	08527
9685	BANK OF AMERICA	941 SOUTH ATLANTIC BLVD	LOS ANGELES	CA	90022					CITADEL OUTLETS, 100 CITADEL DRIVE, SUITE 660	COMMERCE	CA	90040
9686	CHASE (JPMORGAN)	4365 FRANKLIN STREET	MICHIGAN CITY	IN	46360	(219)-879-1122				1740 LIGHTHOUSE PLACE	MICHIGAN CITY	IN	46360
9687	BANK OF AMERICA	7828 MONTEREY STREET	GILROY	CA	95020					GILROY PREMIUM OUTLETS, 8155 ARROYO Circl, Sp#A-108	GILROY	CA	95020
9689	CHASE BANK	819 S ALLEN HEIGHTS	ALLEN	TX	75002	(972) 747-3210				ALLEN PREMIUM OUTLETS 820 WEST STACY ROAD, SUITE 330	ALLEN	TX	75013
9690	BANK OF AMERICA	1755 LAKESIDE DR	BULLHEAD CITY	AZ	86442	(520) 758-3981				1955 SOUTH CASINO DRIVE, SUITE 270	LAUGHLIN	NV	89029
9701	BANK OF AMERICA	5959 CANOGA AVENUE	WOODLAND HILLS	CA	91367	(818) 712-6007				6443 CANOGA AVE STAPLES PLZ	WOODLAND HILLS (CANOGA PARK)	CA	91367
9702	CHASE (JPMORGAN)	2950 WEST PEORIA	PHOENIX	AZ	85029	(602) 589-3888				2860 W PEORIA AVE	PHOENIX	AZ	85029
9703	BANK OF AMERICA	1603 HAWTHORNE BLVD	REDONDO BEACH	CA	90247	(310) 214-7306				16129 S HAWTHORNE BLVD SUITE F	LAWNDALE	CA	90260
9704	BANK OF AMERICA	391 SERRAMONTE CTR	DALY CITY	CA	94015	(650) 615-4700				350 GELLERT BLVD	DALY CITY	CA	94015
9705	BANK OF AMERICA	2905 STEVENS CREEK BLVD	SANTA CLARA	CA	95050	(408) 983-0588				3136 STEVENS CREEK BLVD	SAN JOSE	CA	95117
9706	BANK OF AMERICA	901 NORTH MOUNTAIN AVENUE	ONTARIO	CA	91762					358/366 S MOUNTAIN AVE	UPLAND	CA	91786
9708	BANK OF AMERICA	1053 WILLOW PASS RD	CONCORD	CA	94520-5896	(925) 671-1563				675 CONTRA COSTA BLVD	PLEASANT HILL	CA	94523

***	Represents text omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

8	CM Accts by Name	8/17/2010

Exhibit 7.1

Direct Deposit Accounts

STORE NO.	Bank_Name	BANK_ADDRESS	CITY	ST	ZIP	TELEPHONE	ACCOUNT # ***	ACH ROUTING # ***	DEP. ROUTING # ***	STORE_ADDRESS	CITY	ST	ZIP
9709	BANK OF AMERICA	4120 SAN PABLO AVENUE	EMERYVILLE	CA	94608	(510) 273-5690				1199 40TH ST EAST BAY SHOP CTR	EMERYVILLE	CA	94608
9710	BANK OF AMERICA	3101 ARDEN WAY	SACRAMENTO	CA	95825					1743 ARDEN WAY	SACRAMENTO	CA	95815
9711	BANK OF AMERICA	7496 DUBLIN BLVD	DUBLIN	CA	94568-2416	(925) 833-9588				8000 AMADOR VALLEY BLVD	DUBLIN	CA	94568
9712	BANK OF AMERICA	800 NORTHRIDGE CENTER	SALINAS	CA	93906	(831) 443-7125				776 NORTHRIDGE MALL	SALINAS	CA	93906
9713	BANK OF AMERICA	3401 DALE ROAD	MODESTO	CA	95356	(209) 549-8280				3200 SISK ROAD UNIT G	MODESTO	CA	95356
9714	BANK OF AMERICA	590 EAST SHAW AVENUE	FRESNO	CA	93710	(559) 445-7346				5048 N BLACKSTONE AVE #101	FRESNO	CA	93710
9715	BANK OF AMERICA	303 NORTH “D” STREET	SAN BERNARDINO	CA	92401	(909) 381-8400				798 INLAND CTR DR	SAN BERNARDINO	CA	92408
9716	CHASE (JPMORGAN)	5041 NORTH 16TH STREET	PHOENIX	AZ	85016	(602) 589-4340				1945 E CAMELBACK RD SUITE D2	PHOENIX	AZ	85016
9717	CHASE (JPMORGAN)	12240 NORTH TATUM BLVD	PHOENIX	AZ	85032	(602) 261-5230				12847-B N TATUM BLVD	PHOENIX	AZ	85032
9718	BANK OF AMERICA	10 SANTA ROSA AVENUE	SANTA ROSA	CA	95404	(707) 525-2303				1911 SANTA ROSA AVE	SANTA ROSA	CA	95407
9719	BANK OF AMERICA	3555 EAST FOOTHILL BLVD	PASADENA	CA	91107	(626) 304-3175				3867 FOOTHILL BLVD	PASADENA	CA	91107
9720	BANK OF AMERICA	641 MALL RING CIRCLE	HENDERSON	NV	89014	(702) 654-3100				1152 W SUNSET RD SUNSET PLZ	HENDERSON	NV	89014
9721	BANK OF AMERICA	3800 MING AVENUE	BAKERSFIELD	CA	93309	(661) 395-2117				3699 MING AVE MING PLAZA	BAKERSFIELD	CA	93309
9722	CHASE (JPMORGAN)	6257 EAST BROADWAY BLVD	TUCSON	AZ	85711	(877) 226-5663				5700 E BROADWAY	TUSCON	AZ	85711
9723	BANK OF AMERICA	3730 SOUTH BRISTOL STRET	SANTA ANA	CA	92704	(714) 973-8495				3638 S BRISTOL ST METRO TWN SQ	SANTA ANA	CA	92704
9724	BANK OF AMERICA	941 NORTH TUSTIN	ORANGE	CA	92867	(714) 778-7304				1302 N TUSTIN ST	ORANGE	CA	92667
9726	BANK OF AMERICA	4801 W. CHARLESTON BLVD	LAS VEGAS	NV	89193	(702) 654-4310				1705 S DECATUR BLVD	LAS VEGAS	NV	89102
9727	BANK OF AMERICA	503 W. BENHOLT DRIVE	STOCKTON	CA	95207	(209) 944-5277				5779 PACIFIC AVE SHERWOOD PLZ	STOCKTON	CA	95207
9728	BANK OF AMERICA	4002 TACOMA MALL BLVD	TACOMA	WA	98409	(800) 253-0784				2220 S 37TH ST METRO PLZ S-8	TACOMA	WA	98409
9729	BANK OF AMERICA	384 SAN ANTONIO RD	MOUNTAIN VIEW	CA	94040-1273	(650) 324-4433				4898 EL CAMINO REAL	LOS ALTOS	CA	94022
9730	BANK OF AMERICA	2400 148TH AVE. NORTHEAST	REDMOND	WA	98052	(206) 358-2410				14725 NE 20TH AVE STERNCO CTR	BELLEVUE	WA	98007
9731	BANK OF AMERICA	4795 SOUTH MARYLAND PARKWAY	LAS VEGAS	NV	89119					3993 S MARYLAND PKWY SUITE 101	LAS VEGAS	NV	89119
9732	BANK OF AMERICA	401 N. HARBOR BLVD	FULLERTON	CA	92832-1939	(714) 533-4470				1620 S HARBOR BLVD SUITE A	FULLERTON	CA	92632
9733	BANK OF AMERICA	971 BLOSSOM HILL ROAD	SAN JOSE	CA	95123	(408) 277-7730				882 BLOSSOM HILL RD K-MART CTR	SAN JOSE	CA	95123
9734	BANK OF AMERICA	18 AUBURN WAY N	AUBURN	WA	98002-5490	(253) 833-5310				1101 SUPERMALL WAY, 1069	AUBURN	WA	98001
9735	BANK OF AMERICA	10101 SW WASHINGTON SQ RD	PORTLAND	OR	97223	(503) 620-5515				8705 Sw Hall Blvd	Beaverton	OR	97008
9736	BANK OF AMERICA	150 SO. CALIFORNIA AVENUE	W. COVINA	CA	91790	(626) 854-8047				330 S VINCENT AVE	W COVINA	CA	91790
9737	BANK OF AMERICA	1200 FAIRMONT DRIVE	SAN LEANDRO	CA	94578	(510) 614-6150				15099 HESPERIAN BLVD SUITE E&F	SAN LEANDRO	CA	94578
9738	BANK OF AMERICA	11501 SANTA MONICA BLVD	LOS ANGELES	CA	90025	(310) 996-7811				1845 WESTWOOD BLVD	W LOS ANGELES	CA	90025
9739	CHASE (JPMORGAN)	3939 NORTH ORACLE ROAD	TUCSON	AZ	85705	(877) 226-5663				4055 N ORACLE RD SUITE 101	TUSCON	AZ	85705
9742	BANK OF AMERICA	30 E WELLESLEY AVE	SPOKANE	WA	99207	(509) 353-6066				6010 N DIVISION ST	SPOKANE	WA	99208
9743	BANK OF AMERICA	111 W 10th STREET	TRACY	CA	95376	(209) 836-0944				1005 PESCADARO AVE SUITE 179	TRACY	CA	95376
9744	BANK OF AMERICA	71-799 HIGHWAY 111	RANCHO MIRAGE	CA	92270	(760) 341-4781				72216 HWY 111 SUITES F5 & F6	PALM DESERT	CA	92260
9745	BANK OF AMERICA	2495 E. LAKESHORE DR	LAKE ELSINORE	CA	92530-4446	(909) 679-6818				17600 COLLIER AVE SUITE H184	LAKE ELSINORE	CA	92530
9746	BANK OF AMERICA	4705 SILVA	LAKEWOOD	CA	90712	(562) 663-0525				5195 LAKEWOOD BLVD	LAKEWOOD	CA	90712
9747	BANK OF AMERICA	1275 ROSECRANS DRIVE	SAN DIEGO	CA	92106					2990 MIDWAY DR ROSECRANS CTR	SAN DIEGO	CA	92110
9748	BANK OF AMERICA	5541 SEPULVEDA BLVD	CULVER CITY	CA	90230	(310) 397-7781				5592 S SEPULVEDA BLVD	CULVER CITY	CA	90230
9752	BANK OF AMERICA	805 BROADWAY STREET	VANCOUVER	WA	98660					1416 JANTZEN BEACH CENTER	PORTLAND	OR	97217
9753	BANK OF AMERICA	39300 FREMONT BLVD	FREMONT	CA	94538	(510) 795-4110				39121 FREMONT BLVD	FREMONT	CA	94538
9756	BANK OF AMERICA	12682 ARMAGOSA ROAD	SOUTH VICTORVILLE	CA	92392	(760) 843-6615				12544-B AMARGOSA ROAD	VICTORVILLE	CA	92392
9757	BANK OF AMERICA	1288 LANCASTER DR NE	SALEM	OR	97301	(503) 945-2194				1132 LANCASTER DRIVE NE	SALEM	OR	97301
9759	BANK OF AMERICA	7198 STOCKTON BLVD	SACRAMENTO	CA	95823	(916) 732-4276				6160 FLORIN ROAD SUITE B	SACRAMENTO	CA	95823
9760	CHASE (JPMORGAN)	2528 WEST SOTHERN AVENUE	TEMPE	AZ	85282	(480) 890-6256				5000 ARIZONA MILLS CIRCLE	TEMPE	AZ	85282
9761	BANK OF AMERICA	5905 S. VIRGINIA ST	RENO	NV	89502-6029	(775) 688-8900				5595 SOUTH VIRGINIA ST, SUITE A	RENO	NV	89502
9768	BANK OF AMERICA	24740 VALLEY STREET	NEWHALL	CA	91321-2640	(661) 253-4600				VALENCIA MARKET PL. 25640 THE OLD RD	VALENCIA	CA	91381
9769	BANK OF AMERICA	2597 GEORGE BUSBEE PKWY	KENNESAW	GA	30144	(770) 423-5177				440 BARRETT PKWY, SUITE 17	KENNESAW	GA	30144
9775	BANK OF AMERICA	2500 HIGHLAND	JONESBORO	AR	72401	(870) 933-4352				2108 SOUTH CARAWAY	JONESBORO	AR	72401
9777	BANK OF AMERICA	4041 LYNN COURT DRIVE	INDEPENDENCE	MO	64055	(816) 979-6119				14300 EAST 42ND AVENUE	INDEPENDENCE	MO	64055
9778	BANK OF AMERICA	3410 WEST CHANDLER BLVD	CHANDLER	AZ	85226	(480) 224-2021				2560 W CHANDLER BLVD, SUITE 5	CHANDLER	AZ	85224
9780	CHASE (JPMORGAN)	4889 HOUSTON ROAD	FLORENCE	KY	41042	(859) 647-6300				VILLAGE AT THE MALL, 7634 MALL RD	FLORENCE	KY	41042
9782	BANK OF AMERICA	503 CROSS CREEK MALL	FAYETTEVILLE	NC	28303	(910) 864-2020				1916 SKIBO RD SUITE 341	FAYETTEVILLE	NC	28314
9783	BANK OF AMERICA	1391 SILAS CREEK ROAD PKWAY PLAZA	WINSTON SALEM	NC	27127	(336) 805-3468				3272 SILAS CREEK PKWAY UNIT 33/34	WINSTON-SALEM	NC	27127
9785	BANK OF AMERICA	765 Stillwater Ave	Bangor	ME	04401	(800) 841-4000				37 Bangor Mall Blvd	Bangor	ME	04401
9787	BANK OF AMERICA	11262 LOS ALAMITOS BLVD	LOS ALAMITOS	CA	90720	(562) 624-4425				7601 CARSON BLVD.	LONG BEACH	CA	90808
9788	BANK OF AMERICA	130 EMERALD SQUARE MALL	N. ATTLEBORO	MA	2760	(508) 643-1182				1400 S. WASHINGTON ST. UNIT 3	N. ATTLEBORO	MA	02760
9789	BANK OF AMERICA	1855 NORTH OXNARD BLVD	OXNARD	CA	93030	(805) 278-4511				301 WEST ESPLANADE DRIVE	OXNARD	CA	93030
9790	BANK OF AMERICA	1447 NEW BRITAIN AVE	WEST HARTFORD	CT	06110	(860) 523-6151				1457 NEW BRITAIN AVENUE	WEST HARTFORD	CT	06110
9791	BANK OF AMERICA	1729 WEST BROADWAY, SUITE 15	COLUMBIA	MO	65203	(573) 876-6353				2101 WEST BROADWAY SUITE EE	COLUMBIA	MO	65203
9792	US BANK	4004 NORTHWEST BLVD	DAVENPORT	IA	52806					902 WEST KIMBERLY ROAD	DAVENPORT	IA	52806
9793	US BANK	4444 1st Avenue NE	Cedar Rapids	IA	52402					1392 TWIXT TOWN ROAD	MARION	IA	52302
9794	FIRST TENNESSEE	2066 N. HIGHLAND AVENUE	JACKSON	TN	38305	(731) 660-7355				50 OLD HICKORY EAST BLVD	JACKSON	TN	38305
9795	BANK OF AMERICA	23831 EL TORO	LAKE FOREST	CA	92630	(949) 951-4024				24261 AVENIDA DE LA CARLOTA	LAGUNA HILLS	CA	92653
9796	BANK OF AMERICA	15332 AURORA AVENUE NORTH	SHORELINE	WA	98133	(206) 585-5715				15819 WESTMINSTER WAY NORTH	SEATTLE	WA	98133
9797	BANK OF AMERICA	10297 MAGNOLIA AVENUE	RIVERSIDE	CA	92504	(909) 781-3312				10113 HOLE AVENUE	RIVERSIDE	CA	92503
9798	BANK OF AMERICA	198 WEST MAIN STREET	EL CAJON	CA	92020	(619) 401-1930				700 N JOHNSON AVE SUITE A	EL CAJON	CA	92020
9799	CHASE (JPMORGAN)	505 D STREET	SOUTH CHARLESTON	WV	25303	(304) 744-1835				90 RHL BLVD	SOUTH CHARLESTON	WV	25309

***	Represents text omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

8	CM Accts by Name	8/17/2010

Exhibit 7.1

Direct Deposit Accounts

STORE NO.	Bank_Name	BANK_ADDRESS	CITY	ST	ZIP	TELEPHONE	ACCOUNT # ***	ACH ROUTING # ***	DEP. ROUTING # ***	STORE_ADDRESS	CITY	ST	ZIP
9800	CHASE (JPMORGAN)	8283 SOUTH QUEBEC STREET	ENGLEWOOD	CO	80112	(303) 244-5310				9078 WESTVIEW RD., SUITE 100	LONE TREE	CO	80124
9801	BANK OF AMERICA	10900 SEMINOLE BLVD	LARGO	FL	33778					10357 ULMERTON ROAD	LARGO	FL	33771
9802	BANK OF AMERICA	1101 Woodland Road	Wyomissing	PA	19610	(800) 841-4000				2733 Papermill Rd	Wyomissing	PA	19610
9804	BANK OF AMERICA	495 Union Street, Space 1000	Waterbury	CT	06706	(800) 841-4000				945 Wolcott St	Waterbury	CT	06705
9805	CHASE (JPMORGAN)	3265 WEST MARKET STREET, SUITE 80	AKRON	OH	44333	(330) 972-1930				3737 W. MARKET ST. UNIT L	FAIRLAWN	OH	44333
9806	CHASE (JPMORGAN)	1400 WOODLOCH FOREST DRIVE	THE WOODLANDS	TX	77380	(713) 751-6100				19075 I-45 SOUTH, SUITE 400, Portofino Center	SHENANDOAH	TX	77385
9807	CHASE (JPMORGAN)	4960 FAIRMONT PKWY	PASADENA	TX	77505	(713) 751-6100				5579 FAIRMONT PKWY	PASADENA	TX	77505
9808	CHASE (JPMORGAN)	1757 WEST FULLERTON	CHICAGO	IL	60614	(773) 880-1376				1730 W.FULLERTON AVENUE UNIT 22	CHICAGO	IL	60614
9809	BANK OF AMERICA	10600 CAMPUS WAY SOUTH	UPPER MARLBORO	MD	20772					BLVD AT CAPITAL CENTRE, 900 G CAPITAL CENTER BLVD, SUITE D103	LARGO	MD	20774
9810	CHASE (JPMORGAN)	575 SOUTH RANDALL ROAD	ST. CHARLES	IL	60134	(630) 377-0808				962 SOUTH RANDALL RD. UNIT B	ST. CHARLES	IL	60174
9811	BANK OF AMERICA	3321 NW FEDERAL HIGHWAY	JENSEN BEACH	FL	34994	(772) 692-7821				2800NW FEDERAL HIGHWAY	STUART	FL	34994
9812	CHASE (JPMORGAN)	8151 SOUTH COTTAGE GROVE	CHICAGO	IL	60619	(773) 651-4762				8658 SOUTH COTTAGE GROVE AVENUE, Chatham Village Square	CHICAGO	IL	60619
9813	BANK OF AMERICA	2330 WEST OREGON AVENUE	PHILADELPHIA	PA	19145					QUARTERMASTER PLAZA, 2306 OREGON AVENUE, SPACE F-3	PHILADELPHIA	PA	19141
9814	BANK OF AMERICA	1188 GALLERIA BLVD	ROSEVILLE	CA	95678	916-781-4582				CREEKSIDE TOWN CENTER, 1208 GALLERIA BLVD, STE 150	ROSEVILLE	CA	95678
9815	BANK OF AMERICA	9080 KIMBERLY BLVD	BOCA RATON	FL	33434	561-470-1029				8903 GLADES ROAD, BAY #L-5/6	BOCA RATON	FL	33434
9816	BANK OF AMERICA	192 PATTERSON PLANK ROAD	CARLSTADT	NJ	07072					89 ROUTE 17 SOUTH	EAST RUTHERFORD	NJ	07073
9817	BANK OF AMERICA	7805 GUNN HIGHWAY	TAMPA	FL	33626	(813) 792-0342				8015 CITRUS PARK DRIVE	TAMPA	FL	32828
9818	CHASE (JPMORGAN)	4200 DEMPSTER	SKOKIE	IL	60076	(847) 674-1323				9410-A SKOKIE BLVD	SKOKIE	IL	60077
9819	AM SOUTH BANK	3920 AIRPORT BLVD	MOBILE	AL	36608	251-434-3060				LLANFAIR SHOPPING CENTER, 3750 AIRPORT BLVD	MOBILE	AL	36608
9820	BANK OF AMERICA	8320 NORTH OAK TRAFFICWAY	KANSAS CITY	MO	64155					8401 NORTH MERCIER STREET	KANSAS CITY	MO	64115
9821	BANK OF AMERICA	3220 188TH STREET, SW	LYNNWOOD	WA	98037					19220 ALDERWOOD MALL PKWY, SUITE 130	LYNNWOOD	WA	98036
9822	BANK OF AMERICA	500 CHESTERFIELD CENTER DRIVE	CHESTERFIELD	MO	63017					17227 CHESTERFIELD AIRPORT ROAD, SPACE 203	CHESTERFIELD	MO	63005
9823	BANK OF AMERICA	1704 NM HWY 528	ALBUQUERQUE	NM	87111					10260 COORS BYPASS NW, SUITE B	ALBUQUERQUE	NM	87114
9826	BANK OF AMERICA	2 BETHANY ROAD	HAZLET	NJ	07730					2872 HIGHWAY 35 SOUTH	HAZLET	NJ	07730
9828	BANK OF AMERICA	27489 YNEZ ROAD	TEMECULA	CA	92591					40620 WINCHESTER ROAD, SUITE A	TEMECULA	CA	92591
9829	CITIZENS BANK	1 NORTH MAIN STREET	GREENSBURG	PA	15601	724-832-5900				WESTMORELAND MALL, 998 EAST PITTSBURGH STREET, SUITE A	GREENSBURG	PA	15601
9831	BANK OF AMERICA	728 MASSABESIC STREET	MANCHESTER	NH	03103					TJ MAXX PLAZA, 18 MARCH AVENUE	MANCHESTER	NH	03103
9832	CHASE (JPMORGAN)	320 NORTH NEW ROAD	WACO	TX	76710	(254) 776-9500				2448 WEST LOOP 340	WACO	TX	76711
9833	BANK OF AMERICA	201 EAST 11TH AVENUE	EUGENE	OR	97401					1125-A VALLEY RIVER DRIVE	EUGENE	OR	97401
9834	BANK OF AMERICA	5038 WEST AVENUE NORTH	PALMDALE	CA	93551					AMARGOSA COMMONS, 39445 TENTH STREET WEST, SUITE E	PALMDALE	CA	93551
9835	BANK OF AMERICA	749 MAIN STREET	HYANNIS	MA	02601					CAPETOWN PLAZA, 790 LYANNOUGH ROAD, SUITE 22A	HYANNIS	MA	02601
9837	BANK OF AMERICA	33 NEW MONTGOMERY STREET	SAN FRANCISCO	CA	94105					570 MARKET STREET	SAN FRANCISCO	CA	94104
9838	BANK OF AMERICA	315 WASHINGTON STREET	BOSTON	MA	02105					419 WASHINGTON STREET	BOSTON	MA	02108
9840	CHASE BANK	3783 VETERANS BLVD	METAIRIE	LA	70002	(504) 455-9728				3750 VETERANS MEMORIAL BLVD	METAIRIE	LA	70002
9841	BANK OF AMERICA	1601 EAST OAKLAND PARK BLVD	OAKLAND PARK	FL	33334	(954) 568-4392				2365 NE 26TH ST WALGREENS PLZ	FT. LAUDERDALE	FL	33305
9842	US BANK	10990 DOWNEY AVE	DOWNEY	CA	90241					12136 LAKEWOOD BLVD	DOWNEY	CA	90242
9843	US BANK	151 ANDOVER PARK E	SEATTLE	WA	98188					17401 SOUTH CENTER PARKWAY, SUITE 141	TUKWILA	WA	98188
9844	BANK OF AMERICA	700 ALAFAYA TRAIL	ORLANDO	FL	32828	(407) 381-3980				464 N. ALAFAYA TRAIL, SUITE 109	ORLANDO	FL	32828

***	Represents text omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

8	CM Accts by Name	8/17/2010

Exhibit 7.2

Credit Card Arrangements

Merchant Services Bankcard Agreement, by and among Casual Male Retail Group, Inc.(“Casual Male”), The Chase Manhattan Bank and Chase Merchant Services, L.L.C.

The Casual Male entities operate under credit card arrangements with Chase Merchant Services, L.L.C. as follows:

•	Visa

•	MasterCard

•	American Express

•	Discover

Merchant Services Bankcard Agreement, by and among Casual Male and Household Bank.

Casual Male entities operate under credit card arrangements with Household Bank with respect to a Private Label Credit Card for its Casual Male XL stores and Rochester Big & Tall stores.

EXHIBIT 16.1

ASSIGNMENT AND ACCEPTANCE

Dated:

Effective Date:

Re:	Fifth Amended and Restated Loan and Security Agreement dated December , 2006 (the “Loan Agreement”) between Bank of America, N.A., as Collateral Agent and Administrative Agent for a syndicate of Revolving Credit Lenders and a syndicate of Last Out Revolving Lenders (collectively, the “Lenders”) referenced therein and the Lenders, on the one hand, and Casual Male Retail Group, Inc., as Borrowers’ Representative for itself and certain related entities, and each of those related entities, on the other. (Terms used herein which are defined in the Loan Agreement have the same meaning herein as in the Loan Agreement).

Agreement By and Between:
(The “Assignor”) and
(The “Assignee”)

Wire Address for Assignee:

ABA #:
Account #:
Attn:

Notice Address for Assignee:

Attn:
Fax:

1. ASSIGNMENT AND ASSUMPTION: The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, as of the Effective Date, the following portion (the “Assigned Commitment”) of the Assignor’s interest in the Credit Facilities:

[Revolving Credit Percentage Commitment/ Last Out Revolving Commitment Percentage] :             %

[Revolving Credit Dollar Commitment/Last Out Revolving Credit Dollar Commitment] : $            .

2. EFFECTIVE DATE: For purposes of this Assignment and Acceptance, the “Effective Date” is that date endorsed above by the Administrative Agent (which may be up to five (5) Business Days after the last to occur of the execution of this Assignment and Assumption by the Assignor and the Assignee; the assent of the Administrative Agent; the obtaining of any other consent required by the Loan Agreement; and the payment of any requisite processing fee.

3. REPRESENTATIONS BY ASSIGNOR: The Assignor represents that as of the Effective Date:

(a) The Assignor is the legal and beneficial owner of the interest being assigned hereby free and clear of any liens and encumbrances.

(b) The principal balance due to the Assignor on account of the [Revolving Credit Note/Last Out Revolving Note] held by the Assignor is $            .

4. EXCLUSION OF WARRANTIES BY ASSIGNOR: The Assignor:

(a) Makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument or document furnished pursuant thereto or hereto.

(b) Makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or any other Person primarily or secondarily liable in respect of any of the Liabilities, or the performance or observance by the Borrower Representative or any Borrower or any other Person primarily or secondarily liable in respect of any of the Liabilities of any of their obligations under any Loan Documents or any other instrument or document furnished pursuant hereto or thereto.

(c) Attaches the [Revolving Credit Note/Last Out Revolving Note] of which the Assignor is the holder and requests that the Administrative Agent cause the Borrowers’ exchange of such Note for new [Revolving Credit Notes/ Last Out Revolving Notes] payable to the Assignor and the Assignee reflecting the assignment referenced above.

5. ASSIGNEE’S REPRESENTATIONS WARRANTIES AND AGREEMENTS: The Assignee:

(a) Confirms that it has received a copy of the Loan Agreement (and any amendment thereto), the most recent financial statements then to have been delivered pursuant to the Loan Agreement, and such other documents and information as the Assignee has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance.

2

(b) Confirms and represents that, independently and without reliance upon the Assignor, the Administrative Agent, or any other [Revolving Credit Lender/Last Out Revolving Lender] and based on such documents and information as the Assignee deems appropriate, has made such Person’s own credit decision to join in the credit facility contemplated by the Loan Documents and to become a [“Revolving Credit Lender”/“Last Out Revolving Lender”].

(c) Confirms and represents that the Assignee will continue to make such Person’s own credit decisions in taking or not taking action under the Loan Agreement and other Loan Documents independently and without reliance upon the Assignor, the Administrative Agent or any other [Revolving Credit Lender/Last Out Revolving Lender] and based on such documents and information as the Assignee shall deem appropriate at the time.

(d) Appoints and authorizes the Administrative Agent to take such action on behalf of the Assignee and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto.

(e) Agrees that the Assignee will perform, in accordance with their terms, all of the obligations which, by the terms of the Loan Agreement and all other Loan Documents are required to be performed by it as a [“Revolving Credit Lender”/“Last Out Revolving Lender”] as if the Assignee had been a signatory thereto and to any amendments thereof.

(f) Represents and warrants that it is legally authorized to enter into this Assignment and Acceptance and to perform its obligations hereunder, under the Loan Agreement and under the Loan Documents.

6. EFFECT OF ASSIGNMENT AND ASSUMPTION: Following delivery, acceptance and recording by the Agent of this Assignment and Acceptance, from and after the Effective Date:

(a) The Assignee shall be a party to the Loan Agreement and the other Loan Documents (and any amendments thereto) and to the extent of the Assigned Commitment, have the rights and obligations of a [Revolving Credit Lender/Last Out Revolving Lender] thereunder.

(b) The Assignor shall be released from the Assignee’s obligations under the Loan Agreement and the other Loan Documents to the extent of the Assigned Commitment.

3

(c) The Agent shall make all payments in respect of the interest in the [Revolving Credit Loans/Last Out Revolving Loans] assigned hereby (including payments of principal, interest, and applicable fees) to the Assignee.

(d) The Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to the Effective Date by the Administrative Agent or with respect to the making of this assignment directly between themselves.

7. MASSACHUSETTS LAW: This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of The Commonwealth of Massachusetts (without giving effect to the conflicts of laws principles thereof).

[Signature Page Follows]

4

IN WITNESS WHEREOF, intending to be legally bound, each of the undersigned has caused this Assignment and Acceptance to be executed on its behalf by its officer thereunto duly authorized, as of the date first above written.

ASSIGNOR		ASSIGNEE

By:	By:
Title:	Title:

CONSENT

The Administrative Agent hereby approves the foregoing assignment.

BANK OF AMERICA, N.A.
Administrative Agent

By

5